Exhibit 10.7

Execution Version

$300.0 million

REVOLVING SYNDICATED FACILITY AGREEMENT

dated as of June 18, 2012,

among

TRONOX INCORPORATED

and certain of its Subsidiaries,

as U.S. Borrowers and Guarantors,

TRONOX LIMITED (ACN 153 348 111) and certain of its Subsidiaries,

as Australian Borrowers and Guarantors,

and

THE OTHER GUARANTORS PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO,

UBS SECURITIES LLC,

as Arranger, Bookmanager, Documentation Agent and Syndication Agent,

UBS AG, STAMFORD BRANCH,

as Issuing Bank, Administrative Agent and Collateral Agent,

UBS LOAN FINANCE LLC,

as Swingline Lender

and

UBS AG, STAMFORD BRANCH,

as Australian Security Trustee

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-ii-

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ANNEXES

Annex I	Applicable Margin

SCHEDULES

Schedule 1.01(a)	[Intentionally Omitted]
Schedule 1.01(b)	Subsidiary Guarantors
Schedule 1.01(c)	Products
Schedule 1.01(d)	[Intentionally Omitted]
Schedule 1.01(e)	Direct Competitors
Schedule 1.01(f)	Freight Forwarders
Schedule 1.01(g)	Transaction Summary
Schedule 1.01(h)	Eligible Multinational Account Debtors
Schedule 2.22(b)	Accounts and Lockboxes
Schedule 2.22(c)	Accounts Covered by Control Agreements
Schedule 3.02	Equity Interests, Ownership and Jurisdictions
Schedule 3.09	Real Estate Assets
Schedule 3.10	Environmental Matters
Schedule 3.12(a)	Material Contracts
Schedule 3.12(b)	Exceptions to Material Contracts Being in Full Force; Material Defaults under Material Contracts
Schedule 3.17	Certain Fees
Schedule 3.24	Deposit Accounts and Securities Accounts
Schedule 3.25	Mortgage Recording Offices
Schedule 3.29	Insurance
Schedule 3.30	Location of Material Inventory
Schedule 4.01(g)	Local Counsel
Schedule 4.01(n)(vi)	Landlord Access Agreements
Schedule 5.14	Post-Closing Matters
Schedule 6.01(i)	Certain Indebtedness
Schedule 6.01(q)	Certain Letters of Credit
Schedule 6.02(l)	Certain Liens
Schedule 6.03	Certain Negative Pledges
Schedule 6.05	Certain Restrictions on Subsidiary Distributions
Schedule 6.06(i)	Certain Investments as of the Closing Date
Schedule 6.08	Certain Asset Sales
Schedule 6.11	Certain Affiliate Transactions
Schedule 6.19	Post-Reorganization Loan Parties

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement

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Exhibit G	Form of Landlord Access Agreement
Exhibit H	Form of LC Request
Exhibit I	Form of Lender Addendum
Exhibit K-1	Form of Revolving Note
Exhibit K-2	Form of Swingline Note
Exhibit L-1	Form of Perfection Certificate
Exhibit L-2	Form of Perfection Certificate Supplement
Exhibit M-1	Form of U.S. Security Agreement
Exhibit M-2	Form of Australian General Security Deed
Exhibit M-3	Form of Australian Specific Security Deed
Exhibit M-4	Form of U.K. Debenture
Exhibit N	[Intentionally Omitted]
Exhibit O	Form of Solvency Certificate
Exhibit P	Form of Intercompany Note
Exhibit Q	Form of Non-Bank Certificate
Exhibit R	Form of Intercreditor Agreement
Exhibit S	Form of Borrowing Base Certificate
Exhibit T	UK Borrower Terms and Conditions

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CREDIT AGREEMENT

This REVOLVING SYNDICATED FACILITY AGREEMENT (this “Agreement”) dated as of June 18, 2012, among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party hereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party hereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party hereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”).

WITNESSETH:

WHEREAS, the Borrowers have requested the Lenders to extend credit in the form of Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $300.0 million.

WHEREAS, the Borrowers have requested the Swingline Lender to make Swingline Loans, at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $30.0 million.

WHEREAS, the Borrowers have requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $35.0 million.

WHEREAS, the Guarantors have agreed to guarantee the obligations of the Borrowers hereunder subject to the terms hereof and as set forth in the other Loan Documents and each of the Borrowers and each of the Guarantors have agreed to secure all of their respective Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, (a) first priority liens on all Revolving Loan Priority Collateral and (b) second priority liens in the Term Loan Priority Collateral, in each case subject to exceptions as permitted by the terms of the Loan Documents.

WHEREAS, the proceeds of the Loans are to be used in accordance with Section 3.28.

NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue letters of credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Revolving Loan or U.S. Swingline Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Account Debtor” shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, as applicable, and includes registered claims (vorderingen op naam) within the meaning of the Dutch Civil Code, in each case, in which any Person now or hereafter has rights.

“Acquired Business” shall mean (a) the business currently conducted by the South African Acquired Companies of (i) the exploration for and mining of heavy minerals used to produce titanium dioxide and other products, such as ilmenite, natural rutile and zirconium; (ii) the beneficiation of (through mineral separation, smelting and other methods) of such minerals to produce slag and pig iron; and (iii) the storage, sales, marketing, transport and distribution of the minerals and products described in clauses (i) and (ii), in each case, including all of the assets, liabilities, rights and obligations of such business and business operations; and (b) the business currently conducted by the Acquired Companies.

“Acquired Companies” shall mean, collectively, the Australian Acquired Companies and the South African Acquired Companies.

“Activation Notice” shall have the meaning assigned to such term in Section 2.22.

“Additional Co-Borrower” shall mean any Eligible Subsidiary (including an Eligible Subsidiary formed or acquired in connection with a Permitted Acquisition), which (a) has satisfied each of the each of the conditions precedent set forth Section 4.03; (b) is able to prepare all collateral reports in a comparable manner to the Borrowers’ reporting procedures on the date such subsidiary becomes an Additional Co-Borrower and to the extent required to establish a borrowing base in its jurisdiction; (c) is not party to a Permitted Securitization; (d) to the extent not already a Loan Party, has executed and delivered to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement and such joinder agreements to this Agreement, contribution and set-off agreements and other Security Documents consistent with the Security Documents delivered by existing Borrowers as the Administrative Agent and the Collateral Agent (and the Australian Security Trustee, if applicable) have reasonably requested and so long as each of the Administrative Agent and the Collateral Agent (and the

Australian Security Trustee, if applicable) have received all UCC (or its foreign equivalent) search results necessary to confirm the Collateral Agent’s First Priority Lien on all of such Additional Co-Borrower’s personal property, subject to Permitted Liens; and (e) has delivered all information required under Section 10.13 and as to which the Administrative Agent has completed all vetting and similar procedures pursuant to Requirements of Law and bank policy; provided that, prior to permitting such Subsidiary to initially borrow any Revolving Loans or obtain the initial issuance of any Letters of Credit hereunder (i) such Additional Co-Borrower shall have delivered a Borrowing Base Certificate dated no earlier than twenty-five (25) days prior to the date such assets are first included in the Borrowing Base and (ii) the Administrative Agent, in its discretion, shall have the right prior to the date such assets are first included in the Borrowing Base to conduct Collateral field audits and Inventory Appraisals with respect to such Subsidiary, including, without limitation, of (x) such Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Administrative Agent and at the sole expense of such Subsidiary; provided, further, that prior to the Dutch Opco becoming an Additional Co-Borrower, the Administrative Agent shall have received a copy of the unconditional positive advice received by the Dutch Opco from its works council in respect of the transactions contemplated by the Loan Documents to the extent within the scope of such works council’s right to advise under Dutch law.

“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Revolving Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Revolving Borrowing in effect for such Interest Period; divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Revolving Borrowing for such Interest Period.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other Person appointed as the successor pursuant to Article X.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A.

“Administrative Borrower” shall mean Holdings, or any successor entity serving in that role pursuant to Section 2.03(b).

“Adverse Proceeding” shall mean any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any Borrower, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person (provided that (x) solely for purposes of the first proviso in the definition of

“Eligible Assignee”, the foregoing 10% shall be increased to 15% and (y) this clause (a) shall not apply for purposes of the definition of “Change in Control”) or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.

“Aggregate Borrowing Base” shall mean the sum of (a) the Australian Borrowing Base; plus (b) the Dutch Borrowing Base; plus (c) the U.S. Borrowing Base.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day; (b) the Federal Funds Effective Rate in effect on such day plus 0.50%; and (c) the Adjusted LIBOR Rate for an Interest Period of one-month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“Anti-Terrorism Laws” shall mean any Requirement of Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended), Executive Order 13224 (effective September 24, 2001) and the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cwlth).

“Applicable Fee” shall mean (a) 0.375% at any time when the Revolving Exposure is less than or equal to 50% of the aggregate Revolving Commitments; and (b) 0.25% at any time when the Revolving Exposure is greater than 50% of the aggregate Revolving Commitments.

“Applicable Margin” shall mean, for any day, with respect to any Revolving Loan the applicable percentage set forth in Annex I under the appropriate caption.

“Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Loans and Commitments represented by such Lender’s Loans and Commitments.

“Appointee” shall have the meaning assigned to such term in Section 9.13(c).

“Approved Currency” shall mean each of dollars and euros.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall have the meaning assigned to such term in the preamble hereto.

“Asset Sale” shall mean a sale, lease or sub lease (as lessor or sublessor), Sale and Leaseback Transaction, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, or any issuance or sale of any Equity Interests of any Subsidiary of Holdings to, any Person (other than (a) among Borrowers, (b) any Borrower and any Guarantor, (c) among Guarantors, (d) by a non-Loan Party to a Loan Party or (e) among non-Loan Parties), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Equity Interests of any of Holdings’ Subsidiaries, other than (i) inventory (or other assets) sold, conveyed, transferred, assigned, disposed of, leased or licensed out in the ordinary course of business (excluding any sales, conveyances, transfers, assignments, dispositions, leases or licenses out by operations or divisions discontinued or being discontinued); (ii) non-exclusive licenses of Intellectual Property in the ordinary course of business; (iii) the disposition of cash and Cash Equivalents in the ordinary course of business; (iv) except for purposes of Section 6.03, sales, leases, sub-leases, Sale and Leaseback Transactions, assignments, conveyances, exclusive licenses, transfers or other dispositions for consideration of less than $1.0 million with respect to any transaction or series of related transactions and less than $5.0 million in the aggregate during any Fiscal Year; (v) the Permitted TSL Disposition; (vi) the sales of Accounts arising in the ordinary course of business to the Bahamas Receivables Purchaser pursuant to the Bahamas Receivables Purchase Agreement; and (vii) issuance of Equity Interests of Holdings to the extent permitted by Section 6.17. For the avoidance of doubt, a grant or pledge of a security interest or a collateral assignment shall not constitute an Asset Sale.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

“Associate” has the meaning assigned to such term in section 128F(9) of the Australian Tax Act.

“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrowers’ then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Australia” shall mean the Commonwealth of Australia.

“Australian Acquired Companies” shall mean (a) Exxaro Investments (Australia) Pty Ltd, ABN 53 071 040 152; (b) Exxaro Holdings (Australia) Pty Ltd, ABN 90 071 040 750; (c) Exxaro Australia Sands Pty Ltd, ABN 28 009 084 851; (d) Ticor Resources Pty Ltd, ABN 27 002 376 847; (e) Ticor Finance (A.C.T.) Pty Ltd, 58 008 659 363; (f) TiO2 Corporation Pty Ltd, ABN 50 009 124 181; (g) Tific; (h) Yalgoo; (i) Tiwest Sales Pty Ltd, ABN 40 009 344 094; (j) Senbar Holdings Pty Ltd, ABN 86 009 313 062; (k) Synthetic Rutile Holdings Pty Ltd, ABN 38 009 312 047; and (l) Pigment Holdings Pty Ltd, ABN 53 009 312 994.

“Australian Blocked Accounts” shall mean all Blocked Accounts maintained by an Australian Borrower.

“Australian Borrowers” shall mean, collectively, (a) the Initial Australian Borrowers; and (b) any Additional Co-Borrower incorporated or organized under the laws of Australia that becomes a party hereto after the date hereof.

“Australian Borrowing Base” shall mean at any time, subject to adjustment as provided in Section 2.21, an amount equal to the sum (expressed in dollars, based on the Dollar Equivalent thereof) of, without duplication, the lesser of:

(a) (i) the book value of the Australian Eligible Accounts multiplied by the advance rate of 85%; plus

(ii) the lesser of, (A) the advance rate of 75% multiplied by the Cost of the Australian Eligible Inventory and (B) the advance rate of 85% multiplied by the Net Recovery Cost Percentage multiplied by the Cost of the Australian Eligible Inventory; minus

(iii) any Australian Reserves then in effect established from time to time by the Administrative Agent, in the exercise of its Permitted Discretion; and

(b) the lesser of, (i) the Maximum Australian Borrowing Base Amount and (ii) 50% of the aggregate Revolving Commitments in effect at such time.

The Australian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deems appropriate, in its Permitted Discretion to correct errors, to implement Reserves or to adjust for fluctuations in the currency exchange rate relating to assets comprising the Australian Borrowing Base.

“Australian Dollars” shall mean the lawful currency of Australia.

“Australian Eligible Accounts” shall have the meaning assigned to such term in Section 2.21(a).

“Australian Eligible Inventory” shall have the meaning assigned to such term in Section 2.21(d).

“Australian General Security Deed” shall mean collectively, (a) the General Security Deed substantially in the form of Exhibit M-2; and (b) one or more other Australian General Security Deeds among the Loan Parties party thereto and the Collateral Agent or the Australian Security Trustee that secure obligations under the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.

“Australian GST Act” shall mean the Australian A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Australian GST Group” shall mean a GST Group as defined in Australian GST Act.

“Australian Loan Party” shall mean a Loan Party incorporated, organized or otherwise formed in Australia.

“Australian Pension Plan” shall mean any regulated superannuation fund (within the meaning of the Superannuation Industry (Supervision) Act 1993 (Cth)) contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Australian employees or former employees.

“Australian Priority Payables Reserve” shall mean on any date of determination, a reserve in an amount as the Administrative Agent may determine in its Permitted Discretion up to the amounts secured by any rights (whether imposed under a statute of Australia or any state or territory of Australia), Liens, choate or inchoate, which rank or are capable of ranking in priority to the Collateral Agent’s, Australian Security Trustee’s and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Administrative Agent’s or the Australian Security Trustee’s Liens including, without limitation, to the extent applicable by operation of law, any such amounts due and not paid for wages, long service leave or vacation pay (including amounts protected by the Fair Work Act 2009 (Cth)), any preferential claims as set out in the Corporations Act, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Taxation Administration Act 1953 (Cth) (but excluding Pay as You Go income withholding tax) and amounts currently or past due from a Loan Party and not contributed, remitted or paid in respect of any Australian Pension Plan.

“Australian Reserves” shall mean the sum (without duplication) of the Australian Priority Payables Reserve and such additional reserves, in such amounts and with respect to such matters, as the Administrative Agent may establish from time to time in its Permitted Discretion; provided, that the initial Australian Reserves, if any, shall be as set forth on the Borrowing Base Certificate delivered for purposes of the Closing Date.

“Australian Revolving Loan” shall mean a Loan made by the Lenders to an Australian Borrower pursuant to Section 2.01(a). Each Australian Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“Australian Security Agreements” shall mean, collectively, (a) the Australian Security Trust Deed; (b) each Australian General Security Deed; (c) each Australian Specific Security Deed; and each pledge or security agreement between or among any Loan Party incorporated or organized under the laws of the Commonwealth of Australia or any province or territory thereof and the Collateral Agent or the Australian Security Trustee, in each case that secure obligations under the Loan Documents.

“Australian Security Trust” shall mean the trust established under the Australian Security Trust Deed.

“Australian Security Trust Deed” shall mean the security trust deed dated on or about the date of this Agreement executed as a deed poll by the Australian Security Trustee.

“Australian Security Trustee” shall mean UBS AG, Stamford Branch or any successor security trustee appointed in accordance with this Agreement.

“Australian Specific Security Deed” shall mean collectively, (a) the Specific Security Deed substantially in the form of Exhibit M-3; and (b) one or more Australian Specific Security Deeds among the Loan Parties party thereto and the Australian Security Trustee that secure obligations under the Loan Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.

“Australian Tax Act” shall mean the Australian Income Tax Assessment Act 1936 (Cth) or the Australian Income Tax Assessment Act 1997 (Cth) (as applicable).

“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.18(c)(ii).

“Available Cash” shall mean, as of any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of Holdings and its Subsidiaries (excluding any Securitization Subsidiary) as of such date that, in each case, are free and clear of all Liens (other than Liens in favor of Collateral Agent, the Term Loan Agent or any Senior Representative and Liens permitted pursuant to Section 6.02(b), (c), (d), (i), (j), (q) and (s)).

“Average Daily Borrowing Availability” shall mean, for any period, the average of the respective Borrowing Availability amounts as at the end of each day during such period.

“Bahamas Receivables Purchase Agreement” shall mean a receivables purchase agreement or similar form of agreement between Tronox Bahamas, as seller, and the Bahamas Receivables Purchaser, in such form as may be acceptable to the parties thereto and the Administrative Agent.

“Bahamas Receivables Purchaser” shall mean the purchaser under the Bahamas Receivables Purchase Agreement, which shall be a U.S. Borrower, an Australian Borrower or, from and after this Agreement is amended to add a Borrower organized under the laws of the UK in accordance with Exhibit T, a UK Borrower.

“Bahamian Effective Date” shall mean the date on which the Bahamian Receivables Conditions are satisfied and the Administrative Borrower shall have delivered a certificate to the Administrative Agent certifying as to such satisfaction.

“Bahamian Receivables Conditions” shall mean the following conditions:

(a) execution and delivery of the Bahamas Receivables Purchase Agreement and related documentation, each in form and substance reasonably satisfactory to the Administrative Agent;

(b) delivery of (i) legal opinions with respect to the Bahamas Receivables Purchase Agreement (which shall provide an opinion that the sale of the receivables, having been made for good and valuable consideration, will be absolute and creditors, trustees, receivers, administrators or any other similar person under any Debtor Relief Law would not have any claim to such receivables or the Proceeds thereof in any insolvency or similar proceeding under any Debtor Relief Law involving the seller, subject to any fraudulent preference or fraudulent disposition); (ii) evidence that there are no stamp taxes payable in connection with the transactions contemplated as part of the Bahamas Receivables Purchase Agreement (which evidence may be in the form of a legal opinion) or evidence that if there are stamp taxes payable in connection with the transactions contemplated as part of the Bahamas Receivables Purchase Agreement), such stamp taxes have been paid or arrangements for payment satisfactory to the Administrative Agent have been made; and (iii) all Security Documents executed by the Bahamas Receivables Purchaser and certificates, consistent with the documents delivered on the Closing Date;

(c) (i) all Accounts relating to the sale of Inventory produced or owned by an Australian Loan Party (including any Accounts arising from “flash sales” or other on-selling arrangements with third party customers) are owned by an Australian Borrower, a U.S. Borrower or, from and after this Agreement is amended to add a Borrower organized under the laws of the UK in accordance with Exhibit T, a UK Borrower (other than Accounts owned by Tronox Bahamas) and are subject to a perfected, First Priority Lien in favor of the Collateral Agent or the Australian Security Trustee pursuant to documents in form and substance substantially consistent with the Security Documents entered into by the Borrowers and Guarantors on the Closing Date; and (ii) the Account Debtors with respect to such Accounts make all payments on such Accounts to a bank account owned by an Australian Borrower, a U.S. Borrower or, from and after this Agreement is amended to add a Borrower organized under the laws of the UK in accordance with Exhibit T, a UK Borrower and subject to a perfected, First Priority Lien in favor of the Collateral Agent or the Australian Security Trustee pursuant to documents (including Control Agreements) in form and substance reasonably satisfactory to the Administrative Agent;

(d) (i) all Account Debtors with respect to Accounts originally owned by Tronox Bahamas (and sold to the Bahamas Receivables Purchaser) relating to the sale of Inventory acquired directly or indirectly from any Australian Loan Party make all payments on such Accounts to an account owned by Tronox Bahamas in its capacity as servicer; and (ii) all Proceeds in such accounts are swept on a daily basis to a bank account owned by the Bahamas Receivables Purchaser and subject to a perfected security interest and continuing agreement in favor of the Collateral Agent or the Australian Security Trustee pursuant to documents (including Control Agreements) in form and substance reasonably satisfactory to the Agents; and

(e) the Bahamas Receivables Purchase Agreement or a notice filing in respect thereof shall be filed with such Governmental Authority or at such filing office in the Bahamas as is necessary or desirable in the opinion of the Administrative Agent.

“Bahamian Security Agreements” shall mean any and all instruments, documents and agreements, including, without limitation, share charges and debentures, governed by the laws of the Bahamas delivered by or on behalf or at the request of any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Bailee Letter” shall mean a bailee letter of any bailee in possession of any assets of any Loan Party in form and substance reasonably satisfactory to the Administrative Agent.

“Base Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Blocked Accounts” shall have the meaning assigned to such term in Section 2.22.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person; (b) in the case of any limited liability company, the board of managers of such Person and, in respect of a Person organized under the laws of the Netherlands, the managing board (bestuur) and/or the supervisory board (raad van commissarissen), as applicable; (c) in the case of any partnership (other than any limited liability partnership), the Board of Directors of the general partner of such Person; and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” and “Borrowers” shall have the meaning assigned to such terms in the preamble hereto.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Revolving Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Availability” shall mean at any time the lesser of (a) the Aggregate Borrowing Base at such time; and (b) the aggregate amount of the Lenders’ Revolving Commitments at such time, in each case, less the aggregate Revolving Exposure of all Lenders at such time.

“Borrowing Base” shall mean, as the context may require, the Aggregate Borrowing Base, the U.S. Borrowing Base, the Australian Borrowing Base and/or the Dutch Borrowing Base.

“Borrowing Base Certificate” shall mean a certificate signed by a Financial Officer of the Administrative Borrower delivered to the Administrative Agent, substantially in the form of, and containing the information prescribed by Exhibit S, setting forth the Borrowers’ calculation of the Australian Borrowing Base, the Dutch Borrowing Base, the U.S. Borrowing Base and the Aggregate Borrowing Base.

“Borrowing Request” shall mean a request by the Administrative Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with (a) a Eurodollar Revolving Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (b) a Euro Denominated Loan, the term “Business Day” shall also exclude any day on which the Trans-European Real-time Gross Settlement Operating System (or any successor operating system) is not operating (as determined in good faith by the Administrative Agent).

“Canadian Dollars” shall mean the lawful currency of Canada.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Dominion Period” shall mean,

(a) with respect to the Australian Borrowers and the Australian Blocked Accounts, any period (i) commencing on the date that (A) a Specified Event of Default shall have occurred and be continuing; (B) unless solely due to a fluctuation in the currency exchange rates, the Borrowing Availability shall be less than the greater of (x) $52.5 million and (y) 17.5% of the aggregate Revolving Commitments in effect at such time; or (C) solely due to a fluctuation in the currency exchange rates, the Borrowing Availability for five (5) consecutive Business Days shall be less than the greater of (x) $52.5 million and (y) 17.5% of the aggregate Revolving Commitments in effect at such time; and (ii) continuing until, during the preceding sixty (60) consecutive days, no Specified Event of Default has existed on any day and the Borrowing Availability has at all times been greater than the greater of (A) $52.5 million and (B) 17.5% of the aggregate Revolving Commitments in effect at such time; and

(b) with respect to the other Borrowers, and the other Blocked Accounts, any period (i) commencing on the date that (A) a Specified Event of Default shall have occurred and be continuing; (B) unless solely due to a fluctuation in the currency exchange rates, the Borrowing Availability shall be less than the greater of (x) $45.0 million and (y) 15% of the aggregate Revolving Commitments in effect at such time; or (C) solely due to a fluctuation in the currency exchange rates, the Borrowing Availability for five (5) consecutive Business Days shall be less than the greater of (x) $45.0 million and (y) 15% of the aggregate Revolving Commitments in effect at such time; and (ii) continuing until, during the preceding sixty (60) consecutive days, no Specified Event of Default has existed on any day and the Borrowing Availability has at all times been greater than the greater of (A) $45.0 million and (B) 15% of the aggregate Revolving Commitments in effect at such time.

“Cash Equivalents” shall mean, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (c) commercial paper maturing no more than six months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (d) certificates of deposit or bankers’ acceptances (or, in the case of Non-U.S. Entities, the foreign equivalent thereof) maturing within six months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $500.0 million (or, in the case of a Non-U.S. Entity that is incorporated in Australia, issued or accepted by any Lender or commercial bank incorporated in Australia and which has a rating of at least A-1 from S&P or at least P-1 from Moody’s); and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $3.0 billion, and (iii) has the highest rating obtainable from either S&P or Moody’s; provided, that, in the case of any Investment by a Non-U.S. Entity, “Cash Equivalents” shall also include: (x) direct obligations of the sovereign nation (or any agency thereof) in which such Non-U.S. Entity is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) and (y) investments of the type and maturity described in clauses (a) through (e) above of obligors that are Non-U.S. Entities, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“Cash Management System” shall have the meaning assigned to such term in Section 2.22.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any material property of Holdings or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

A “Change in Control” shall be deemed to have occurred if:

(a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Exxaro Sellers and their Affiliates (i) shall have acquired beneficial ownership or control of 40% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Holdings or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings;

(b) Holdings shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of the Borrowers;

(c) the majority of the seats (other than vacant seats) on the Board of Directors (or similar governing body) of Holdings cease to be occupied by Persons who either (i) were members of the Board of Directors of Holdings on the Closing Date or (ii) were nominated for election by the Board of Directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or

(d) any “change of control” or similar event under the Term Loan Agreement or under any Permitted Unsecured Notes shall occur;

provided, however that a Change of Control shall not be deemed to occur as a result of the Reorganization as set forth in the Transaction Summary.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.14.

“Chattel Paper” shall mean all “chattel paper,” as such term is defined in the PPSA Australia or the UCC as in effect on the date hereof in the State of New York, as applicable, in which any Person now or hereafter has rights.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Swingline Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.20, of which such Loan, Borrowing or Commitment shall be a part.

“Closing Date” shall mean the date on which the conditions set forth in Article IV of this Agreement are satisfied and the agreement becomes effective pursuant to the provisions of Section 10.06, such date being June 18, 2012.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Collection Account” shall have the meaning assigned to such term in Section 2.22.

“Commercial Letter of Credit” shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by the Borrowers or any of their respective Subsidiaries in the ordinary course of their businesses.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment or Swingline Commitment, and any adjustment to such Lender’s Revolving Commitment pursuant to the provisions set forth in Section 2.20.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Companies” shall mean Holdings and its Subsidiaries; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

“Confidential Information Memorandum” shall mean that certain confidential information memorandum used in the primary syndication of the credit facilities provided for herein.

“Consolidated Adjusted EBITDA” shall mean, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to:

(a) Consolidated Net Income; plus

(b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (i) consolidated interest expense; (ii) provisions for Taxes based on income; (iii) total depreciation expense; (iv) total accretion and amortization expense; (v) any unusual or non-recurring expenses or losses in an amount not to exceed for any four-Fiscal Quarter period 1.0% of Consolidated Adjusted EBITDA for such four-Fiscal Quarter period; (vi) non-cash charges reducing Consolidated Net Income (excluding any additions to bad debt reserves or bad debt expense and any such non cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period, but including for such period (A) write-downs of property, plant and equipment and other assets; (B) impairment of intangible assets; (C) loss resulting from cumulative effect of change in accounting principle; (D) compensation charges arising from stock options, restricted stock grants or other equity incentive programs, and any pension, post-retirement medical and other retirement related expenses; (E) net foreign currency reevaluation of intercompany indebtedness and remeasurement losses or gains related to the balance sheet of Holdings and its Subsidiaries; (F) loss on sale of accounts receivable under asset securitization programs (to the extent comparable to interest expense); (G) provisions for asset retirement obligations; (H) provisions for environmental restoration and Remedial Action (net of reimbursements received) to the extent representing an accrual for future cash expenses; (I) net non-cash mark-to-market charges relating to hedging contracts; and (J) unrealized losses from Hedging Agreements and unrealized losses from foreign currency translation costs); (vii) Transaction Costs; (viii) reasonable fees and expenses (including but not limited to underwriting discounts) incurred in connection with any actual or proposed Permitted Acquisitions, permitted Investments, issuance or refinancing of Indebtedness or issuance of Equity Interests or Asset Sale or other disposition and all fees and costs associated with the actual or proposed registration or issuance of any debt or equity securities, in each case, whether or not consummated or issued, as the case may be; and (ix) net cash expenditures in respect of discontinued operations, excluding Remedial Actions, in an aggregate amount not to exceed for any four-Fiscal Quarter period 1.0% of Consolidated Adjusted EBITDA for such four-Fiscal Quarter period; minus without duplication and to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income (except to the extent deducted in determining consolidated interest expense); (ii) other non cash gains increasing Consolidated Net Income for such period (excluding any such non cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period); provided that any cash received with respect to any non-cash items of income (other than any extraordinary gains) for any prior period shall be added in computing Consolidated Adjusted EBITDA for the period in which such cash is received; (iii) any unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sale of assets outside of the ordinary course of business); (iv) any other non-cash income arising from the cumulative effect of changes in accounting principle and income tax benefit; and (v) provision for environmental restoration and Remedial Actions for continuing operations added back pursuant to clause (vi)(H) of this definition to the extent actually paid in cash.

With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenant set forth in Section 6.07 or the Maximum Leverage Ratio, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer, if any

(or alternatively chief executive officer) of Holdings) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

“Consolidated Capital Expenditures” shall mean, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are included in “purchase of property and equipment” or similar items, or which should otherwise be capitalized, reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include (i) any expenditures for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with the net proceeds from casualty insurance or condemnation to the extent invested as permitted under the Term Loan Agreement or with the net proceeds from asset sales of fixed assets, capital assets or equipment to the extent invested as permitted under the Term Loan Agreement; (ii) any expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding Holdings, the Borrowers or any of their Subsidiaries) and for which neither Holdings nor any Borrower nor any of their Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period); (iii) the purchase price of any Permitted Acquisition or the Exxaro Acquisition; and (iv) any expenditures which are made with the aggregate amount of net cash proceeds received by Holdings from the sale or issuance of Equity Interests (other than Disqualified Capital Stock and in connection with an initial public offering of Holdings or any of its Subsidiaries); provided that, at the time of such capital expenditure using the net cash proceeds from the sale or issuance of Equity Interests, Holdings shall deliver a certificate of an Responsible Officer stating that all or a portion of such capital expenditure is being made from the proceeds of such sale or issuances.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) the sum of (i) Consolidated Adjusted EBITDA for such Test Period minus (ii) the aggregate amount of Consolidated Capital Expenditures for such period (other than financed with the incurrence of Indebtedness (other than Loans hereunder or under the Term Loan Agreement)) to (b) Consolidated Fixed Charges for such Test Period.

“Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of:

(a) consolidated interest expense for such period of Holdings and its Subsidiaries (calculated in accordance with GAAP) paid or payable in cash, minus, the total consolidated interest income of the Companies for such period, minus, any one-time financing fees to the extent included in consolidated interest expense for such period (provided the foregoing shall be calculated after giving effect to net payments, if any, made and received pursuant to interest rate Hedging Agreements with to respect to Indebtedness);

(b) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period);

(c) the principal amount of all scheduled amortization payments on all Indebtedness paid or payable in cash (including the principal component of all Capital Lease Obligations, but excluding (i)

such amortization payments on Indebtedness incurred to finance Capital Expenditures included in clause (a) of the definition of “Consolidated Fixed Charge Coverage Ratio” in such period or any prior period) of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period and after giving effect to any reduction thereof due to mandatory or permitted prepayments on such Indebtedness) and (ii) for the avoidance of doubt, any principal payments at final maturity made with identifiable proceeds of Indebtedness or equity to the extent such Indebtedness or equity was incurred to refinance, replace or refund the entire outstanding principal amount of such Indebtedness;

(d) the product of (i) all cash dividend payments on any series of Disqualified Capital Stock of Holdings or any of its Subsidiaries (other than dividend payments to any Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal;

(e) the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Holdings or any of its Subsidiaries (other than dividend payments to any Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal; and

(f) the aggregate amount of Restricted Junior Payments made in cash pursuant to Section 6.04(b) and (c) hereof during such period (but excluding Restricted Junior Payments to the extent funded by an issuance by the Borrowers of Indebtedness permitted under Section 6.01 hereof, the issuance of Equity Interests or capital contributions to the Borrowers).

“Consolidated Net Debt” shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (excluding undrawn letters of credit (to the extent included in such balance sheet amount) and guaranties (to the extent a demand for payment has not been made) and Indebtedness of the type described in clause (k) of the definition of “Indebtedness” unless such Indebtedness is in respect of a Hedging Obligations which has been terminated and related guaranties, in each case, to the extent permitted by this Agreement) of Holdings and its Subsidiaries (excluding the principal amount of any outstanding Indebtedness of all Securitization Subsidiaries to the extent non-recourse to Holdings or any of its Subsidiaries other than the applicable Securitization Subsidiary) (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness) determined on a consolidated basis in accordance with GAAP, minus the lesser of (a) all Available Cash and (b) $150,000,000.

“Consolidated Net Income” shall mean, for any period, (a) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; minus (b) (i) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of the Loan Parties by such Person during such period; (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries; (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; (iv) any after tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan; and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses.

“Contractual Obligation” shall mean, as applied to any Person, any provision of any security or other Equity Interest issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” shall mean a power of attorney, or signing rights “control agreement” or other agreement, in each case in form and substance reasonably acceptable to the Collateral Agent and containing terms regarding the waiver of any set-off rights by the depositary bank and the treatment of all cash and other amounts on deposit in (or credited to) the respective Blocked Account governed by such Control Agreement consistent with the requirements of Section 2.22.

“Control Agreement Effective Date” shall mean the date that is sixty (60) days after the Closing Date (as may be extended by the Administrative Agent in its discretion up to two times for additional thirty (30) day periods)).

“Corporations Act” shall mean the Australian Corporations Act 2001 (Cth).

“Cost” shall mean, as determined by the Agents in good faith consistent with customary industry practice for asset-based financings in the chemical industry, with respect to Inventory, the lower of (a) landed cost computed on a first-in first-out or weighted average cost basis (as elected by the Administrative Borrower) in accordance with GAAP (or such other GAAP compliant costing method so long as the Administrative Borrower shall have provided ninety (90) days notice to the Administrative Agent) or (b) market value; provided, that for purposes of the calculation of any Borrowing Base, (i) the Cost of the Inventory shall not include: (A) the portion of the cost of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or (B) write-ups or write-downs in cost with respect to currency exchange rates (it being understood that the Cost of Inventory included in any Borrowing Base Certificate shall be determined using the currency exchange rate as of the month-end to which such Borrowing Base Certificate relates); and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent Inventory Appraisal which has been received and approved by the Agents in their reasonable discretion consistent with customary industry practice for asset-based financings in the chemical industry.

“Covenant Testing Period” shall mean any period (a) commencing on the date that Borrowing Availability shall be less than the greater of (A) $20.0 million and (B) 10% of the lesser of (x) the aggregate Revolving Commitments in effect at such time and (y) the Aggregate Borrowing Base at such time; and (b) continuing until, during the preceding sixty (60) consecutive days, Borrowing Availability has at all times been greater than the greater of (i) $20.0 million and (ii) 10% of the aggregate Revolving Commitments in effect at such time.

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank.

“Debtor Relief Law” shall mean Title 11 of the United States Code, and all other liquidation, administration, company voluntary arrangement, scheme of arrangement, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the U.S. or other applicable jurisdictions (whether state, provincial, federal or foreign) from time to time in effect, including the Dutch Bankruptcy Code (Fallissementswet), Chapter 3.5.5 of the Dutch Financial Markets Supervisions Act (Wet op het financieel toezicht), the Bankruptcy Act 1966 (Cth) or the Corporations Act.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) has notified the Administrative Agent, the Issuing Bank, the Swingline Lender, any Lender and/or the Borrowers in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers); (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19) upon delivery of written notice of such determination to the Borrowers, the Issuing Bank, each Swingline Lender and each Lender.

“Direct Competitor” shall mean any producer or miner of titanium dioxide pigment set forth on Schedule 1.01(e), as such schedule may be updated from time to time by Holdings by delivery of an updated Schedule 1.01(e) to the Administrative Agent for distribution to the Lenders (it being understood and agreed that (a) any Person that is listed on such schedule that is not a producer or miner of titanium dioxide pigment shall in no event be deemed a Direct Competitor; and (b) any updates to such schedule shall not take effect until the Business Day that is five (5) Business Days after the date such updated schedule is distributed to the Lenders).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise; (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Capital Stock), in whole or in part; (c) provides for the scheduled payments or dividends in cash; or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Revolving Maturity Date, except, in the case of clauses (a) and (b), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations.

“Documentation Agent” shall have the meaning assigned to such term in the preamble hereto.

“Dollar Denominated Loan” shall mean each Loan denominated in dollars at the time of the incurrence thereof, including from and after the date of any conversion of a Loan into Dollar Denominated Loans pursuant to Section 2.09.

“Dollar Equivalent” shall mean, (a) as to any amount denominated in euros as of any date of determination, the amount of dollars that would be required to purchase the amount of euros based upon the spot selling rate at which the Administrative Agent offers to sell euros for dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later; and (b) as to any amount denominated in any currency other than dollars or euros, the amount of dollars that would be required to purchase the amount of such other currency based upon the spot selling rate at which the Administrative Agent offers to sell such other currency for dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later.

“dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Dutch Borrowers” shall mean any Additional Co-Borrower organized under the laws of the Netherlands that may become a party hereto after the date hereof.

“Dutch Borrowing Base” shall mean at any time, subject to adjustment as provided in Section 2.21, an amount equal to the sum (expressed in dollars, based on the Dollar Equivalent thereof) of, without duplication, the lesser of:

(a) (i) the book value of the Dutch Eligible Accounts multiplied by the advance rate of 85%; plus

(ii) the lesser of, (A) the advance rate of 75% multiplied by the Cost of the Dutch Eligible Inventory of the, and (B) the advance rate of 85% multiplied by the Net Recovery Cost Percentage multiplied by the Cost of the Dutch Eligible Inventory; minus

(iii) any Dutch Reserves then in effect established from time to time by the Administrative Agent, in the exercise of its Permitted Discretion; and

(b) the lesser of (i) $35.0 million and (ii) 50% of the aggregate Revolving Commitments in effect at such time.

The Dutch Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deem appropriate, in its Permitted Discretion to correct errors, to implement Reserves or to adjust for fluctuations in the currency exchange rate relating to assets comprising the Dutch Borrowing Base; provided that for the avoidance of doubt, the Dutch Borrowing Base shall be $0 at all times prior to the date that a Dutch Borrower is party to this Agreement as a Borrower.

“Dutch Civil Code” shall mean the civil code of the Netherlands (Burgerlijk Wetboek).

“Dutch Eligible Accounts” shall have the meaning assigned to such term in Section 2.21(b).

“Dutch Eligible In-Transit Inventory” shall mean Inventory owned by a Dutch Borrower that otherwise satisfies the criteria for Dutch Eligible Inventory set forth herein but is located outside of the Netherlands and which is (i) in transit from a third party, or (ii) in transit from a Loan Party from a location in the United States of America or Australia to either the premises of a Freight Forwarder in the Netherlands, or the premises of such Dutch Borrower in the Netherlands which are either owned and controlled by such Dutch Borrower or leased by such Dutch Borrower; provided, that no Inventory shall be Dutch Eligible In-Transit Inventory unless:

(a) the Collateral Agent, on behalf of Secured Parties, has a perfected, First Priority Lien upon such Inventory and all documents of title with respect thereto;

(b) such Inventory either (i) is the subject of a negotiable bill of lading (A) in which the Collateral Agent is named as the consignee (either directly or by means of endorsements); (B) that was issued by the carrier respecting such Inventory that is subject to such bill of lading; and (C) that is in the possession of the Collateral Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases acting on the Collateral Agent’s behalf subject to a Freight Forwarder Letter, duly authorized, executed and delivered by such Freight Forwarder; or (ii) is the subject of a negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the Freight Forwarder as a carrier or multi-modal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multi-modal transport operator, in any case respecting such Inventory and either (A) names the Collateral Agent as the consignee (either directly or by means of endorsements); or (B) is in the possession of the Collateral Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases acting on Agent’s behalf subject to a Freight Forwarder Letter, duly authorized, executed and delivered by such Freight Forwarder;

(c) such Dutch Borrower has title to such Inventory and such Inventory is not subject to any title reservation right or provision;

(d) the Collateral Agent shall have received a Freight Forwarder Letter, duly authorized, executed and delivered by the Freight Forwarder located in the Netherlands handling the importing, shipping and delivery of such Inventory;

(e) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, required by the Loan Documents, and the Collateral Agent shall have received a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner reasonably acceptable to the Collateral Agent;

(f) such Inventory is not subject to a Letter of Credit;

(g) such Inventory shall not have been in transit for more than forty-five (45) days; and

(h) if such Inventory is being transported pursuant to an agreement of sale and purchase or another agreement which provides for the transfer of title to such Inventory or for the creation of security rights in respect thereof, such agreement of sale and purchase or other agreement is governed by the laws of the Netherlands, the United States, the UK or Australia, or the laws of such other jurisdictions as the Administrative Agent may reasonably agree.

Notwithstanding the above, (x) Dutch Eligible Inventory in transit from a third party shall not be excluded from the definition of Dutch Eligible In-Transit Inventory by virtue of clause (b) or (d) of the proviso above for the first thirty (30) days following the Closing Date up to an aggregate amount of $10.0 million for all Dutch Eligible In-Transit Inventory and U.S. In-Transit Inventory, in each case, in transit from a third party, in the aggregate and (y) Dutch Eligible Inventory in transit from a Loan Party to another Loan Party shall not be excluded from the definition of Dutch Eligible In-Transit Inventory by virtue of clause (b) or (d) of the proviso above for the first thirty (30) days following the Closing Date.

“Dutch Eligible Inventory” shall have the meaning assigned to such term in Section 2.21(e).

“Dutch law” shall mean the laws directly applicable in the Netherlands and “Netherlands law” and “the laws of the Netherlands” shall be construed accordingly.

“Dutch Loan Party” shall mean a Loan Party incorporated, organized or otherwise formed under the laws of the Netherlands.

“Dutch Opco” shall mean Tronox Pigments (Holland) BV (as such entity’s name may change) and its successors and assigns.

“Dutch Priority Payables Reserve:” shall mean on any date of determination, a reserve in an amount as the Administrative Agent may determine in its Permitted Discretion not to exceed the amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Collateral Agent’s Liens and/or for amounts which may represent costs relating to the enforcement of the Collateral Agent’s Liens.

“Dutch Reserves” shall mean the sum (without duplication) of the Dutch Priority Payable Reserves and such additional reserves, in such amounts and with respect to such matters, as the Administrative Agent may establish from time to time in its Permitted Discretion; provided, that the initial Dutch Reserves shall be $0 on the Closing Date and at all times prior to a Dutch Borrower becoming party to this Agreement.

“Dutch Revolving Loan” shall mean a Loan made by the Lenders to a Dutch Borrower pursuant to Section 2.01(a). Each Dutch Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“Dutch Security Agreements” shall mean each pledge, mortgage, or security agreement, in each case, expressed to be governed by the laws of the Netherlands, and entered into between or among any Loan Party and the Collateral Agent, including but not limited to a Dutch law deed of pledge of insurance claims, if any, a Dutch law disclosed deed of pledge of intercompany receivables, if any, a Dutch law disclosed deed of pledge of bank accounts, if any, a Dutch law undisclosed deed of pledge of trade receivables, if any, a Dutch law deed of pledge of inventory, if any, a Dutch law deed of pledge of movable assets, a Dutch law deed of pledge of shares in the capital of each Dutch Loan Party (other than a Dutch Loan Party which is a limited partnership or a cooperative), a Dutch law deed of pledge of membership interests in each Dutch Loan Party which is a cooperative, a Dutch law deed of pledge of partnership interests in each Dutch Loan Party which is a limited partnership and a Dutch law deed of mortgage of real property and in each case, in form and substance reasonably satisfactory to the Collateral Agent.

“Dutch Subsidiaries” shall mean the Dutch Opco and each other Subsidiary of Holdings incorporated, organized or otherwise formed under the laws of the Netherlands.

“Eligible Account Debtor Jurisdictions” shall mean Australia, the Netherlands, the United States, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, New Zealand, Portugal, Spain, Sweden, Switzerland, United Kingdom, in each case together with any state or province thereof (as applicable); provided, however, that the Borrowers shall satisfy any requirements to notify Account Debtors in a manner deemed necessary or desirable by the Administrative Agent in its Permitted Discretion.

“Eligible Accounts” shall mean collectively, the Australian Eligible Accounts, the Dutch Eligible Accounts and the U.S. Eligible Accounts.

“Eligible In-Transit Inventory” shall mean collectively, the Dutch Eligible In-Transit Inventory and the U.S. Eligible In-Transit Inventory.

“Eligible Inventory” shall mean collectively, the Australian Eligible Inventory, the Dutch Eligible Inventory and the U.S. Eligible Inventory.

“Eligible Multinational Account Debtors” shall mean the Account Debtors set forth on Schedule 1.01(h).

“Eligible Assignee” shall mean any Person to whom it is permitted to assign Loans and Commitments pursuant to Section 10.04(b)(i); provided that “Eligible Assignee” shall not include the Borrower or any of their respective Affiliates or Subsidiaries or any natural Person; provided, further that notwithstanding anything to the contrary in the foregoing definition, in no event shall any Person that is a Direct Competitor as of the applicable “trade date” with respect to any assignment hereunder be an Eligible Assignee.

“Eligible Subsidiary” shall mean any Wholly Owned Subsidiary of Holdings that is organized or incorporated under the laws of Australia, the United States or, after the date that the Dutch Opco has become a party to this Agreement as a Borrower, the Netherlands; provided that the Dutch Opco shall only be an Eligible Subsidiary if prior to the date that is one (1) year after the Closing Date the Dutch Opco (a) receives unconditional positive advice of the works council of the Dutch Opco in respect of (i) it becoming a Dutch Borrower and Guarantor and (ii) any Dutch Security Agreement falling within the scope of such works council’s right to advise under Dutch law; and (b) becomes an Additional Co-Borrower hereunder.

“Employee Benefit Plan” shall mean any employee benefit plan, as defined in Section 3(3) of ERISA, whether subject to the Requirements of Law of the United States or otherwise, (a) which is or, within the last six (6) years, was sponsored, maintained or contributed to, or required to be contributed to, by any Company or any of its ERISA Affiliates or (b) which any Company could have any liability, whether absolute or contingent.

“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any written notice of violation, claim, action, suit, adjudicatory or proceeding, demand, abatement order or other legally binding order or directive (conditional or otherwise) by any Governmental Authority or any other Person arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any actual or alleged Environmental Liability; or (iii) in connection with any actual or alleged damage, injury, threat or harm to human health and safety, natural resources or the Environment arising from any Hazardous Material or related to any Environmental Law.

“Environmental Law” shall mean any and all foreign, domestic, federal, state or local laws, statutes, ordinances, codes, orders, rules, regulations, judgments, decrees, directives, legally binding judicial and administrative orders, common law, or any other requirements of Governmental Authorities, in each case having the force or effect of law, imposing liability or standards of conduct relating to (a) environmental matters, including pollution, preservation, remediation or the protection of the Environment or natural resources, or the emission of greenhouse gases; (b) the generation, use, treatment, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (c) occupational safety and health or the protection of human, plant or animal health or welfare from environmental hazards.

“Environmental Legacy Liabilities” shall mean any and all Environmental Claims or Environmental Liabilities, whether now existing or hereinafter arising, in each case, related to (a) any actual or alleged exposure to Hazardous Materials (including asbestos, benzene or creosote) that occurred on or prior to January 12, 2009 or otherwise related to products manufactured, or environmental contamination caused, on or prior to January 12, 2009 other than in connection with the operation of the Real Property owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their Affiliates, or (b) the presence or Release of Hazardous Materials at, on, under or from any real property other than the Real Property owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their Affiliates, including any Environmental Legacy Property, on or prior to January 12, 2009.

“Environmental Legacy Property” shall mean any real property, other than the Real Property owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their Affiliates, that (a) was owned, operated or leased, or to which Hazardous Materials were sent for disposal, on or prior to January 12, 2009 by Holdings or any of its Subsidiaries or any of their respective predecessors or

Affiliates, or (b) was owned, operated or leased by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates prior to the creation and formation of Tronox Worldwide LLC as a spin-off from Kerr-McGee Corporation.

“Environmental Liabilities” shall mean any liability, claim, loss, damage, punitive damage, consequential damage, criminal liability, fine, penalty, interest, cost, expense, deficiency, obligation or responsibility, whether known or unknown, arising under or relating to any Environmental Laws, or Remedial Actions, or any Release or threatened Release of, or exposure to, Hazardous Materials, including costs and liabilities for any Remedial Action, personal injury, property damage, natural resource damages, court costs, and fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any successor thereto.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to any Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under ERISA or Section 412 of the Code; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Employee Benefit Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the Code or Section 303(d) of ERISA (or after the effective date of the Pension Protection Act of 2006, Section 412(c) of the Code and Section 302(c) of ERISA) of an application for a waiver of the minimum funding standard, or an extension of any amortization period is sought, with respect to any Pension Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Pension Plan or Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to any Pension Plan; (j) the making of any amendment to any Employee Benefit Plan, or the existence of any other condition, circumstance or occurrence relating to any Employee Benefit Plan, which could reasonably be expected to result in the imposition of a lien or security interest or the posting of a bond or other security pursuant to the Code or ERISA; (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company; or (l) any Foreign Benefit Event.

“euro” or “€” shall mean the single currency of the Participating Member States.

“Euro Denominated Loan” shall mean each Loan denominated in euros at the time of the incurrence thereof, unless and until converted into Dollar Denominated Loans pursuant to Section 2.09.

“Euro Letter of Credit” shall mean any Letter of Credit to the extent denominated in euros.

“Euro Equivalent” shall mean, as to any amount denominated in dollars as of any date of determination, the amount of euros that could be purchased with such amount of dollars based upon the Spot Selling Rate.

“Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.

“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Amount” shall have the meaning assigned to such term in Section 2.10(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall mean any deposit account or securities account (a) specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees; (b) funded solely to pay sales and use taxes or value added or similar taxes payable by any Loan Party; (c) of any Loan Party which has an overnight balance of less than $7.5 million in the aggregate for all such deposit accounts under this clause (c); (d) that are fiduciary trust accounts established in good faith and not with a view to avoiding the requirements contained in any Loan Document; (e) that is a disbursement account of a Loan Party so long as such disbursement accounts are not permitted to contain any balances estimated in good faith by the Administrative Borrower to be greater than necessary to fund checks presented for payments on that date; and (f) that is owned by Tronox Bahamas to the extent that granting a security interest in such deposit account or securities account would result in a stamp tax being assessed or becoming due in the Bahamas.

“Excluded Entities” shall mean Tronox (Luxembourg) Holdings S.a.r.l., Tronox (Switzerland) Holding GmbH, Tronox Luxembourg S.a.r.l., Tronox Pigments International GmbH, Tronox GmbH, Tronox Pigments GmbH and, prior to July 31, 2012 (or such later date as may be agreed by the Administrative Agent), Exxaro Sands Holdings BV.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its net income or profits and franchise taxes imposed on it (in lieu of net income taxes), however denominated, by a jurisdiction as a result of any present or former connection (other than any connection resulting from or relating to the transactions contemplated by this Agreement or the other Loan Documents) between the Administrative Agent, such Lender, the Issuing Bank or such other recipient and such jurisdiction (or political subdivision); (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any other Lender is located; (c) any tax that is imposed pursuant to any Requirements of Law that are in effect at the time such Lender becomes a party hereto, except to the extent that such Foreign Lender’s assignor, if any, was entitled, immediately prior to such assignment, to receive additional amounts or indemnity payments from the Borrowers with respect to such withholding tax pursuant to Section 2.15; (d) in the case of a Lender who designates a new lending office, any U.S. federal withholding tax that is imposed on interest payments pursuant to any Requirements of Law that are in effect at the time of such change in lending office, except to the extent that such Lender was entitled, immediately prior to such change in lending office, to receive additional amounts or indemnity payments from any Borrower with respect to such withholding tax pursuant to Section 2.15; (e) any tax that is attributable to such Lender’s failure to comply with Section 2.15(e); and (f) any U.S. federal withholding taxes imposed pursuant to FATCA.

“Executive Order” shall have the meaning assigned to such term in Section 3.22.

“Exempt Entity” shall mean (a) the South African Subsidiaries; (b) the Excluded Entities; (c) any Dutch Subsidiary in existence on the Closing Date, until the date that (i) the Dutch Opco receives unconditional positive advice of the works council of the Dutch Opco in respect of (1) it becoming an Additional Co-Borrower and a Guarantor hereunder and (2) any Dutch Security Agreement or this Agreement falling within the scope of such works council’s right to advise under Dutch law and (ii) the Board of Directors of such Dutch Subsidiary shall have approved the entry into any applicable Dutch Security Agreements and this Agreement; (d) the Australian Acquired Companies until the earlier of (x) the date that is seven (7) Business Days after the Closing Date and (y) the date upon which any of the Australian Acquired Companies become an Additional Co-Borrower or Guarantor hereunder; (e) with respect to any Dutch Subsidiary formed or acquired after the date hereof, from and after the date of formation or acquisition until the date that (i) if applicable such subsidiary receives unconditional positive advice of the works council of the such subsidiary in respect of (1) it becoming an Additional Co-Borrower and a Guarantor hereunder and (2) any Dutch Security Agreement or this Agreement falling within the scope of such works council’s right to advise under Dutch law and (ii) the Board of Directors of such subsidiary shall have approved the entry into any applicable Dutch Security Agreements and this Agreement; (f) any Subsidiary precluded from providing any Guaranty as described in subclauses (ii) and (iii) in the proviso of Section 5.10(a) solely during such time as the circumstances preventing a Subsidiary from becoming a Guarantor pursuant to such subclauses (ii) and (iii) are in existence; and (g) any Securitization Subsidiary.

“Exxaro Acquisition” shall mean the acquisition by Holdings and certain of its Subsidiaries of the Acquired Business from Exxaro Resources Limited in accordance with the terms of the Transaction Agreement.

“Exxaro Acquisition Date” shall mean the date on which the Exxaro Acquisition is consummated.

“Exxaro Sellers” shall mean Exxaro Resources Limited, a company organized under the laws of the Republic of South Africa, Exxaro Holdings Sands (Proprietary) Limited, a company incorporated in the Republic of South Africa, and Exxaro International BV, a company incorporated in The Netherlands.

“FATCA” shall mean Sections 1471 through 1474 of the Code, including any regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the confidential fee letter, dated as of June 11, 2012, among Tronox Inc, the Arranger and certain of its Affiliates.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, chief executive officer or treasurer of Holdings (or, if the senior executive officers or senior financial officers of Holdings and its Subsidiaries are at Tronox Inc, of Tronox Inc) that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year end adjustments.

“Financial Plan” shall have the meaning assigned to such term in Section 5.01(i)

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Priority” shall mean with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is senior to all other Liens with respect to all Collateral other than, (w) at any time a Loan Party is party to the Term Loan Agreement, the Lien of the Term Loan Agent in the Term Loan Priority Collateral (only to the extent and on the terms set forth in the Intercreditor Agreement), (x) at any time a Loan Party is party to any definitive agreement governing Permitted Secured Indebtedness, the Lien of the Senior Representative in the Term Loan Priority Collateral (only to the extent and on the terms set forth in the Permitted Secured Indebtedness Intercreditor Agreement), (y) Permitted Liens that are statutory Liens or Liens that arise by operation of Requirements of Law in the Collateral and (z) those Permitted Liens set forth in Sections 6.02(g), (h), (i), (j), (l), (m), (p), (q), (s), (t) or (x).

“Fiscal Quarter” shall mean a fiscal quarter of any Fiscal Year.

“Fiscal Year” shall mean the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Flood Certificate” shall mean a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Program” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” shall mean areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign Benefit Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Requirements of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority or Governmental Entity (or, with respect to a Foreign Plan in Australia, such Foreign Plan being in an unsatisfactory financial position or technically insolvent (as defined under applicable Requirements of Law)); (b) the failure of any Company to make the required contributions or payments, under any applicable Requirements of Law or any other legal instrument, on or before the due date for such contributions or payments (or the incurrence by any Company of a superannuation guarantee charge pursuant to applicable Requirements of Law); (c) the provision of a notice by any Company to terminate contributions to the Foreign Plan; (d) the receipt by the Foreign Plan (or any Company) of a notice by a Governmental Authority, Governmental Entity or any other entity relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan; (e) the incurrence of any liability, whether absolute or contingent, by any Company under applicable Requirements of Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (f) the occurrence of any transaction that is prohibited under any applicable Requirements of Law and that could reasonably be expected to result in the incurrence of any material liability by any Company, or the imposition on any Company of any material fine, excise tax, Lien or penalty resulting from any noncompliance with any applicable Requirements of Law.

“Foreign Lender” shall mean (a) with respect to any Taxes imposed by a non-U.S. jurisdiction, a Lender that is treated as a foreign lender by such jurisdiction for purposes of such Tax; and (b) with respect to any Taxes imposed by the United States or a state or locality thereof, a Lender that is not a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean the Australian Pension Plan and any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

“Foreign Security Agreement” shall mean, as the context may require, any Australian Security Agreement, any Dutch Security Agreement, any UK Security Agreement and/or any Bahamian Security Agreement.

“Freight Forwarder Letter” shall mean an acknowledgement agreement of any Freight Forwarder in possession of, having a Lien upon, or having rights or interests in Holding’s or its Subsidiaries’ books and records or Inventory in form and substance reasonably satisfactory to the Administrative Agent.

“Freight Forwarders” shall mean the persons listed on Schedule 1.01(f) or such other person or persons as may be selected by the Administrative Borrower after the date hereof after written notice by the Administrative Borrower to the Collateral Agent who handle the receipt of Inventory within the United States of America or the Netherlands, as applicable, and/or clear Inventory through the Bureau of Customs and Border Protection (formerly the Customs Service) or other domestic or foreign export control authorities or otherwise perform port of entry services to process Inventory imported by a U.S. Borrower from outside the United States of America or by a Dutch Borrower from outside the Netherlands (such persons sometimes being referred to herein individually as a “Freight Forwarder”).

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Fund” shall mean any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” shall mean any foreign, federal, state, provincial, local, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a non-United States entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” shall mean any permit, license, authorization, plan, directive, certification, registration, approval, consent order or consent decree of or from any Governmental Authority.

“Governmental Entity” shall mean any federal, state, national, supranational, provincial, regional or local governmental or regulatory authority, agency, commission, minister, bureau, court, tribunal, arbitrator, self-regulatory organization, or other governmental entity.

“Group Liability” shall mean a tax-related liability set out in Section 721-10(2) of the Australian Tax Act.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by Holdings and the Subsidiary Guarantors.

“Guarantors” shall mean Holdings, the Borrowers and the Subsidiary Guarantors; provided, however, notwithstanding anything to the contrary in this Agreement or the other Loan Documents, in no event shall any Exempt Entity be required to become a Guarantor.

“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

“Head Company” shall mean the head company (as defined in the Australian Tax Act) of the Tax Consolidated Group of which the Australian Loan Parties are or become members.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Historical Financial Statements” shall mean, as of the Closing Date, (a) the audited consolidated financial statements of Holdings and its Subsidiaries (without giving effect to the Exxaro Acquisition) for the Fiscal Year ended December 31, 2012; (b) the unaudited consolidated financial statements of Holdings and its Subsidiaries (without giving effect to the Exxaro Acquisition) for the Fiscal Quarter ended March 31, 2012; and (c) the audited consolidated financial statements of Exxaro Resources Limited for the Fiscal Year ended December 31, 2011 and the pro forma financial statements of Exxaro Resources Limited included in the S-1 filed on June 1, 2012.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Immaterial Subsidiary” shall mean, at any date of determination, each Subsidiary of Holdings that has been designated as an “Immaterial Entity” from time to time in writing by Holdings to the Administrative Agent; provided that at no time shall (a) the book value of the consolidated tangible assets of all Immaterial Subsidiaries in the aggregate as of the last day of the most recent Fiscal Quarter or Fiscal Year for which financial statements are available equal or exceed 4% of the consolidated tangible assets of Holdings and its Subsidiaries as of such date; or (b) the Consolidated Adjusted EBITDA attributable to or generated by all Immaterial Subsidiaries in the aggregate for the most recently ended four-Fiscal Quarter period equal or exceed 4% of the Consolidated Adjusted EBITDA of Holdings and its Subsidiaries on a consolidated basis for such period.

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.20(a).

“Increase Joinder” shall have the meaning assigned to such term in Section 2.20(c).

“Indebtedness” shall mean, as applied to any Person, without duplication, (a) all indebtedness for borrowed money; (b) Capital Lease Obligations; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding any such obligations incurred under ERISA), which purchase price is (1) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (2) evidenced by a note or similar written instrument; (e) all indebtedness of the type referred to in any of clauses (a) – (d) or (f) – (k) of this definition that is secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) Disqualified Capital Stock, (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above; and (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Hedging Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise; provided, in no event shall obligations under any Hedging Agreement be deemed “Indebtedness” for calculating the Leverage Ratio or Secured Leverage Ratio unless such obligations relate to such Hedging Agreement which has been terminated.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).

“Information” shall have the meaning assigned to such term in Section 10.12.

“Initial Australian Borrowers” shall have the meaning assigned to such term in the preamble hereto.

“Initial U.S. Borrowers” shall have the meaning assigned to such term in the preamble hereto.

“Instruments” shall mean all “instruments,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights, and shall include (amongst others) any instruments referred to in Titles 6 and 7 of the Dutch Commercial Code (Wetboek van Koophandel).

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.05 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” shall have the meaning assigned to such term in the U.S. Security Agreement.

“Intellectual Property Security Agreements” shall have the meaning assigned to such term in the U.S. Security Agreement.

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit P.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the date hereof, among, the Collateral Agent and the Term Loan Agent, and acknowledged and agreed to by each Loan Party substantially in the form of Exhibit R as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Election Request” shall mean a request by the Administrative Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding; (b) with respect to any Eurodollar Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Revolving Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period; and (c) the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated, as the case may be.

“Interest Period” shall mean, with respect to any Eurodollar Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or nine or twelve months if agreed to by all affected Lenders) thereafter, as the Borrowers may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to the extent required under Section 2.03(a)(v).

“Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, as applicable, and includes moveable not registered assets (roerende zaken niet registergoederen) within the meaning of the Dutch Civil Code, in each case, wherever located, in which any Person now or hereafter has rights.

“Inventory Appraisal” shall mean (a) on the Closing Date, the appraisal prepared by Hilco Appraisal Services, LLC, dated May 29, 2012; and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm selected by the Administrative Agent and delivered pursuant to Section 5.19 (and, if applicable, in the case of an Additional Co-Borrower, pursuant to the proviso in the definition of “Additional Co-Borrower”).

“Investments” shall mean (a) any direct or indirect purchase or other acquisition by any Company of, or of a beneficial interest in, any of the Securities of any other Person (other than a Borrower or a Guarantor); (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings, any Borrower or any Guarantor), of any Equity Interests of such Person; (c) any direct or indirect loan, guarantee, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by any Company to any other Person (other than Holdings, any Borrower or any Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (d) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, whether entered into for hedging or speculative purposes or otherwise. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment (without taking into account any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment) plus the cost of all additions thereto less any returns on any such Investment (including any dividends paid or capital returned). Whenever the term “outstanding” is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the immediately preceding sentence.

“IRS” shall mean the Internal Revenue Service.

“Issuing Bank” shall mean, as the context may require, (a) UBS AG, Stamford Branch, in its capacity as issuer of Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and (k) in its capacity as issuer of Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

“ITSA” shall mean an agreement between the members of an Australian GST Group which takes effect as an indirect tax sharing agreement under section 444-90 of Schedule 2 of the Australian Taxation Administration Act 1953 (Cth) and complies with the Australian Taxation Administration Act 1953 (Cth) and the Australian GST Act as well as any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian Taxation Administration Act 1953 (Cth), any such agreement to be in the form and substance reasonably satisfactory to the Administrative Agent.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F.

“Judgment Currency” shall have the meaning assigned to such term in Section 10.18(a).

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 10.18(a).

“Krone” shall mean the lawful currency of Denmark.

“Kronor” shall mean the lawful currency of Sweden.

“Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Administrative Agent.

“Landlord Consent and Estoppel” shall mean, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related Lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Loan Party tenant, such Landlord Consent and Estoppel to be in form and substance reasonably acceptable to the Collateral Agent in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit to the Borrowers pursuant to Section 2.18. The amount of the LC Commitment shall initially be $35.0 million, but in no event exceed the Revolving Commitment.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Request” shall mean a request by a Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit H, or such other form as shall be approved by the Administrative Agent.

“Leasehold Property” shall mean any leasehold interest of any Loan Party as lessee under any Lease of Real Property, other than any such leasehold interest designated from time to time by the Collateral Agent in its sole discretion as not being required to be included in the Collateral.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Legal Reservations” shall mean (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors; (b) the time barring of claims under applicable limitation laws and defenses of set-off or counterclaim (including the limitation acts) and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of U.K. stamp duty may be void; (c) the principle that in certain circumstances security granted by way of fixed charge may be recharacterized as a floating charge or that security purported to be constituted as an assignment may be recharacterized as a charge; and (d) any other matters which are set out as qualifications or reservations (however described) regarding a matter of law contained in any legal opinion delivered to the Administrative Agent in connection with any Loan Document.

“Lender Addendum” shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.15.

“Lenders” shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum; (b) the financial institutions that have become a party hereto pursuant to an Increase Joinder; and (c) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” shall mean any (a) Standby Letter of Credit; and (b) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of a Borrower pursuant to Section 2.18.

“Letter of Credit Expiration Date” shall mean the date which is five (5) days prior to the Revolving Maturity Date.

“Leverage Ratio” shall mean the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Net Debt as of such day to (b) Consolidated Adjusted EBITDA for the four Fiscal Quarter period ending on such date.

“LIBOR Rate” shall mean, with respect to any Eurodollar Revolving Borrowing for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London, England time, on the second full London Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period; and (ii) if such rate is not available at such time for any reason, then the “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Revolving Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two (2) London Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Revolving Borrowing to be outstanding during such Interest Period. Notwithstanding the foregoing, for purposes of clause (c) of the definition of “Alternate Base Rate,” the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second London Business Day preceding the date of determination).

“Lien” shall mean, (a) (x) any lien, mortgage, pledge, assignment, security interest, charge, tax privileges (bodemrecht) or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and (y) any option, trust or other preferential arrangement having the practical effect of any of the items listed in clause (x); and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Intercreditor Agreement, the Notes (if any), and the Security Documents and, solely for purposes of clause (d) of Section 8.01, the confidential Fee Letter.

“Loan Parties” shall mean Holdings, the Borrowers and the Subsidiary Guarantors.

“Loans” shall mean, as the context may require, a Revolving Loan or a Swingline Loan.

“London Business Day” shall mean any day on which banks are generally open for dealings in dollar deposits in the London interbank market.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Market Disruption Loans” shall mean Loans the rate of interest applicable to which is based upon the Market Disruption Rate, and the Applicable Margin with respect thereto shall be the same as the Applicable Margin then applicable to Eurodollar Revolving Loans; provided that, other than with respect to the rate of interest and Applicable Margin applicable thereto, Market Disruption Loans shall for all purposes hereunder and under the other Loan Documents be treated as ABR Loans.

“Market Disruption Rate” shall mean, for any day, a fluctuating rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to, as determined in the reasonable discretion of the Administrative Agent in good faith pursuant to its reasonable judgment, either (i) the Alternate Base Rate for such day or (ii) the rate for such day reasonably determined by the Administrative Agent to be the cost of funds of representative participating members in the interbank eurodollar market selected by the Administrative Agent (which may include Lenders) for maintaining loans similar to the relevant Market Disruption Loans. Any change in the Market Disruption Rate shall be effective as of the opening of business on the effective day of any change in the relevant component of the Market Disruption Rate. Notwithstanding the foregoing, if the “Market Disruption Rate” as determined in accordance with the immediately preceding sentences is less than the percentage specified in the proviso of the definition of “Adjusted LIBOR Rate,” then for all purposes of this Agreement and the other Loan Documents, the “Market Disruption Rate” shall be deemed equal to such percentage for such Interest Period.

“Material Adverse Effect” shall mean a material adverse effect on and/or material adverse developments with respect to (a) the business, operations, properties, assets or financial condition of Holdings and its Subsidiaries taken as a whole (but excluding any event and their effects to the extent disclosed in Holdings’ filings with the SEC prior to January 15, 2012 other than any material adverse development in the events or the effects thereof disclosed in such filing); (b) the ability of the Loan Parties, taken as a whole, to fully and timely perform their Obligations; (c) the legality, validity, binding effect or enforceability against a Loan Party that is a Material Entity of a Loan Document to which it is a party; (d) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Loan Document; or (e) the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

“Material Contract” shall mean any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Entity” shall mean (a) each of the Borrowers; (b) Holdings; and (c) any subsidiary of Holdings that is not an Immaterial Entity.

“Material Real Estate Asset” shall mean (a) any fee owned Real Estate Asset having a fair market value in excess of $7.0 million as of the date of the acquisition thereof; and (b) any Leasehold Property with respect to which the aggregate payments under the term of the lease are in excess of $10.0 million per annum; provided that notwithstanding the foregoing, a Material Real Estate Asset shall not include any Real Estate Asset that the Collateral Agent acting reasonably has determined (and has advised Holdings of such determination) (x) is not material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any Subsidiary thereof, including any Borrower or (y) that the cost to realize upon the security interest thereon substantially outweighs the benefit of obtaining a security interest thereon.

“Maximum Australian Borrowing Base Amount” shall mean (a) $75.0 million from the Closing Date until the date that is the earlier of the Bahamian Effective Date and 90 days after the Closing Date (as such date may be extended by the Administrative Agent in its discretion) (for the purposes of this definition, the “Extended Date”); (b) if the Bahamian Effective Date has not occurred on or prior to the Extended Date, $20.0 million from the date that is the day following the Extended Date until the Bahamian Effective Date; (c) $125.0 million on and after the Bahamian Effective Date; provided, however, that if at any time after the Bahamian Effective Date, the conditions in clause (d) of the definition of “Bahamian Receivables Conditions” shall cease to be satisfied, the Maximum Australian Borrowing Base Amount shall be $0 unless and until such time as such conditions shall again be satisfied.

“Maximum Leverage Ratio” shall mean as of the last day of each Fiscal Quarter set forth below, the Leverage Ratio opposite such date:

Fiscal Quarter(s) Ending	Leverage Ratio
June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013 and each Fiscal Quarter thereafter through and including December 31, 2015	3.00:1.00
March 31, 2016 and thereafter	2.75:1.00

“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.

“MNPI” shall have the meaning assigned to such term in Section 10.01(d).

“Mortgage” shall mean any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt, debenture or other document creating a Lien on any Real Estate Asset or any interest in any Real Estate Asset, in each case (a) as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and (b) in form and substance reasonably acceptable to the Collateral Agent.

“Mortgaged Property” shall mean (a) each Real Property identified as a Mortgaged Property on Schedule 2(e) to the Perfection Certificate dated the Closing Date; and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11(c).

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five (5) plan years made, or had any obligation to make, contributions; or (c) with respect to which any Company could incur liability, whether absolute or contingent.

“Narrative Report” shall mean with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Mark-to-Market Exposure” of a Person shall mean, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedging Agreements or other Indebtedness of the type described in clause (k) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedging Agreement or such other Indebtedness as of the date of determination (assuming the Hedging Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Agreement or such other Indebtedness as of the date of determination (assuming such Hedging Agreement or such other Indebtedness were to be terminated as of that date).

“Net Recovery Cost Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent Inventory Appraisal received by the Administrative Agent, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets; and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory, subject to appraisal.

“New Zealand Dollars” shall mean the lawful currency of New Zealand.

“Non-Eligible Subsidiary” shall mean any Subsidiary of Holdings that is not organized or incorporated under the laws of Australia, the Netherlands or the United States.

“Non-U.S. Entity” shall mean any Person that is not a U.S. Entity.

“Notes” shall mean any notes evidencing the Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K-1 or K-2.

“Obligation Currency” shall have the meaning assigned to such term in Section 10.18(a).

“Obligations” shall mean (a) obligations of the Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or which would have been secured but for pendency of any such proceeding), regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; (ii) each payment required to be made by the Borrowers and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral; and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Loan Parties under this Agreement and the other Loan Documents; and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

“Officers’ Certificate” shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the Financial Officers of the Administrative Borrower, each in his or her official (and not individual) capacity.

“Offshore Associate” shall mean an Associate:

(a) which is a non-resident of Australia and does not acquire, or would not acquire, the participations as Lender under this Agreement in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b) which is a resident of Australia and which acquires, or would acquire, the participations as Lender under this Agreement in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in the country, and which, in either case, is not acquiring the participations as Lender under this Agreement or receiving payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme.

“Organizational Documents” shall mean, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person; (b) in the case of any limited liability company, the certificate of formation and operating agreement, deed of incorporation and articles of association (or similar documents) of such Person; (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person; (d) in the case of any limited liability partnership, the certificate of formation and partnership agreement (or similar documents) of such Person; (e) in the case of any general partnership, the partnership agreement (or similar document) of such Person; (f) in the case of any trust, the trust deed (or similar document of such Person); and (g) in any other case, the functional equivalent of the foregoing. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (and any interest, additions to tax or penalties applicable thereto, but excluding Excluded Taxes).

“Overadvance” shall have the meaning assigned to such term in Section 2.01(c).

“Participant” shall have the meaning assigned to such term in Section 10.04(d).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d).

“Participating Member State” shall mean the member states of the European Union that adopt or have adopted the euro as their lawful currency in accordance with the legislation of the European Union relating to the Economic and Monetary Union.

“Payment Conditions” shall mean, with respect to the applicable specified activity, on any date of determination, (a) no Event of Default has occurred and is continuing; (b) the Consolidated Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis, for the Test Period ended immediately prior to the date of determination for which financial statements are then available or are required to be delivered under Section 5.01(b) or (c) shall be at least 1.10 to 1.00; (c) the Borrowing Availability on the date of such determination, before and after giving effect to such specified activity, is no less than the greater of (A) $50.0 million and (B) 17.5% of the lesser of (x) the aggregate Revolving Commitments in effect at such time and (y) the Aggregate Borrowing Base at such time; (d) average daily amount of the Borrowing Availability for the 30-day period immediately preceding such specified activity shall have been no less than the greater of (A) $50.0 million and (B) 17.5% of the lesser of (x) the aggregate Revolving Commitments in effect at such time and (y) the Aggregate Borrowing Base at such time, calculated on a Pro Forma Basis assuming the specified activity occurred on the first day of such 30-day period; and (e) the Administrative Borrower shall have delivered a certificate to the Administrative Agent certifying as to clauses (a) through (d) above.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” shall mean any Employee Benefit Plan that is a an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any of the Companies or any of their respective ERISA Affiliates or to which any of the Companies or their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer plan described in Section 4064(a) of ERISA, has made contributions (or has had an obligation to make contributions) at any time during the preceding five plan years.

“Perfection Certificate” shall mean a certificate in the form of Exhibit L-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by the Collateral Agent.

“Permitted Acquisition” shall mean any transaction for the (a) acquisition of all or substantially all of the property of any Person, or of any business or division of any Person; or (b) acquisition (including by merger or consolidation) of the Equity Interests of any Person that becomes a Subsidiary after giving effect such transaction; provided that each of the following conditions shall be met:

(i) no Event of Default then exists or would result therefrom;

(ii) the Person or business to be acquired shall be, or shall be engaged in, a business of the type that Holdings and its Subsidiaries are permitted to be engaged in under Section 6.12 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Permitted Liens;

(iii) all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law;

(iv) if such acquisition is for an aggregate cash purchase price amount in excess of $75,000,000, Holdings shall have delivered to the Administrative Agent (A) at least five (5) Business Days prior to such proposed acquisition (or such shorter period as may be agreed by the Administrative Agent), a certification setting forth the aggregate consideration for such acquisition and certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance and (B) promptly upon request by Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by Administrative Agent to the extent available) provided such documents and information may not be permitted to be provided in light of any applicable confidentiality requirements (it being understood that Holdings shall use commercially reasonable efforts to obtain any applicable consents to permit delivery to the Administrative Agent) and (ii) quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements, in each case to the extent available;

(v) if the assets acquired in such Permitted Acquisition are intended to be included in the Borrowing Base, prior to the inclusion of such assets in the Borrowing Base, the Administrative Agent, in its discretion, shall have the right prior to the date such assets are first included in the Borrowing Base to conduct Collateral field audits and Inventory Appraisals with respect to such Subsidiary at the sole expense of the Borrowers; and

(vi) the Payment Conditions are satisfied at the time such acquisition is consummated.

“Permitted Collateral Liens” shall mean (a) in the case of Collateral other than Mortgaged Property, Permitted Liens; and (b) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (a), (b), (c), (e), and (j) of Section 6.02.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment by the Administrative Agent in accordance with customary business practices for comparable asset-based transactions. In exercising its Permitted Discretion, the Administrative Agent shall not establish or increase any Reserve except upon three (3) Business Days’ prior notice (which may be by e-mail) to the Administrative Borrower following good faith discussions with the Administrative Borrower; provided further that prior notice and discussions with the Administrative Borrower shall not be required for Reserves for (a) Hedging Obligations and obligations under Treasury Services Agreements, in each case to the extent included in Secured Obligations; (b) rent at locations leased by any Loan Party; (c) consignee’s, warehousemen’s and bailee’s charges; and (d) if in the good faith judgment of the Administrative Agent, failure to implement such Reserve immediately could reasonably be expected to result in a Material Adverse Effect or adversely affect the Revolving Loan Priority Collateral or the rights of the Lenders hereunder.

“Permitted Indebtedness” shall have the meaning assigned to such term in Section 6.01.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Secured Indebtedness” shall have the meaning assigned to such term in Section 6.01(p).

“Permitted Securitization” shall mean a Securitization that complies with the following criteria: (a) the cash portion of the initial purchase price paid by the Securitization Subsidiary to Holdings and its Subsidiaries at closing for the Securitization Assets is at least 70% of the Fair Market Value of the Securitization Assets at such time; (b) the aggregate Investment by Holdings or any of its Subsidiaries in the Securitization Subsidiary does not exceed the customary investment required in the securitization market; and (c) the Seller’s Retained Interest and all proceeds thereof shall constitute Collateral (unless the Securitization Subsidiary is a South African Subsidiary, is not owned by a Loan Party, the granting of a Lien in the Seller’s Retained Interest would result in a violation of applicable Requirements of Law or the Administrative Agent determines in its reasonable discretion that the benefit to the Secured Parties of the granting of a Lien in Seller’s Retained Interest is substantially outweighed by the burden of granting such a Lien) and, subject to the foregoing, all necessary steps to perfect a security interest in such Seller’s Retained Interest for the benefit of the Secured Parties are taken by Holdings and its Subsidiaries.

“Permitted Securitization Agent” shall mean any collateral agent or similar representative of the secured parties under any Permitted Securitization or, if no such representative exists, the provider or providers of such Permitted Securitization.

“Permitted Secured Indebtedness Intercreditor Agreement” shall have the meaning assigned to such term in Section 6.01(p).

“Permitted Securitization Intercreditor Agreement” shall have the meaning assigned to such term in Section 6.01(l).

“Permitted Seller Notes” shall mean any promissory note issued by Holdings or any of its Subsidiaries to a seller in any Permitted Acquisition constituting part of the purchase price thereof (or to a third party lender in connection with any Permitted Acquisition); provided that such Indebtedness (a) is on market terms (taking into account, among other things, Holdings’ corporate structure and the market in which the relevant Person operates); (b) is unsecured; (c) is expressly subordinated to the prior payment in full in cash of Obligations on customary terms and conditions reasonably satisfactory to the Administrative Agent; and (d) has a scheduled maturity of at least six (6) months beyond the Revolving Maturity Date.

“Permitted TSL Disposition” shall mean the cashless disposition of up to 26% of the Equity Interests of TSL by its direct members to affiliates of the Exxaro Group.

“Permitted Unsecured Notes” shall mean unsecured senior or subordinated (or any combination thereof) Indebtedness incurred from time to time by any Loan Party (or any Person that will, upon issuance of such notes, become a Loan Party) and issued under an indenture or similar governing instrument in a registered public offering or a Rule 144A or other private placement transaction or other transaction not subject to registration under the Securities Act in the form of one or more series of senior unsecured or unsecured subordinated notes; provided that such Indebtedness (a) is on market terms taking into account, among other things, Holdings’ corporate structure and the markets into which such Indebtedness is sold; (b) is unsecured; (c) does not mature or have scheduled amortization or other required payments of principal prior to the date that is ninety-one (91) days beyond the latest Revolving Maturity Date of any Loans hereunder at the time such Permitted Unsecured Notes are incurred (other than customary offers to repurchase upon a change of control, asset sale or condemnation event and customary acceleration rights after an event of default); (d) is not guaranteed by any Person other than the Loan Parties (or any Person that will, upon issuance of such notes, become a Loan Party); (e) does not contain any financial maintenance covenants; (f) without limiting the foregoing limitations, does not contain covenants, events of default or other terms and conditions that, when taken as a whole, are more restrictive to the Loan Parties than the terms of this Agreement (it being understood that (i) interest rates, redemption and prepayment premiums and restrictions on prepayment or redemption shall not be taken into account in determining whether terms are more restrictive taken as a whole; and (ii) as a condition to the incurrence of any Permitted Unsecured Notes, Holdings shall have delivered a certificate of one of its Responsible Officers to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Permitted Unsecured Notes, together with a reasonably detailed description of the material terms and conditions of such Permitted Unsecured Notes or drafts of the documentation relating thereto, stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirement, which shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings in writing within three (3) Business Days after receipt of such certificate that it disagrees with such determination (including a reasonably detailed description of specific provisions or terms of such notes as to which it has determined do not satisfy the foregoing (it being agreed that upon modifying such notes to change the relevant provisions identified in the Administrative Agent’s writing, Holdings shall not be required to provide a further notice or waiting period)).

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Post-Increase Revolving Lenders” shall have the meaning assigned to such term in Section 2.20(d).

“PPSA Australia” shall mean the Personal Property Securities Act 2009 (Cth), (or any successor statute) and the regulations thereunder.

“Preferred Stock” shall mean, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

“Premises” shall have the meaning assigned thereto in the applicable Mortgage.

“Products” shall mean the products developed, researched, manufactured (including mining and exploring for raw materials for manufacture), distributed, marketed or sold by Holdings and its Subsidiaries, including those set forth on Schedule 1.01(c).

“Private Side Communications” shall have the meaning assigned to such term in Section 10.01(d).

“Private Siders” shall have the meaning assigned to such term in Section 10.01(d).

“Pro Forma Basis” shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Administrative Agent.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment; provided that for purposes of Section 2.19(b) and (c), “Pro Rata Percentage” shall mean the percentage of the total Revolving Commitments (disregarding the Revolving Commitment of any Defaulting Lender to the extent its Swingline Exposure or LC Exposure is reallocated to the non-Defaulting Lenders) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments.

“Projections” shall have the meaning assigned to such term in Section 3.05(c).

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Property Material Adverse Effect” shall have the meaning assigned thereto in the Mortgage.

“Public Siders” shall have the meaning assigned to such term in Section 10.01(d).

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such Person; and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Qualified Capital Stock” of any Person shall mean any Equity Interests of such Person that are not Disqualified Capital Stock.

“Real Estate Asset” shall mean, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any Real Property.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Record Document” shall mean, with respect to any Leasehold Property, (i) the Lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected Real Property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Collateral Agent.

“Recorded Leasehold Interest” shall mean a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third party purchasers and encumbrances of the affected Real Property.

“Refinancing” shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding indebtedness under that certain credit agreement dated as of February 14, 2011 by and among Tronox LLC, as borrower, the guarantors party thereto, the lenders signatory thereto and Wells Fargo Capital Finance, LLC, as agent.

“Register” shall have the meaning assigned to such term in Section 10.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean each applicable Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material and including the migration of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Currency Equivalent” shall mean the Dollar Equivalent or the Euro Equivalent, as applicable.

“Remedial Action” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24); and (b) all other actions required pursuant to any Environmental Law or by any Governmental Authority, voluntarily undertaken or otherwise reasonably necessary to (i) clean up, investigate, sample, evaluate, monitor, remediate, remove, correct, contain, treat, abate or in any other way address any Release of Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release or migration, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

“Reorganization” shall mean the reorganization of Holdings and its Subsidiaries (including the formation of new Subsidiaries and dissolution of certain Subsidiaries) as set forth in the Transaction Summary (without any changes thereto that are adverse in any material respect to the interests of the Lenders and the Administrative Agent hereunder (except to the extent consented to in writing by the Administrative Agent).

“Required Lenders” shall mean Lenders having more than 50% of all Revolving Commitments or, after the Revolving Commitments have terminated, more than 50% of all Revolving Exposure; provided that the Revolving Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.

“Reserves” shall mean the Australian Reserves, the Dutch Reserves and the U.S. Reserves, as the context may require.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Junior Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Equity Interests of any Company now or hereafter outstanding, except a non-cash dividend payable solely in shares of that class of stock to the holders of that class or in options, warrants or other rights to purchase such stock; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests of any Company (or any direct or indirect parent thereof) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Company (or any direct or indirect parent of any Borrower or Holdings) now or hereafter outstanding; (d) any management or similar fees payable to any equityholders other than a Loan Party; and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, (i) the Permitted Seller Notes, (ii) the Permitted Unsecured Notes, (iii) the Term Loan Agreement, or (iv) any Indebtedness for borrowed money if the principal amount of such Indebtedness referred to in this clause (iv) exceeds $25.0 million.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (a) the Business Day preceding the Revolving Maturity Date; and (b) the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender or by an Increase Joinder, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The aggregate amount of the Lenders’ Revolving Commitments on the Closing Date is $300.0 million.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the Dollar Equivalent of the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loan” shall mean, as the context may require, a U.S. Revolving Loan, an Australian Revolving Loan or a Dutch Revolving Loan.

“Revolving Loan Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Revolving Maturity Date” shall mean the date which is five (5) years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.10.

“SEC” shall mean the United States Securities and Exchange Commission.

“Secured Obligations” shall mean (a) the Obligations; (b) the due and punctual payment and performance of all obligations of the Borrowers and the other Loan Parties under each Hedging Agreement entered into with any counterparty that is a Secured Party; and (c) the due and punctual payment and performance of all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party; provided that the Administrative Agent may establish from time to time in its Permitted Discretion a Reserve for the amount of obligations under Hedging Agreements or Treasury Services Agreements that constitute Secured Obligations.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each counterparty to a Hedging Agreement or Treasury Services Agreement if at the date of entering into such Hedging Agreement or Treasury Services Agreement such Person was an Agent or a Lender or an Affiliate of an Agent or a Lender and such Person executes and delivers to the Administrative Agent a letter agreement, acknowledged and agreed to by the Administrative Borrower, in form and substance acceptable to the Administrative Agent pursuant to which such Person (a) appoints the Collateral Agent as its agent under the applicable Loan Documents; (b) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender; and (c) setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” shall mean the Securities Act of 1933.

“Securities Collateral” shall mean the Pledged Equity Interests (as defined in the U.S. Security Agreement), the Intercompany Notes and any dividends, interest or distributions in respect of or in exchange for any or all of the Pledged Equity Interests or Intercompany Notes.

“Securitization” shall mean any transaction or series of transactions entered into by a Non-Eligible Subsidiary pursuant to which such Non-Eligible Subsidiary sells, conveys, assigns, grants an interest in or otherwise transfers to a Securitization Subsidiary, Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Subsidiary), and which Securitization Subsidiary finances the acquisition of such Securitization Assets with the cash proceeds of Indebtedness permitted to be incurred by such Securitization Subsidiary or the realization of proceeds from the Securitization Assets in the ordinary course of business, or any similar arrangement with respect to the monetization of receivables reasonably acceptable to the Administrative Agent, it being understood that a Securitization may involve periodic transfers or pledges of accounts receivable in which new Securitization Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Securitization Assets, or interests therein; provided that any such transactions shall otherwise comply with the requirements of this Agreement relating to Securitizations.

“Securitization Assets” shall mean any accounts receivable owed to an Non-Eligible Subsidiary (whether now existing or arising or acquired or formed in the future), arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable and which are sold, transferred or otherwise conveyed by such Non-Eligible Subsidiary to a Securitization Subsidiary.

“Securitization Subsidiary” shall mean a Non-Eligible Subsidiary of Holdings that engages in no activities other than in connection with the financing of accounts receivable (and activities incidental thereto) and that is designated by the board of directors (or similar governing body) of Holdings (as provided below) as a Securitization Subsidiary and: (a) has no Indebtedness or other Obligations (contingent or otherwise) that: (i) are guaranteed by Holdings, any Borrower or any of their Subsidiaries; (ii) are recourse to or obligate Holdings, any Borrower or any of their Subsidiaries in any way or create a Lien on, or otherwise encumber or restrict, the Collateral in any way; or (iii) subjects any property or assets of Holdings, any Borrower or any of their Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof; (b) has no contract, agreement, arrangement or undertaking (except in connection with a Permitted Securitization) with Holdings, any Borrower or any of their Subsidiaries other than on terms no less favorable to Holdings, such Borrower or such Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of a Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivables; (c) neither Holdings, nor any Borrower nor any of their Subsidiaries has any obligation to maintain or preserve the Securitization Subsidiary’s financial condition or cause the Securitization Subsidiaries to achieve certain levels of operating results; and (d) does not commingle its funds or assets with those of any Borrower or any other Loan Party, in each case, other than Standard Securitization Undertakings. Any such designation by the Board of Directors of Holdings will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an officers’ certificate certifying, to such officer’s knowledge and belief, that such designation complied with the foregoing conditions.

“Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to any Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.10 or 5.11.

“Security Documents” shall mean the U.S. Security Agreement, the Australian Security Agreements, the Dutch Security Agreements, the UK Security Agreements, the Bahamian Security Agreements, the Mortgages, the Intellectual Property Security Agreements, the Intercreditor Agreement, the Bailee Letters (if any), the Landlord Access Agreements (if any) and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the U.S. Security Agreement, any Foreign Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the U.S. Security Agreement, any Foreign Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.

“Security Trustee” shall have the meaning assigned to such term in Section 9.13(c).

“Seller’s Retained Interest” shall mean the debt or equity interests held by Holdings or a Subsidiary of Holdings in a Securitization Subsidiary to which Securitization Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets transferred, or any other instrument through which Holdings or a Subsidiary of Holdings has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.

“Secured Leverage Ratio” shall mean the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Net Debt as of such day (other than any portion of Consolidated Net Debt that is unsecured) to (b) Consolidated Adjusted EBITDA for the four Fiscal Quarter period ending on such date.

“Senior Representative” shall mean, with respect to any series of notes or term loans permitted under Section 6.01(p), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Solvent” shall mean:

(a) with respect to a Person (other than a Person incorporated or organized under the laws of Australia or any state or territory of Australia), that as of the date of determination, both (i) (A) the sum of such Person’s debt and liabilities (subordinated, contingent or otherwise) does not exceed the present fair saleable value of such Person’s present assets; (B) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of such Person’s debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (C) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections; (D) such Persons will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (E) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts and liabilities (subordinated, contingent or otherwise) as they become due (whether at maturity or otherwise);

and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable Debtor Relief Laws and Requirements of Law relating to fraudulent transfers and conveyances;

(b) as to any other Person incorporated, registered or organized under the laws of Australia or any state or territory thereof (i) does not become, does not admit in writing that it is, is not declared to be, or is not deemed under any applicable Requirements of Law to be, insolvent under Australian law; (ii) is able to pay its debts (as and when they become due and payable) and does not stop payments of its debts generally; (iii) is not found or declared by a court to be insolvent under Australian law, is not insolvent within the meaning of sections 95A(1) and (2) of the Corporations Act or otherwise found or deemed to be insolvent by law or a court; (iv) complies with a statutory demand that has not been stayed or overturned within the meaning of section 459F(1) of the Corporations Act; (v) is not the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act; (vi) is not insolvent under administration (as defined in the Corporations Act; (vii) is not in liquidation, is not in provisional liquidation, is not under administration or wound up or has had a Controller (as defined in the Corporations Act) appointed to its property; (viii) is not subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Administrative Agent); and

(c) as to any other Person incorporated in the UK, is not or has not admitted its inability to pay its debts as they fall due, has not suspended or threatened to suspend making payments on any of its debt, has not by reason of actual or anticipated financial difficulties, commenced negotiations with its creditors with a view of rescheduling its indebtedness and no moratorium has been declared in respect of its indebtedness.

For purposes of clause (a) of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“South African Acquired Companies” shall mean Exxaro Sands (Pty) Ltd and Exxaro TSA Sands (Pty) Ltd.

“South African Subsidiaries” shall mean any Subsidiary formed under the laws of the Republic of South Africa or any Subsidiary if, as a result of providing a Guaranty of the Obligations or providing any Collateral or being a party to any of the Loan Documents, such Subsidiary would violate any applicable South African “Black Empowerment” laws, any South African exchange control regulations or any other similar South African laws and regulations applicable to it.

“Specified Event of Default” shall mean an Event of Default pursuant to Section 8.01(a), (b) (but only with respect to a breach of Section 6.07 or Section 5.18 (after giving effect to the grace period contained in Section 8.01)), (f), (g) or (m).

“Spot Selling Rate” shall mean the spot selling rate at which the Administrative Agent offers to sell any currency (other than dollars) for dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, repurchase obligations and indemnities entered into by Holdings, any Borrower or any of their Subsidiaries which are customary for a seller or servicer of assets transferred in connection with a Securitization.

“Standby Letter of Credit” shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers’ compensation liabilities of the Borrowers or any of their respective Subsidiaries; (b) the obligations of third-party insurers of the Borrowers or any of their respective Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit; (c) performance, payment, deposit or surety obligations of the Borrowers or any of their respective Subsidiaries if required by a Requirement of Law or in accordance with custom and practice in the industry; or (d) Indebtedness of the Borrowers or any of their respective Subsidiaries permitted to be incurred under Section 6.01.

“Statutory Reserves” shall mean (a) for any Interest Period for any Eurodollar Revolving Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D); or (b) for any Interest Period for any portion of a Borrowing in euros, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in euros maintained by commercial banks which lend in euros. Eurodollar Revolving Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Sterling” shall mean the lawful currency of the United Kingdom.

“Subsidiary” shall mean, with respect to any Person at any date, (a) any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that (1) in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding, (2) for purposes of the representations and warranties made pursuant to Section 4.01 of this Agreement on the Closing Date, “Subsidiary” or “Subsidiaries” shall be deemed to include (x) all Subsidiaries of Holdings other than as set forth in the succeeding clause (y) and (y) South African Subsidiaries only with respect to those representations and warranties that constitute Specified Transaction Agreement Representations or Specified Representations (each as defined in the Term Loan Agreement) and (3) the Excluded Entities shall not be considered Subsidiaries of Holdings for any purpose under the Loan Documents. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings subject to the proviso in the preceding sentence.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.10 and executes a Joinder Agreement in connection therewith.

“Successful Syndication” shall have the meaning given to such term in the Fee Letter.

“Supermajority Lenders” shall mean Lenders having more than 66 2/3% of all Revolving Commitments or, after the Revolving Commitments have terminated, more than 66 2/3% of all Revolving Exposure; provided that the Revolving Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The amount of the Swingline Commitment shall initially be $30.0 million, but shall in no event exceed the Revolving Commitment.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any loan made by the Swingline Lender to a U.S. Borrower pursuant to Section 2.17.

“Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.

“Tax Consolidated Group” shall mean a “consolidated group” or an “MEC group” each as defined in the Australian Tax Act.

“Tax Credit” shall mean a credit against, relief or remission for, or refund or repayment of, any Taxes.

“Tax Payment” shall mean either the increase in a payment (or the payment of an additional amount) made by a Relevant Borrower under Section 2.24 (as defined in such Section) or a payment under Section 2.24(c), or (d) or Section 2.25(a).

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall mean any “Loan” as defined in the Term Loan Agreement

“Term Loan Agent” shall mean the agent under the Term Loan Agreement and related collateral documents, and any successor or new collateral agent thereunder. As of the Closing Date, Goldman Sachs Bank USA is the Term Loan Agent.

“Term Loan Agreement” shall mean the Credit and Guaranty Agreement, dated as of February 8, 2012, by and among Tronox Pigments (Netherlands) B.V., Tronox Inc, certain subsidiaries of Holdings as Guarantors, the Term Loan Agent and the other parties thereto, and any extension, renewal, refinancing or replacement thereof permitted by the terms of this Agreement and the Intercreditor Agreement.

“Term Loan Blocked Reinvestment Account” shall mean a deposit account maintained by Holdings solely for the direct deposit therein of identifiable proceeds of the disposition, or resulting from the disposition of, Term Loan Priority Collateral and subject to a perfected second priority security interest in favor of the Collateral Agent.

“Term Loan Documents” shall mean the Term Loan Agreement and the other Loan Documents as defined in the Term Loan Agreement, including each mortgage and other security documents, guaranties and the notes issued thereunder.

“Term Loan Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Test Period” at any time shall mean the period of four consecutive Fiscal Quarters of Holdings ended on or prior to such time (taken as one accounting period).

“TFA” shall mean a tax funding agreement between the members of a Tax Consolidated Group which includes (a) reasonably appropriate arrangements for the funding of tax payments by the Head Company having regard to the position of each member of the Tax Consolidated Group; (b) an undertaking from the Head Company of the Tax Consolidated Group to compensate each other member adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Tax Consolidated Group; and (c) an undertaking from the Head Company to pay all Group Liabilities of the Tax Consolidated Group before the members of the Tax Consolidated Group make any payments to the Head Company under the agreement, any such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

“the Netherlands” means the part of the Kingdom of The Netherlands located in Europe.

“Title Company” shall mean any title insurance company as shall be retained by the Borrowers and reasonably acceptable to the Administrative Agent.

“Title Policy” shall have the meaning assigned to such term in Section 5.14(a)(iv).

“Transaction Agreement” shall mean the Amended and Restated Transaction Agreement, dated as of April 20, 2012, by and among Tronox Inc, Tronox Limited, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited, Exxaro Holdings Sands (Proprietary) Limited and Exxaro International BV, as such Transaction Agreement was filed as Annex A to the Form S-4 Registration Statement of Holdings and Tronox Inc filed with the SEC on April 20, 2012 and without any amendment, modification or waiver which is materially adverse to the Lenders unless approved by the Administrative Agent.

“Transaction Costs” shall mean the fees, costs and expenses payable by Holdings, any Borrower or any of Holdings’ Subsidiaries in connection with the transactions contemplated by the Exxaro Acquisition, the Transaction Summary, the Transaction Agreement (including filings with the SEC relating thereto), the initial registration statement in Australia, the Loan Documents or the Term Loan Documents.

“Transaction Documents” shall mean the Transaction Agreement and the Loan Documents.

“Transaction Summary” shall mean the summary of the Reorganization as set forth in Schedule 1.01(g).

“Transactions” shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including (a) the consummation of the Exxaro Acquisition; (b) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (c) the Refinancing; and (d) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds.

“Tronox Bahamas” shall mean Tronox Pigments Limited, a Bahamian entity.

“Tronox Exchangeable Share Election” means an election to receive Tronox Exchangeable Shares in connection with the merger of Concordia Acquisition Corporation with and into Holdings pursuant to Section 3.1(e)(i)(B) of the Transaction Agreement.

“Tronox Exchangeable Election Shares” shall mean all shares of the common stock, par value $0.01 per share of Tronox Inc with respect to which a Tronox Exchangeable Share Election has been made as contemplated by the terms of the Transaction Agreement, and not revoked.

“Tronox Exchangeable Shares” shall mean exchangeable shares of Tronox Inc, par value $0.01 per share, with the terms and conditions set forth on Exhibit VI to the Transaction Agreement.

“Tronox Inc” shall mean Tronox Incorporated, a Delaware corporation.

“TSA” shall mean an agreement between the members of a Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Australian Tax Act and complies with the Australian Tax Act and any applicable Requirements of Law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian Tax Act, any such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

“TSL” shall mean Tronox Sands LLP, a limited liability partnership organized in England and Wales.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UK” shall mean England and Wales.

“UK Financing Subsidiary” shall mean a Subsidiary of Holdings organized under the laws of England or Wales which is designated by the Administrative Borrower as a finance subsidiary in a notice to the Administrative Agent. The principal purpose of the finance subsidiary shall be to facilitate financing of Holdings and its Subsidiaries on a global basis and it shall not conduct any operations other than financing activities and activities reasonably incidental thereto.

“UK Finance Reserve” shall mean a reserve against the Borrowing Base established by the Administrative Agent in its Permitted Discretion on account of the funding of bank accounts owned by a UK Financing Subsidiary, which reserve shall not exceed an amount equal to one year’s payroll expense of the applicable UK Financing Subsidiary.

“UK Joint Venture Entities” means any one or more entities organized under the laws of the UK that is (a) TSL (both before and after giving effect to the Permitted TSL Disposition); and (b) any wholly-owned Subsidiary of TSL or such Subsidiary’s wholly-owned Subsidiaries.

“UK Security Agreements” shall mean collectively, (a) the UK Debenture substantially in the form of Exhibit M-4; and (b) each other pledge or security agreement, including, without limitation, share charges and debentures, governed by the laws of England and Wales between or among any Loan Party incorporated or organized under the laws of England and Wales or any province or territory thereof and the Collateral Agent.

“United States” and “U.S.” shall mean the United States of America.

“U.S. Borrowers” shall mean (a) the Initial U.S. Borrower; and (b) any Additional Co-Borrower organized under the laws of the United States that may become a party hereto after the date hereof.

“U.S. Borrowing Availability” shall mean at any time the lesser of (a) the U.S. Borrowing Base at such time; and (b) the aggregate amount of the Lenders’ Revolving Commitments at such time, in each case, less the aggregate U.S. Revolving Exposure of all Lenders at such time.

“U.S. Borrowing Base” shall mean at any time, subject to adjustment as provided in Section 2.21, an amount equal to the sum of, without duplication:

(a) the book value of the U.S. Eligible Accounts multiplied by the advance rate of 85%; plus

(b) the lesser of, (i) the advance rate of 75% multiplied by the Cost of the U.S. Eligible Inventory, and (ii) the advance rate multiplied by 85% of the Net Recovery Cost Percentage multiplied by the Cost of the U.S. Eligible Inventory; minus

(c) any U.S. Reserves then in effect established from time to time by the Administrative Agent, in the exercise of its Permitted Discretion.

The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deem appropriate, in its Permitted Discretion to correct errors, to implement Reserves or to adjust for fluctuations in the currency exchange rate relating to assets comprising the U.S. Borrowing Base.

“U.S. Eligible Accounts” shall have the meaning assigned to such term in Section 2.21(c).

“U.S. Eligible In-Transit Inventory” shall mean Inventory owned by a U.S. Borrower that otherwise satisfies the criteria for U.S. Eligible Inventory set forth herein but is located outside of the United States of America and which is in transit to either the premises of a Freight Forwarder in the United States of America or the premises of such U.S. Borrower in the United States of America which are either owned and controlled by such U.S. Borrower or leased by such U.S. Borrower; provided, that no Inventory shall be U.S. Eligible In-Transit Inventory unless:

(a) the Collateral Agent, on behalf of Secured Parties, has a perfected, First Priority Lien upon such Inventory and all documents of title with respect thereto;

(b) such Inventory either (i) is the subject of a negotiable bill of lading (A) in which the Collateral Agent is named as the consignee (either directly or by means of endorsements); (B) that was issued by the carrier respecting such Inventory that is subject to such bill of lading; and (C) that is in the possession of the Collateral Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases acting on the Collateral Agent’s behalf subject to a Freight Forwarder Letter, duly authorized, executed and delivered by such Freight Forwarder; or (ii) is the subject of a negotiable forwarder’s cargo receipt and such cargo receipt on its face indicates the name of the freight forwarder as a carrier or multi-modal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multi-modal transport operator, in any case respecting such Inventory and either (A) names the Collateral Agent as the consignee (either directly or by means of endorsements); or (B) is in the possession of the Collateral Agent or the Freight Forwarder handling the importing, shipping and delivery of such Inventory, in all cases acting on Agent’s behalf subject to a Freight Forwarder Letter, duly authorized, executed and delivered by such Freight Forwarder;

(c) such Borrower has title to such Inventory;

(d) the Collateral Agent shall have received a Freight Forwarder Letter, duly authorized, executed and delivered by the Freight Forwarder located in the United States of America handling the importing, shipping and delivery of such Inventory;

(e) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, required by the Loan Documents, and the Collateral Agent shall have received a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner reasonably acceptable to the Collateral Agent;

(f) such Inventory is not subject to a Letter of Credit; and

(g) such Inventory shall not have been in transit for more than forty-five (45) days.

Notwithstanding the above, (x) U.S. Eligible Inventory in transit from a third party shall not be excluded from the definition of U.S. Eligible In-Transit Inventory by virtue of clause (b) or (d) of the proviso above for the first thirty (30) days following the Closing Date up to an aggregate amount of $10.0 million for all Dutch Eligible In-Transit Inventory and U.S. In-Transit Inventory in the aggregate and (y) U.S. Eligible Inventory in transit from a Loan Party to another Loan Party shall not be excluded from the definition of U.S. Eligible In-Transit Inventory by virtue of clause (b) or (d) of the proviso above for the first thirty (30) days following the Closing Date.

“U.S. Eligible Inventory” shall have the meaning assigned to such term in Section 2.21(f).

“U.S. Entity” shall mean any Person organized under the laws of the United States of America, any State thereof or the District of Columbia.

“U.S. Reserves” shall mean the sum (without duplication) of all reserves, in such amounts and with respect to such matters, as the Administrative Agent may establish from time to time in its Permitted Discretion; provided, that the initial U.S. Reserves, if any, shall be as set forth on the Borrowing Base Certificate delivered for purposes of the Closing Date.

“U.S. Revolving Loan” shall mean a Loan made by the Lenders to a U.S. Borrower pursuant to Section 2.01(a). Each U.S. Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“U.S. Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit M-1 among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

“USA PATRIOT Act” shall have the meaning set forth in the definition of “Anti-Terrorism Laws.”

“VAT” shall mean

(a) any tax imposed in compliance with the Council Directive of 28 November 2006 or the common system of value added tax (EC Directive 2006/112); and

(b) any other tax of a similar nature, that is either (i) imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above; or (ii) imposed elsewhere.

“Voting Stock” shall mean, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being amended or refinanced, the affects of any amortization of or prepayments on such indebtedness prior to the date of the applicable amendment or refinancing shall be disregarded.

“Wholly Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person; and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yen” shall mean the lawful currency of Japan.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Swingline Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Swingline Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time; (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (g) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means “on, in, under, above or about.”

Section 1.04 Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by the Borrowers and the Required Lenders.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement and either the Administrative Borrower or the Required Lenders shall so request, the Administrative Agent and the Administrative Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP, as applicable, prior to such change therein; and (ii) the Borrowers shall provide the reconciliation statements required by Section 5.01(e). Notwithstanding anything in this Agreement to the contrary, (x) any change in GAAP that would require operating leases to be treated similarly to Capital Leases shall not be given effect in the definition of Indebtedness or any related definitions or in the computation of any financial ratio or requirement hereunder; and (y) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.

Section 1.05 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.06 UCC/PPSA Australia. As used herein, (a) the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper”, “Commercial Tort Claim”, “Equipment”, “Instrument”, “Investment Property” and “Proceeds”; and (b) as such terms relate to any such Property located in Australia, “Chattel Paper” and “Proceeds” shall refer to chattel paper and proceeds as those terms are defined in the PPSA Australia, “Equipment” shall refer to goods (other than goods that are consumer property or inventory) as those terms are defined in the PPSA Australia, “Instrument” shall refer to negotiable instrument as that term is defined in the PPSA Australia and “Investment Property” shall refer to investment instrument and intermediated security as those terms are defined in the PPSA Australia to the extent applicable.

Section 1.07 Currency Matters. All references in the Loan Documents to Loans, Letters of Credit, Obligations and other amounts shall be denominated in dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than dollars shall be determined by the Administrative Agent on a daily basis based on the Spot Selling Rate. No Default or Event of Default shall arise as a result of any limitation of threshold in Article VI set forth in dollars being exceeded solely as a result of changes in currency exchange rates after the date of the relevant action, event or condition. Each Borrower shall report Cost and other Borrowing Base components to Agent in the currency shown in such Borrower’s financial records, and unless expressly provided otherwise, Holdings shall deliver consolidated financial statements and calculate financial covenants in dollars; provided that all Borrowing Base Certificates shall report the Borrowing Bases in dollars and any Borrowing Base component payable by the applicable Account Debtor in a currency other than dollars shall be valued at the Dollar Equivalent of such amount as of the month-end to which such Borrowing Base Certificate relates and the Administrative Agent may from time to time in its discretion update such Dollar Equivalent based upon changes in the currency exchange rate. For purposes of determining the Consolidated Fixed Charge Coverage Ratio and other financial tests in this Agreement, amounts denominated in a currency other than dollars shall be converted to dollars at the currency exchange rate used in preparing the Borrowers’ financial statements corresponding to the test period with respect to the applicable date of determination. Notwithstanding anything herein to the contrary, except as otherwise expressly required in this Agreement, if any Obligation is funded and expressly denominated in a currency other than dollars, Borrowers shall repay such Obligation in such other currency.

Section 1.08 Timing of Payment and Performance. When the payment of any obligations or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as describe din the definition of “Interest Period” herein) or performance shall extend to the immediately succeeding Business Day.

ARTICLE II

THE CREDITS

Section 2.01 Commitments.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly to make (x) Australian Revolving Loans in dollars to any Australian Borrower, (y) Dutch Revolving Loans, at the applicable Borrower’s option, in dollars or euros to any Dutch Borrower and (z) U.S. Revolving Loans, at the applicable Borrower’s option, in dollars or euros to any U.S. Borrower, in each case at any time and from time to time on or after the Closing Date until the earlier of one Business Day prior to the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in:

(i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; or

(ii) the sum of the total Revolving Exposures exceeding the lesser of (A) the total Revolving Commitments and (B) the Aggregate Borrowing Base then in effect.

(b) Within the limits set forth in clause (a) above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.

(c) The Administrative Agent shall not, without the prior consent of all Lenders, make (and shall use its reasonable best efforts to prohibit the Issuing Bank and Swingline Lender, as applicable, from making) any Revolving Loans or provide any Letters of Credit to the Borrowers on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans, Swingline Loans, or Letters of Credit would either (i) cause the aggregate amount of the Revolving Exposure to exceed the Aggregate Borrowing Base or (ii) be made when one or more of the other conditions precedent to the making of Loans hereunder cannot be satisfied except, that, Administrative Agent may make (or cause to be made) such additional Revolving Loans or Swingline Loans or provide such additional Letters of Credit on behalf of the Lenders (each an “Overadvance” and collectively, the “Overadvances”), intentionally and with actual knowledge that such Loans or Letters of Credit will be made without the satisfaction of the foregoing conditions precedent, if the Administrative Agent deems it necessary or advisable in its discretion to do so to (1) pay the premiums in respect of all required insurance policies of the Loan Parties, (2) pay property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral, (3) make repairs, (4) discharge Liens, (5) pay or perform any obligations of any Loan Party under any Collateral or (6) take any other action to protect or preserve the value of any Collateral, provided, that: (x) the total principal amount outstanding at any time of the Overadvances to the Borrowers which the Administrative Agent may make or provide (or cause to be made or provided) after obtaining such actual knowledge that the conditions precedent have not been satisfied, shall not exceed the amount equal to 10% of the Revolving Commitments and shall not cause the total Revolving Exposure to exceed the Revolving Commitments of all of the Lenders; (y) without the consent of all Lenders, (i) no Overadvance shall be outstanding for more than sixty (60) days and (ii) after all Overadvances have been repaid, the Administrative Agent shall not make any additional Overadvance unless sixty (60) days or more have elapsed since the last date on which any Overadvance was outstanding; and (iii) the Administrative Agent shall be entitled to recover such funds, on demand from the Borrowers together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the interest rate provided for in Section 2.06(c). Each Lender shall be obligated to pay the Administrative Agent the amount of its Pro Rata Percentage of any such Overadvance provided, that the Administrative Agent is acting in accordance with the terms of this Section 2.01(c).

Section 2.02 Loans.

(a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans made pursuant to Section 2.17 and Loans deemed made pursuant to Section 2.18(e)(i) and (ii), (x) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments and (y) Eurodollar Revolving Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.11 and 2.12, (i) each Borrowing of Dollar Denominated Loans shall be comprised entirely of ABR Loans or Eurodollar Revolving Loans as the Borrowers may request pursuant to Section 2.03; and (ii) each Borrowing of Euro Denominated Loans shall be comprised entirely of Eurodollar Revolving Loans. Each Lender may at its option make any Eurodollar Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than twelve (12) Eurodollar Revolving Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans deemed made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon), New York City time, and the Administrative Agent shall promptly credit the amounts so received to a U.S. account of the applicable Borrower as directed by the Administrative Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date (in the case of any Eurodollar Revolving Borrowing), and at least 2 hours prior to the time (in the case of any ABR Borrowing), of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent at the time of such Borrowing in accordance with clause (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing; and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

(e) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, as applicable.

Section 2.03 Borrowing Procedure.

(a) To request Loans, the Administrative Borrower shall deliver, by hand delivery or telecopier (or e-mail), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of Eurodollar Revolving Loans, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing; (ii) in the case of Euro Denominated Loans, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of the proposed Borrowing; or (iii) in the case of ABR Loans, not later than 9:00 a.m., New York City time, on the date of the proposed borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) whether the requested borrowing is to be a borrowing of U.S. Revolving Loans, Australian Revolving Loans or Dutch Revolving Loans;

(ii) the aggregate amount of such borrowing;

(iii) the date of such borrowing, which shall be a Business Day;

(iv) in the case of Dollar Denominated Loans, whether such borrowing is to be for ABR Loans or Eurodollar Revolving Loans; provided that all borrowings on the Closing Date shall be for ABR Loans;

(v) in the case of Eurodollar Revolving Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; provided that until the earlier of (A) the date on which the Arranger shall have notified the Borrowers that a Successful Syndication has been achieved and (B) the date that is ninety (90) days following the Closing Date, the Interest Period shall be one month, the Interest Period shall be one month;

(vi) the Borrower requesting such borrowing and the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c);

(vii) that the conditions set forth in Sections 4.02(b)-(d) have been satisfied as of the proposed date of the borrowing; and

(viii) the Approved Currency for such borrowing.

If no election as to the Type of Loans is specified, then the requested borrowing shall be for ABR Loans in dollars. If no Interest Period is specified with respect to any requested Eurodollar Revolving Loan, then the Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b) Appointment of Administrative Borrower. Each Borrower hereby irrevocably appoints and constitutes the Administrative Borrower as its agent to request and receive Loans and Letters of Credit pursuant to this Agreement in the name or on behalf of such Borrower. The Administrative Agent and Lenders may disburse the Loans to such bank account of the Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower, in each case, as the Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. The Administrative Borrower hereby accepts the appointment by the Borrowers to act as the agent of the Borrowers and agrees to ensure that the disbursement of any Loans to a Borrower requested by or paid to or for the account of such Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower. Each Borrower hereby irrevocably appoints and constitutes the Administrative Borrower as its agent to receive statements on account and all other notices from the Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower by the Administrative Borrower shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower. No purported termination of the appointment of the Administrative Borrower as agent as aforesaid shall be effective, except after five (5) days’ prior written notice to the Administrative Agent.

Section 2.04 Evidence of Debt; Repayment of Loans.

(a) Promise to Repay. Each of the Borrowers hereby unconditionally promises, jointly and severally, to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date; and (ii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested. All payments or repayments of Loans made pursuant to this Section 2.04(a) shall be made in the Approved Currency in which such Loan is denominated.

(b) Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain records including (i) the amount and Approved Currency of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the records maintained by the Administrative Agent and each Lender pursuant to this clause (b) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall control in the absence of manifest error.

(c) Promissory Notes. Any Lender by reasonable prior written notice to the Administrative Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit K-1 or K-2, as the case may be. Thereafter, to the extent the applicable Lender shall so request, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.05 Fees.

(a) Commitment Fee. The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender a commitment fee (a “Commitment Fee”) equal to the Applicable Fee per annum on the average daily unused amount of each Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof; and (B) on the date on which such Commitment terminates (pro rated for the number of days elapsed in such month). Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Administrative Agent Fees. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter (the “Administrative Agent Fees”).

(c) LC and Fronting Fees. The Borrowers agree, jointly and severally, to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure; and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s reasonable and customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (x) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; and (y) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this clause (c) shall be payable within thirty (30) days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Borrowers shall pay the Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06 Interest on Loans.

(a) ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b) Eurodollar Revolving Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Revolving Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Default Rate. Notwithstanding the foregoing, if there is an Event of Default that is continuing, the Obligations payable by the Borrowers that are past due shall, to the extent permitted by applicable Requirements of Law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue amounts constituting principal on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06; or (ii) in the case of any other outstanding and overdue amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued at the Default Rate pursuant to Section 2.06(c) shall be payable on demand; (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan without a permanent reduction in Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

(f) Currency for Payment of Interest. All interest paid or payable pursuant to this Section 2.06 shall be paid in the Approved Currency in which the Loan giving rise to such interest is denominated.

Section 2.07 Termination and Reduction of Commitments.

(a) Termination of Commitments. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b) Optional Terminations and Reductions. At their option, the Borrowers may at any time terminate, or from time to time permanently reduce, without premiums or penalty, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million; and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c) Borrower Notice. The Administrative Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three (3) Business Days prior to the effective date of such termination or reduction (or such later date as the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Administrative Borrower pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Administrative Borrower may state that such notice is conditioned upon the effectiveness of another debt issuance or the closing of a securities offering or other transaction, in which case such notice may be revoked by the Administrative Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.08 Interest Elections.

(a) Generally. Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. Borrowings consisting of Euro Denominated Loans may not be converted to a different Type. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than twelve (12) Eurodollar Revolving Borrowings outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Interest Election Notice. To make an election pursuant to this Section 2.08, the Administrative Borrower shall deliver, by hand delivery or telecopier (or e-mail), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting Loans of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Revolving Borrowing;

(iv) if the resulting Borrowing is a Eurodollar Revolving Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; provided that until the earlier of (A) the date on which the Arranger shall have notified the Borrowers that a Successful Syndication has been achieved and (B) the date that is ninety (90) days following the Closing Date, the Interest Period shall be one month; and

(v) the Approved Currency of such Borrowing.

If any such Interest Election Request requests a Eurodollar Revolving Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(c) Automatic Conversion to ABR Borrowing. If an Interest Election Request with respect to a Eurodollar Revolving Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by prior written notice to the Borrowers, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Revolving Borrowing at the end of the Interest Period applicable thereto; and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09 [Reserved].

Section 2.10 Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, subject to the requirements of this Section 2.10; provided that each partial optional prepayment under this Section 2.10(a) shall be (i) in the case of a partial optional prepayment of ABR Borrowings, in an amount that is an integral multiple of $250,000 and not less than $1.0 million or, if less, the outstanding principal amount of such Borrowing and (ii) in the case of a partial optional prepayment of Eurodollar Revolving Borrowings, in an amount that is an integral multiple of $1.0 million and not less than $5.0 million or, if less, the outstanding principal amount of such Borrowing.

(b) Revolving Loan Prepayments.

(i) In the event of the termination of all the Revolving Commitments, the Borrowers shall, on the date of such termination, repay or prepay all of their outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

(ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then the Borrowers shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iii) In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect (including on any date on which Dollar Equivalents are determined pursuant to Section 10.17), the Borrowers shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iv) In the event that the sum of all Lenders’ Revolving Exposures exceeds the Borrowing Base then in effect, (including on any date on which Dollar Equivalents are determined pursuant to Section 10.17), the Borrowers shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess; provided that to the extent such excess results solely by reason of a change in exchange rates, no repayment, replacement or cash collateralization shall be required until such excess remains outstanding for five (5) consecutive Business Days.

(v) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect (including on any date on which Dollar Equivalents are determined pursuant to Section 10.17), the Borrowers shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(vi) In the event that the aggregate Swingline Exposure exceeds the Swingline Commitment then in effect (including on any date on which Dollar Equivalents are determined pursuant to Section 10.17), the Borrowers shall, without notice or demand, immediately repay or prepay Swingline Loans in an aggregate amount sufficient to eliminate such excess.

(vii) In the event that Holdings or its Subsidiaries receive net cash proceeds in connection with an Asset Sale or an insurance or condemnation award and such net cash proceeds constitute proceeds of Revolving Loan Priority Collateral, then within three (3) Business Days following receipt of such proceeds, the Borrowers shall prepay the Revolving Loans (without a corresponding reduction of the Revolving Commitments) in an amount equal to such net cash proceeds.

(c) Application of Prepayments. Prior to any optional or mandatory prepayment hereunder, the Administrative Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(d), subject to the provisions of this Section 2.10(c). Amounts to be applied pursuant to this Section 2.10 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Revolving Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Revolving Loans. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of the Borrowers, the Excess Amount shall be either (A) deposited in an escrow account on terms reasonably satisfactory to the Collateral Agent and applied to the prepayment of Eurodollar Revolving Loans on the last day of the then next-expiring Interest Period for Eurodollar Revolving Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans; and (ii) at any time while an Event of Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13. Any mandatory prepayment shall be made without reduction to the Revolving Commitments.

(d) Notice of Prepayment. The Administrative Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment; (ii) in the case of prepayment of a Borrowing consisting of Euro Denominated Loans, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of prepayment; (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment; and (iv) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable; provided that a notice of prepayment delivered by the Administrative Borrower may state that such notice is conditioned upon the effectiveness of another debt issuance or the closing of a securities offering or other transaction, in which case such notice may be revoked by the Administrative Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

Section 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Revolving Borrowing:

(a) the Administrative Agent reasonably determines (which determination shall be prima facie evidence of the facts so determined) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period or that euros are not available to the Lenders in sufficient amounts to fund any Borrowing consisting of Euro Denominated Loans; or

(b) the Administrative Agent reasonably determines or is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrowers and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Eurodollar Revolving Borrowing requested to be made on the first day of such Interest Period shall be made as a Market Disruption Loan; (ii) any Borrowing that were to have been converted on the first day of such Interest Period to a Eurodollar Revolving Borrowing shall be continued as a Market Disruption Loan; (iii) any outstanding Eurodollar Revolving Borrowing shall be converted, on the last day of the then-current Interest Period, to a Market Disruption Loan; and (iv) Borrowing Requests for Euro Denominated Loans shall not be effective; provided that in each of the foregoing, except to the extent the Borrowers in their sole discretion elect to have any such Borrowing be made as, or converted into, an ABR Loan.

Section 2.12 Yield Protection.

(a) Increased Costs Generally. Subject to the provisions of Section 2.15 (which shall be controlling with respect to Indemnified Taxes addressed therein), if any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank;

(ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes, to the extent such Taxes are indemnifiable under Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Revolving Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Revolving Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Issuing Bank, the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital, liquidity or leverage requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.12 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Revolving Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default); (b) the conversion of any Eurodollar Revolving Loan earlier than the last day of the Interest Period applicable thereto; (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto; or (d) the assignment of any Eurodollar Revolving Loan or earlier than the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.16(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Revolving Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan); over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within five (5) days after receipt thereof.

Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Payments Generally. The Borrowers shall make each payment required to be made by them hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, 2.13, 2.15 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Stamford, Connecticut (or such other account/office as the Administrative Agent may specify to the Borrowers from time to time), except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except for payments with respect to any Euro Denominated Loan or Euro Letter of Credit (which payments shall be made in euros) or except as expressly specified otherwise. Unless payment is otherwise timely made by the Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges) shall be deemed to be a request for ABR Loans on the due date, in the amount of such Obligations. The proceeds of such Loans shall be disbursed as direct payment of the relevant Obligation.

(b) Pro Rata Treatment.

(i) Each payment by the Borrowers of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(ii) Each payment by the Borrowers on account of principal of the Revolving Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders, except as expressly provided in Section 2.20(d).

(c) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties; and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties. It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Administrative Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Lenders to the Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

(d) Sharing of Set-Off. Subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), if any Lender (and/or the Issuing Bank, which shall be deemed a “Lender” for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact; and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Holdings or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

(e) Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(e) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(e) to share in the benefits of the recovery of such secured claim.

(f) Borrower Default. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.15 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased by the Loan Parties as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the applicable withholding agent shall make such deductions; and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrowers shall not be required to compensate any Lender or the Administrative Agent pursuant to this Section 2.15(c) for penalties, interest or other additions with respect to any Tax paid more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Borrowers, in writing, of the Tax, and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Administrative Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders.

(i) Any Foreign Lender that is entitled to an exemption from or reduction of any withholding tax with respect to any payments hereunder or under any other Loan Document shall, to the extent it may lawfully do so, deliver to the Administrative Borrower and to the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the above two sentences, in the case of any taxes that are not U.S. federal withholding taxes, the completion, execution and submission of non-U.S. federal forms shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any unreimbursed cost or expense or would be disadvantageous to such Lender in any material respect.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall, to the extent it may lawfully do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Administrative Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit Q, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, a certificate in substantially the form of Exhibit Q, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate, in substantially the form of Exhibit Q, on behalf of such beneficial owner(s), or

(E) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Administrative Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Foreign Lender shall, from time to time after the initial delivery by such Foreign Lender of the forms described above, whenever a lapse in time or change in such Foreign Lender’s circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate, promptly (1) deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Foreign Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Foreign Lender’s status or that such Foreign Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and the Administrative Borrower of its inability to deliver any such forms, certificates or other evidence.

(iv) Any Lender that is not a Foreign Lender shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable Requirements of Law or upon the request of the Administrative Borrower or the Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9 certifying that it is not subject to backup withholding.

(f) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Administrative Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Administrative Borrower, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Administrative Borrower as may be necessary for the Administrative Agent and the Borrowers to comply with their respective obligations (including any applicable reporting requirements) under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment.

(g) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This clause (f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes or Other Taxes giving rise to such refund had never been imposed in the first instance.

(h) Payments. For purposes of this Section 2.15, any payments by the Administrative Agent to a Lender of any amounts received by the Administrative Agent from the Borrowers on behalf of such Lender shall be treated as a payment from the Borrowers to such Lender.

(i) Issuing Bank. For all purposes of this Section 2.15, the term Lender shall include the Issuing Bank.

Section 2.16 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrowers to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future; and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Borrowers shall be conclusive absent manifest error.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender, or if the Borrowers exercise their replacement rights under Section 10.02(d), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrowers shall have paid (or shall have caused to be paid) to the Administrative Agent the processing and recordation fee specified in Section 10.04(b);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts due and payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts;

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section 2.16(b), it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

Section 2.17 Swingline Loans.

(a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.17 and in its discretion, to make Swingline Loans in dollars to the Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding 10% of the Revolving Commitments; or (ii) the sum of the total Revolving Exposures exceeding the lesser of (A) the total Revolving Commitments and (B) the Aggregate Borrowing Base; provided that the Borrowers shall not use the proceeds of any Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Swingline Loans.

(b) Swingline Loans. To request a Swingline Loan, the Administrative Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower to an account as directed by the applicable Borrower in the applicable Borrowing Request maintained with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. The Borrowers shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $1.0 million and integral multiples of $100,000 above such amount.

(c) Prepayment. The Borrowers shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 4:00 p.m., New York City time, on the proposed date of prepayment.

(d) Participations. The Swingline Lender may at any time in its discretion by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.17(d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this clause (d) by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Administrative Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this Section 2.17(d), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this Section 2.17(d), as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 2.17(d) shall not relieve the Borrowers of any default in the payment thereof.

Section 2.18 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, any Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit denominated in any Approved Currency for its own account or the account of another Borrower or a Subsidiary of a Borrower in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that such Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Issuing Bank shall have no obligation to issue, and the Administrative Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the total Revolving Exposure would exceed the lesser of (i) the total Revolving Commitments and (ii) the Aggregate Borrowing Base. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the applicable Borrower or the Administrative Borrower shall deliver, by hand or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank), an LC Request to the Issuing Bank and the Administrative Agent not later than 1:00 p.m. on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii) the amount and the currency thereof (which shall be any Approved Currency);

(iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

(iv) the name and address of the beneficiary thereof;

(v) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that such Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

(vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(viii) such other matters as the Issuing Bank may reasonably require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i) the Letter of Credit to be amended, renewed or extended;

(ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(iii) the nature of the proposed amendment, renewal or extension; and

(iv) such other matters as the Issuing Bank may reasonably require.

If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment; (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments; and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank and the Administrative Agent shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.

Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, who shall promptly notify each Revolving Lender, thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.18(d). If the Issuing Bank is not the same Person as the Administrative Agent, on the first Business Day of each calendar month, the Issuing Bank shall provide to the Administrative Agent a report listing all outstanding Letters of Credit and the amounts and beneficiaries thereof and the Administrative Agent shall promptly provide such report to each Revolving Lender.

(c) Expiration Date.

(i) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (B) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

(ii) If any Borrower so requests in any Letter of Credit Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than sixty (60) days prior to the then current expiry date. The Borrowers shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (A) one (1) year from the date of such renewal and (B) the Letter of Credit Expiration Date; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(l) or otherwise), or (y) it has received notice on or before the day that is two (2) Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this clause(ii), (1) from the Administrative Agent that any Revolving Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 are not then satisfied.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.18(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.

(i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made if the Administrative Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the

Administrative Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that the Administrative Borrower receives such notice; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans or Swingline Loans in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline Loans.

(ii) If the Borrowers fail to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrowers pursuant to Section 2.18(e)(i) prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from the Borrowers thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

(iii) If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and the Administrative Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Administrative Borrower, the rate per annum set forth in Section 2.18(h); and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(iv) All payments made pursuant to this Section 2.18(e) shall be in the Approved Currency in which the LC Disbursement giving rise to such payment is denominated.

(f) Obligations Absolute. The Reimbursement Obligation of the Borrowers as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of the Borrowers and their respective Subsidiaries. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable Requirements of Law) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and the applicable Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement pursuant to clause (e)(i) above in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to and including the date that such Borrower is required to reimburse such LC Disbursement under Section 2.18(e)(i), at the interest rate then in effect for ABR Loans, and thereafter, at the rate per annum determined pursuant to Section 2.06(c) until (but excluding) the date that such Borrower reimburses such LC Disbursement pursuant to clause (e)(i) above. Interest accrued pursuant to this clause (h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Administrative Borrower receives written notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this clause (i), the Borrowers shall deposit on terms and in accounts satisfactory to the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 8.01(g) or (h). Funds so deposited shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral under this Section 2.18(i) as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Administrative Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(j) Additional Issuing Banks. The Administrative Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Bank and such Revolving Lender(s). Any Revolving Lender designated as an issuing bank pursuant to this clause (j) shall have all the rights and obligations of the Issuing Bank under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as the Issuing Bank, as the context shall require. The Administrative Agent shall notify the Lenders of any such additional Issuing Bank. If at any time there is more than one Issuing Bank hereunder, the Borrowers may, in their discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(k) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least thirty (30) days’ prior notice to the Lenders, the Administrative Agent and the Administrative Borrower. The Issuing Bank may be replaced at any time by written agreement among the Administrative Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such resignation or replacement of the Issuing Bank shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring or replaced Issuing Bank, as applicable, pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement, as applicable, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter; and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

(l) Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(m) Euro Letters of Credit. Notwithstanding anything herein to the contrary, with respect to any Euro Letter of Credit, the related LC Exposure, the related Reimbursement Obligation of the Borrowers, any reimbursement obligation of any Revolving Lender pursuant to Section 2.18(e), any other obligation owed by or to any Revolving Lender, and any LC Participation Fee or Fronting Fee owed pursuant to Section 2.05(c) shall be calculated and due solely in dollars. The exchange rate for conversion into dollars utilized shall be the Dollar Equivalent of euros as reasonably determined by the Issuing Bank in consultation with the Administrative Agent based on the rate at which the Issuing Bank could convert or has converted any euros into dollars taking into account all transaction costs. Any such exchange rate shall be updated at intervals reasonably determined by the Issuing Bank after consultation with the Administrative Agent.

Section 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Commitment Fee shall cease to accrue on the Commitment of such Lender so long as it is a Defaulting Lender (except to the extent it is payable to the Issuing Bank pursuant to clause (c)(v) below);

(b) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.18(i) for so long as such LC Exposure is outstanding;

(iii) if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (ii) above, the Borrowers shall not be required to pay the LC Participation Fee with respect to such portion of such Defaulting Lender’s LC Exposure so long as it is cash collateralized;

(iv) if any portion of such Defaulting Lender’s LC Exposure is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the LC Participation Fee with respect to such portion shall be allocated among the non-Defaulting Lenders in accordance with their Pro Rata Percentages; or

(v) if any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(b), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, the Commitment Fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and the LC Participation Fee payable with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(c) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateralized in accordance with Section 2.19(b), and participations in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (and Defaulting Lenders shall not participate therein); and

(d) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.14(d) but excluding Section 2.16(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; (iv) fourth, if so determined by the Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement; (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (vi) sixth, to such

Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations; and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, the Administrative Borrower, the Issuing Bank or the Swingline Lender, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Percentage. The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to other rights and remedies that the Borrowers, the Administrative Agent, the Issuing Bank, the Swingline Lender and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.19 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

Section 2.20 Increase in Commitments.

(a) Borrower Request. The Borrowers may by written notice from the Administrative Borrower to the Administrative Agent elect to request prior to the Revolving Maturity Date, an increase to the existing Revolving Commitments by an amount not in excess of $200.0 million in the aggregate and in an integral multiple of $5.0 million and not less than $15.0 million individually. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrowers propose that the increased or new Commitments shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent; and (ii) the identity of each Eligible Assignee to whom the Borrowers propose any portion of such increased or new Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment.

(b) Conditions. The increased Commitments shall become effective, as of such Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 4.02 shall be satisfied on the Increase Effective Date;

(ii) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iii) the Borrowers shall make any payments required pursuant to Section 2.13 in connection with any adjustment of Revolving Loans pursuant to Section 2.20(d);

(iv) the Borrowers shall deliver or cause to be delivered any legal opinions or other customary documents reasonably requested by the Administrative Agent in connection with any such transaction; and

(v) if the Administrative Agent determines in its reasonable discretion upon the advice of counsel that the same is required by, or advisable under, applicable Requirements of Law, the Borrowers and Guarantors shall enter into any security documents, amendments, confirmations, reaffirmations or other agreements to maintain the Collateral Agent’s fully perfected First Priority Lien on the Collateral, subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding).

(c) Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to the new Commitments shall be identical to the Revolving Loans (it being understood and agreed that the Borrowers may, at their option, pay customary arrangement and upfront fees (or similar fees) in connection with the increased Commitments). The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrowers, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance reasonably satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.20. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to new Commitments made pursuant to this Agreement.

(d) Adjustment of Revolving Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Revolving Commitments, then each Revolving Lender that is acquiring a new or additional Revolving Commitment on the Increase Effective Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to such Increase Effective Date. If there is a new borrowing of Revolving Loans on such Increase Effective Date, the Revolving Lenders after giving effect to such Increase Effective Date shall make such Revolving Loans in accordance with Section 2.01(b).

(e) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.20 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Commitments.

Section 2.21 Determination of Borrowing Bases.

(a) Australian Eligible Accounts. On any date of determination of the Australian Borrowing Base, all of the Accounts owned by the Australian Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Australian Borrowers to the Administrative Agent shall be “Australian Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against Australian Eligible Accounts. Australian Eligible Accounts shall not include any of the following Accounts:

(i) any Account in which the Collateral Agent (or the Australian Security Trustee), on behalf of the Secured Parties, does not have a perfected, first priority Lien (including under the relevant laws of the Account Debtor’s jurisdiction of organization) (subject to Liens permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii) any Account that is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent (or the Australian Security Trustee), on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent or the Australian Security Trustee; and (C) a Lien permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii) any Account that is not owned by an Australian Borrower;

(iv) any Account due from an Account Debtor that is either (x) not domiciled in an Eligible Account Debtor Jurisdiction or (y) (if not a natural Person) organized or incorporated under the laws of an Eligible Account Debtor Jurisdiction unless (A) such Account is backed by an irrevocable letter of credit or other credit support, in each case, reasonably acceptable to the Administrative Agent and which is in the possession of, and is directly drawable by, the Administrative Agent; (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent; or (C) (1) such Account Debtor is an Eligible Multinational Account Debtor and (2) such Account Debtor’s securities are rated BBB- or better by S&P or Baa3 or better by Moody’s; provided that the sum of all Australian Eligible Accounts, Dutch Eligible Accounts and U.S. Eligible Accounts, in the aggregate, due from all Eligible Multinational Account Debtors shall not exceed $20.0 million;

(v) any Account that is payable in any currency other than dollars, Australian Dollars, Canadian Dollars, euros, Krone, Kronor, New Zealand Dollars, Sterling or Yen;

(vi) any Account that does not arise from the sale of goods or the performance of services by the Australian Borrowers in the ordinary course of their business unless such Account (A) arises from the sale of goods or the performance of services by Tronox Bahamas in the ordinary course of business; (B) has been purchased by an Australian Borrower; and (C) otherwise qualifies as an Australian Eligible Account in accordance with this Section 2.21(a);

(vii) any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(viii) any Account (A) to the extent that the applicable Australian Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied (for so long as such condition remains unsatisfied); (B) as to which the applicable Australian Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or otherwise; or (C) to the extent that it represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the applicable Australian Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(ix) to the extent that any defense, counterclaim, setoff or dispute is or has been asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;

(x) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xi) any Account with respect to which an invoice or other electronic transmission constituting a request for payment, acceptable to the Administrative Agent in form and substance (it being agreed that forms or transmissions substantially similar to those used in Accounts included in the Australian Borrowing Base as of the Closing Date are deemed to be acceptable) and which complies in all material respects, if applicable, with the Australian GST Act requirements, has not been sent on a timely basis to, and received by, the applicable Account Debtor, in each case, according to the normal invoicing and timing procedures of the applicable Australian Borrower;

(xii) any Account that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party;

(xiii) to the extent any Borrower, Guarantor or Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to any Borrower, Guarantor or Subsidiary or for which a Borrower, Guarantor or Subsidiary is liable for a rebate or has accrued a reserve for such Account but only to the extent of the potential offset, rebate or reserve;

(xiv) any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(xv) any Account as to which any of the following applies:

(A) any Account not paid within 120 days following its original invoice date or that is more than 60 days past due according to its original terms of sale; or

(B) to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, the Account Debtor obligated upon such Account suspends its business (taken as a whole), makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(C) to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, a petition is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xvi) any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in Section 2.21(a)(xv);

(xvii) any Account as to which any of the representations or warranties in the Loan Documents are untrue;

(xviii) to the extent such Account is evidenced by a judgment;

(xix) any Account that is the obligation of an Account Debtor whose total obligations owing to all of the Borrowers exceed (A) with respect to Sherwin Williams, forty (40%) percent of all Eligible Accounts, (B) with respect to each of AKZO Nobel, Benjamin Moore and PPG Industries, individually, twenty-five (25%) percent of all Eligible Accounts, or (C) with respect to all other Account Debtors, individually, fifteen (15%) percent of all Eligible Accounts, in each case to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(xx) any Account on which the Account Debtor is a Governmental Authority (other than a Governmental Authority representing the Crown in Australia), unless (A) if the Account Debtor is the United States of America, any State or political subdivision thereof or any department, agency or instrumentality of the United States of America or any State or political subdivision thereof, the applicable Australian Borrower has assigned its rights to payment of such Account to the Collateral Agent or the Australian Security Trustee pursuant to the Assignment of Claims Act of 1940, as amended, in the case of any such federal Governmental Authority, and pursuant to any requirements of applicable Requirements of Law, if any, in the case of any such other Governmental Authority; and (B) if the Account Debtor is any other Governmental Authority, the applicable Australian Borrower has, if required by any applicable Requirements of Law, assigned its rights to payment of such Account to the Collateral Agent or the Australian Security Trustee pursuant to applicable Requirements of Law, if any, and, in each such case where such acceptance and acknowledgment is required by applicable Requirements of Law, such assignment has been accepted and acknowledged by the appropriate government officers to the extent so required;

(xxi) any Account that is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Australian Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the applicable Australian Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Administrative Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(xxii) any Account that is not freely assignable by the applicable Australian Borrower without consent of the Account Debtor (unless such irrevocable and unconditional consent has been obtained from the relevant Account Debtor);

(xxiii) any Account that arises under a contract governed by the laws of any jurisdiction other than any Eligible Account Debtor Jurisdiction; or

(xxiv) any Account that the Administrative Agent determine in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determine in its Permitted Discretion is unacceptable for any reason whatsoever (in which event the Administrative Agent shall provide notice and be available to discuss in accordance with the procedures set forth in the definition of “Permitted Discretion”).

(b) Dutch Eligible Accounts. On any date of determination of the Dutch Borrowing Base, all of the Accounts owned by the Dutch Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Dutch Borrowers to the Administrative Agent shall be “Dutch Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against Dutch Eligible Accounts. Dutch Eligible Accounts shall not include any of the following Accounts:

(i) any Account in which the Collateral Agent, on behalf of the Secured Parties, does not have a perfected, first priority Lien (including under the relevant laws of the Account Debtor’s jurisdiction of organization) (subject to Liens permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii) any Account that is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent, on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent; and (C) a Lien permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii) any Account that is not owned by a Dutch Borrower;

(iv) any Account due from an Account Debtor that is either (x) not domiciled in an Eligible Account Debtor Jurisdiction or (y) (if not a natural Person) organized or incorporated under the laws of an Eligible Account Debtor Jurisdiction unless (A) such Account is backed by an irrevocable letter of credit or other credit support, in each case, reasonably acceptable to the Administrative Agent and which is in the possession of, and is directly drawable by, the Administrative Agent; (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the

Administrative Agent; or (C) (1) such Account Debtor is an Eligible Multinational Account Debtor and (2) such Account Debtor’s securities are rated BBB- or better by S&P or Baa3 or better by Moody’s; provided that the sum of all Australian Eligible Accounts, Dutch Eligible Accounts and U.S. Eligible Accounts, in the aggregate, due from all Eligible Multinational Account Debtors shall not exceed $20.0 million;

(v) any Account that is payable in any currency other than dollars, Australian Dollars, Canadian Dollars, euros, Krone, Kronor, New Zealand Dollars, Sterling or Yen;

(vi) any Account that does not arise from the sale of goods or the performance of services by the Dutch Borrowers in the ordinary course of their business;

(vii) any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(viii) any Account (A) to the extent that the applicable Dutch Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied (for so long as such condition remains unsatisfied); (B) as to which the applicable Dutch Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or otherwise; or (C) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the applicable Dutch Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(ix) to the extent that any defense, counterclaim, setoff or dispute is or has been asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;

(x) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xi) any Account with respect to which an invoice or other electronic transmission constituting a request for payment, acceptable to the Administrative Agent in form and substance (it being agreed that forms or transmissions substantially similar to those used in Accounts included in the Dutch Borrowing Base as of the Closing Date are deemed to be acceptable) and which complies with the relevant VAT requirements and shows the amounts and percentage of VAT applied, if any, has not been sent on a timely basis to, and received by, the applicable Account Debtor, in each case, according to the normal invoicing and timing procedures of the applicable Dutch Borrower;

(xii) any Account that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party;

(xiii) to the extent any Borrower, Guarantor or Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to any Borrower, Guarantor or Subsidiary or for which a Borrower, Guarantor or Subsidiary is liable for a rebate or has accrued a reserve for such Account but only to the extent of the potential offset, rebate or reserve;

(xiv) any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(xv) any Account as to which any of the following applies:

(A) any Account not paid within 120 days following its original invoice date or that is more than 60 days past due according to its original terms of sale; or

(B) to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, the Account Debtor obligated upon such Account suspends its business (taken as a whole), makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(C) to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, a petition is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xvi) any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in Section 2.21(b)(xv);

(xvii) any Account as to which any of the representations or warranties in the Loan Documents are untrue;

(xviii) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(xix) any Account that is the obligation of an Account Debtor whose total obligations owing to the Borrowers exceed (A) with respect to Sherwin Williams, forty (40%) percent of all Eligible Accounts, (B) with respect to each of AKZO Nobel, Benjamin Moore and PPG Industries, individually, twenty-five (25%) percent of all Eligible Accounts, or (C) with respect to all other Account Debtors, individually, fifteen (15%) percent of all Eligible Accounts, in each case to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(xx) any Account on which the Account Debtor is a Governmental Authority, unless if the Account Debtor is the United States of America, any State or political subdivision thereof or any department, agency or instrumentality of the United States of

America or any State or political subdivision thereof, the applicable Dutch Borrower has assigned its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of any such federal Governmental Authority, and pursuant to any applicable Requirements of Law, if any, in the case of any such other Governmental Authority;

(xxi) any Account that is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Dutch Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the applicable Dutch Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Administrative Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(xxii) any Account that arises under a contract which is subject to consumer protection laws;

(xxiii) any Account that cannot be easily segregated and identified for ownership purposes and for purposes of the Dutch Security Agreements;

(xxiv) any Account that is not freely assignable by the applicable Dutch Borrower without consent of the Account Debtor (unless such irrevocable and unconditional consent has been obtained from the relevant Account Debtor);

(xxv) any Account which, alone, or together with the agreement from which it arises, contravenes in any material respect any applicable Requirements of Law, including the Dutch 1977 Sanctions Act (Sanctiewet 1977) and the rules and regulations promulgated pursuant thereto;

(xxvi) any Account that arises under a contract governed by the laws of any jurisdiction other than any Eligible Account Debtor Jurisdiction; or

(xxvii) any Account that the Administrative Agent determine in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determine in its Permitted Discretion is unacceptable for any reason whatsoever (in which event the Administrative Agent shall provide notice and be available to discuss in accordance with the procedures set forth in the definition of “Permitted Discretion”).

(c) U.S. Eligible Accounts. On any date of determination of the U.S. Borrowing Base, all of the Accounts owned by the U.S. Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the U.S. Borrowers to the Administrative Agent shall be “U.S. Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against U.S. Eligible Accounts. Eligible Accounts shall not include any of the following Accounts:

(i) any Account in which the Collateral Agent, on behalf of the Secured Parties, does not have a perfected, first priority Lien (including under the relevant laws of the Account Debtor’s jurisdiction of organization) (subject to Liens permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii) any Account that is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent, on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent; and (C) a Lien permitted under Section 6.02(b), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii) any Account that is not owned by a U.S. Borrower;

(iv) any Account due from an Account Debtor that is either (x) not domiciled in an Eligible Account Debtor Jurisdiction or (y) (if not a natural Person) organized or incorporated under the laws of an Eligible Account Debtor Jurisdiction unless (A) such Account is backed by an irrevocable letter of credit or other credit support, in each case, reasonably acceptable to the Administrative Agent and which is in the possession of, and is directly drawable by, the Administrative Agent; (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent; or (C) (1) such Account Debtor is an Eligible Multinational Account Debtor and (2) such Account Debtor’s securities are rated BBB- or better by S&P or Baa3 or better by Moody’s; provided that the sum of all Australian Eligible Accounts, Dutch Eligible Accounts and U.S. Eligible Accounts, in the aggregate, due from all Eligible Multinational Account Debtors shall not exceed $20.0 million;

(v) any Account that is payable in any currency other than dollars, Australian Dollars, Canadian Dollars, euros, Krone, Kronor, New Zealand Dollars, Sterling or Yen;

(vi) any Account that does not arise from the sale of goods or the performance of services by the U.S. Borrowers in the ordinary course of their business unless such Account (A) arises from the sale of goods or the performance of services by Tronox Bahamas in the ordinary course of business; (B) has been purchased by a U.S. Borrower; and (C) otherwise qualifies as a U.S. Eligible Account in accordance with this Section 2.21(c);

(vii) any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(viii) any Account (A) to the extent that the applicable U.S. Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied (for so long as such condition remains unsatisfied); (B) as to which the applicable Australian Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or otherwise; or (C) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the applicable U.S. Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(ix) to the extent that any defense, counterclaim, setoff or dispute is or has been asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;

(x) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xi) any Account with respect to which an invoice or other electronic transmission constituting a request for payment, acceptable to the Administrative Agent in form and substance (it being agreed that forms or transmissions substantially similar to those used in Accounts included in the U.S. Borrowing Base as of the Closing Date are deemed to be acceptable) has not been sent on a timely basis to, and received by, the applicable Account Debtor according to the normal invoicing and timing procedures of the applicable U.S. Borrower;

(xii) any Account that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party;

(xiii) to the extent any Borrower, Guarantor or Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to any Borrower, Guarantor or Subsidiary or for which a Borrower, Guarantor or Subsidiary is liable for a rebate or has accrued a reserve for such Account but only to the extent of the potential offset, rebate or reserve;

(xiv) any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(xv) any Account as to which any of the following applies:

(A) any Account not paid within 120 days following its original invoice date or that is more than 60 days past due according to its original terms of sale; or

(B) to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, the Account Debtor obligated upon such Account suspends its business (taken as a whole), makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(C) to the extent known or reasonably knowable by the Borrowers or the Administrative Agent, a petition is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xvi) any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in Section 2.21(c)(xv);

(xvii) any Account as to which any of the representations or warranties in the Loan Documents are untrue;

(xviii) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(xix) any Account that is the obligation of an Account Debtor whose total obligations owing to the Borrowers exceed (A) with respect to Sherwin Williams, forty (40%) percent of all Eligible Accounts, (B) with respect to each of AKZO Nobel, Benjamin Moore and PPG Industries, individually, twenty-five (25%) percent of all Eligible Accounts, or (C) with respect to all other Account Debtors, individually, fifteen (15%) percent of all Eligible Accounts, in each case to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(xx) any Account on which the Account Debtor is a Governmental Authority, unless (A) if the Account Debtor is the United States of America, any State or political subdivision thereof or any department, agency or instrumentality of the United States of America or any State or political subdivision thereof, the applicable U.S. Borrower has assigned its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of any such federal Governmental Authority, and pursuant to any applicable Requirements of Law, if any, in the case of any such other Governmental Authority; and (B) if the Account Debtor is any other Governmental Authority, the applicable U.S. Borrower has, if required by any applicable Requirements of Law, assigned its rights to payment of such Account to the Collateral Agent pursuant to applicable Requirements of Law, if any, and, in each such case where such acceptance and acknowledgment is required by applicable Requirements of Law, such assignment has been accepted and acknowledged by the appropriate government officers to the extent so required;

(xxi) any Account that is owed by an Account Debtor located in any jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable U.S. Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent the applicable U.S. Borrower may qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty reasonably viewed by the Administrative Agent to be material in amount, and such later qualification cures any access to such courts to enforce payment of such Account;

(xxii) any Account that is not freely assignable by the applicable U.S. Borrower without consent of the Account Debtor (unless such irrevocable and unconditional consent has been obtained from the relevant Account Debtor)

(xxiii) any Account that arises under a contract governed by the laws of any jurisdiction other than any Eligible Account Debtor Jurisdiction; or

(xxiv) any Account that the Administrative Agent determine in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determine in its Permitted Discretion is unacceptable for any reason whatsoever (in which event the Administrative Agent shall provide notice and be available to discuss in accordance with the procedures set forth in the definition of “Permitted Discretion”).

(d) Australian Eligible Inventory. On any date of determination of the Australian Borrowing Base, all of the Inventory owned by the Australian Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent shall be “Australian Eligible Inventory” for the purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against Australian Eligible Inventory. Australian Eligible Inventory shall not include any Inventory that:

(i) the Collateral Agent (or the Australian Security Trustee), on behalf of Secured Parties, does not have a perfected, first priority Lien upon (subject to Liens permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii) is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent (or the Australian Security Trustee), on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent or the Australian Security Trustee; and (C) a Lien permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii) (A) is stored at a leased location where the aggregate value of Inventory exceeds $500,000 unless either (x) a reasonably satisfactory Landlord Access Agreement has been delivered to the Administrative Agent, or (y) Reserves reasonably satisfactory to the Administrative Agent (not to exceed three (3) months of periodic rent and, if a default under the applicable lease or other agreement by the Loan Parties exists, an amount equal to the amounts due and payable thereunder) have been established with respect thereto; or (B) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $500,000 unless either (x) a reasonably satisfactory, acknowledged Bailee Letter has been received by the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto; or (C) is stored at a location where the aggregate book value of Inventory is less than $100,000; provided that the requirement for Reserves set forth in clauses (A)(y) and (B)(y) above shall be waived for the first sixty (60) days following the Closing Date and Inventory stored at a leased location or with a bailee or warehouseman shall not be excluded from the definition of Australian Eligible Inventory by virtue of this clause (iii)(A) or (B) during such period;

(iv) is placed on consignment, unless both (x) an effective first ranking Lien under the PPSA Australia in respect of the relevant Inventory in favor of the Collateral Agent or the Australian Security Trustee has been established and all relevant financing statements have been properly filed against the consignee (as assigned to the Collateral Agent or the Australian Security Trustee); and (y) there is a written agreement acknowledging that such Inventory is held on consignment, that the applicable Australian Borrower retains title to such Inventory, that no Lien arising by, through or under such consignment has attached or will attach to such Inventory (and proceeds thereof) and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property; provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of Inventory placed on consignment shall not exceed $20.0 million; provided, further that the requirement to deliver a written agreement pursuant to clause (y) above shall be waived for the first sixty (60) days following the Closing Date;

(v) is not located in Australia or is in transit;

(vi) is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and landlords, carriers, bailees and warehousemen if clause (iii) above has been complied with;

(vii) is to be returned to suppliers or consists of goods returned or rejected by a Borrower’s customers;

(viii) is obsolete, unsalable, shopworn, damaged or unfit for sale;

(ix) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory (except to the extent it is a work-in-process which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time) or replacement parts; provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of work-in-process Inventory which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time shall not exceed $10.0 million;

(x) is not of a type held for sale in the ordinary course of the Australian Borrowers’ business;

(xi) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(xii) consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available unless the applicable Australian Borrower has obtained all of the necessary licenses and is in material compliance with Environmental Law, including with respect to handling and disposal of all such Hazardous Material;

(xiii) is subject to any licensing arrangement the effect of which would be to limit the ability of Administrative Agent, or any Person selling the Inventory on behalf of Administrative Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment to the licensor or other Person, unless such consent has been obtained;

(xiv) is not covered by casualty insurance maintained as required by Section 5.05;

(xv) is purchased pursuant to an agreement that includes a retention of title provision until the Inventory has been indefeasibly paid for in full;

(xvi) after the Bahamian Effective Date, is held for sale, or intended to be sold, through Tronox Bahamas or another Bahamian entity unless the Bahamian Receivables Conditions are satisfied; or

(xvii) is not either otherwise acceptable to, or subject to a Reserve acceptable to, the Administrative Agent, in its Permitted Discretion.

(e) Dutch Eligible Inventory. On any date of determination of the Dutch Borrowing Base, all of the Inventory owned by the Dutch Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent shall be “Dutch Eligible Inventory” for the purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against Dutch Eligible Inventory. Dutch Eligible Inventory shall not include any Inventory that:

(i) the Collateral Agent, on behalf of Secured Parties, does not have a perfected, first priority Lien upon (subject to Liens permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii) in respect whereof the applicable Borrower does not hold free legal title or which is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent, on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent; and (C) a Lien permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii) (A) is stored at a leased location where the aggregate value of Inventory exceeds $500,000 unless either (x) a reasonably satisfactory Landlord Access Agreement has been delivered to the Administrative Agent, or (y) Reserves reasonably satisfactory to the Administrative Agent (not to exceed three (3) months of periodic rent and, if a default under the applicable lease or other agreement by the Loan Parties exists, an amount equal to the amounts due and payable thereunder) have been established with respect thereto; or (B) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $500,000 unless either (x) a reasonably satisfactory, acknowledged Bailee Letter has been received by the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto; or (C) is stored at a location where the aggregate book value of Inventory is less than $100,000; provided that the requirement for Reserves set forth in clauses (A)(y) and (B)(y) above shall be waived for the first sixty (60) days following the Closing Date and Inventory stored at a leased location or with a bailee or warehouseman shall not be excluded from the definition of Dutch Eligible Inventory by virtue of this clause (iii)(A) or (B) during such period;

(iv) is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to the Administrative Agent is in place with respect to such Inventory and the Borrowers have taken all steps necessary to perfect the Collateral Agent’s interest in the Inventory (including the filing of financing statements, if applicable); provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of Inventory placed on consignment shall not exceed $20.0 million; provided, further that the requirement to deliver a written agreement pursuant to clause (y) above shall be waived for the first sixty (60) days following the Closing Date;

(v) is not located in the Netherlands or is in transit (unless it is Dutch Eligible In-Transit Inventory); provided that the sum of all Dutch Eligible In-Transit Inventory and U.S. Eligible In-Transit Inventory, in each case, in transit from a third party, in the aggregate, shall not exceed $25.0 million;

(vi) is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and landlords, carriers, bailees and warehousemen if clause (iii) above has been complied with;

(vii) is to be returned to suppliers or consists of goods returned or rejected by a Borrower’s customers;

(viii) is obsolete, unsalable, shopworn, damaged or unfit for sale;

(ix) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory (except to the extent it is a work-in-process which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time) or replacement parts; provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of work-in-process Inventory which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time shall not exceed $10.0 million;

(x) is not of a type held for sale in the ordinary course of the Dutch Borrowers’ business;

(xi) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(xii) consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available unless the applicable Dutch Borrower has obtained all of the necessary licenses and is in material compliance with Environmental Law, including with respect to handling and disposal of all such Hazardous Material;

(xiii) is subject to any licensing arrangement the effect of which would be to limit the ability of Administrative Agent, or any Person selling the Inventory on behalf of Administrative Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment to the licensor or other Person, unless such consent has been unconditionally and irrevocably obtained;

(xiv) is not covered by casualty insurance maintained as required by Section 5.05;

(xv) is purchased pursuant to an agreement that includes a retention of title provision until the Inventory has been indefeasibly paid for in full; or

(xvi) is not either otherwise acceptable to, or subject to a Reserve acceptable to, the Administrative Agent, in its Permitted Discretion.

(f) U.S. Eligible Inventory. On any date of determination of the U.S. Borrowing Base, all of the Inventory owned by the U.S. Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent shall be “U.S. Eligible Inventory” for the purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent shall have the right from time to time in its Permitted Discretion to establish, modify or eliminate Reserves against U.S. Eligible Inventory. U.S. Eligible Inventory shall not include any Inventory that:

(i) the Collateral Agent, on behalf of Secured Parties, does not have a perfected, first priority Lien upon (subject to Liens permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that have priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion);

(ii) is subject to any Lien (including Permitted Liens) other than (A) a Lien in favor of the Collateral Agent, on behalf of the Secured Parties; (B) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent; and (C) a Lien permitted under Section 6.02(b), Section 6.02(c), Section 6.02(d)(i) or Section 6.02(i) that has priority as a matter of law and, in each case, as to which the Administrative Agent may establish a Reserve in its Permitted Discretion;

(iii) (A) is stored at a leased location where the aggregate value of Inventory exceeds $500,000 unless either (x) a reasonably satisfactory Landlord Access Agreement has been delivered to the Administrative Agent, or (y) Reserves reasonably satisfactory to the Administrative Agent (not to exceed three (3) months of periodic rent and, if a default under the applicable lease or other agreement by the Loan Parties exists, an amount equal to the amounts due and payable thereunder) have been established with respect thereto; or (B) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $500,000 unless either (x) a reasonably satisfactory, acknowledged Bailee Letter has been received by the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto; or (C) is stored at a location where the aggregate book value of Inventory is less than $100,000; provided that the requirement for Reserves set forth in clauses (A)(y) and (B)(y) above shall be waived for the first sixty (60) days following the Closing Date and Inventory stored at a leased location or with a bailee or warehouseman shall not be excluded from the definition of U.S. Eligible Inventory by virtue of this clause (iii)(A) or (B) during such period;

(iv) is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to the Administrative Agent is in place with respect to such Inventory and the Borrowers have taken all steps necessary to perfect the Collateral Agent’s interest in the Inventory (including the filing of financing statements, if applicable); provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of Inventory placed on consignment shall not exceed $20.0 million; provided, further that the requirement to deliver a written agreement pursuant to clause (y) above shall be waived for the first sixty (60) days following the Closing Date;

(v) is not located in the United States or is in transit (unless it is U.S. Eligible In-Transit Inventory); provided that the sum of all Dutch Eligible In-Transit Inventory and U.S. Eligible In-Transit Inventory, in each case, in transit from a third party, in the aggregate, shall not exceed $25.0 million;

(vi) is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and landlords, carriers, bailees and warehousemen if clause (iii) above has been complied with;

(vii) is to be returned to suppliers or consists of goods returned or rejected by a Borrower’s customers;

(viii) is obsolete, unsalable, shopworn, damaged or unfit for sale;

(ix) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory (except to the extent it is a work-in-process which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time) or replacement parts; provided that the sum of all Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory, in the aggregate, consisting of work-in-process Inventory which could reasonably be expected to be converted into finished goods within three (3) Business Days following such time shall not exceed $10.0 million;

(x) is not of a type held for sale in the ordinary course of the U.S. Borrowers’ business;

(xi) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(xii) consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available unless the applicable U.S. Borrower has obtained all of the necessary licenses and is in material compliance with Environmental Law, including with respect to handling and disposal of all such Hazardous Material;

(xiii) is subject to any licensing arrangement the effect of which would be to limit the ability of Administrative Agent, or any Person selling the Inventory on behalf of Administrative Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment to the licensor or other Person, unless such consent has been obtained;

(xiv) is not covered by casualty insurance maintained as required by Section 5.05; or

(xv) is not either otherwise acceptable to, or subject to a Reserve acceptable to, the Administrative Agent, in its Permitted Discretion.

Section 2.22 Accounts; Cash Management.

(a) Each Borrower and each Guarantor shall maintain a cash management system which is acceptable to the Collateral Agent (the “Cash Management System”), which shall operate as provided in this Section 2.22.

(b) All proceeds of Collateral held by the Borrowers or any other Loan Party (other than funds being collected pursuant to the provisions stated below or identifiable Proceeds of Term Loan Priority Collateral) shall be deposited in one or more bank accounts or securities investment accounts, as set forth on Schedule 2.22(b) or other accounts in form and substance reasonably satisfactory to the Collateral Agent, in each case, subject to the terms of the applicable Security Agreement and, from and after the Control Agreement Effective Date, applicable Control Agreements.

(c) The Borrowers shall establish and maintain, and shall cause each Guarantor to establish and maintain, at its sole expense deposit accounts subject to a first priority security interest in favor of the Collateral Agent and a Control Agreement over such account maintained by the financial institutions as described on Schedule 2.22(b) hereto or with such other banks as are acceptable to the Collateral Agent (in each case, “Blocked Accounts”) and which shall not be subject to cash pooling or other similar arrangements with any entity that is not a Loan Party and shall not be subject to cash pooling or other similar arrangements with any entity organized in a jurisdiction other than the jurisdiction of the United States (with respect to Blocked Accounts of any Loan Party that is a U.S. Entity), Australia (with respect to Blocked Accounts of any Australian Loan Party) or the Netherlands (with respect to Blocked Accounts of any Dutch Loan Party), into which the Borrowers and Guarantors shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Revolving Loan Priority Collateral in the identical form in which such payments are made, whether by cash, check or other manner and shall be identified and segregated from all other funds of the Loan Parties; provided that notwithstanding anything to the contrary herein, all payments on Accounts owned by any Dutch Loan Party and all payments constituting proceeds of Inventory or other Revolving Loan Priority Collateral owned by any Dutch Loan Party shall be deposited into accounts and related lockboxes maintained by the Collateral Agent or another bank acceptable to the Collateral Agent. Notwithstanding the foregoing, the Loan Parties shall be permitted to fund deposit accounts owned by a UK Financing Subsidiary which are subject to a first priority security interest and, after the Control Agreement Effective Date, Control Agreements in favor of the Collateral Agent in such amounts as the Administrative Borrower reasonably deems necessary; provided that the aggregate amount of funds on deposit in deposit accounts owned by a UK Financing Subsidiary shall not exceed amounts payable by such UK Financing Subsidiary in the (ten) 10 Business Day (or longer with the consent of the Administrative Agent) period following the date of such funding. If the Loan Parties elect to fund such accounts for a period longer than ten (10) Business Days with the consent of the Administrative Agent, the Administrative Borrower shall promptly notify the Administrative Agent of the estimated amount of such funding and the Administrative Agent may establish a UK Finance Reserve. From and after the Control Agreement Effective Date, the Borrowers and Guarantors shall cause (i) all of the accounts set forth on Schedule 2.22(c) (and each account in substitution or replacement therefor) and (ii) each other bank account, deposit account, security account or other investment account of any Loan Party (other than, in the case of this clause (ii), Excluded Accounts) to be subject to Control Agreements and shall deliver, or cause to be delivered, to the Collateral Agent a Control Agreement duly authorized, executed and delivered by each bank where such account is maintained. The Borrowers shall further execute and deliver, and shall cause each Guarantor to execute and deliver, such agreements and documents as the Collateral Agent may require in connection with such accounts and such Control Agreements. The Borrowers and Guarantors shall not establish any deposit accounts (other than Excluded Accounts) after the Closing Date into which proceeds of Collateral are deposited, unless such Borrower or such Guarantor has complied in full with the provisions of this Section 2.22(c) with respect to such deposit accounts. The Borrowers agree that, from and after the delivery of an Activation Notice and subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), all payments made to such Blocked Accounts or other funds received and collected by the Administrative Agent, the Collateral Agent or any Lender, whether in respect of the Accounts or as proceeds of Inventory shall be treated as payments to the Administrative Agent, the Collateral Agent and Lenders in respect of the Obligations and therefore shall constitute the property of the Administrative Agent, the Collateral Agent and Lenders to the extent of the then outstanding applicable Obligations.

(d) The applicable bank at which any Blocked Accounts are maintained shall agree, from and after the receipt of a notice (an “Activation Notice”) from the Collateral Agent (which Activation Notice may, or upon instruction of the Required Lenders, shall, be given by the Collateral Agent at any time during a Cash Dominion Period) pursuant to the applicable Control Agreement, to forward, daily, all amounts in each Blocked Account to the account with the Collateral Agent (or a financial institution acceptable to the Collateral Agent) designated as the collection account (the “Collection Account”) which shall be under the exclusive dominion and control of the Collateral Agent and which shall not be subject to cash pooling or other similar arrangements.

(e) From and after the delivery of an Activation Notice, with respect to all affected Blocked Accounts, subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), the Collateral Agent shall apply all such funds in the Collection Account on a daily basis to the repayment of the Obligations in accordance with Section 8.02. Notwithstanding the foregoing sentence, after payment in full has been made of the amounts required under Section 8.02, upon the Administrative Borrower’s request and as long as no Default has occurred and is continuing and, so long as the aggregate Revolving Exposure of all Lenders is greater than zero, all other conditions precedent to a Borrowing have been satisfied, any additional funds deposited in the Collection Account shall be released to the Borrowers.

(f) The Borrowers, Guarantors and their respective directors, employees, agents and other Affiliates shall promptly deposit (or cause the same to be deposited) any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or Inventory of the Loan Parties which come into their possession or under their control in the applicable Blocked Accounts, or remit the same (or cause the same to be remitted), in kind, to the Collateral Agent. The Borrowers agree to reimburse the Collateral Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of the Collateral Agent’s payments to or indemnification of such bank or Person.

(g) The Borrowers or the Administrative Borrower shall set up deposit accounts in the United States, in each case, subject to Control Agreements within the time periods specified in Section 2.22(b), into which proceeds of the Revolving Loans shall be disbursed by the Administrative Agent.

(h) Concurrent with obtaining a Control Agreement in favor of the Term Loan Agent over the Term Loan Blocked Reinvestment Account, the Borrowers and Guarantors shall deliver, or cause to be delivered, to the Collateral Agent, as “second lien agent”, a Control Agreement duly authorized, executed and delivered by the bank where the Term Loan Blocked Reinvestment Account for the benefit of Holdings is maintained.

Section 2.23 Australian Public Offer.

(a) The Arranger represents and warrants to the Australian Borrowers that it has made, or, if it has not done so, undertakes that it will make, no later than thirty (30) days after the date of this Agreement:

(i) invitations to become a Lender under this Agreement to at least ten (10) invitees, and:

(A) its officers involved in the day-to-day syndication process reasonably believed (or will reasonably believe), at the time of making the invitations, that each invitee was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

(B) its officers involved in the day-to-day syndication process did not (or will not) know or suspect at the time of making the invitations that any invitee was an Associate of any of the other invitees or an Offshore Associate of any Australian Borrower; or

(ii) invitations to become a Lender under this Agreement publicly in an electronic form, or in another form, that is used by financial markets for dealing in debentures or debt interests, such as on either the Bloomberg or Reuters screen.

(b) The Australian Borrowers irrevocably authorise the Arranger to make the invitations referred to in this Section 2.23.

(c) Each Australian Borrower represents and warrants that:

(i) it does not know, or have reasonable grounds to suspect, that an Offshore Associate of any Australian Borrower will become a Lender under this Agreement and agrees to notify the Administrative Agent immediately if any proposed Lender disclosed to it is known or suspected by it to be an Offshore Associate of any Australian Borrower; and

(ii) each Borrower under this agreement is:

(A) a member of the same “wholly-owned group” (as defined in the Australian Tax Act); or

(B) an Associate of each other Borrower under this agreement.

(d) Each Lender that became a Lender as a result of an invitation under Section 2.23(a)(i) represents and warrants that:

(i) an invitation to become Lender was made to it by the Arranger under this Section 2.23;

(ii) it was, at the time of the invitation, carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

(iii) except as disclosed to the Arranger, it is not, so far as it has actual knowledge, an Associate of any other invitee referred to in Section 2.23(a) or an Offshore Associate of any Australian Borrower.

(e) At the cost of the relevant Australian Borrower, each Lender and the Arranger agree, so far as it is reasonably able to do so, to do or provide the things (including information) which the Australian Borrowers request it to do or provide in connection with the invitation made to (or by) it to become a “Lender” under this agreement, if the Australian Borrowers consider them practicable and necessary to ensure that the requirements of section 128F of the Australian Tax Act are satisfied or to demonstrate that they are satisfied.

Section 2.24 Australian Tax Matters. With respect to any advance under any Loan Document to any Australian Borrower or any other Borrower required to withhold tax in accordance with Australian law (each a “Relevant Borrower” for purposes of this Section 2.24), this Section 2.24 shall apply instead of the provisions of Section 2.15(a), (c) and (e).

(a) Definitions. Solely for purposes of this Section 2.24, the following terms shall have the following meanings:

“GST” has the meaning given to it in the Australian GST Act, as shall any other term used in Section 2.24 which is defined for purposes of the Australian GST Act.

(b) Tax Gross-up. Save to the extent required under any applicable Requirements of Law, all payments to be made by a Relevant Borrower to any Lender hereunder or under any Loan Document shall be made free and clear of and without deduction or withholding for or on account of Taxes. If a Relevant Borrower is required to deduct or withhold any Taxes, or an amount for or on account of any Taxes from any payment made hereunder or under the Loan Documents to any Lender, the Relevant Borrower (in respect of which such deduction or withholding is required to be made) shall be required to pay an additional amount to the extent necessary to ensure that such Lender receives a sum equal to the sum that such Lender would have received if no such deduction or withholding (including deductions or withholdings applicable to any additional amounts paid under this Section 2.24(b)) had been made; provided, that this Section 2.24 shall not apply in relation to withholding or deduction from payments:

(i) on account of Taxes on the overall net income of a Lender;

(ii) to, or to a third party on behalf of, a Lender who is liable to such Taxes by reason of the Lender having some connection with the Commonwealth of Australia other than the mere participation in this agreement;

(iii) to, or to a third party on behalf of, a Lender who is liable to such Taxes by reason of the Lender being an Offshore Associate of the Relevant Borrower; or

(iv) to, or a third party on behalf of, a Lender if the relevant Australian Borrower has not received written notice of that Person’s tax file number or Australian business number or evidence of any exemption that person may have from the need to advise its tax file number or Australian business number.

(c) Tax Indemnity.

(i) The Relevant Borrowers shall (within three (3) Business Days of demand by the Administrative Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document; provided that this subclause (i) shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(I) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(II) under the law of the jurisdiction in which such Lender’s lending office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost:

(I) is compensated for by the payment of an additional amount under Section 2.24(b); or

(II) would have been compensated for by an increased payment under Section 2.24(b) but was not so compensated solely because one of the exclusions in Section 2.24(b) applied.

(ii) A Lender making, or intending to make a claim under Section 2.24(c)(i) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrowers.

(iii) A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 2.24(c), notify the Administrative Agent.

(d) Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to the payment of an additional amount of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit.

the Lender shall as soon as reasonably practicable following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(e) Notification of Requirement to Deduct Tax. If, at any time, a Relevant Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder or under the other Loan Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Relevant Borrower shall promptly notify the Administrative Agent.

(f) Evidence of Payment of Tax. If a Relevant Borrower makes any payment hereunder or under the other Loan Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable Requirements of Law and shall, as promptly as reasonably practicable thereafter, deliver to the Administrative Agent on behalf of the Lenders to which such payment was made evidence of payment as is reasonably satisfactory to Administrative Agent.

(g) Goods and Services Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a taxable supply or taxable supplies for GST purposes shall be deemed to be exclusive of GST and the party liable to make that payment shall pay to the Lender (in addition to and at the same time as paying any consideration for such supply) an amount equal to the GST payable on that supply, subject to receiving a valid tax invoice from the supplier of that supply.

(ii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense the reimbursement or indemnity (as the case may be) shall be reduced by the amount of any input tax credit that the Lender (or representative member of the Australian GST Group of which the Lender is a member) is entitled to.

(h) Stamp Taxes. The Borrowers shall:

(i) pay all stamp duty, registration and other similar Taxes payable in respect of any Loan Document or in respect of any assignment by a Lender of its rights under a Loan Document; and

(ii) within thirty (30) days of demand, indemnify each Lender against any reasonable cost, any loss or any liability that the Lender incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Loan Document or in respect of any assignment by a Lender of its rights under a Loan Document, including for the avoidance of doubt, any interest, additions to tax or penalties applicable thereto.

Section 2.25 Dutch Tax Matters With respect to any advance under any Loan Document to any Dutch Borrower or any other Borrower that is required to make a Tax Deduction in accordance with the relevant provisions of Dutch law (each a “Relevant Borrower” for the purposes of this Section 2.25), this Section 2.25 shall apply instead of the provisions of Section 2.15(c) and (f).

(a) Tax Indemnity.

(i) The Relevant Borrowers shall (within three (3) Business Days of demand by the Administrative Agent) pay to a Lender an amount equal to the loss, liability or cost which that Lender determines will be or has been (directly or indirectly) suffered for or on account of Taxes by that Lender in respect of a Loan Document; provided that this subclause (i) shall not apply:

(A) with respect to any Taxes assessed on a Lender:

(I) under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(II) under the law of the jurisdiction in which such Lender’s lending office is located in respect of amounts received or receivable in such jurisdiction,

if such Taxes are imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or

(B) to the extent a loss, liability or cost is compensated for by an increased payment under Section 2.15(a).

(ii) A Lender making, or intending to make a claim under Section 2.25(a)(i) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrowers.

(iii) A Lender shall, on receiving a payment from the Relevant Borrowers under this Section 2.25(a), notify the Administrative Agent.

(b) Tax Credit. If a Relevant Borrower makes a Tax Payment and the relevant Lender determines that:

(i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii) that Lender has obtained, utilized and retained that Tax Credit,

the Lender shall promptly following receipt of such Tax Credit pay an amount to the Relevant Borrower which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Relevant Borrower.

(c) Value Added Tax.

(i) All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration),

(A) (1) (where the Supplier is the Person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of VAT; and (2) the Recipient must (where this subsection (ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (1) (where the Recipient is the Person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply; and (2) the Recipient must (where this subsection (ii)(B) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense incurred in connection with such Loan Document, the reimbursement or indemnity (as the case may be) shall be for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 2.25 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to each relevant member of such group at such time.

(v) In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must as promptly as reasonably practicable provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(vi) Except as otherwise expressly provided in this Section 2.25, a reference to “determines” or “determined” in connection with tax provisions contained in this Section 2.25 means a determination made in the absolute discretion of the Person making the determination, acting reasonably.

Section 2.26 Nature and Extent of Each Borrower’s Liability.

(a) Joint and Several Liability. All obligations, liabilities, indemnities, representations, warranties and covenants of the Borrowers hereunder are joint and several obligations of the Borrowers and may be enforced against any Borrower individually, one or more Borrowers collectively or all of the Borrowers collectively.

(b) Obligations Unconditional. The obligations of each Borrower hereunder are, to the fullest extent permitted by applicable Requirements of Law, absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Obligations of any other Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or a Loan Party (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Borrower hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above (in each case, subject to the terms of the applicable Loan Documents):

(i) at any time or from time to time, without notice to such Borrower, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Obligations shall fail to be perfected.

Each Borrower hereby expressly waives, to the fullest extent permitted by applicable Requirements of Law, diligence, presentment, demand of payment, protest and all notices whatsoever (other than the ones expressly provided for or set forth in the applicable Loan Documents), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any other Loan Party under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations. Each Borrower waives, to the fullest extent permitted by applicable Requirements of Law, any and all notices of the creation, renewal, extension, waiver, termination or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the joint and several liability of the Borrowers, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the joint and several liability of the Borrowers, in each case, subject to the terms of the applicable Loan Documents.

(c) Subrogation; Subordination. Each Borrower hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its joint and several liability hereunder, whether by subrogation or otherwise, against any other Borrower of any of the Obligations or any security for any of the Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

(d) General Limitation on Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower under Section 2.26(a) would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.26(a), then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 2.26(e)) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(e) Right of Contribution. Each Borrower hereby agrees that to the extent that another Borrower shall have paid more than its proportionate share of any payment made hereunder, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder which has not paid its proportionate share of such payment. The provisions of this clause (c) shall in no respect limit the obligations and liabilities of any Borrower to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders, and each Borrower shall remain liable to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders for the full amount of the Obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

Section 3.01 Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and (with respect to any Persons organized, formed or incorporated in any state of the United States, and to the extent applicable in the relevant jurisdiction for any Non-U.S. Entities) in good standing under the laws of its jurisdiction of organization or incorporation; (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby; and (c) is qualified to do business and (with respect to any Persons organized, formed or incorporated in any state of the United States, and to the extent applicable in the relevant jurisdiction for any Non-U.S. Entities) in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Section 3.02 Equity Interests and Ownership. The Equity Interests of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 3.02, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Equity Interests of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Holdings or any of its Subsidiaries (other than the Tronox Exchangeable Election Shares). Schedule 3.02 correctly sets forth the ownership interest and jurisdiction of organization or incorporation (as appropriate) of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date (after giving effect to the Transactions).

Section 3.03 Due Authorization; Binding Obligation.

(a) Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

(b) Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 3.04 No Conflict; Governmental Consents.

(a) No Conflict. The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are parties and the consummation of the transactions contemplated by such Loan Documents do not and will not (i) except as could not reasonably be expected to result in a Material Adverse Effect, violate (A) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries or (B) any Requirement of Law applicable to Holdings or any of its Subsidiaries (including, without limitation, in respect of the Australian Borrowers, Section 260A of the Corporations Act (Cth) (2001)); (ii) except as could not reasonably be expected to result in a Material Adverse Effect, conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries; (iii) violate any of the Organizational Documents of Holdings or any of its Subsidiaries, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent, on behalf of the Secured Parties and Permitted Liens); or (v) require any approval of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained and are in full force and effect.

(b) Governmental Consents. The execution, delivery and performance by the Loan Parties of the Loan Documents entered into on such date and to which such Loan Parties are parties and the consummation of the transactions contemplated by such Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) as have been obtained or made and are in full force and effect; (ii) for filings and recordings with respect to the Collateral necessary to perfect Liens created by the Loan Documents; and (iii) as could not reasonably be expected to result in a Material Adverse Effect.

Section 3.05 Financial Statements; Projections.

(a) Historical Financial Statements. The Historical Financial Statements (other than clause (c) of the definition thereof) and all financial statements delivered pursuant to Sections 5.01(a), (b) and (c) have been prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments.

(b) Liabilities. Except as set forth in the financial statements referred to in Section 3.05(a), there are no liabilities of Holdings and its Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents and the Term Loan Agreement.

(c) Financial Projections. On and as of the Closing Date, the projections of Holdings and its Subsidiaries (both with and without giving effect to the Transactions) for the period commencing with the Closing Date through December 31, 2017 (the “Projections”) are based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of Holdings believed that the Projections were reasonable and attainable.

Section 3.06 No Material Adverse Effect. Since December 31, 2011, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

Section 3.07 Adverse Proceedings, Etc.

(a) There are no Adverse Proceedings that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Neither Holdings nor any of its Subsidiaries (i) is in violation of any Requirement of Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.08 Taxes. Except as otherwise permitted under Section 5.03 (i) all Tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed; (ii) all Taxes shown on such tax returns to be due and payable have been timely paid; and (iii) all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Neither Holdings nor any of its Subsidiaries knows of any proposed Tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. As of the Closing Date, each Australian Loan Party is not, nor has it ever been, a member of an Australian GST Group.

Section 3.09 Properties.

(a) Generally; Title. Each of Holdings and its Subsidiaries has (i) good and legal title to (in the case of fee interests in Real Property); (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property); (iii) valid licensed or other rights in (in the case of licensed or other interests in Intellectual Property); and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the Historical Financial Statements and in the most recent financial statements delivered pursuant to Section 5.01, in each case except where the failure to have good and legal title, a valid leasehold interest, a valid license or other rights or good title could not reasonably be expected to have a Material Adverse Effect and for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.08. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens other than Permitted Liens.

(b) Real Estate. As of the Closing Date, Schedule 3.09 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and, except as could reasonably be expected to have a Material Adverse Effect, neither Holdings nor any Borrower has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

Section 3.10 Environmental Matters. Except as set forth on Schedule 3.10:

(a) Other than exceptions that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(i) Holdings and its Subsidiaries (A) are and have been in compliance with all applicable Environmental Laws, and (B) have obtained, and maintained in full force and effect, all Governmental Authorizations arising under Environmental Laws that are required for the conduct of their businesses, operations and Real Property in compliance with Environmental Laws;

(ii) neither Holdings nor any of its Subsidiaries have received any unresolved written notice, report or other written communication regarding any actual or alleged material violation of Environmental Laws or any unresolved Environmental Liabilities relating to their businesses, operations and Real Property;

(iii) no Release at any Real Property or facility owned, leased or operated by Holdings or any of its Subsidiaries is occurring that requires notice by Holdings or any of its Subsidiaries to any Governmental Authority, any form of Remedial Action under applicable Environmental Law by Holdings or any of its Subsidiaries, or that could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries;

(iv) neither Holdings nor any of its Subsidiaries has by law or contract agreed to, assumed or retained any material Environmental Liability or responsibility for any Environmental Claim, including under any lease, purchase agreement, sale agreement, joint venture agreement or other binding corporate or real estate document or agreement; and

(v) there are no pending or, to the knowledge of Holdings or any Borrower, threatened Environmental Claims and there are no violations of Environmental Laws or Releases that could reasonably be expected to form the basis of any such Environmental Claim; and

(vi) the Products are being, or have been, pre-registered and registered within the meaning of the Regulation (EC) No. 1907/2006 concerning the Registration, Evaluation, Authorisation and Restriction of Chemicals of the European Union and all rules and regulations promulgated thereunder, and do and will comply with all Environmental Laws relating to the Products or to the sale of the Products in the European Union.

(b) Holdings has provided the Administrative Agent, or its agents or consultants, with access to all significant environmental reports, data (including in relation to energy consumption, energy generation and emissions of greenhouse gases to the extent such data exists), documents, studies, analyses, investigations, audits and reviews in the possession or control of, or otherwise reasonably available to, Holdings or its Subsidiaries as necessary to reasonably disclose any material Environmental Liabilities with respect to any Real Property or facility owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their Affiliates set forth in such documents, studies, analyses, investigations, audits or reviews.

(c) No material Lien has been recorded or, to the knowledge of Holdings or any Borrower, threatened by any Governmental Authority under any Environmental Law with respect to any Real Property or facility owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their Affiliates.

(d) Neither Holdings nor any of its Subsidiaries is subject to, or has taken any action so as to exacerbate, any Environmental Legacy Liabilities which Environmental Legacy Liabilities, or which exacerbation, could reasonably be expected to have a Material Adverse Effect.

This Section 3.10 contains the sole and exclusive representations and warranties of Holdings with respect to any environmental, health or safety matters, including without limitation any arising under any Environmental Laws.

Section 3.11 No Defaults. To the actual knowledge of Holdings or any Borrower, neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 3.12 Material Contracts. Schedule 3.12(a) contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date (other than leases of Real Property set forth on Schedule 3.09(b)), and, except as described on Schedule 3.12(b), all such Material Contracts are in full force and effect and, to the actual knowledge of Holdings or any Borrower, no material defaults by Holdings or a Subsidiary of Holdings (or, on the Closing Date, any other Person) currently exist thereunder.

Section 3.13 Government Regulations. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other applicable statute or regulation of any Governmental Authority which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable except as expressly set forth herein. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 3.14 Federal Reserve Regulations; Exchange Act.

(a) Federal Reserve Regulations. None of Holdings, any Borrower or any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) Exchange Act. No portion of the proceeds of any Loans or any Letters of Credit shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such the extension of such Loans or issuances of such Letters of Credit or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Securities Exchange Act of 1934.

Section 3.15 Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and each Borrower, threatened against any of them before the National Labor Relations Board or any similar Governmental Authority or Governmental Entity outside of the United States and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and each Borrower, threatened against any of them; (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries; and (c) to the best knowledge of Holdings and each any Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and each Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or

(c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Subsidiaries is bound.

Section 3.16 Employee Benefit Plans.

(a) Pension Plans. Except as would not reasonably be expected to have a Material Adverse Effect, each Company and, with respect to a Pension Plan, each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA, the Code and other Requirements of Law (including Requirements of Law applicable outside of the United States) and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan (i) which is intended to qualify under Section 401(a) of the Code (or be registered or qualify under similar Requirements of Law applicable outside of the United States) has either received a favorable determination letter from the IRS (or similar documentation from a Governmental Authority or Governmental Entity outside of the United States) indicating that such Employee Benefit Plan is so qualified or registered or may rely on a favorable opinion letter issued by the IRS (or similar documentation issued by a Governmental Authority or Governmental Entity outside the United States), and, to the knowledge of Holdings and each Borrower, nothing has occurred subsequent to the issuance of such determination or opinion letter (or such similar documentation issue by a Governmental Authority or Governmental Entity outside of the United States) which would cause such Employee Benefit Plan to lose its qualified or registered status. There are no pending or, to the knowledge of Holdings and each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority or Governmental Entity, with respect to any Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect. No material liability to the PBGC (other than required premium payments and required minimum funding contributions) or the IRS (or similar Governmental Authority or Governmental Entity, whether in the United States or outside of the United States), to or under any Employee Benefit Plan or under any trust established under Title IV of ERISA (or similar Requirements of Law applicable outside of the United States) has been or is expected to be incurred by Holdings, any of its Subsidiaries. No fact or circumstance exists that reasonably could be expected to result in the imposition of a lien or security interest against the assets of any of the Borrowers pursuant to Section 430(k) of the Code or 303(k) of ERISA or a violation of 436 of the Code or ERISA resulting in material liability to the Borrowers and, except as could not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b) Foreign Plans. With respect to each Foreign Plan and except as could not reasonably be expected to have a Material Adverse Effect, (i) none of Holdings, its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Holdings or any of its Subsidiaries, directly or indirectly, to any tax or civil liability, Lien or penalty; (ii) all pension contributions (including, without limitation, employer and employee contributions) required by applicable Requirements of Law, by the terms of such Foreign Plan or by any other instrument to have been made by Holdings or its Subsidiaries have been timely made by Holdings or its Subsidiaries on or before the due date thereof; and (iii) (A) reserves have been established in the financial statements of

Holdings and its Subsidiaries furnished to Lenders in respect of any and all unfunded liabilities (and other financial obligations which have not yet been fulfilled) of Holdings and its Subsidiaries in accordance with applicable Law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained; and (B) Holdings and its Subsidiaries have no liabilities or financial obligations other than those for which such reserves have been established. Except with respect to any pension schemes applied by the Dutch Subsidiaries, the present value of the aggregate accumulated benefit liabilities of each Foreign Plans (based on those assumptions used to fund such Foreign Plan) did not, as of the last valuation date applicable thereto, exceed the fair market value of the assets of such Foreign Plan in an amount that could reasonably be expected to result in a Material Adverse Effect.

Section 3.17 Certain Fees. Except as set forth on Schedule 3.17, no broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated hereby, except as payable to the Agents and Lenders.

Section 3.18 Solvency. (a) Each of the Borrowers and each other Australian Subsidiary that is a Material Entity (after giving effect to rights of contribution) is; and (b) Holdings and its Subsidiaries taken as a whole are, and, in each case, upon the incurrence of any Obligation by any Loan Party on any date on which this representation and warranty is made, will be Solvent.

Section 3.19 Compliance with Statutes, Etc. Each of Holdings and its Subsidiaries is in material compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.20 Disclosure. No representation or warranty of any Loan Party contained in any Loan Document, the Confidential Information Memorandum (if any) or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or any Borrower, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or any Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 3.21 Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto; (b) the Patriot Act; and (c) other applicable federal, state or foreign laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.22 Foreign Assets Control Regulations and Anti-Money Laundering.

(a) Each Loan Party and each Subsidiary of each Loan Party is and will remain in compliance in all material respects with all applicable United States, Bahamian, Dutch and Australian economic sanctions laws, Decrees and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control, and all applicable anti-money laundering and counter-terrorism laws including (i) financing provisions of the Bank Secrecy Act; and (ii) Part 4 of the Australian Charter of the United Nations Act 1945 (Cth), and all regulations issued pursuant to any of the foregoing.

(b) No Loan Party and no Subsidiary or Affiliate of a Loan Party (i) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with in business transactions, (ii) is a Person who is otherwise the target of United States, Bahamian, Dutch or Australian economic sanctions laws such that a United States Person, Bahamian Person, Dutch Person or Australian Person cannot deal in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person or entity on the SDN List or a foreign government that is the target of United States, Bahamian or Australian economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States, Bahamian, Dutch or Australian law. Further, each Loan Party and each Subsidiary of each Loan Party is and will remain in compliance in all material respects with all Dutch economic sanction laws and regulations and all applicable Dutch anti-money laundering and Dutch counter-terrorism laws, including, but not limited to, the law for the prevention of money laundering and terrorist financing (Wet ter voorkoming van witwassen en financieren van terrorisme) and the rules and regulations promulgated therefrom, in each case, to the extent applicable to it.

Section 3.23 Senior Indebtedness. To the extent any Indebtedness that, by its terms is contractually subordinated to the Obligations, is outstanding, the Loans and other Obligations will constitute “senior indebtedness,” “designated senior indebtedness” or other comparable term for all purposes of such subordinated indebtedness.

Section 3.24 Deposit Accounts and Securities Accounts. As of the Closing Date, all of the Loan Parties’ material deposit accounts and securities accounts (and the bank or securities intermediary at which such accounts are maintained) are listed on Schedule 3.24.

Section 3.25 Security Matters.

(a) U.S. Security Agreement. The U.S. Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the U.S. Security Agreement) of the Loan Parties party thereto as of the Closing Date and (i) when the Pledged Collateral (as defined in the U.S. Security Agreement) is delivered to the Collateral Agent (to the extent delivery is required by the U.S. Security Agreement) together with stock, membership interest powers or other appropriate instruments of transfer duly executed in blank, the Lien created under the U.S. Security Agreement shall constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral; and (ii) when financing statements in appropriate form are filed in the jurisdiction of organization of each U.S. Entity (and in the District of Columbia with respect to any Non-U.S. Entity that is a signatory to the U.S. Security Agreement), the Lien created under the U.S. Security Agreement will constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property (as defined in the U.S. Security Agreement)) on which a Lien may be perfected by the filing of a financing statement.

(b) PTO Filing; Copyright Office Filing. Upon the recordation of the U.S. Security Agreement (or a short-form security agreement in form and substance reasonably satisfactory to Holdings and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office (and, with respect to any equivalent rights outside of the United States, the taking of appropriate actions under the laws of such jurisdictions as required pursuant to the terms of the U.S. Security Agreement, including filing in other appropriate foreign or international offices or registrars), together with the financing statements or such other filings in appropriate form are filed in the jurisdiction of organization of each U.S. Entity (and in the District of Columbia with respect to any Non-U.S. Entity that is a signatory to the U.S. Security Agreement), the Lien created under the U.S. Security Agreement shall constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the U.S. Security Agreement) (it being understood that (i) subsequent filings and recordings in the United States Patent and Trademark Office and the United States Copyright Office and equivalent offices outside the United States may be necessary with respect to registered trademarks and patents, trademark and patent applications and registered copyrights acquired or created by the Loan Parties after the date hereof; and (ii) notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any of the Loan Parties be required to make any filings or recordings with intellectual property offices in Asia).

(c) Mortgages. The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable First Priority Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.25 (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12) and all related recording fees paid, the Mortgages shall constitute a fully perfected First Priority Lien on, and, subject to the exceptions set forth in the applicable Mortgage, security interest in, all right, title and interest of the Loan Parties in each such Mortgaged Property and the proceeds thereof.

(d) UK Security Agreements. Subject to the Legal Reservations, the UK Security Documents, if any, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, enforceable and perfected First Priority Lien in the “Collateral” (as defined in the relevant UK Security Document) of the Loan Parties party to such documents to the extent set forth therein.

(e) Australian Security Agreements. The Australian Security Agreements, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent (or the Australian Security Trustee), for the ratable benefit of the Secured Parties, a legal, valid, enforceable and perfected First Priority Lien in the “Collateral” (as defined in the relevant Australian Security Agreements) of the Loan Parties party to such documents to the extent set forth therein.

(f) Dutch Security Agreements. The Dutch Security Agreements, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, enforceable and perfected First Priority Lien in the “Collateral” (as defined in the relevant Dutch Security Agreements) of the Loan Parties party to such documents to the extent set forth therein.

(g) Other Foreign Security Documents. Any Security Document governed by a law other than applicable Australian laws, Dutch laws, U.S. laws or UK laws creates, upon execution and delivery thereof by the parties thereto, an effective First Priority Lien over the assets purported to be secured by it.

(h) Valid Liens. Each Security Document delivered pursuant to Sections 5.11 and 5.12 will, upon execution and delivery thereof by the parties thereto, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Requirements of Law; and (ii) subject to the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Document will constitute fully perfected First Priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral.

Section 3.26 Certain Dutch Law Matters.

(a) Guarantee. No Dutch Loan Party guarantees or has guaranteed the obligations of any other Person in accordance with Section 2:403 of the Dutch Civil Code (or similar arrangements in other jurisdictions).

(b) Dutch Security. Any security interest or guarantee granted by a Dutch Loan Party is in its corporate interest, is not prejudicial to the rights of other creditors and does not violate section 2:98c or 2:207c of the Dutch Civil Code.

(c) Centre of Main Interests and Establishments. Each Dutch Loan Party (i) has its “centre of main interests” (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”) in The Netherlands; and (ii) does not have an “establishment” (as that term is used in Article 2(h) of the Regulation) in any jurisdiction.

Section 3.27 Certain Australian Law Matters.

(a) Tax Consolidated Group. No Australian Loan Party is a member of a Tax Consolidated Group unless (i) a TSA and a TFA are in full force and effect; and (ii) each member of the Tax Consolidated Group to which the Australian Loan Party is a member is party to the TSA and TFA.

(b) Australian GST Group. Neither Holdings nor any of its Subsidiaries is a member of an Australian GST Group unless an ITSA is in full force and effect.

(c) Australian Loan Parties. If such Loan Party is an Australian Loan Party, (i) the entering into and performance by it of its obligations under the Loan Documents to which it is expressed to be a party are for its commercial benefit and are in its commercial interests; and (ii) the entry into and performance by it of its obligations under the Loan Documents to which it is a party do not contravene the Corporations Act.

Section 3.28 Use of Proceeds. The Borrowers will use the proceeds of the Revolving Loans and Swingline Loans on and after the Closing Date (a) to effect the Refinancing; (b) to pay all fees and expenses owing in connection with the Transactions (other than the Exxaro Acquisition); and (c) for general corporate purposes (including to effect Permitted Acquisitions other than, for the avoidance of doubt, the Exxaro Acquisition)). Each Borrower will, and will cause each of its Subsidiaries to, ensure that no Proceeds of the Revolving Loans and Swingline Loans shall be used in violation of law or result in any guarantee or grant of security by any Loan Party being in violation of law.

Section 3.29 Insurance. Schedule 3.29 (to the extent available to the Administrative Borrower on the Closing Date, and after the Closing Date, as modified pursuant to Section 5.14(c)) sets forth a true, complete and correct description of all insurance maintained by Holdings and its Subsidiaries as of the Closing Date. All insurance maintained by Holdings and its Subsidiaries is in full force and effect, all premiums have been duly paid, neither Holdings nor any of its Subsidiaries has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Holdings and its Subsidiaries have insurance required under Section 5.05.

Section 3.30 Location of Material Inventory. Schedule 3.30 (as such schedule may be amended or supplemented from time to time on the same terms and conditions as required under Section 6.5(c) of the U.S. Security Agreement to amend Schedule 5.5 to the U.S. Security Agreement) sets forth all locations in the United States, the Netherlands and Australia where the aggregate value of Inventory at any such location owned by the Loan Parties exceeds $500,000.

Section 3.31 Accuracy of Borrowing Bases. At the time any Borrowing Base Certificate is delivered pursuant to this Agreement, each Account and each item of Inventory included in the calculation of each of the Borrowing Bases satisfies all of the criteria stated herein (or of which the Administrative Borrower has hereafter been notified by the Administrative Agent under Section 2.21) to be an Eligible Account and an item of Eligible Inventory, respectively.

Section 3.32 Not a Trustee. Except as set out in this document, no Australian Loan Party enters into any Loan Document as trustee of any trust or settlement.

Section 3.33 No Immunity. No Loan Party nor any of its Subsidiaries or any of their assets have immunity from the jurisdiction of a court or from legal process, except to the extent it concerns assets located in the Netherlands which qualify as goods intended for public use (goederen bestemd voor de openbare dienst) as referred to in the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering).

Section 3.34 Excluded Entities. No Excluded Entity holds any material assets or properties or conducts any business, and no material liability is reasonably expected to result from the dissolution of any of the Excluded Entities.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.01 Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

(a) Loan Documents. There shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and the Perfection Certificate.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary of each Loan Party (or, in the case of an Australian Loan Party, of a director or in the case of a limited liability partnership, a designated member) dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization; (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or any other corporate body of such Loan Party which is authorized under such Loan Party’s Organizational Documents or by any applicable Requirements of Law to resolve on the following matters) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

(ii) with respect to any Persons organized, formed or incorporated in any state of the United States, and to the extent applicable in the relevant jurisdiction for any Non-U.S. Entities, a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority) and a “bring-down” good standing dated on or about the Closing Date; and

(iii) such other documents as the Administrative Agent may reasonably request.

(c) Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of Holdings, confirming compliance with the conditions precedent set forth in this Section 4.01 and Sections 4.02(b) and (c).

(d) Financings and Other Transactions, etc.

(i) The Exxaro Acquisition Date shall have occurred.

(ii) The organizational structure and capital structure of Holdings and its Subsidiaries shall be as set forth on Schedule 3.02.

(iii) The Refinancing shall have been consummated in full to the satisfaction of the Lenders with all liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a “pay-off” letter or “deed of release” (as applicable) in form and substance reasonably satisfactory to the Administrative Agent with respect to all debt being refinanced in the Refinancing; and

the Administrative Agent shall have received from any Person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property, undertakings to register financing statements in relation to the PPSA Australia to remove security interests and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

(e) Financial Statements; Pro Forma Balance Sheet; Projections. The Lenders shall have received and shall be satisfied with the form and substance of the financial statements described in Section 3.05 and with the forecasts of each of the Borrowing Bases (other than the Dutch Borrowing Base) and financial performance of Holdings, the Borrowers, the Acquired Business and their respective Subsidiaries.

(f) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder; (ii) Indebtedness incurred under the Term Loan Agreement; (iii) the Indebtedness listed on Schedule 6.01(i); and (iv) Indebtedness owed to any Borrower or Guarantor.

(g) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of (i) Kirkland & Ellis LLP, special counsel for the Loan Parties; and (ii) each local and foreign counsel for the Loan Parties (or the Administrative Agent, to the extent consistent with finance opinion practice in such Loan Party’s jurisdiction of organization) listed on Schedule 4.01(g), in each case (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.

(h) Solvency Certificate and Other Reports. The Administrative Agent shall have received appraisals of the Borrowers’ Inventory and a field examination of the Collateral, in each case satisfactory to the Administrative Agent, it being agreed that the appraisals and field examinations delivered to the Administrative on or prior to June 11, 2012 are satisfactory to the Administrative Agent. The Administrative Agent shall have received a solvency certificate in the form of Exhibit O, dated the Closing Date and signed by the chief financial officer of Holdings.

(i) Requirements of Law. The Lenders shall be satisfied that the Holdings, its Subsidiaries and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.

(j) Consents. Each Loan Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(k) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Holdings, any Borrower or any of their respective Subsidiaries to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

(l) Fees. The Arranger and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agents, King & Wood Mallesons, foreign counsel to the Agents and the Australian Security Trustee, De Brauw Blackstone Westbroek N.V., foreign counsel to the Agents, and the fees and expenses of any other local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

(m) Confirmation of Perfected Security Interest. The Security Documents required hereunder on the Closing Date shall have been executed and delivered in form, scope and substance customary for financings of this type and the Collateral Agent shall have a First Priority perfected security interest in the Collateral of the Borrowers and Guarantors; it being understood that other than to the extent such perfection may be achieved through (i) the execution of the Loan Documents, (ii) the filing of a UCC financing statement (or jurisdictional equivalent) or other document with the United States Patent and Trademark Office or United States Copyright Office or (iii) the possession of stock certificates or other certificates representing Equity Interests, to the extent any Collateral or the grant of a security interest or perfection of such security interest in any Collateral is not provided on the Closing Date after the use by the Loan Parties of commercially reasonable efforts to do so or without undue burden or expense, the delivery of such Collateral shall not constitute a condition precedent to the Closing Date but may instead be required to be delivered within ninety (90) days after the Closing Date (or such later date as the Administrative Agent may agree).

(n) Personal Property Requirements. The Collateral Agent shall have received:

(i) satisfactory evidence that all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank have been delivered to the Term Loan Agent (which shall act as bailee for the Collateral Agent (or the Australian Security Trustee));

(ii) satisfactory evidence that the Intercompany Note executed by and among Holdings and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank have been delivered to the Term Loan Agent (which shall act as bailee for the Collateral Agent (or the Australian Security Trustee));

(iii) satisfactory evidence that all other certificates, agreements, including instruments necessary to perfect the Collateral Agent’s security interest in all Chattel Paper, all Instruments and all Investment Property of each Loan Party (as each such term is defined in the U.S. Security Agreement or any Australian Security Agreement and to the extent required by the U.S. Security Agreement or any Australian Security Agreement) have been delivered to the Term Agent (which shall act as bailee for the Collateral Agent (or the Australian Security Trustee))];

(iv) UCC financing statements in appropriate form for filing under the UCC, financing statements in appropriate for filing under the PPSA Australia, Intellectual Property Security Agreements for filing with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents;

(v) certified copies of UCC, Australian PPSA, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Collateral Agent);

(vi) with respect to each location set forth on Schedule 4.01(n)(vi), a Landlord Access Agreement or Bailee Letter, as applicable; provided that no such Landlord Access Agreement or Bailee Letter shall be required with respect to any Real Property that could not be obtained after the Loan Party that is the lessee of such Real Property or owner of the inventory or other personal property Collateral stored with the bailee thereof, as applicable, shall have used all commercially reasonable efforts to do so; and

(vii) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(o) Anti-Terrorism Laws. At least five (5) Business Days prior to the Closing Date, the Lenders and the Administrative Agent shall have received the information required under Section 10.13.

(p) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate evidencing Borrowing Availability on the Closing Date of at least $200.0 million.

(q) Intercreditor Agreement. The Loan Parties and the Term Loan Agent shall have executed the Intercreditor Agreement, which agreement shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

(r) Exxaro Indebtedness. Consideration in the form of cash to be utilized for the payment in full of Indebtedness permitted under Section 6.01(x) shall be held by a Borrower or an Affiliate of a Borrower in a separate account pursuant to the Transaction Agreement on terms consistent with the Transaction Agreement for the purpose of paying such Indebtedness in full.

(s) Term Loan Evidence. The Administrative Agent shall have received evidence that the Term Loan Documents do not prohibit the grant of a security interest to the Collateral Agent in the Equity Interests of Holdings and its Subsidiaries as contemplated hereby.

Section 4.02 Conditions to All Credit Extensions.

The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

(b) No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; provided, however, that this condition shall not apply to any request for the amendment of a Letter of Credit for purposes of decreasing its face value.

(d) Anti-Terrorism Laws. With respect to Letters of Credit issued for the account of a Subsidiary only, the Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.

Each of the delivery of a Borrowing Request or an LC Request and the acceptance by the Borrowers of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrowers and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.02(b) and (c) have been satisfied.

Section 4.03 Conditions to Initial Credit Extension to an Eligible Subsidiary.

The obligation of each Lender and each Issuing Bank to make the initial Credit Extension to an Eligible Subsidiary shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a) Opinion of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of special counsel for such Eligible Subsidiary (or the Administrative Agent, to the extent consistent with finance opinion practice in such Loan Party’s jurisdiction of organization), (A) dated the date of the proposed initial Credit Extension to such Eligible Subsidiary (each, an “Initial Borrowing Date”), (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) in form and substance satisfactory to the Administrative Agent.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary (or director if such Eligible Subsidiary is incorporated or organized under the laws of Australia or the laws of the Netherlands) of such Eligible Subsidiary dated the Initial Borrowing Date (or such earlier date acceptable to the Administrative Agent) certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Eligible Subsidiary certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Eligible Subsidiary authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Eligible Subsidiary (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

(ii) (other than in respect of any Eligible Subsidiary incorporated or organized under the laws of Australia) a certificate as to the good standing of such Eligible Subsidiary (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and

(iii) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request and consistent with the requirements of Section 4.01, including but not limited to, applicable Security Documents.

(c) Anti-Terrorism Laws. The Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than any contingent indemnification obligations as to which no claim has been made) and all Letters of Credit have been canceled, cash collateralized in a manner and in an amount consistent with the requirements of Section 2.18(i) or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.

Section 5.01 Financial Statements, Reports, etc. Holdings will deliver to the Administrative Agent and each Lender:

(a) [Intentionally omitted];

(b) Quarterly Reports. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, with respect to the first Fiscal Quarter following the Exxaro Acquisition Date, if such Fiscal Quarter is one of the first three Fiscal Quarters of the relevant Fiscal Year, 60 days), commencing with the Fiscal Quarter in which the Closing

Date occurs, (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Narrative Report with respect thereto (it being understood that all of the foregoing information may be furnished in the form of a Form 10-Q and only the information required as of the date hereof by such Form 10-Q shall be required by this Section 5.01(b)(i) so long as such financial information includes the financial information described in this Section 5.01(b)(i))and (ii) a Financial Officer Certification with respect thereto;

(c) Annual Reports. As soon as available, and in any event within 90 days after the end of each Fiscal Year (or, with respect to the first Fiscal Year in which the Exxaro Acquisition Date occurs, 120 days), commencing with the Fiscal Year ending December 31, 2012, (1) (i) the audited consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail, together with a Narrative Report with respect thereto (it being understood that all of the foregoing information may be furnished in the form of a Form 10-K and only the information required as of the date hereof by such Form 10-K shall be required by this Section 5.1(c)(1)(i) so long as such financial information includes the financial information described in this Section 5.01(c)(1)(i)) and (ii) a Financial Officer Certification with respect thereto and (2) with respect to such audited consolidated financial statements, a report thereon of Grant Thornton LLP or other independent certified public accountants of recognized national or regional standing selected by Holdings, and reasonably satisfactory to Administrative Agent (the firm delivering such report, the “Accounting Firm”) (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards). Furthermore, Holdings and Tronox US shall use commercially reasonable efforts to cause the Accounting Firm to deliver concurrently with its report delivered pursuant to Section 5.01(c)(2) a written statement by such independent certified public accountants stating (i) that their audit examination has included a review of the terms of Section 6.07 of this Agreement and the related definitions, (ii) to the extent the accountants agree to so provide, whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under Section 6.07 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (iii) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

(d) Financial Officer’s Certificate. Concurrently with any delivery of financial statements under Section 5.01(b) or (c), a Compliance Certificate (A) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) beginning with the first Fiscal Quarter ending after the Closing Date, setting forth computations in reasonable detail satisfactory to the Administrative Agent calculating the Consolidated Fixed Charge Coverage Ratio (whether or not a Covenant Testing Period exists) and (C) showing a reconciliation of Consolidated Adjusted EBITDA to the net income set forth on the statement of income;

(e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.01(b) or (c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent;

(f) Notice of Default. Promptly upon an officer of Holdings or any Borrower obtaining actual knowledge (and, in any event, within five (5) Business Days thereof) (i) of any occurrence of a Default or an Event of Default; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(m); or (iii) of the occurrence of any event or change that has caused or evidences or could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrowers have taken, is taking and proposes to take with respect thereto;

(g) Notice of Litigation. Promptly upon any officer of Holdings or any Borrower obtaining actual knowledge of (A) (i) any Adverse Proceeding not previously disclosed in writing to Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii) could be reasonably expected to have a Material Adverse Effect; (B) any proceeding with respect to any Loan Document; (C) any proceeding that could reasonably be expected to have a Material Adverse Effect; or (D) any proceeding that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Companies to enable Administrative Agent and its counsel to evaluate such matters;

(h) Employee Benefit Plans, Multiemployer Plans. (i) Promptly upon any Company becoming aware (and, in any event, within five (5) Business Days thereof) of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor, the PBGC or any other Governmental Authority or Governmental Entity with respect thereto; and (ii) with reasonable promptness upon the request of the Administrative Agent, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings or any of its Subsidiaries with the IRS with respect to each Pension Plan (and any similar reports filed by any Company with any Governmental Authority, Governmental Entity or pension provider with respect to each Foreign Plan); (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan; provided that if any Company or its ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Company or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(i) Financial Plan. (i) As soon as practicable and in any event no later than forty-five (45) days after the beginning of each Fiscal Year, commencing for the Fiscal Year ending December 31, 2013, (A) a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year, including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Quarter of such Fiscal Year, and an explanation of the assumptions on which such forecasts are based; and (B) a consolidated plan and financial forecast for each of the two (2) subsequent Fiscal Years, including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, an explanation of the assumptions on which such forecasts are based and accompanied by the statement of a Financial Officer of Holdings to the effect that the Financial Plan is a reasonable estimate for the periods covered thereby (each plan delivered pursuant to clause (A) or (B) above, a “Financial Plan”); and (iii) promptly when available, any significant revisions of such Financial Plan;

(j) Insurance Report. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, a certificate from the Companies’ insurance broker(s) in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Holdings and its Subsidiaries and promptly notify the Administrative Agent and the Collateral Agent whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under Section 5.05 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies;

(k) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days (or such later date as the Administrative Agent may agree) (i) after any Material Contract of any Company is terminated (other than pursuant to its terms) or amended in a manner that is materially adverse to Holdings and its Subsidiaries, taken as a whole; or (ii) any new Material Contract (other than any contract in the ordinary course of business) is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract; provided, no such prohibition on delivery shall be effective if it were bargained for by such Company with the intent of avoiding compliance with this Section 5.1(k)), and an explanation of any actions being taken with respect thereto;

(l) Information Regarding Collateral.

(i) Holdings will furnish to the Collateral Agent prompt written notice of any change (A) in Loan Party’s corporate name; (B) in the location of any Loan Party’s chief executive office; (C) in any Loan Party’s identity or corporate structure; (D) in any Loan Party’s jurisdiction of organization; or (E) if applicable, in any Loan Party’s Federal Taxpayer Identification Number or state organizational identification number. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence;

(ii) Other than in connection with the Reorganization (provided that it is acknowledged and agreed that any transfers of Collateral in connection with the Reorganization shall be made subject to the Liens in favor of the Collateral Agent for the benefit of the Secured Parties), Holdings agrees not to effect or permit any change referred to in the preceding subclause (ii) unless (A) it shall have given the Collateral Agent and the Administrative Agent prompt (and in any event within ten (10) days (or such later date as the Administrative Agent may agree) notice following any such change, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request; (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable (including, without limitation, filings under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents);

(iii) Each Loan Party agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Revolving Loan Priority Collateral owned by it or any office or facility at which Revolving Loan Priority Collateral in excess of $1,000,000 is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement; provided that the Loan Parties shall not be required to notify the Collateral Agent under this clause (iii) with respect to (A) mobile goods; (B) Inventory or Equipment in transit or being handled by freight forwarders; (C) property at other locations in connection with the repair or refurbishment thereof; and (D) collateral in the possession of employees in the ordinary course of business;

(iv) Holdings also agrees promptly after it becomes aware to notify the Collateral Agent (A) if any material portion of the Revolving Loan Priority Collateral is damaged or destroyed or otherwise materially adversely affected; (B) the incurrence of any material Lien (other than Permitted Collateral Liens) on, or material claim asserted against any of the Collateral; (C) the occurrence of a Casualty Event; or (D) the occurrence of any other event which could materially affect the value of the Collateral;

(m) Annual Collateral Verification. Within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year ended December 31, 2012, Holdings shall deliver to the Collateral Agent a certificate of a Responsible Officer (i) either confirming that there has been no change in the information set forth in the Perfection Certificate or the latest Perfection Certificate Supplement and/or identifying such changes by setting forth the information required pursuant to the Perfection Certificate Supplement; and (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) and all supplemental Intellectual Property Security Agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (n) above (or in the latest Perfection Certificate Supplement delivered pursuant to this Section 5.01(m)) to the extent necessary to effect, protect and perfect the security interests under the Security Documents (to the extent perfection may be achieved by the foregoing filings) for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(n) Other Information. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Loan Party to its security holders or bondholders acting in such capacity; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the SEC, ASIC or any other Governmental Authority; (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries; and (iv) such other information and data with respect to the operations, business affairs and financial condition of any Company as from time to time may be reasonably requested by the Administrative Agent; and

(o) Term Loan Agreement. Concurrently with the delivery thereof, Holdings shall deliver copies of all reports and other information provided to the agents and lenders under the Term Loan Agreement and shall provide notice of all conference calls and meetings of the Loan Parties (as defined therein) and the lenders under such Term Loan Agreement to the extent not prohibited by the Term Loan Agent or any such lenders, in each case for informational purposes only.

Section 5.02 Existence. Except as otherwise permitted under Section 6.08 or (other than with respect to Holdings or any Borrower) to the extent that the failure to remain in existence could not reasonably be expected to result in a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Loan Party (other than a Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.03 Payment of Obligations, Taxes and Claims.

(a) Payment of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that such payment shall not be required with respect to any Tax if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i)(A) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor and (B) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim; and (ii) the failure to pay could not reasonably be expected to result in a Material Adverse Effect. No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

(b) Australian Tax Consolidation. With respect to each Australian Loan Party, each Loan Party will, and will cause each of its Subsidiaries to, ensure that (i) so long as it is a member of a Tax Consolidated Group (A) there is at all times a TSA for that Tax Consolidated Group (of which each Australian Loan Party is party to) in form and substance reasonably satisfactory to the Agent, (B) each member of the Tax Consolidated Group (of which each Australian Loan Party is a member) is party to a TFA; and (C) it complies with the TSA and TFA (ii) the TSA is amended or replaced to the extent necessary to ensure that it remains a valid TSA (having regard to changes in the composition or activities of the Tax Consolidated Group); (iii) it is not at any time liable for any Group Liability other than in respect of its own assets and activities (including as a result of being a member of a Tax Consolidated Group or a party to a TSA); (iv) the Head Company of the Tax Consolidated Group to which each

Australian Loan Party is a member gives the Australian Taxation Office a copy of the TSA within the period required by section 721-25(3)(b) of the Australian Tax Act if the Australian Taxation Office gives a notice requiring it to do so.

(c) Australian GST Group. With respect to each Australian Loan Party, each Loan Party will, and will cause each of its Subsidiaries to, ensure that it will not become a member of an Australian GST Group unless the Australian GST Group of which the Australian Loan Party becomes a member has at all times while the Australian Loan Party is a member a valid ITSA for that Australian GST Group in a form and substance reasonably satisfactory to the Administrative Agent, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and damage by casualty or operational failure excepted, all material tangible properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

Section 5.05 Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the Flood Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. From and after the tenth (10th) Business Day (or such longer period as the Administrative Agent shall agree), each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder. Holdings shall provide or shall cause to be provided at least thirty (30) days’ prior written notice to the Collateral Agent of any modification adverse to the interests of the Lenders hereunder or cancellation of such policy.

Section 5.06 Books and Records; Inspections. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities. Each Company will permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of such Company and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and advisors (including independent public accountants), all upon reasonable prior written notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that Holdings shall only be responsible for the expenses relating to the foregoing (a) for one visit per Fiscal Year if no Event of Default has occurred and is continuing and (b) during the continuation of an Event of Default.

Section 5.07 Lenders Meetings. Holdings will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once each Fiscal Year to be held at Holdings’ offices in the United States (or at such other location as may be agreed to by Holdings and Administrative Agent or, at the option of the Administrative Agent, by conference call) at such time as may be agreed to by Holdings and the Administrative Agent.

Section 5.08 Compliance with Laws. Each Loan Party will comply, and will cause each of its Subsidiaries and shall use commercially reasonable efforts to cause all other Persons, if any, on or occupying any Real Property presently or formerly owned, leased, operated or used by any Company to comply, with the requirements of all applicable Requirements of Law, rules, regulations and orders of any Governmental Authority (except with respect to Environmental Laws which are covered in Section 5.09), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09 Environmental.

(a) Environmental Disclosure. Holdings will deliver to the Administrative Agent and the Lenders:

(i) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release of Hazardous Materials that could reasonably be expected to require a Remedial Action or give rise to Environmental Liabilities or Environmental Claims that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (2) any Environmental Claim brought against any Company that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (3) any Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Real Property owned, operated or leased by any Company that could cause such Real Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(ii) as soon as practicable following the sending or receipt thereof by any Company, a copy of any and all written communications with any Governmental Authority or other Person with respect to (1) any Environmental Claims that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (2) any Release of Hazardous Materials that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (3) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Company may be potentially responsible for any Release of Hazardous Materials that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(iii) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by any Company that could reasonably be expected to expose Holdings or any of its Subsidiaries to, or result in, Environmental

Liability or Environmental Claims that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (2) any proposed action to be taken the Companies to modify current operations in a manner that could reasonably be expected to subject the Companies to any additional material Environmental Liabilities or other material obligations or requirements under any Environmental Laws which in either case could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and

(iv) with reasonable promptness, such other documents and information as from time to time may be reasonably requested in writing by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Remedial Action. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries to promptly take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Company that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) conduct any Remedial Action that may be required pursuant to applicable Environmental Laws by such Company that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (iii) make an appropriate response to any Environmental Claim against such Company and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(c) Environmental Compliance. Each Loan Party shall comply, and shall cause each of its Subsidiaries all lessees to comply, with all Environmental Laws, obtain and maintain in full force and effect all necessary Governmental Authorizations required pursuant to Environmental Laws, and conduct all Remedial Actions required by, and in accordance with, applicable Environmental Laws except for any failures to comply, obtain, maintain or conduct which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10 Subsidiaries.

(a) In the event that any Person becomes a Subsidiary of Holdings (other than any Exempt Entity) or any Subsidiary that was an Exempt Entity but has ceased to be an Exempt Entity, Holdings shall within seven (7) Business Days after any Dutch Subsidiary or any Australian Acquired Company ceases to be an Exempt Entity (as such date may be extended by the Administrative Agent in its discretion) or promptly (in the case of any other Subsidiary), but in no event later than forty-five (45) days after the date such Person becomes a Subsidiary of Holdings or ceases to be an Exempt Entity unless extended by the Administrative Agent in its sole discretion), cause such Subsidiary (other than any Exempt Entity) to become a Guarantor hereunder (unless such Subsidiary becomes an Additional Co-Borrower hereunder) by executing and delivering to the Administrative Agent and the Collateral Agent a Joinder Agreement or such comparable documentation (in form and substance satisfactory to the Administrative Agent); provided that, notwithstanding the foregoing, (i) each additional Guaranty shall be limited (or not required) as necessary to reflect limitations or prohibitions under applicable Requirements of Law with respect to maintenance of share capital, financial assistance and other such similar legal restrictions affecting such Subsidiary; (ii) Holdings shall not be obligated to cause such Subsidiary to provide a Guaranty of the Obligations to the extent that such Guaranty would result in a violation of applicable Requirements of Law or any liability for individuals that are officers or directors of such Subsidiary which, in any case, cannot be prevented or otherwise avoided through the reasonable commercial efforts of Holdings or such Subsidiary; (iii) if such Subsidiary is not directly or indirectly wholly-owned by Holdings, another Loan Party or a direct or indirect wholly-owned Subsidiary of any of the foregoing, if the consent of the co-owner of such Subsidiary is necessary or desirable and such consent is not obtained following the use of commercially reasonable efforts, then such Subsidiary shall not be required to provide a Guaranty pursuant to this Section 5.10(a); (iv) Holdings shall not be obligated to cause such Subsidiary to provide a Guaranty of the Obligations if such Guaranty would result in an adverse tax consequences on account of application of Section 956 of the Code; and (v) if the Administrative Agent determines in its sole discretion that the benefit to the Secured Parties of such Subsidiary providing a Guaranty of the Obligations is substantially outweighed by the expense or burden of such Subsidiary providing such Guaranty, the Administrative Agent may advise Holdings that certain actions otherwise required by this Section 5.10(a) shall not be required (in which case such Subsidiary shall not be required to take such actions).

(b) With respect to any Person who provides a Guaranty pursuant to Section 5.10(a) or becomes an Additional Co-Borrower, Holdings shall seven (7) Business Days after any Dutch Subsidiary or any Australian Acquired Company ceases to be an Exempt Entity (as such date may be extended by the Administrative Agent in its discretion) or promptly (in the case of any other Subsidiary), but in no event later than forty-five (45) days after the date such Person becomes a Subsidiary of Holdings unless extended by the Administrative Agent in its sole discretion): (i) cause such Subsidiary to become a Grantor under the relevant Security Documents, and additional Security Documents (including those compatible with the laws of any non-U.S. Entity’s jurisdiction) in form and substance reasonably acceptable to the Collateral Agent (it being understood and agreed that the Secured Parties by their acceptance of the benefits of this Agreement and the Security Documents authorize the Collateral Agent to negotiate and execute such additional Security Documents on their behalf); (ii) cause Holdings or the relevant Subsidiary or Subsidiaries of Holdings that hold the ownership interests in such Person to take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Collateral Agent in respect of the pledge of the Equity Interests in such Person together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, in each case, subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding); and (iii) cause such Subsidiary to take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Collateral Agent, including but not limited to those which are similar to those described in Sections 4.01(b), (g) (such opinions, if any, to be delivered by such counsel as is customary in the relevant jurisdiction), (h), (m) and (n) and Section 5.14(a); provided however that if the Administrative Agent determines in its reasonable discretion that the benefit to the Secured Parties of the granting of a Lien on certain assets of such Subsidiary by such Subsidiary is outweighed by the burden of granting a Lien on such assets of such Subsidiary by such Subsidiary, the Administrative Agent may advise such Subsidiary that certain actions otherwise required by this Section 5.10(b) shall not be required (in which case such Subsidiary shall not be required to take such actions). With respect to each such Subsidiary, Holdings shall promptly send to Administrative Agent written notice setting forth with respect to such Person (x) the date on which such Person became a Subsidiary of a Borrower; and (y) to the extent applicable, all of the data required to be set forth in Schedules 3.01, 3.02, 3.09(b), 3.12(a) and 3.25 with respect to such Subsidiary; and such written notice shall be deemed to supplement Schedules 3.01, 3.02, 3.09(b), 3.12(a) and 3.25 for all purposes hereof. Notwithstanding anything herein or in any other Loan Document to the contrary, (A) no Loan Party shall be required to grant a security interest in respect of Equity Interests in any South African Subsidiaries; (B) in no event shall any of the Loan Parties be required to make any filings or recordings with intellectual property offices in Asia; and (C) no Lien shall be required to be created pursuant to the operation of this Section 5.10(b) to the extent that the granting of such Lien would result in a violation of applicable Requirements of Law.

Section 5.11 Additional Material Real Estate Assets. In the event that (a) any Material Real Estate Asset acquired by any Loan Party after the Closing Date or (b) any Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset, other than the Mortgaged Properties, and such interest has not otherwise been made subject to the Lien of the Security Documents in favor of the Collateral Agent, for the benefit of Secured Parties, then such Loan Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates, including those which are similar to those described in Section 5.14(a) with respect to each such Material Real Estate Asset that the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets; provided that (x) the Collateral Agent and the Borrowers agree to exclude such Material Real Estate Asset from the Collateral and the Borrowers shall not be required to deliver any additional Security Documents if in each case, as reasonably determined by the Collateral Agent in writing, the cost of obtaining or perfecting a security interest is excessive in relation to the benefit afforded to the Lenders thereby or the Term Loan Agent or the Senior Representative determines not to include such Real Estate Assets in the Collateral or to not require delivery of any Mortgages, opinions of counsel, Title Policies or Surveys and (y) solely in respect of Leasehold Properties that are Material Real Estate Assets, the applicable Loan Party shall only be obligated to use commercially reasonable efforts to meet its obligations under this Section 5.11 and only to the extent such efforts are similarly required by the Term Loan Agent or Senior Representative. In addition to the foregoing, the Borrowers shall, at the request of the Collateral Agent, deliver, from time to time, to the Collateral Agent, such appraisals as are required by any Requirement of Law of Real Estate Assets with respect to which the Collateral Agent has been granted a Lien. For the avoidance of doubt, with respect to any Real Estate Asset acquired or leased after the Closing Date, unless required pursuant to this Section 5.11, no Loan Party shall be required to take any actions to grant a Lien or perfect a Lien in a Real Estate Asset that is not a Material Real Estate Asset.

Section 5.12 Further Assurances.

(a) At any time or from time to time upon the request of the Administrative Agent, each Loan Party will, at the Borrowers’ expense, promptly execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or any document or instrument creating any additional security interest to the satisfaction of the Administrative Agent, the Collateral Agent or any Lender, and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents, at all times subject to the express limitations, exceptions and time limitations included in the Loan Documents. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by the Collateral and all other assets of the same asset class as those asset classes constituting Collateral (in each case, and perfected with a First Priority Lien) including all of the outstanding Equity Interests of the Subsidiaries of Holdings. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrowers shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

(b) Each Loan Party (other than Tronox Bahamas) hereby authorizes the Collateral Agent to file any financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent in the Security Documents, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.

Section 5.13 Cash Management. Holdings shall maintain the Cash Management System pursuant to Section 2.22 and keep Proceeds of the Term Loan Priority Collateral separate (which Proceeds shall not be intentionally commingled with proceeds of the Revolving Loan Priority Collateral, or, if commingled, shall remain identifiable and, as promptly as practicable (but in no event later than five (5) Business Days after such commingling unless extended by the Collateral Agent in its sole discretion), segregated and maintained in separate accounts.

Section 5.14 Post-Closing Matters.

(a) Real Property Requirements. Within thirty (30) days after the Closing Date, or such extended time as Administrative Agent shall permit, in its sole discretion, the Collateral Agent shall have received, with respect to each Mortgaged Property, each of the following, in form and substance reasonably satisfactory to the Collateral Agent:

(i) a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties, together with all related title documents (if any);

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state or jurisdiction in which a Mortgaged Property is located with respect to the enforceability of the Mortgage to be recorded in such state or jurisdiction and such other matters as the Collateral Agent may reasonably request (such opinions to be delivered by such counsel as is customary in the relevant jurisdiction);

(iii) in the case of each Leasehold Property that is a Mortgaged Property located in the United States, then to the extent available after the use of commercially reasonable efforts by the Loan Parties, (A) a Landlord Consent and Estoppel and (B) evidence that such Leasehold Property is a Recorded Leasehold Interest;

(iv) (A) with respect to each Mortgaged Property located in the United States, an ALTA mortgagee title insurance policy dated as of the date of the Mortgage with all endorsements requested by Collateral Agent or an unconditional commitment therefor issued by the Title Company (“Title Policy”) in an amount not less than the fair market value of the Mortgaged Property, together with a title report issued by the Title Company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, and (B) evidence satisfactory to the Collateral Agent that the applicable Loan Party has paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Mortgaged Property in the appropriate real estate records;

(v) (A) a completed Flood Certificate with respect to each Mortgaged Property located in the United States, which Flood Certificate shall (x) be addressed to the Collateral Agent and (y) otherwise comply with the Flood Program; (B) if the Flood Certificate states that such Mortgaged Property is located in a Flood Zone, the Borrower’s written acknowledgment of receipt of written notification from the Collateral Agent (x) as to the existence of such Mortgaged Property and (y) as to whether the community in which each Mortgaged Property is located is participating in the Flood Program; and (C) if such Mortgaged Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the Borrower has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program;

(vi) with respect to each Mortgaged Property located in the United States that is not a Leasehold Property, an ALTA survey, provided that, if the applicable Borrower is able to obtain a “no change” affidavit acceptable to the Title Company and does deliver such certificate to the Title Company to enable it to issue a Title Policy (A) removing all exceptions which would otherwise have been raised by the title company as a result of the absence of a new survey for such real property and (B) including all endorsements that would otherwise have been included had a new ALTA survey been obtained, then a new ALTA survey shall not be required;

(vii) a fully executed and notarized mortgage release, in proper form for recording in all appropriate places in the applicable jurisdiction and otherwise in form and substance acceptable to the Title Company in order to remove the existing lien in favor of Wells Fargo Capital Finance, LLC;

Notwithstanding anything contained in Section 5.14(a), the Collateral Agent and the Borrowers agree to exclude Real Estate Assets from the Collateral and/or the Borrowers shall not be required to deliver any Mortgages, opinions of counsel, Title Polices and Surveys, if, in each case, (x) as reasonably determined by the Collateral Agent in writing, the cost of obtaining or perfecting a security interest is excessive in relation to the benefit afforded to the Lenders thereby or (y) the Term Loan Agent or Senior Representative determines not to include such Real Estate Assets in the Collateral or not to obtain a mortgage over such Real Estate Assets, as applicable.

(b) Within sixty (60) days after the Closing Date, or such extended time as the Administrative Agent shall permit, in its sole discretion, the Administrative Agent shall have received (i) a multi-jurisdictional mortgage statement signed on behalf of Holdings and each other Australian Loan Party who provides a security where any of the relevant Collateral is situated, or taken under the Duties Act 1997 (NSW) to be situated, in New South Wales or (ii) a certification or a statutory declaration by a Responsible Officer of Holdings and each other Australian Loan Party that no relevant Collateral is situated, or taken under the Duties Act 1997 (NSW) to be situated, in New South Wales.

(c) Within ten (10) Business Days after the Closing Date, or such extended time as Administrative Agent shall permit, the Administrative Agent shall have received (i) one or more certificates from Holdings’ insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.05 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.05 and (ii) an updated Schedule 3.29 setting forth a true, complete and correct description of all insurance maintained by Holdings and its Subsidiaries as of the Closing Date.

(d) Each of the Loan Parties shall execute and deliver the documents and complete the tasks set forth on Schedule 5.14 on or before the date specified for such requirement or such later date to be determined by the Administrative Agent.

Section 5.15 Maintenance of Ratings. At all times on and after the Closing Date, Holdings shall use commercially reasonable efforts to maintain (a) a public corporate family rating from Moody’s; and (b) a public corporate credit rating from S&P.

Section 5.16 Centre of Main Interests. Each Loan Party incorporated or organised within the European Union shall, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), except as contemplated by the Transaction Summary, have and maintain its centre of main interest (as that term is used in Article 3(1) of the Regulation) in the jurisdiction of its incorporation or organisation, as applicable, and it shall have no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

Section 5.17 Use of Proceeds. The Loan Parties shall use the proceeds of the Loans only for the purposes set forth in Section 3.28 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.

Section 5.18 Borrowing Base-Related Reports. The Borrowers shall deliver or cause to be delivered (at the expense of the Borrowers) to the Administrative Agent the following:

(a) in no event less frequently than twenty (20) days after the end of each month for the month most recently ended (or more frequently as the Borrowers may elect, so long as the same frequency of delivery is maintained for the immediately following ninety (90) day period), a Borrowing Base Certificate from the Borrowers covering the Aggregate Borrowing Base, the Australian Borrowing Base, the Dutch Borrowing Base (to the extent that a Dutch Borrower is party to this Agreement) and the U.S. Borrowing Base, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its Permitted Discretion; provided that if a Cash Dominion Period exists, the Administrative Borrower shall deliver a Borrowing Base Certificate within five (5) Business Days after the end of each calendar week;

(b) upon request by the Administrative Agent, and in no event less frequently than thirty (30) days after the end of each Fiscal Quarter (i) a monthly trial balance for the last month in such Fiscal Quarter showing Accounts outstanding aged from statement date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by a comparison to the prior month’s trial balance and such supporting detail and documentation as shall be requested by the Administrative Agent in its Permitted Discretion; and (ii) a summary of Inventory by location and type accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its Permitted Discretion (in each case, together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date);

(c) at the time of delivery of each of the financial statements delivered pursuant to Sections 5.01(b) and (c), a reconciliation of the Accounts trial balance and quarter-end Inventory reports of the Borrowers to the general ledger of the Borrowers, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its Permitted Discretion;

(d) until the Bahamian Effective Date, upon request by the Administrative Agent, and in no event less frequently than bi-weekly, a summary of Inventory owned by the Australian Borrowers; and

(e) such other reports, statements and reconciliations with respect to the Borrowing Bases or Collateral of any or all Loan Parties as the Administrative Agent shall from time to time request in its Permitted Discretion.

(f) The delivery of each certificate and report or any other information delivered pursuant to this Section 5.18 shall constitute a representation and warranty by the Borrowers that the statements and information contained therein are true and correct in all material respects on and as of such date.

Section 5.19 Borrowing Base Verification; Inventory Appraisals. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the Administrative Agents’ officers, designated employees or agents, at any reasonable time on reasonable prior notice to the Borrowers, in the name of such Agent, to verify the validity, amount or any other matter relating to Accounts or Inventory by mail, telephone, electronic communication, personal inspection or otherwise and to conduct field audits of the financial affairs and Collateral of the Loan Parties. The Loan Parties shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process. The Loan Parties shall cooperate fully with the Administrative Agent and its agents during all (x) Collateral field audits, which shall be at the Borrowers’ expense and shall be conducted, at the request of the Administrative Agent, not more than (i) two (2) times during the first year after the Closing Date; (ii) once per year any twelve month period thereafter, absent an Event of Default; and (iii) two (2) times during the twelve month period after that the date that the Borrowing Availability shall be less than the greater of (A) $150.0 million and (B) 50% of the aggregate Revolving Commitments in effect at such time; and (y) Inventory Appraisals, which shall be at the Borrowers’ expense and shall be conducted, at the request of the Administrative Agent, not more than (i) once per year during the first year after the Closing Date; (ii) two (2) times, during any twelve month period thereafter, absent an Event of Default; and (iii) two (2) times during the twelve month period after that the date that the Borrowing Availability shall be less than the greater of (A) $150.0 million and (B) 50% of the aggregate Revolving Commitments in effect at such time; or (z) in the case of both Collateral field audits and Inventory Appraisals, following the occurrence and during the continuation of an Event of Default, more frequently at the Administrative Agent’s reasonable request.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than any contingent indemnification obligations as to which no claim has been made) and all Letters of Credit have been canceled, cash collateralized in a manner and in an amount consistent with the requirements of Section 2.18(i) or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, such Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI.

Section 6.01 Indebtedness. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the following (collectively, “Permitted Indebtedness”):

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) Indebtedness in respect of Investments permitted under Sections 6.06(b), (d) and (e); provided, that, for Indebtedness in respect of Investments permitted under Sections 6.06(b), (d)(A) and (e), (i) all such Indebtedness shall be evidenced by an Intercompany Note, and, if owed to a Loan Party, shall be subject to a First Priority Lien pursuant to the Security Documents; (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of an Intercompany Note; and (iii) any payment by any such Subsidiary Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to any Borrower or to any of its Subsidiaries for whose benefit such payment is made;

(c) [Intentionally omitted];

(d) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Holdings or any such Subsidiary pursuant to such agreements in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f) Indebtedness (including intraday cash management lines relating thereto) of Holdings and its Subsidiaries pursuant to over-draft or similar lines of credit (including treasury management arrangements, depository or other cash management services and commercial credit card and merchant card services), netting services and other services customarily provided in connection with depository account services;

(g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

(h) (i) guaranties by Holdings of Indebtedness of a Subsidiary Guarantor; (ii) guaranties by a Subsidiary Guarantor or a Borrower of Indebtedness of another Borrower or another Subsidiary Guarantor; or (iii) guaranties by a Person that is not a Loan Party of Indebtedness of another Person that is not a Loan Party, in each case, with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(i) Indebtedness described in Schedule 6.01(i) and any extensions, renewals, refinancings or replacements of such Indebtedness and any further extensions, renewals, refinancings or replacements of such extended, renewed, refinanced or replaced Indebtedness; provided that in respect of any extensions, renewals, refinancings or replacements of any such Indebtedness (or any further extensions, renewals, refinancings or replacements of such extended, renewed, refinanced or replaced Indebtedness), (i) the terms and conditions thereof shall not be materially less favorable to the obligor(s) thereon or to the

Lenders than the Indebtedness being extended, renewed, refinanced or replaced; (ii) the average life to maturity thereof is greater than or equal to that of the Indebtedness being extended, renewed, refinanced or replaced; (iii) if the direct or contingent obligors thereon are not the same as the direct or contingent obligors on the Indebtedness being extended, renewed, refinanced or replaced, then the direct or contingent obligors thereon shall be non-Loan Parties if the direct or contingent obligors on the Indebtedness being extended, renewed, refinanced or replaced are non-Loan Parties; and (iv) the principal amount thereof shall not exceed the then outstanding amount of the Indebtedness being extended, renewed, refinanced or replaced (plus capitalized interest thereon, OID and related fees);

(j) Indebtedness of Subsidiaries of Holdings in respect of Capital Lease Obligations (including but not limited to obligations in connection with the leasing of rail cars constituting Capital Lease Obligations and letter of credit reimbursement obligations in connection therewith) in an aggregate amount not to exceed $85.0 million at any time outstanding;

(k) Indebtedness of Subsidiaries of Holdings in respect of Purchase Money Obligations in an aggregate amount not to exceed $60.0 million outstanding at any time; provided, any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness; and (ii) shall constitute not less than 50% of the aggregate consideration paid with respect to such asset;

(l) Indebtedness of any Securitization Subsidiary under any Permitted Securitization (i) that is without recourse to any Company (other than such Securitization Entity) or any of their respective assets (other than pursuant to Standard Securitization Undertakings; and (ii) that are negotiated in good faith at arm’s length; provided that (w) any Indebtedness pursuant to this clause (l) shall not be incurred, created or assumed if any Event of Default has occurred and is continuing or would result therefrom; (x) the sum of the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities under all Permitted Securitizations may not exceed $150,000,000; (y) the Securitization Subsidiary, the Collateral Agent and the Permitted Securitization Agent shall, if required by the Permitted Securitization Agent for the Permitted Securitization to grant in favor of the Collateral Agent a First Priority Lien in the Seller’s Retained Interest, enter into either an amendment, supplement or amendment and restatement of the Intercreditor Agreement with the Term Loan Agent and the Administrative Agent to effectuate such security interest or enter into one or more intercreditor agreements with the Administrative Agent to effectuate such security interest (each such intercreditor agreement, a “Permitted Securitization Intercreditor Agreement”), and such amended, supplemented or amended and restated Intercreditor Agreement or such Permitted Securitization Intercreditor Agreement shall be in full force and effect so long as any such Permitted Securitization remains outstanding (provided that, if Seller’s Retained Interest in the relevant Securitization Subsidiary is not required to be Collateral pursuant to the terms of the definition of “Permitted Securitization”, then this clause (l) shall not be applicable to such Seller’s Retained Interest); and (z) after giving effect thereto, the entire amount of the Commitments then in effect plus the amount of any increase in Commitments available to the Borrowers under Section 2.20 is available to be utilized hereunder without violating Section 6.1 of the Term Loan Agreement or the Intercreditor Agreement;

(m) Indebtedness of one or more Loan Parties in respect of the Term Loan Agreement and any extensions, renewals, refinancings or replacements of any such Indebtedness, including any replacements thereof following repayment in full thereof (which, for the avoidance of doubt, includes the repayment in full of all obligations (other than contingent indemnification obligations) under such agreement and the termination of all commitments to lend thereunder) to the extent permitted by the Intercreditor Agreement; provided, that (i) any such extensions, renewals, refinancings or replacements (x) shall not have direct or contingent obligors that are not also Loan Parties, (y) shall not be secured by assets that do not constitute Collateral, and (z) shall at all times be subject to the Intercreditor Agreement; and (ii) the aggregate principal amount of such Indebtedness may not exceed $900.0 million outstanding at any time;

(n) the financing of insurance premiums in customary amounts in the ordinary course of business;

(o) debt facilities established, incurred, or guaranteed by South African Subsidiaries in an aggregate principal amount not to exceed $160.0 million so long as such facilities are non-recourse to the Loan Parties;

(p) secured term loans provided under one or more credit agreements or one or more series of secured notes issued pursuant to one or more indentures, in each case, not otherwise permitted under this Section 6.01 (such Indebtedness, “Permitted Secured Indebtedness”); provided, that (i) such Indebtedness does not mature prior to the date that is ninety-one (91) beyond the latest Revolving Maturity Date of any Loans hereunder at the time such Indebtedness is incurred; (ii) such Indebtedness has a Weighted Average Life to Maturity that is no earlier than ninety-one (91) days after the Revolving Maturity Date; (iii) no Default or Event of Default is then continuing or would result therefrom; (iv) such Indebtedness is not guaranteed by any Person other than the Loan Parties (or any Person that will, upon the incurrence of such Indebtedness, become a Loan Party); (v) the terms of such Indebtedness do not require any amortization, mandatory prepayment or redemption or repurchase at the option of the holder thereof (other than, with respect to any term loans, customary mandatory prepayments upon a change of control or asset sale or, with respect to any secured notes, customary asset sale or change of control provisions, which asset sale provisions may require the application of proceeds of asset sales and casualty events to make mandatory prepayments or prepayment offers out of such proceeds except to the extent such asset sale proceeds are Revolving Loan Priority Collateral) earlier than ninety-one (91) days after the Revolving Maturity Date; (vi) such Indebtedness does not contain covenants, events of default or other terms and conditions that, when taken as a whole, are more restrictive to the Loan Parties than the terms of the Term Loan Documents (or, if the Term Loan Documents are no longer in effect, than the Term Loan Documents as in effect immediately prior to their termination) (it being understood that subordination provisions, interest rates, redemption and prepayment premiums and restrictions on prepayment or redemption shall not be taken into account in determining whether terms are more restrictive taken as a whole); (vii) such Indebtedness and the holders thereof or the Senior Representative thereunder shall enter into either an amendment, supplement or amendment and restatement of the Intercreditor Agreement with the Term Loan Agent and the Administrative Agent to join such Indebtedness to the Intercreditor Agreement or enter into one or more intercreditor agreements with the Administrative Agent the terms of which are substantially similar to the Intercreditor Agreement or are not less favorable in any material respect to the Administrative Agent and the Lenders than the terms of the Intercreditor Agreement (provided that a certificate of a Responsible Officer of Holdings delivered to the Administrative Agent at least five (5) Business Days prior to the entering into of such intercreditor agreement (or such shorter period as the Administrative Agent may reasonably agree) stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirements unless the Administrative Agent notifies Holdings within such five Business Day period that it disagrees with such determination and includes a reasonable description of the basis upon which it disagrees) (each such intercreditor agreement, a “Permitted Secured Indebtedness Intercreditor Agreement”), and such amended, supplemented or amended and restated Intercreditor Agreement or such Permitted Secured Indebtedness Intercreditor Agreement shall be in full force and effect so long as any such Indebtedness remains outstanding; and (viii) after giving pro forma effect to (x) the incurrence of such Indebtedness, (y) any increases in the principal amount under the Term Loan Agreement and (z) the repayment or prepayment of any Permitted Secured Indebtedness or the Term Loans, in each case, after the most recently ended Fiscal Quarter or Fiscal Year for which financial statements are then available or are required to be delivered under Section 5.01(b) or (c), the Secured Leverage Ratio as of the last day of such Fiscal Quarter or Fiscal Year does not exceed 2.00 to 1.00; provided, further that as a condition to the incurrence of any such Indebtedness, Holdings shall have delivered a certificate of one of its Responsible Officers to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirement, which shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies Holdings in writing within three (3) Business Days after receipt of such certificate that it disagrees with such determination (including a reasonably detailed description of specific provisions or terms of such Indebtedness as to which it has determined do not satisfy the foregoing (it being agreed that upon modifying such Indebtedness to change the relevant provisions identified in the Administrative Agent’s writing, Holdings shall not be required to provide a further notice or waiting period));

(q) letters of credit issued for the account of Holdings or any of its Subsidiaries (i) that are outstanding on the Closing Date and set forth on Schedule 6.01(q); provided that, for the avoidance of doubt, renewals, extensions and replacements of such letters of credit are not permitted under this clause (q) unless such renewals, extensions and replacements are made in the form of a Letter of Credit issued under this Agreement or in reliance on subclause (ii) of this clause (q); and (ii) other letters of credit issued for the account of Holdings or any of its Subsidiaries in an aggregate principal face amount not to exceed $35,000,000 outstanding at any time; provided that no such letter of credit may be issued if an Issuing Bank is able to issue the requested letter(s) of credit as a Letter of Credit under this Agreement;

(r) other Indebtedness (excluding Permitted Unsecured Notes) of Holdings and its Subsidiaries in an aggregate principal amount not to exceed $125.0 million outstanding at any time;

(s) [Intentionally omitted];

(t) Indebtedness under Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents; and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate; provided further that if such Hedging Obligations relate to interest rates or currency exchange rates, such Hedging Obligations shall be unsecured unless they constitute Secured Obligations under this Agreement;

(u) Permitted Seller Notes in an aggregate principal amount not to exceed $125.0 million outstanding at any time;

(v) Indebtedness of a Person at the time such Person becomes a Subsidiary of Holdings, or is merged or consolidated with or into Holdings or any of its Subsidiaries in a transaction otherwise permitted under this Agreement, in an aggregate principal amount not to exceed $100.0 million outstanding at any time, and outstanding for all Indebtedness incurred pursuant to this clause (v), and extensions, renewals, refinancing, refunding and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than any such increase not exceeding the amount of any fees, OID, if any, premium, if any, and financing costs relating to such refinancing); provided that

(i) such Indebtedness (other than any such extension, renewal, refinancing, refunding or replacement) exists at the time such Person becomes a Subsidiary and is not created in contemplation of such event; (ii) other than guaranties permitted by Section 6.01(h), neither Holdings, any Borrower nor any Subsidiaries (other than the Person that is the obligor on such Indebtedness at the time it becomes a Subsidiary) shall be liable for such Indebtedness; and (iii) Holdings is in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, with the covenant contained in Section 6.07; and

(w) Permitted Unsecured Notes, so long as both before and after giving pro forma effect to (1) the incurrence of such Permitted Unsecured Notes, (2) the incurrence of any Indebtedness incurred pursuant to Section 6.01(p), (3) any increases in the principal amount under the Term Loan Agreement and (4) and the repayment or prepayment of any Permitted Secured Indebtedness, Permitted Unsecured Notes or the Term Loans, in each case, after the most recently ended Fiscal Quarter or Fiscal Year for which financial statements are then available or are required to be delivered under Section 5.01(b) or (c), (i) no Event of Default shall have occurred and be continuing or result therefrom and (ii) the Leverage Ratio as of the last day of such Fiscal Quarter or Fiscal Year does not exceed 2.50:1.00; and

(x) Indebtedness of Persons comprising the Acquired Business in existence on the Exxaro Acquisition Date; provided that (i) such Indebtedness is paid in full, any commitments to lend thereunder are terminated, and any Liens permitted pursuant to Section 6.02(z) hereof are released in full no later than seven (7) Business Days after the Exxaro Acquisition Date; (ii) the only consideration for the repayment in full of such Indebtedness shall be consideration received from the Exxaro Sellers (it being understood and agreed that such consideration shall be in addition to the consideration otherwise contemplated by the Transaction Agreement as of the Closing Date); (iii) on or prior to the Exxaro Acquisition Date, consideration in the form of cash to be utilized for the payment in full of such Indebtedness shall be held by a Borrower or an Affiliate of a Borrower on terms reasonably satisfactory to the Collateral Agent or its designee for the purpose of paying such Indebtedness in full; (iv) such Indebtedness is not guaranteed in any way by Holdings or any of its Subsidiaries (other than those Persons comprising the Acquired Business) and is not recourse to, or otherwise obligate Holdings or any of its Subsidiaries (other than those Persons comprising the Acquired Business) in any way to make payment on such Indebtedness; and (v) the Administrative Agent shall have received a “pay-off” letter or “deed of release” (as applicable) in form and substance reasonably satisfactory to the Administrative Agent with respect to such Indebtedness and all related UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property, undertakings to register financing statements in relation to the PPSA Australia to remove security interests and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

Section 6.02 Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any property or any asset of any kind (including any document or instrument in respect of goods or accounts receivable) now owned or hereafter acquired, created or licensed by it or on any income, profits or revenues or rights in respect of any thereof or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute in any jurisdiction in or outside of the United States or under any applicable intellectual property laws, rules or procedure, except the following (collectively, the “Permitted Liens”):

(a) Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Security Document to secure the Secured Obligations;

(b) Liens for Taxes not yet due or, if due, if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings and reserves in accordance with GAAP with respect thereto have been provided on the consolidated books of Holdings;

(c) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by Requirements of Law (other than any such Lien imposed pursuant to Section 430(k) of the Code, ERISA or a violation of Section 436 of the Code or analogous provisions under applicable Requirements of Law in jurisdictions outside of the United States), in each case incurred in the ordinary course of business (i) (x) for amounts not yet overdue or (y) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of forty-five (45) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; and (ii) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and analogous provisions under Requirements of Laws in jurisdictions outside of the United States, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness for borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title on or with respect to any Real Property, in each case which do not interfere in any material respect with the ordinary conduct of the business of the Companies at such Real Property;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property and analogous filings under applicable Requirements of Law outside of the United States;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any Real Property;

(k) non-exclusive outbound licenses of patents, copyrights, trademarks and other Intellectual Property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business;

(l) Liens described in Schedule 6.02(l) and any replacements, renewals or extensions thereof at any time and from time to time so long as such replacement, renewed or extended Liens (i) except as permitted by clause (iv) in the proviso to Section 6.01(i) do not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date; and (ii) do not extend to any property other than the property covered by the Liens described in Schedule 6.02(l);

(m) Liens securing Indebtedness permitted pursuant to Sections 6.01(j) and (k); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) (i) Liens granted in connection with Indebtedness permitted under Section 6.01(l) that are limited in each case to the Securitization Assets transferred or assigned pursuant to the related Permitted Securitization; (ii) Liens on assets of Holdings, the Borrower, the Guarantors or any of their respective Subsidiaries and Affiliates securing obligations under the Term Loan Agreement, subject to the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding); and (iii) Liens granted in connection with Indebtedness permitted under Section 6.01(p); provided that Liens permitted under this clause (n)(iii) shall be permitted only so long as such Liens are subject to either the Intercreditor Agreement (if amended to join such Indebtedness to the Intercreditor Agreement) or a Permitted Secured Indebtedness Intercreditor Agreement, as the case may be;

(o) Liens on assets of South African Subsidiaries securing indebtedness permitted under Section 6.01(o); provided that in no event shall the Lien permitted hereby extend to the assets (other than Equity Interests held in such South African Subsidiaries) of any Person other than such South African Subsidiaries;

(p) Liens on insurance policies and the proceeds thereof and unearned premiums securing the financing of premiums with respect thereto as provided in Section 6.01(n);

(q) Liens consisting of customary rights of set-off for bankers liens on amounts on deposit at banks or other financial institutions, to the extent arising by operation of law or otherwise, incurred in the ordinary course of business; provided that, unless such Liens are non-consensual and arise by operation of law, or arise under or pursuant to the Dutch General Banking Conditions, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(r) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 8.01(h) hereof and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(s) Liens of a collection bank arising in the ordinary course of business under §4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction and any analogous right of a collection bank arising by Requirements of Law in jurisdictions outside of the United States;

(t) Liens on cash and Cash Equivalents arising in connection with the cash collateralization of letters of credit in an amount not to exceed 105% of the aggregate face amount of the letters of credit permitted pursuant to Section 6.01(q);

(u) (i) other Liens on assets other than the Collateral; and (ii) other Liens subordinated to the Liens of the Collateral Agent under this Agreement and any liens in favor of the Term Loan Agent or any Senior Representative, in the case of clause (i) and (ii) together, securing Indebtedness in an aggregate amount not to exceed $85.0 million at any time outstanding;

(v) Liens securing Indebtedness permitted pursuant to Section 6.01(b) of Persons that are not Loan Parties;

(w) Liens securing not more than 80% of the aggregate principal amount of Indebtedness permitted pursuant to Section 6.01(r); provided that if the aggregate principal amount of any individual item of Indebtedness incurred pursuant to such section is equal to or greater than $25.0 million and such Liens are in respect of any Collateral, such Lien must be subordinated to the Liens created pursuant to the Security Documents on terms reasonably satisfactory to the Administrative Agent pursuant to, at the option of the Administrative Agent, either an amendment, supplement or amendment and restatement of the Intercreditor Agreement with the Term Loan Agent and the Administrative Agent to join such secured Indebtedness to the Intercreditor Agreement or an intercreditor agreement or subordination agreement with the Administrative Agent and the relevant creditor; provided, further, that no such Liens shall attach to any Accounts, Inventory or other Revolving Credit Priority Collateral, in each case, owned by a Loan Party;

(x) title retention arrangements relating to goods or raw materials purchased by a Loan Party in the ordinary course of business, which secures only the unpaid purchase price of those goods or raw materials and is scheduled to be, and is, discharged within ninety (90) days of its creation;

(y) an interest that is a Lien by virtue only of the operation of section 12(3) of the PPSA Australia; and

(z) Liens securing Indebtedness permitted pursuant to Section 6.01(x) of Persons comprising the Acquired Business; provided that (i) such Liens are released no later than seven (7) Business Days after the Exxaro Acquisition Date, (ii) such Liens only encumber the assets of those Persons acquired with in connection with the Exxaro Acquisition, (iii) such Liens do not subject any property or assets of Holdings, the Borrowers or any of their Subsidiaries (other than in respect of those Persons comprising the Acquired Business), directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (iv) such Liens do not in any way adversely affect the ability of the Collateral Agent to obtain Liens for the benefit of itself and the other Secured Parties as contemplated by, and within the time frames set forth in, Section 5.10 and Section 6.08(l) hereof.

Section 6.03 No Further Negative Pledges. No Loan Party nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, to secure the Obligations, except the following: (a) covenants with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.08 pending the consummation of such sale; (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be); (c) Indebtedness permitted pursuant to Section 6.01(m) and Section 6.01(p) so long as such restrictions are no more restrictive than the restrictions in the Term Loan Documents as in effect on the Closing Date; (d) Indebtedness permitted pursuant to Section 6.01(v) and Section 6.01(x) so long as such restrictions were in place at the time such Indebtedness was assumed or acquired and such restrictions are limited to the assets secured thereby (and to no other assets of the entities or businesses being acquired); (e) restrictions identified on Schedule 6.03; and (f) this Agreement and the other Loan Documents.

Section 6.04 Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except the following:

(a) any Company may declare and pay dividends or make other distributions ratably to its equity holders (provided that, other than in respect of Restricted Junior Payments made with amounts received directly or indirectly from South African Subsidiaries, no Loan Party or any of its Subsidiaries may declare and pay dividends pursuant to this Section 6.04(a) to any Person that is not a Loan Party);

(b) any Subsidiary of Holdings may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings (i) to pay general administrative costs and expenses, legal and accounting fees and other general corporate and overhead expenses incurred by Holdings in the ordinary course of business; (ii) (A) pay franchise taxes and other Tax obligations or fees required in each case to maintain its corporate existence and (B) pay Taxes which are due and payable by Holdings as part of a consolidated group or due to ownership of any interests in Subsidiaries that are not treated as corporations for applicable Tax purposes, in each case, to the extent such Taxes are attributable to Holdings and Subsidiaries of Holdings; (iii) pay auditing fees and expenses; (iv) pay directors fees, expenses and indemnities owing to directors of Holdings; and (v) pay fees and expenses incurred in connection with an initial public offering; provided however that other than due to Requirements of Law prohibiting the payment by one or more Subsidiaries of their proportionate share of Holdings’ liabilities noted in this Section 6.04(b) (or if any such payment would render one or more Subsidiaries insolvent or reasonably likely to become insolvent), each Subsidiary of Holdings may not pay more than its proportionate share of Holdings’ liabilities noted in this Section 6.04(b));

(c) Holdings or any Subsidiary may make regularly scheduled payments of interest in respect of any Indebtedness for borrowed money in accordance with the terms of, and only to the extent required by, the agreement pursuant to which such Indebtedness was issued;

(d) Holdings or any Subsidiary may make (i) regularly scheduled payments of principal and interest and mandatory prepayments of principal in respect of any Indebtedness for borrowed money, in accordance with the terms of, and only to the extent required by, the agreement pursuant to which such Indebtedness was issued; and (ii) so long as the Payment Conditions are satisfied at the time of such payment, voluntary payments of principal and interest in respect of any Permitted Indebtedness;

(e) Tronox Inc may make payments in connection with the repurchase of the Tronox Exchangeable Election Shares in an amount equal to the per share purchase price set forth in the Transaction Agreement (without giving effect to any amendments thereto that are prohibited hereunder) so long as no Event of Default is then continuing or would result therefrom, but in no event shall the Restricted Junior Payments made pursuant to this Section 6.04(e) exceed the difference between the Merger Consideration Amount and the actual Merger Consideration Payment (each as defined in the Term Loan Agreement);

(f) (i) any Restricted Junior Payments made in connection with the Reorganization to Exxaro Sellers and their Affiliates or Holdings and its Subsidiaries that are referenced in the Transaction

Summary and permitted under Section 6.19 but not to exceed the amounts set forth in the Transaction Summary in respect thereof; and (ii) the non-Cash distributions in connection with the Exxaro Acquisition to Exxaro Sellers and their Affiliates in accordance with the Transaction Agreement; and

(g) notwithstanding anything to the contrary contained herein, Holdings may make Restricted Junior Payments permitted under Section 6.4(g), (h), (i) and (j) of the Term Loan Agreement (as in effect on the Closing Date) so long as the Payment Conditions are satisfied at the time of such payment;

Section 6.05 Restrictions on Subsidiary Distributions. Except as provided herein, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Holdings to: (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Holdings or any other Subsidiary of Holdings; (b) repay or prepay any Indebtedness owed by such Subsidiary to Holdings or any other Subsidiary of Holdings; (c) make loans or advances to Holdings or any other Subsidiary of Holdings; or (d) transfer, lease or license any of its property or assets to Holdings or any other Subsidiary of Holdings, except for such encumbrances or restrictions (i) in agreements evidencing Indebtedness permitted by (x) Section 6.01(j) and Section 6.01(x) that impose restrictions on the property with respect to such Indebtedness, (y) Section 6.01(k) and Section 6.01(x) that impose restrictions on the property so acquired and (z) Sections 6.01(m) and 6.01(w); (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business; (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement; (iv) described on Schedule 6.05; or (v) in this Agreement and the other Loan Documents.

Section 6.06 Investments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any joint venture, except:

(a) Investments in cash and Cash Equivalents;

(b) Investments owned as of the Closing Date (and any renewals, replacements, refinancing, refundings and reinvestments thereof that do not increase the principal amount of such Investment) in any Subsidiary of Holdings; provided, that any renewal, replacement, refinancing or refunding of Investments in the form of intercompany loans in existence as of the Closing Date (other than among non-Loan Parties) shall be evidenced by the Intercompany Note and in the case of a loan or advance by a Loan Party, shall be subject to a perfected First Priority Lien pursuant to the Security Documents;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors or on account of an Asset Sale made in compliance with Section 6.08; and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business;

(d) (A) Investments made (x) by any Loan Party to any other Loan Party and (y) by any Subsidiary that is not a Loan Party to any Loan Party, and (B) Investments made by any Subsidiary that is not a Loan Party to or in any other Subsidiary that is not a Loan Party; provided (i) any Investment by or in a Loan Party in the form of a loan or advance shall be evidenced by an Intercompany Note; and (ii) any such Investment in the form of a loan or advance by or in a Loan Party in the form of a loan or advance that is renewed, replaced, refinanced or refunded shall continue to be evidenced by the Intercompany Note;

(e) other Investments (which may consist of intercompany loans, equity contributions, guarantees or other Investments) made by a Loan Party to any Subsidiary that is not a Loan Party in an aggregate amount not to exceed $50.0 million at any time outstanding; provided, that (x) any such Investments in the form of intercompany loans shall be evidenced by an Intercompany Note, and shall be subject to a perfected First Priority Lien to the extent required under and pursuant to the Security Documents and (y) any such Investments in the form of intercompany loan shall be renewed, replaced, refinanced or refunded so long as such intercompany loan continues to be evidenced by the Intercompany Note;

(f) [Intentionally omitted];

(g) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in connection with Holdings’ and its Subsidiaries’ credit card program as in effect on the Closing Date and as may be revised from time to time in an aggregate principal amount not to exceed $2.0 million at any time outstanding; provided that no payments shall be made on any such loans or advances unless such payment is being made to a Loan Party;

(h) Permitted Acquisitions permitted pursuant to Section 6.08;

(i) each Investment described in Schedule 6.06(i) as of the Closing Date, and any renewals, replacements, refinancings or refundings thereof that do not increase the amount of, or require an increase in the amount of, such Investment; provided however that, for the avoidance of doubt, any increase in the amount of any Investment referenced in this Section 6.06(i) (whether such increased Investment is voluntary or committed) shall not be permitted pursuant to this Section 6.06(i) (without limiting the availability of other applicable sections of this Section 6.06 to make such increased Investment);

(j) Investments by a Non-Eligible Subsidiary in a Securitization Subsidiary made in connection with a Permitted Securitization to the extent permitted under Section 6.1(l);

(k) Hedging Obligations incurred pursuant to Section 6.01(t) which constitute Investments;

(l) [Intentionally omitted];

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, and any Investments consisting of extensions of credit in the nature of accounts receivable arising from the granting of trade credit in the ordinary course of business; and

(n) other Investments so long as both before and immediately after giving effect to such Investment, the Payment Conditions are satisfied at the time of such Investment; provided that any Investment involving (x) the acquisition of all or substantially all of the property of any Person, or of any business or division of any Person, in each case, other than a Person that was a Subsidiary prior to such transaction so long as such Subsidiary was not formed or acquired in connection with or for the purpose of effectuating such transaction directly or indirectly or (y) the acquisition (including by merger or consolidation) of the Equity Interests of any Person that becomes a Subsidiary after giving effect such transaction shall also be subject to the conditions set forth in the definition of “Permitted Acquisition.”

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.04.

Section 6.07 Minimum Fixed Charge Coverage Ratio. At any time during a Covenant Testing Period, Holdings shall not permit the Consolidated Fixed Charge Coverage Ratio, for the Test Period ended immediately prior to the commencement of such Covenant Testing Period and for each Test Period thereafter to be less than 1.00 to 1.00.

Section 6.08 Fundamental Changes; Dispositions of Assets; Permitted Acquisitions. No Loan Party shall, nor shall it permit any of its Subsidiaries to, (x) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (y) convey, sell, lease, sublease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible (and including any issuances or sales of any Equity Interests of any Subsidiary of Holdings), whether now owned or hereafter acquired, created, leased or licensed, or (z) acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) (i) any Subsidiary of Holdings (other than a Borrower) may be merged with and into any Borrower or any Subsidiary Guarantor or into any Person that, upon such merger, shall become a Loan Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower or any Subsidiary Guarantor or to any Person that, in connection with such transaction, becomes a Loan Party; provided, in the case of such a merger, (A) in no event shall the jurisdiction of organization of either the entity being merged into another entity or such surviving entity be changed (provided, that the foregoing shall not preclude Non-U.S. Entities from merging into U.S. Entities so long as the surviving entity is a U.S. Entity that is a Loan Party), (B) in any merger involving any Borrower, in no event shall a Borrower not be the continuing or surviving Person, (C) the Guarantees of the Obligations and the Collateral securing the Obligations shall not be adversely affected in any material respect and (D) any Person that becomes a Loan Party in connection herewith shall comply with Section 5.10; and (ii) any non-Loan Party may be merged with or into any other non-Loan Party (other than a Borrower), or be liquidated, wound up or dissolved, or all or part of its assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other non-Loan Party;

(b) sales or other dispositions of assets that do not constitute Asset Sales or that are expressly carved-out from the definition of “Asset Sale;”

(c) Asset Sales, the proceeds of which are less than $750.0 million from the Closing Date until the date of determination; provided with respect to each of the Asset Sales in this clause (c): (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Holdings (or similar governing body)); (2) no less than 75% thereof shall be paid in cash; and (3) the Payment Conditions are satisfied at the time of such Asset Sale;

(d) the liquidation, winding-up or dissolution of the Excluded Entities;

(e) disposals of obsolete, worn out or surplus property in the ordinary course of business;

(f) (i) any license of Intellectual Property in the ordinary course of business or (ii) the abandonment or other disposition of Intellectual Property in the ordinary course of business that is no longer material to the conduct of the business of Holdings and its Subsidiaries as such business is operated;

(g) the discount or sale of accounts receivables more than 270 days past due, in each case in the ordinary course of business and not included as Australian Eligible Accounts, Dutch Eligible Accounts or U.S. Eligible Accounts in the most recent Borrowing Base Certificate delivered pursuant to Section 5.18(a);

(h) Permitted Acquisitions;

(i) Investments made in accordance with Section 6.06 (excluding Section 6.06(h));

(j) Asset Sales described in Schedule 6.08;

(k) the subordination of the Liens on the Term Loan Priority Collateral securing the Term Loan Agreement to the extent required by the Intercreditor Agreement; and

(l) Assets sales made in connection with the Reorganization that are referenced in the Transaction Summary and permitted under Section 6.19 but not to exceed the amounts set forth in the Transaction Summary in respect thereof.

Section 6.09 Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.08 or with respect to any Permitted Lien, no Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable Requirements of Law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable Requirements of Law.

Section 6.10 Sales and Lease Backs. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which a Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease (each, a “Sale and Leaseback Transaction”).

Section 6.11 Transactions with Shareholders and Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between the Borrowers or between any Borrower and any Subsidiary Guarantor; (b) reasonable and customary fees paid to members of the Board of Directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule 6.11; (e) Restricted Junior Payments permitted pursuant to Section 6.04; and (f) Investments permitted pursuant to Section 6.06. Notwithstanding anything in the foregoing to the contrary, no Dutch Loan Party shall guarantee the obligations of any Person (other than those of another Loan Party) in accordance with Section 2:403 of the Dutch Civil Code (or similar arrangements in other jurisdictions).

Section 6.12 Conduct of Business. From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by the Borrowers and their Subsidiaries on the Closing Date as described in the Confidential Information Memorandum and any businesses similar, related, ancillary, complementary or a reasonable expansion thereof; and (b) such other lines of business as may be consented to by the Required Lenders.

Section 6.13 Permitted Activities of Holdings, the Dutch Opco, Tronox Bahamas, UK Joint Venture Entities and the Excluded Entities.

(a) Holdings shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than (A) the Indebtedness and obligations under this Agreement and the other Loan Documents and (B) the Indebtedness under Section 6.01(m) and Section 6.01(p) and any Permitted Unsecured Notes; (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, created, leased or licensed by it other than the Liens created under the Security Documents to which it is a party or permitted pursuant to Section 6.02; (iii) engage in any business or activity or own any assets other than (A) directly or indirectly holding (1) 100% of the Equity Interests of each of the Borrowers and (2) its other Subsidiaries, (B) performing its obligations and activities incidental thereto under the Loan Documents, and to the extent not inconsistent therewith, the Term Loan Documents or documents governing the Indebtedness under Section 6.01(m) and Section 6.01(p) and the Permitted Unsecured Notes; and (C) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (iv) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (v) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries; or (vi) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

(b) Except as contemplated by the Transaction Summary, until the Dutch Opco becomes an Additional Co-Borrower hereunder, no Loan Party nor any Subsidiary of any Loan Party (other than the Dutch Opco) may (i) create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness for the benefit of the Dutch Opco; (ii) incur any Liens or enter into any negative pledges for the benefit of the Dutch Opco; (iii) make any Restricted Junior Payments to, or Investments in, the Dutch Opco except as permitted under Section 6.06; (iv) make any Asset Sales to the Dutch Opco, other than sales of Inventory in the ordinary course of business and consistent with past practices; or (v) merge with or into the Dutch Opco, other than Investments permitted by Section 6.02 and sales of Inventory in the ordinary course of business and consistent with past practices.

(c) In respect of the Excluded Entities, no Loan Party nor any Subsidiary of any Loan Party (other than another Excluded Entity) may (i) create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness for the benefit of any Excluded Entity, (ii) incur any Liens or enter into any negative pledges for the benefit of any Excluded Entity, (iii) make any Restricted Junior Payments to, Investments in, or Asset Sales to, any Excluded Entity or (iv) merge with or into any Excluded Entity. Further, no Excluded Entity may, for so long as such Person is a direct or indirect Subsidiary of any Loan Party: (i) engage in any business from and after the Closing Date except to the extent (A) it is engaged in such business prior to the Closing Date or (B) related to any insolvency, liquidation or dissolution proceedings, (ii) hold or acquire a material amount of assets or liabilities in excess of any assets or liabilities such Excluded Entity holds as of the Closing Date, (iii) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than to the extent in existence as of the Closing Date or (iv) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

(d) So long as a Bahamas Receivables Purchase Agreement is in effect, Tronox Bahamas shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Loan Documents, the Term Loan Agreement, any Indebtedness permitted pursuant to Section 6.01(p) or as permitted under clause (iii) below; (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, created, leased or licensed by it other than the Liens created under the Security Documents to which it is a party, Liens granted under the Term Loan Documents that secure the Term Loans and Liens granted to secure the Permitted Secured Indebtedness or Liens permitted pursuant to Section 6.02; provided that Tronox Bahamas may not grant any Liens on any property or assets pursuant to this clause (ii) to secure the Term Loans or any Permitted Secured Indebtedness unless Tronox Bahamas shall also grant a Lien on the same property and/or assets to the Collateral Agent to secure the Secured Obligations; (iii) engage in any business or activity or own any assets other than (A) purchasing assets from a Subsidiary of Holdings and, substantially contemporaneously therewith, selling such assets, resulting in the creation of a payment obligation therefor; (B) related to, arising from and incidental to the transactions in connection with Bahamas Receivable Purchase Agreements, and owning assets related thereto; and (C) making Restricted Junior Payments, dispositions and Investments to the extent permitted by this Agreement; (iv) except as permitted under Section 6.08(c), consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (v) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries; or (vi) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; provided that, for the avoidance of doubt, Tronox Bahamas may redomicile into the United States or Australia (or any component jurisdiction of each thereof) subject to compliance with the requirements to grant security in accordance with Section 5.10.

(e) In respect of the UK Joint Venture Entities, no Loan Party nor any Subsidiary of any Loan Party (other than the South African Subsidiaries) may (i) create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness for the benefit of any UK Joint Venture Entity; (ii) incur any Liens or enter into any negative pledges for the benefit of any UK Joint Venture Entity; (iii) make any Restricted Junior Payments to, or Asset Sales to, any UK Joint Venture Entity; (iv) merge with or into any UK Joint Venture Entity; (v) make any Investments in any UK Joint Venture Entity other than, in the case of this clause (v), Investments permitted pursuant to Section 6.06(d)(B), Section 6.06(e) or Section 6.06(n) in each case solely in connection with establishing the UK Joint Venture Entities; or (vi) in the case of a UK Joint Venture Entity, make any Investments other than as set forth in the preceding clause (v) or in the immediately succeeding sentence. Further, no UK Joint Venture Entity may: (w) engage in any business other than as expressly permitted under this Section 6.13(e); (x) hold or acquire any assets other than (A) an intercompany loan balance owing by the South African Subsidiaries in favor of one or more of the UK Joint Venture Entities assumed by such UK Joint Venture Entities in connection with the Exxaro Acquisition (provided the proceeds of such intercompany loan did not originate from a Loan Party or from the proceeds of a Loan); (B) the proceeds of Restricted Junior Payments received from the South African Subsidiaries so long as such proceeds are immediately distributed to such UK Joint Venture Entities’ equity holders on a pro rata basis; and (C)

Equity Interests in another UK Joint Venture Entity; (y) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than operating expenses incurred in the ordinary course of business; or (z) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 6.14 Amendments or Waivers of Organizational Documents and Other Documents. No Loan Party shall, nor shall it permit any of its Subsidiaries to,

(a) agree to any material amendment, restatement, supplement, termination or other modification to, or waiver of, any of its Organizational Documents (including (x) by the filing or modification of any certificate of designation and (y) any election to treat any Pledged Equity Interests (as defined in the U.S. Security Agreement) as a “security” under Section 8-103 of the UCC other than concurrently with the delivery of certificates representing such Pledged Equity Interests to the Collateral Agent), in each case, that would adversely affect the Lenders or their rights in the good faith judgment of the Administrative Agent or the Required Lenders after the Closing Date without obtaining the prior written consent of the Required Lenders to such amendment, restatement, supplement, termination or other modification or waiver or agreement; provided that Holdings may issue such Equity Interests, so long as such issuance is not prohibited by Section 6.17 or any other provision of this Agreement, and may amend or modify its Organizational Documents to authorize any such Equity Interests;

(b) agree to any amendment, restatement, supplement or other modification to, or waiver of, or make any payment consistent with an amendment thereof or change thereto, (i) any Permitted Unsecured Notes; (ii) any Permitted Seller Notes; (iii) after the Bahamian Effective Date, the Bahamas Receivables Purchase Agreement; or (iv) any Term Loan Document to the extent in violation of the Intercreditor Agreement, in each case that would adversely affect the Lenders or their rights after the Closing Date in the good faith judgment of the Administrative Agent or the Required Lenders without obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver; or

(c) in respect of the Australian Loan Parties and Tronox Bahamas only, (i) waive, amend or modify any provisions regarding the direction of proceeds under any sales contract to which an Australian Loan Party or Tronox Bahamas is a party; or (ii) enter into any customer contract or similar agreement to which any Australian Loan Party or Tronox Bahamas is a party without the Administrative Agent’s prior written approval of the form thereof (such approval not to be unreasonably withheld or delayed).

Section 6.15 Fiscal Year. Change its Fiscal Year end from December 31.

Section 6.16 Australian GST Group. If it is or becomes a member of an Australian GST Group, (a) enter into and comply with the terms of the ITSA of which it is a party; (b) provide a copy of the ITSA to the Administrative Agent within five (5) Business Days of request; (c) ensure that the ITSA is maintained in full force and effect while such Australian GST Group is in existence; (d) not amend or vary the ITSA in a manner that could reasonably be expected to be adverse in any material respect to the Lenders without the Administrative Agent’s prior written consent (it being understood and agreed that any such amendment that does not adversely affect in any material respect a Loan Party’s cash flows or financial condition or its present or prospective indirect tax liabilities or liabilities under the ITSA shall be deemed to be not adverse to the Lenders in any material respect); (d) not cease to be a party to, or replace or terminate the ITSA, without the Administrative Agent’s prior written consent: (e) ensure that the ITSA is in the approved form as determined by the Australian Commissioner of Taxation from time to time; (f) ensure that Contribution Amounts are determined on a reasonable basis; and (g) ensure that the representative member of such Australian GST Group provides a copy of the ITSA to the Australian Commissioner of Taxation within fourteen (14) days of request or within such other time required by the Australian Commissioner of Taxation.

Section 6.17 Limitation on Issuance of Capital Stock.

(a) Holdings shall not issue any Equity Interest that is not either (i) Qualified Capital Stock or (ii) to the extent permitted by Section 6.01, Disqualified Capital Stock.

(b) No Loan Party shall issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of the Loan Parties in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of the Borrowers formed after the Closing Date in accordance with Section 6.18 may issue Equity Interests to a Borrower or the Subsidiary of a Borrower which is to own such Equity Interests; and (iii) the Borrowers may issue common stock that is Qualified Capital Stock to Holdings. All Equity Interests issued in accordance with this Section 6.17(b) shall, to the extent required by Section 5.10 or any Security Agreement or if such Equity Interests are issued by a Borrower, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Agreement.

Section 6.18 Limitation on Creation of Subsidiaries. No Loan Party shall, nor shall it permit any of its Subsidiaries to, establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, any Loan Party may (a) establish or create one or more Wholly Owned Subsidiaries of such Loan Party; (b) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.06 or a transaction permitted pursuant to Section 6.08; or (c) acquire one or more Subsidiaries in connection with a Permitted Acquisition, so long as, in each case, Section 5.10 shall be complied with.

Section 6.19 Reorganization. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the Loan Parties shall be permitted to make the Investments, Restricted Junior Payments, Asset Sales, other dispositions, mergers and other modifications, and in each case, with respect to intercompany transfers of assets from Loan Parties to non-Loan Parties in not more than the amounts that are referenced in the Transaction Summary (without any changes thereto that are adverse in any material respect to the Lenders and the Administrative Agent (except to the extent consented to in writing by the Administrative Agent)) in connection with or as a result of the Reorganization; provided that (a) after giving effect to the Reorganization, the Loan Parties shall consist of those Persons set forth on Schedule 6.19 hereto, and if any of such Persons are not then Loan Parties or if any Loan Party shall have changed its jurisdiction of organization, such Persons (and/or their parent companies) shall comply with Sections 5.10, 5.11 and 5.12, as applicable, and take all such further actions and executed all such further documents and instruments (and delivered such opinions) as may be reasonably requested by the Administrative Agent or the Collateral Agent to ensure the validity, enforceability, creation and perfection of this Agreement, the Guaranty and the Security Documents, as the case may be; and (b) the Collateral pledged (and the perfection and priority thereof) under the Security Documents in favor of the Collateral Agent (taken as a whole) shall not be adversely affected in any material respect as the final result of the consummation and completion of the Reorganization as a whole, and, subject to the timing requirements, exceptions and other terms contained in Sections 5.10 and 6.08, in no instance may less than 100% of the Equity Interests of any Borrower and Holdings’ other wholly owned Subsidiaries organized under the laws of any State in the United States, Australia, the United Kingdom, the Bahamas or (subject to any necessary works council and corporate approvals in respect of the Dutch Subsidiaries) the Netherlands, be pledged in favor of the Collateral Agent.

Section 6.20 Relationship to Term Loan.

(a) Notwithstanding Section 6.01, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness in reliance on Section 6.1 of the Term Loan Agreement (other than the Indebtedness incurred hereunder) unless after giving effect thereto, the entire amount of the Commitments then in effect plus the amount of any increase in Commitments available to the Borrowers under Section 2.20 is available to be utilized hereunder without violating Section 6.1 of the Term Loan Agreement or the Intercreditor Agreement.

(b) No Loan Party shall permit any of its Subsidiaries to guarantee the obligations under the Term Loan Agreement or become a borrower under the Term Loan Agreement unless such Subsidiary is also a Borrower, an Additional Co-Borrower or Guarantor hereunder.

ARTICLE VII

GUARANTEE

Section 7.01 The Guarantee. Each Borrower and each of the other Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Hedging Agreement or Treasury Services Agreement entered into with a counterparty that is a Secured Party, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if any Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02 Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 7.09.

The Guarantors hereby expressly waive, to the fullest extent permitted by applicable Requirements of Law, diligence, presentment, demand of payment, protest and all notices whatsoever (other than the ones expressly provided for or set forth in the applicable Loan Documents), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the fullest extent permitted by applicable Requirements of Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03 Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against any Borrower or other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 7.05 Remedies. Subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), the Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07 Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a Person or persons, none of which is a Borrower or a Loan Party, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released (without any further action by any Agent or any other Person so long as the Administrative Agent has received the documents requested pursuant to this Section 7.09) from its obligations under the Loan Documents (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be automatically released, and, so long as the Borrowers shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect or evidence each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents, so long as the Borrowers shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement; provided that such Guarantor is also released from its obligations under the Term Loan Documents on the same terms.

Section 7.10 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01 Events of Default. Upon the occurrence and during the continuance of the following events (“Events of Default”):

(a) Failure to Make Payments When Due. Failure by the Borrowers to pay (i) when due any installment of principal of any Loan or any Reimbursement Obligation, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

(b) Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Sections 5.01(b), (c), (d), (f) or (l)(iv), Section 5.02, Section 5.09, Section 5.14, Section 5.18(a), Section 5.18(b)-(d) (for a period of more than three (3) Business Days), Section 5.19 or in Article VI; or

(c) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or the borrowings or issuances of Letters of Credit hereunder or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made or deemed made or furnished; or;

(d) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other clause of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of Holdings becoming aware of such default; and (ii) receipt by Holdings of notice from the Administrative Agent or any Lender of such default; or

(e) Australian Loan Party Insolvency. An Australian Loan Party that is a Material Entity is not Solvent; or

(f) Involuntary Bankruptcy, Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Material Entity in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law or law in any other jurisdiction; (ii) an involuntary case shall be commenced against any Material Entity under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of an administrator, receiver, administrative receiver, liquidator or manager, sequestrator, trustee, custodian or other officer having similar powers over any Material Entity, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim administrator, receiver, liquidator or manager, trustee or other custodian of any Material Entity for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Material Entity; provided that, in relation to any Material Entity other than a Material Entity incorporated in England and Wales, any such event described in this clause (ii) above shall continue for sixty (60) days without having been dismissed, bonded or discharged; (iii) in the case of any Material Entity incorporated under the laws of England and Wales, any legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium of any indebtedness, winding-up dissolution, administration or reorganization (whether by a scheme of arrangement or otherwise) or compromise, composition or assignment with creditors; or (iv) any analogous step or procedure shall be taken under the laws of any jurisdiction in respect of any Material Entity; or

(g) Voluntary Bankruptcy, Appointment of Receiver, Etc. (i) Any Material Entity shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, administrator, liquidator, manager, trustee or other custodian for all or a substantial part of its property; or any Material Entity shall make any assignment for the benefit of creditors; (ii) any Material Entity shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due or suspends or threatens to suspend making payments of its debts; or the Board of Directors (or similar governing body) of any Material Entity (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or (iii) any analogous step or procedure shall be taken under the laws of any jurisdiction in respect of any Material Entity; or

(h) Judgments and Attachments. Any money judgment, writ, warrant of attachment, expropriation, sequestration, distress or execution or similar process individually or in the aggregate in excess of $50.0 million (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against any Company or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder) or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment; or

(i) Dissolution. Any order, judgment or decree shall be entered against any Loan Party that is a Material Entity decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Employee Benefit Plans. There shall occur one or more ERISA Events or similar events with respect to Foreign Plans which individually or in the aggregate results in, or could reasonably be expected to result in, liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in an amount that would reasonably be expected to have a Material Adverse Effect; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guarantees, Security Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations and the termination of the Commitments, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder; (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations and the termination of the Commitments in accordance with the terms hereof) or shall be declared null and void, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control; (iii) the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document; or (iv) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or

(m) Defaults in Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on (or, in respect of any Indebtedness set forth in clause (k) of the definition of “Indebtedness,” any other amount), including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) in an aggregate principal amount (or Net Mark-to-Market Exposure) of $50.0 million or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (x) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (y) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be.

THEN (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of the Required Lenders or at the Administrative Agent’s discretion, upon notice to Holdings by the Administrative Agent (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest and premium on the Loans and (II) the Reimbursement Obligations and all other Obligations; (B) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents; and (C) the Commitments shall be terminated forthwith.

Section 8.02 Application of Proceeds. Subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), all proceeds received by the Collateral Agent in the event that an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.01 and in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent against the Obligations in the following order of priority:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document (in its capacity as the Collateral Agent and not as a Lender), together with interest on each such amount at the Default Rate from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the Default Rate from and after the date such amount is due, owing or unpaid until paid in full;

(c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, Reimbursement Obligations and obligations to cash collateralize Letters of Credit) including Overadvances and any fees, premiums and scheduled periodic payments due under Hedging Agreements or Treasury Services Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations and any premium thereon (including Reimbursement Obligations and obligations to cash collateralize Letters of Credit) and any breakage, termination or other payments under Hedging Agreements and Treasury Services Agreements constituting Secured Obligations and any interest accrued thereon; and

(e) Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01 Appointment and Authority.

(a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints UBS AG, Stamford Branch, to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) Each Lender authorizes and directs the Agents to enter into this Agreement, the Intercreditor Agreement and the other Loan Documents. In addition, each Lender authorizes and directs the Administrative Agent to enter into the Bahamas Receivables Purchase Agreement (or acknowledge and agree thereto), to the extent it deems appropriate. Each Lender agrees that any action taken by Agents, Required Lenders or Supermajority Lenders in accordance with the terms of this Agreement or the other Loan Documents and the exercise by Agents, Required Lenders or Supermajority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

Section 9.02 Rights as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents);

provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (y) in the absence of its own gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or the Issuing Bank.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) Each party to this Agreement acknowledges and agrees that the Administrative Agent may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that any such service provider will be deemed to be acting at the request and on behalf of the Borrowers and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider.

Section 9.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice.

Section 9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent, including a sub-agent which is a non-U.S. affiliate of such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Section 9.06 Resignation of Agent.

(a) Each Agent may at any time give written notice of its resignation to the Lenders, the Issuing Bank and the Borrowers at least thirty (30) days prior to the proposed resignation effective date. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor (subject to the Administrative Borrower’s consent (such consent not to be unreasonably withheld or delayed)), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this clause (a). Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this clause (a)). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(b) Any resignation by UBS AG, Stamford Branch as Administrative Agent pursuant to Section 9.06(a) shall, unless UBS AG, Stamford Branch gives notice to the Administrative Borrower otherwise, also constitute its resignation as Issuing Bank, Swingline Lender, and such resignation as Issuing Bank and Swingline Lender shall become effective simultaneously with the discharge of the Administrative Agent from its duties and obligations as set forth in the immediately preceding clause (a) (except as to already outstanding Letters of Credit and LC Obligations and Swingline Loans, as to which the Issuing Bank and the Swingline Lender shall continue in such capacities until the LC Exposure relating thereto shall be reduced to zero and such Swingline Loans shall have been repaid, as applicable, or until the successor Administrative Agent shall succeed to the roles of Issuing Bank and Swingline Lender in accordance with the next sentence and perform the actions required by the next sentence). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, unless UBS AG, Stamford Branch and such successor gives notice to Administrative Borrower otherwise, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender and (ii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. At the time any such resignation of the Issuing Bank shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.05(c).

Section 9.07 Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has had the opportunity to review the Confidential Information Memorandum (if any) and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Notwithstanding anything herein to the contrary, each Lender also acknowledges that the Lien and security interest granted to the Collateral Agent (and/or the Australian Security Trustee, as applicable) pursuant to the Security Documents and the exercise of any right or remedy by the Collateral Agent (and/or the Australian Security Trustee, as applicable) thereunder are subject to the provisions of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding). So long as any Term Loans are outstanding or obligations under any Permitted Securitization or any Permitted Secured Indebtedness are outstanding, in the event of any conflict between the terms of the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall govern and control.

Section 9.08 Withholding Tax. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of Section 2.15(a) or (c), each Lender and the Issuing Bank shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within thirty (30) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender or the Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.08. The agreements in this Section 9.08 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 9.09 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookmanagers, Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Bank hereunder.

Section 9.10 Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent (or the Collateral Agent with the consent of the Administrative Agent), or as the Required Lenders may require or otherwise direct, for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Collateral Agent, the Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Collateral Agent, Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with, and subject to, the terms of this Agreement, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or insolvency law. The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purpose of enforcing rights and remedies hereunder and under the other Loan Documents as set forth above.

Section 9.11 Lien Releases. The Secured Parties authorize the Collateral Agent to release any Lien with respect to any Collateral (a) that is the subject of a disposition or Lien that the Borrowers certify in writing is an Asset Sale permitted under Section 6.08 or a Permitted Lien entitled to priority over the Collateral Agent’s Liens (and the Collateral Agent may rely conclusively on any such certificate without further inquiry); (b) that does not constitute a material part of the Collateral; or (c) subject to Section 10.02(b), with the consent of the Required Lenders. The Secured Parties authorize Agent to subordinate its Liens to any Lien securing Purchase Money Obligations permitted hereunder or other Lien entitled to priority hereunder.

Section 9.12 Australian Security Trustee.

(a) Each of the Secured Parties hereby irrevocably appoints the Australian Security Trustee as its security trustee, and authorizes the Australian Security Trustee to take such actions on its behalf, including execution of the other Loan Documents, as applicable, and to exercise such powers as are delegated to the Australian Security Trustee by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. All of the Secured Parties (other than the

Administrative Agent and the Collateral Agent to the extent provided herein) agree and acknowledge that they will take no action in respect of the Australian Security Agreements (including communicating with the Borrowers) except through the Australian Security Trustee. The express powers granted to the Australian Security Trustee are in addition to any other power or rights it has under any other law. In relation to anything the Australian Security Trustee does or omits to do, a Borrower need not enquire (i) whether the Australian Security Trustee needed to consult with or has consulted with the Lenders, (ii) whether any Lender has instructed the Australian Security Trustee, or (iii) about the terms of any instructions. As between the Australian Security Trustee and any Borrower, all action the Australian Security Trustee as security trustee for the Lenders is taken to be authorized unless such Borrower has actual notice to the contrary.

(b) The Australian Security Trustee shall promptly forward to a party the original or a copy of any document which is delivered to the Australian Security Trustee for that party by any other party. If the Australian Security Trustee receives notice from a party referring to this Agreement, describing a Default or an Event of Default and stating that the circumstance described is a Default or an Event of Default, it shall promptly notify the Administrative Agent. If the Australian Security Trustee is aware of the non-payment of any principal, interest, commitment fee or other fee payable to any other Secured Party under this Agreement, it shall promptly notify such other Secured Party. The Australian Security Trustee’s duties under the Loan Documents are solely mechanical and administrative in nature. The Australian Security Trustee has no other duties except as expressly provided in the Loan Documents.

(c) The Australian Security Trustee may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Loan Party.

(d) The Australian Security Trustee may assume (unless it has received actual notice to the contrary in its capacity as security trustee for the Secured Parties) that any right, power, authority or discretion vested in any party or the Required Lenders has not been exercised.

(e) Notwithstanding any other provision of any Loan Document to the contrary, (i) the Australian Security Trustee is not obliged to do or to omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality, (ii) the Australian Security Trustee need not act (whether or not on instruction from one or more Lenders) for so long as it is unable to act due to any cause beyond its control (including war, riot, natural disaster, labor dispute or law taking effect after the date of this Agreement). The Australian Security Trustee agrees to notify each Lender, each other Agent and the Australian Borrower promptly after it determines that it is unable to act pursuant to clause (ii) of this Section 9.11(e). The Australian Security Trustee will have no responsibility for any liability or loss arising from, or any costs incurred in connection with, the Australian Security Trustee not acting for so long as it is unable to act pursuant to clause (ii) of this Section 9.11(e)).

(f) Unless a contrary indication appears in any Loan Document, the Australian Security Trustee shall: (i) exercise any right, power, authority or discretion vested in it as Australian Security Trustee in accordance with any instructions given to it by the Administrative Agent (or, if so instructed by the Administrative Agent, refrain from acting or exercising any right, power, authority or discretion vested in it as Australian Security Trustee); and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Secured Parties. Unless a contrary indication appears in a Loan Document, any instructions given to the Australian Security Trustee by the Administrative Agent will be binding on all the Secured Parties. The Australian Security Trustee may refrain from acting in accordance with the instructions of the Administrative Agent (or, if appropriate, the Secured Parties) until it has received such security as it may require for any cost, loss or liability

(together with any associated indirect Tax) which it may incur in complying with the instructions. The Australian Security Trustee is not authorized to act on behalf of a Secured Party (without first obtaining that Secured Party’s consent) in any legal or arbitration proceedings relating to any Loan Document.

(g) Without limiting the rest of this clause (g), the Australian Security Trustee will not be liable for any action taken by it, or for omitting to take action under or in connection with any Loan Document, unless directly caused by its gross negligence or willful misconduct. No party (other than the Australian Security Trustee) may take any proceedings against any officer, employee or agent of the Australian Security Trustee in respect of any claim it might have against the Australian Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Loan Document and any officer, employee or agent of the Australian Security Trustee may rely on this Article IX. The Australian Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the Australian Security Trustee if the Australian Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Australian Security Trustee for that purpose.

(h) Each Lender shall (in proportion to its share of the aggregate Revolving Commitments at any time or, if the aggregate Revolving Commitments at such time are zero, to its share of the aggregate Revolving Commitments immediately prior to their reduction to zero) indemnify the Australian Security Trustee, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Australian Security Trustee (otherwise than by reason of the Australian Security Trustee’s fraud, negligence or willful misconduct) in acting as Australian Security Trustee under the Loan Documents (unless the Australian Security Trustee has been reimbursed by a Borrower pursuant to a Loan Document).

(i) The Australian Security Trustee may treat the Administrative Agent as the agent entitled to payments under this Agreement and acting through its facility office unless it has received not less than five (5) Business Days prior notice from the Administrative Agent to the contrary in accordance with the terms of this Agreement.

(j) Any amount payable to the Australian Security Trustee under the Loan Documents shall include the cost of utilizing the Australian Security Trustee’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Australian Security Trustee may notify to the Borrowers and the Secured Parties, and is in addition to any fee paid or payable to the Australian Security Trustee under any Loan Document.

(k) If any party owes an amount to the Australian Security Trustee under any Loan Document, the Australian Security Trustee may, after giving notice to such party, deduct an amount not exceeding that amount from any payments to such party which the Australian Security Trustee would otherwise be obliged to make under such Loan Document and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Loan Document, such party shall be regarded as having received any amount so deducted.

Section 9.13 Collateral Agent Acting as Security Trustee.

(a) Appointment. The Secured Parties appoint the Collateral Agent to act as security trustee (the “Security Trustee”) under the UK Security Agreements for the purposes of holding (A) any Lien created by any UK Security Agreement; and (B) the covenants and undertakings of the relevant UK Security Agreements.

(b) Delegation. The Security Trustee may delegate to any Person on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, all or any of the rights, powers, authorities and discretions vested in it by any of the Loan Documents.

(c) Separate Security Trustees. The Security Trustee may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint any Person to act jointly with the Security Trustee either as a separate trustee or as a co-trustee (each an “Appointee”) on such terms and subject to such conditions as the Security Trustee thinks fit and with such of the rights, powers, authorities and discretions vested in the Security Trustee by any Loan Document as may be conferred by the instrument of appointment of the Appointee. The Security Trustee may pay reasonable remuneration to any Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Security Trustee.

(d) The UK Security Agreements. Each Secured Party confirms its approval of the relevant UK Security Agreements and of any Lien intended to be created under it, and authorizes and instructs the Security Trustee to execute and deliver the relevant UK Security Agreements. The Security Trustee may accept without enquiry the title (if any) which any Person may have to any assets over which Lien is intended to be created by the relevant UK Security Agreements, and shall not be liable to any other party for any defect in or failure of any such title. The Security Trustee shall not be (i) liable or responsible to any Secured Party for any failure to perfect, protect, register, make any filing or give notice in respect of the Lien intended to be created by the relevant UK Security Agreements, unless that failure arises directly from its own gross negligence or wilful misconduct; (ii) obliged to insure any assets over which Lien is intended to be created by the relevant UK Security Agreements, to require any other person to maintain any such insurance, or to make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over any such asset; or (iii) obliged to hold in its own possession the relevant UK Security Agreements, title deed or other document relating to any assets over which Lien is intended to be created by the relevant UK Security Agreements.

(e) Security Trustee as Proprietor. Each Secured Party confirms that it does not wish to be registered as a joint proprietor of any mortgage or charge created pursuant to the relevant UK Security Agreements and accordingly (i) authorizes the Security Trustee to hold such mortgages and charges in its sole name as trustee for the Secured Parties; and (ii) requests the Land Registry (or other relevant registry) to register the Security Trustee as a sole proprietor (or heritable creditor, as the case may be) of any such mortgage or charge.

(f) Investments. Except to the extent that a UK Security Agreement otherwise requires, any moneys received by the Security Trustee under or pursuant to a UK Security Agreement may be (a) invested in any investments which it may select and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including itself) on such terms as it may think fit, in each case in the name or under the control of the Security Trustee, and those moneys, together with any accrued income (net of any applicable Tax) shall be held by the Security Trustee to the order of the Administrative Agent, and shall be payable to the Administrative Agent on demand.

(g) Secured Parties’ Indemnity to the Security Trustee. Each Secured Party shall indemnify the Security Trustee, its delegates and sub-delegates and Appointees (for purposes of this Section 9.13, each an “Indemnified Party”), within three (3) Business Days of demand, against any cost, loss or liability incurred by the Security Trustee or the relevant Indemnified Party (otherwise than by reason of the gross negligence or wilful misconduct of the Security Trustee or that Indemnified Party) in acting as

Security Trustee or its delegate, sub-delegate or Appointee under the relevant UK Security Agreements (except to the extent that the Security Trustee, or the relevant Indemnified Party has been reimbursed by any Loan Party pursuant to the relevant UK Security Agreements).

(h) Conduct of Business by the Security Trustee. No provision of this Agreement will (i) interfere with the right of the Security Trustee to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (ii) oblige the Security Trustee to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (iii) oblige the Security Trustee to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of tax.

(i) Liability of Security Trustee.

(i) The Security Trustee shall not nor shall any of its officers, employees or agents from time to time be responsible for: (A) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Loan Party or any other person given in or in connection with the relevant UK Security Agreements; or (B) the legality, validity, effectiveness, adequacy or enforceability of the relevant UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the relevant UK Security Agreements.

(ii) Without limiting subclause (i) above, the Security Trustee shall not be liable for any action taken by it or not taken by it under or in connection with the relevant UK Security Agreements, unless directly caused by its gross negligence or wilful misconduct.

(iii) No party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to the relevant UK Security Agreements and any officer, employee or agent of the Security Trustee may rely on this Section 9.13 and the provisions of the Contracts (Rights of Third Parties) Act 1999.

(iv) The Security Trustee shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the Security Trustee, if the Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Security Trustee for that purpose.

(v) Without affecting the responsibility of the Loan Parties for information supplied by them or on their behalf in connection with any Loan Document, each Secured Party confirms to the Security Trustee that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the relevant UK Security Agreements including but not limited to: (i) the financial condition, status and nature of the Loan Parties; (ii) the legality, validity, effectiveness, adequacy or enforceability of the relevant UK Security Agreements and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements; (iii) whether such Secured Party has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements; and (iv) the adequacy, accuracy and/or completeness of any information provided by any person under or in connection with the relevant UK Security Agreements, the transactions contemplated by the relevant UK Security Agreements or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the relevant UK Security Agreements.

(j) UK Security Agreements. The Security Trustee shall accept without investigation, requisition or objection, such title as any person may have to the assets which are subject to the relevant UK Security Agreements and shall not (i) be bound or concerned to examine or enquire into the title of any person; (ii) be liable for any defect or failure in the title of any person, whether that defect or failure was known to the Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not; or (iii) be liable for any failure on its part to give notice of the relevant UK Security Agreements to any third party or otherwise perfect or register the Liens created by the relevant UK Security Agreements (unless such failure arises directly from the Security Trustee’s gross negligence or wilful misconduct). The Security Trustee shall hold the relevant UK Security Agreements and all proceeds of enforcement of them on trust for the Secured Parties on the terms and conditions of this Agreement. The relevant UK Security Agreements shall rank as continuing Lien for the discharge of the liabilities secured by it.

(k) Disposals. The Security Trustee is authorized by each of the Secured Parties to execute on behalf of itself and each such Secured Party without the need for any further referral to or authority from such Secured Party, any release of the Liens created by the relevant UK Security Agreements over that asset and, if such asset comprises all of the shares in any Loan Party, the Security Trustee is further authorized, without the need for any further referral to or authority from such Secured Party, to execute a release of any Liens granted by such Loan Party over its assets pursuant to any of the UK Security Agreements; provided that in each such case the proceeds are applied in the manner provided for in this Agreement as if they were realizations pursuant to the relevant UK Security Agreements. Each Secured Party undertakes to execute such releases and other documents as may be necessary to give effect to the releases specified in this clause (k).

(l) Appointment and Retirement of Security Trustee. The Security Trustee (i) subject to the appointment of a successor (in consultation with the Administrative Borrower) may, and must if the Administrative Agent requires, retire at any time from its position as Collateral Agent under the Loan Documents without assigning any reason, and (ii) must give notice of its intention to retire by giving to the other Secured Parties and the Administrative Borrower not less than thirty (30) days’ nor more than sixty (60) days’ notice.

(m) Appointment of Successor. The Administrative Agent may, with the approval of the Administrative Borrower (such approval not to be unreasonably withheld) other than during the continuation of an Event of Default, appoint a successor to the Security Trustee, during the period of notice in Section 12.2.13. If no successor is appointed by the Administrative Agent, the Security Trustee may appoint (after consultation with the Administrative Agent and the Administrative Borrower) its successor. The Secured Parties shall promptly enter into any agreements that the successor may reasonably require to effect its appointment.

(n) Discharge of Security Trustee. From the date that the appointment of the successor is effected under clause (m) above, the retiring Security Trustee must be discharged from any further obligations under the Loan Documents as Security Trustee, and the successor to the Security Trustee and each of the other Secured Parties have the same rights and obligations between themselves as they would have had if the successor had been a party to those Loan Documents.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices.

(a) Generally Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to any Loan Party, to the Borrowers at:

3301 N.W. 150th Street

Oklahoma City, OK 73134

Attention: General Counsel

Telecopier No.: (405) 302-4706

Email: Michael.Foster@tronox.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Leonard Klingbaum

Telecopier No.: (212) 446-6460

Email: leonard.klingbaum@kirkland.com

(ii) if to the Administrative Agent, the Collateral Agent or Issuing Bank, to it at:

UBS AG, Stamford Branch

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Banking Product Services

Telecopier No.: (203) 719-4176

Email: DL-UBSAgency@ubs.com

(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire;

(iv) if to the Swingline Lender, to it at:

UBS Loan Finance LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Banking Product Services

Telecopier No.: (203) 719-4176

Email: DL-UBSAgency@ubs.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in said clause (b). Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to the Administrative Borrower, the Agents, the Issuing Bank and the Swingline Lender.

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to the provisions of this Section 10.01) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including pursuant to the provisions of this Section 10.01); provided that approval of such procedures may be limited to particular notices or communications.

Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or the Lenders pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (the “Communications”), by transmitting them in an electronic medium in a format reasonably acceptable to the Administrative Agent at DL-UBSAgency@ubs.com or at such other e-mail address(es) provided to the Borrowers from time to time or in such other form as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form as the Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the Agents, the Issuing Bank, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent or the Issuing Bank, as the case may be, shall require.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications (other than any such Communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder) by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(c) Platform. Each Loan Party further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or such Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct.

(d) Public/Private. Each Loan Party hereby authorizes the Administrative Agent to distribute (i) to Private Siders all Communications, including any Communication that the Borrowers identify in writing is to be distributed to Private Siders only (“Private Side Communications”), and (ii) to Public Siders all Communications other than any Private Side Communication. Each Borrower represents and warrants that no Communication (other than Private Side Communications) contains any MNPI. Each Borrower agrees to designate as Private Side Communications only those Communications or portions thereof that it reasonably believes in good faith constitute MNPI, and agrees to use all commercially reasonable efforts not to designate any Communications provided under Section 5.01(a), (b), (c) and (d) as Private Side Communications. “Private Siders” shall mean Lenders’ employees and representatives who have declared that they are authorized to receive MNPI. “Public Siders” shall mean Lenders’ employees and representatives who have not declared that they are authorized to receive MNPI; it being understood that Public Siders may be engaged in investment and other market-related activities with respect to Borrowers’ or their affiliates’ securities or loans. “MNPI” shall mean material non-public information (within the meaning of United States federal securities laws) with respect to the Borrowers, their affiliates and any of their respective securities.

Each Lender acknowledges that United States federal and state securities laws prohibit any Person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Each Lender confirms that it has developed procedures designed to ensure compliance with these securities laws.

Each Lender acknowledges that circumstances may arise that require it to refer to Communications that may contain MNPI. Accordingly, each Lender agrees that it will use commercially reasonable efforts to designate at least one individual to receive Private Side Communications on its behalf in compliance with its procedures and applicable Requirements of Law and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire. Each Lender agrees to notify the Administrative Agent in writing from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Private Side Communications may be sent by electronic transmission.

Each Lender that elects not to be given access to Private Side Communications does so voluntarily and, by such election, (i) acknowledges and agrees that the Agents and other Lenders may have access to Private Side Communications that such electing Lender does not have and (ii) takes sole responsibility for the consequences of, and waives any and all claims based on or arising out of, not having access to Private Side Communications.

Section 10.02 Waivers; Amendment.

(a) Generally. No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(b) Required Consents. Subject to the terms of the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding) and to Section 10.02(c), and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Administrative Agent or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

(i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, mandatory prepayment, covenant or Default shall constitute an increase in the Commitment of any Lender);

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii) and it being further understood that, for the avoidance of doubt, only the consent of the Required Lenders shall be required to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or any other payment due hereunder or under any other Loan Document at the Default Rate);

(iii) (A) change the scheduled final maturity of any Loan, (B) postpone the date for payment of any Reimbursement Obligation or any interest or fees payable hereunder, (C) reduce the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Revolving Maturity Date, in any case, without the written consent of each Lender directly affected thereby;

(iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

(v) permit the assignment or delegation by the Borrowers of any of their respective rights or obligations under any Loan Document, without the written consent of each Lender;

(vi) except pursuant to the Intercreditor Agreement, release Holdings or all or substantially all of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article VII), or limit their liability in respect of such Guarantee, without the written consent of each Lender;

(vii) except pursuant to the Intercreditor Agreement, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Classes of Loans or increases in the Loans pursuant to Section 2.20 or consented to by the Required Lenders may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);

(viii) change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Sections 2.02(a), 2.17(d) and 2.18(d), without the written consent of each Lender directly affected thereby;

(ix) change any provision of this Section 10.02(b) or Section 10.02(c) or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans or increases in the Loans pursuant to Section 2.20 or consented to by the Required Lenders);

(x) change the percentage set forth in the definition of “Required Lenders,” “Supermajority Lenders” or any other provision of any Loan Document (including this Section 10.02) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(xi) subordinate the Obligations to any other obligation, without the written consent of each Lender;

(xii) change or waive any provision of Article X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

(xiii) change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and the Issuing Bank;

(xiv) change or waive any provision hereof relating to Swingline Loans (including the definition of “Swingline Commitment”), without the written consent of the Swingline Lender;

(xv) expressly change or waive any condition precedent in Section 4.02 to any Revolving Borrowing without the written consent of the Required Lenders; or

(xvi) change or waive any provision of the definition of “Aggregate Borrowing Base”, “Australian Borrowing Base”, “Borrowing Base”, “Dutch Borrowing Base” or “U.S. Borrowing Base” or any of the exclusionary criteria for Australian Eligible Accounts, Dutch Eligible Accounts, U.S. Eligible Accounts, Australian Eligible Inventory, Dutch Eligible Inventory and U.S. Eligible Inventory set forth in Section 2.21 if the effect of such change or waiver would be to make more credit available, without the written consent of the Supermajority Lenders; or

(xvii) increase the applicable advance rates set forth in the definitions of “Australian Borrowing Base,” “Dutch Borrowing Base” or “U.S. Borrowing Base” without the written consent of each Lender;

provided, further, that any waiver, amendment or modification of the Intercreditor Agreement (or any Permitted Securitization Intercreditor Agreement or any Permitted Secured Indebtedness Intercreditor Agreement) (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Administrative Agent and the Term Loan Agent (or any Permitted Securitization Agent or Senior Representative, as applicable) (with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents). Neither Holdings nor any of its Subsidiaries or Affiliates will, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or any other Loan Document unless such consideration is offered to be paid to all Lenders and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the documents relating to such consent, waiver or agreement.

Notwithstanding anything to the contrary herein:

(I) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i), (ii) or (iii) in the proviso to the first sentence of this Section 10.02(b);

(II) any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrowers and the Administrative Agent (without the consent of any Lender) solely to cure a defect or error, or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property; and

(III) at any time prior to the date which is ninety (90) days after the Closing Date, this Agreement may be amended pursuant to a written instrument or instruments executed by the Administrative Agent at the direction of the Arranger (and without the consent of any other Person (provided that the Arranger shall have consulted with the Borrowers)) in order to implement the provisions of the Fee Letter under “Market Flex” (and subject to the limitations therein). At the request of the Arranger, the Borrowers shall execute each amendment pursuant to this clause (III), but the Borrowers’ failure or refusal to execute such amendment shall not affect the validity thereof.

(c) Collateral. Without the consent of any other Person, the applicable Loan Party or Parties and the Administrative Agent and/or the Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

(d) Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16(b) so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination. Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section 10.02(d), it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

(e) Increased Commitments. Notwithstanding the foregoing, the Administrative Agent and the Borrowers (without the consent of any Lenders) may amend this Agreement and the Loan Documents if necessary or advisable to effectuate any increase in Commitments contemplated by Section 2.20.

(f) Schedules. Notwithstanding anything in this Section 10.02 to the contrary, (i) Holdings may supplement each of Schedule 3.01, 3.02, 3.09(b), 3.12(a) and 3.25 (without the consent of any Lender or Agent) as set forth in clause (y) of the penultimate sentence of Section 5.10(b); (ii) Holdings may supplement Schedule 3.30 from time to time (without the consent of any Lender or Agent) as set forth in Section 3.30 by delivering an updated Schedule 3.30 to the Administrative Agent; and (iii) Holdings may update Schedule 1.1(e) from time to time and such schedule shall be, on the Business Day that is five (5) Business Days after the date such updated schedule is distributed to the Lenders, deemed effective without the consent of any Loan Party, any Agent or any Lender (subject to the limitations set forth in the definition of “Direct Competitor”).

(g) Notwithstanding the foregoing, the Agent and the Loan Parties (without the consent of any Lenders) may amend this Agreement and the Loan Documents as necessary to add a Subsidiary of Holdings, organized under the laws of the UK, as an Additional Co-Borrower to this Agreement on the terms, and subject to the satisfaction of the conditions set forth on Exhibit T.

Section 10.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay, without duplication, (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of one (1) counsel in each relevant jurisdiction for the Administrative Agent and the Collateral Agent) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any reasonable and documented costs and expenses of the service provider referred to in Section 9.03, (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank (including the reasonable fees, charges and disbursements of one (1) counsel in each relevant jurisdiction for the Administrative Agent and the Collateral Agent and one (1) local counsel for the other Secured Parties), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

(b) Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) each Lender and the Issuing Bank, and each Related Party of any of the foregoing persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute solely among Indemnitees other than claims against an Indemnitee in its capacity as Arranger or Agent hereunder or fulfilling its role as the Administrative Agent, the Collateral Agent or the Arranger, as the case may be, and other than claims arising out of any act or omission on the part of the Borrowers, any Loan Party or their respective Affiliates.

(c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or Issuing Bank in connection with such capacity and (ii) such indemnity for the Swingline Lender or the Issuing Bank shall not include losses incurred by the Swingline Lender or the Issuing Bank due to one or more Lenders defaulting in their obligations to purchase participations of Swingline Exposure under Section 2.17(d) or LC Exposure under Section 2.18(d) or to make Revolving Loans under Section 2.18(e) (it being understood that this proviso shall not affect the Swingline Lender’s or the Issuing Bank’s rights against any Defaulting Lender). The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.14. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure and unused Commitments at the time.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 10.03 shall be payable not later than thirty (30) days after written demand therefor.

Section 10.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.04(b), (ii) by way of participation in accordance with the provisions of Section 10.04(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.04(f) (and any other attempted assignment or transfer by any Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.04(d) and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Administrative Borrower; provided that no consent of the Administrative Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing or prior to the completion of the primary syndication of the Commitments and Loans (as determined by the Arranger), any other assignee; provided, further that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment; and

(C) the Issuing Bank and the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment made in connection with the primary syndication of the Commitment and Loans by the Arranger or an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5.0 million unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Administrative Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.04(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(d).

If an assignment or transfer does not include an amount outstanding from each Borrower which is a Dutch Loan Party of at least € 100,000 (or its equivalent in other currencies) (or such other amount as may be required from time to time under the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht), the assignee or transferee, as the case may be, shall confirm in the relevant Assignment and Assumption to each such Borrower that it is a professional market party (professionele marktpartij) within the meaning of such Act.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Administrative Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. A Loan may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Notwithstanding anything to the contrary contained in this Agreement, the Loans and Obligations are registered obligations and the right, title and interest of the Lenders in and to such Obligations shall be transferable only in accordance with the terms hereof. This Section 10.04(c) shall be construed so that the Loans and Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Administrative Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender sell participations to any Person (other than a natural Person, any Borrower or any of their respective Affiliates or Subsidiaries or any Direct Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such Participant. Subject to Section 10.03(e), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (subject to satisfying the requirements of those Sections as if it were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.03(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the

Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Any participation of such Loan may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower from time to time upon reasonable prior notice.

(e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent (not to be unreasonably withheld or delayed).

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrowers or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and Article X (other than Section 10.12) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This

Agreement and the other Loan Documents, and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08 Right of Setoff. Subject to the Intercreditor Agreement (so long as any Term Loans are outstanding), the terms of any Permitted Securitization Intercreditor Agreement (so long as any Permitted Securitization is outstanding) or the terms of any Permitted Secured Indebtedness Intercreditor Agreement (so long as any Permitted Secured Indebtedness is outstanding), if an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Administrative Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. This Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b) Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Requirements of Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

Section 10.10 Waiver of Jury Trial. Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10.

Section 10.11 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement with the Loan Parties containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their respective obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.12 or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. For purposes of this Section 10.12, “Information” means all information received from the Loan Parties or any of their respective Subsidiaries or Affiliates relating to the Loan Parties or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Loan Parties or any of their respective Subsidiaries or Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13 USA PATRIOT Act Notice and Customer Verification. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or the Administrative Agent, as applicable, to verify the identity of each Loan Party. This information must be delivered to the Lenders and the Administrative Agent no later than five (5) days prior to the Closing Date and thereafter promptly upon request. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent. Each Loan Party must provide all information to the applicable Lender or Agent which they reasonably require in order to manage its anti-money laundering, counter-terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in any country binding on the applicable Lender or agent (including, without limitation, the Anti-Terrorism Laws). Each Loan Party agrees that the applicable Lender or Agent may disclose any information concerning the relevant Borrower to:

(a) any law enforcement, regulatory agency or court where required by any such law or regulation in any country binding on any applicable Lender or Agent (including, without limitation, the Anti-Terrorism Laws) where possible, on terms that such information is to be kept confidential; and

(b) any correspondent the applicable Lender uses to make the payment for the purpose of compliance with any such law or regulation on (where possible) terms that such information is to be kept confidential.

Section 10.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.15 Lender Addendum. Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrowers and the Administrative Agent.

Section 10.16 Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 10.17 Dollar Equivalent Calculations.

(a) For purposes of this Agreement, the Dollar Equivalent of each Loan that is a Euro Denominated Loan shall be calculated on the date when any such Loan is made and at such other times as designated by the Administrative Agent. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Administrative Borrower, it being understood that until such notice of such recalculation is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Administrative Borrower by the Administrative Agent. The Administrative Agent shall promptly notify the Administrative Borrower and the Lenders of each such determination of the Dollar Equivalent.

(b) For purposes of this Agreement, the Dollar Equivalent of the stated amount of each Letter of Credit that is a Euro Letter of Credit shall be calculated on the date when such Letter of Credit is issued and at such other times as designated by the Issuing Bank in consultation with Administrative Agent. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Issuing Bank as provided above and notice of such recalculation is received by the Borrowers, it being understood that until such notice of such recalculation is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Administrative Borrower by the Issuing Bank. The Issuing Bank shall promptly notify the Administrative Borrower, Administrative Agent and the Lenders of each such determination of the Dollar Equivalent.

Section 10.18 Judgment Currency.

(a) The Borrowers’ obligation hereunder and under the other Loan Documents to make payments in the applicable Approved Currency (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers, jointly and severally, covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 10.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 10.19 Special Provisions Relating to Currencies Other Than Dollars.

(a) All funds to be made available to Administrative Agent or the Issuing Bank, as applicable, pursuant to this Agreement in euros shall be made available to Administrative Agent or the Issuing Bank, as applicable, in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial center in such Participating Member State (or in London) as Administrative Agent or the Issuing Bank, as applicable, shall from time to time nominate for this purpose.

(b) In relation to the payment of any amount denominated in euros neither the Administrative Agent nor the Issuing Bank shall be liable to the Borrowers or any of the Lenders for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent or the Issuing Bank if such Administrative Agent or Issuing Bank shall have taken all relevant and necessary steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in euros) to the account with the bank in the principal financial center in the Participating Member State which the

Administrative Borrower or, as the case may be, any Lender shall have specified for such purpose. In this Section 10.19(b), “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as Administrative Agent or Issuing Bank may from time to time determine for the purpose of clearing or settling payments of euros. Furthermore, and without limiting the foregoing, neither the Administrative Agent nor the Issuing Bank shall be liable to the Borrowers or any of the Lenders with respect to the foregoing matters in the absence of its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties).

Section 10.20 Australian Code of Banking Practice. Each of the parties hereto agrees that the Australian Code of Banking Practice does not apply to this Agreement and the transactions in connection with it.

Section 10.21 Contracting out of PPSA Australia Provisions.

(a) PPSA Notices. Neither a Secured Party nor any receiver or manager is obliged to give any notice under the PPSA Australia (including notice of a verification statement) unless the notice is required by the PPSA Australia and cannot be excluded. The Loan Parties consent to the waiver of the requirement for notice and waive any rights they have to receive a notice under sections 95, 118, 121(4), 125, 130, 132(3)(d), 132(4), 135 and 157 of the PPSA Australia.

(b) Contracting Out. To the extent that Chapter 4 of the PPSA Australia would otherwise apply, the parties agree that the following provisions of the PPSA Australia are excluded: (a) to the extent permitted by section 115(1) of the PPSA Australia allows them to be excluded: sections 125, 132(3)(d), 132(4), 135, without limiting Section 12.3.1(a), 142 and 143 of the PPSA Australia; and (b) to the extent permitted by section 115(7) of the PPSA Australia allows them to be excluded: sections 129(2) and (3), 132, 133(1)(b) (as it relates to a Lien of a Secured Party), 134(2), 135, 136(3)(4) and (5). The Loan Parties consent to the waiver of the requirement for notice under any other provision of the PPSA Australia that a Secured Party may notify to a Loan Party after the date of this document and waives any rights it has to receive that notice.

Section 10.22 Parallel Debt.

(a) For purposes of this Section 10.22, (i) “Corresponding Debt” means all Obligations which any Loan Party owes to any Secured Party and (ii) “Parallel Debt” means any amount which a Loan Party owes to the Collateral Agent under this Section 10.22.

(b) Each Loan Party irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(c) The Parallel Debt of each Loan Party (i) shall become due and payable at the same time as its Corresponding Debt and (ii) is independent and separate from, and without prejudice to, its Corresponding Debt.

(d) For purposes of this Section 10.22, the Collateral Agent: (i) is the independent and separate creditor of each Parallel Debt, (ii) acts in its own name and not as agent, representative or trustee of the Secured Parties and its claims in respect of each Parallel Debt shall not be held in trust and (iii) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(e) The Parallel Debt of a Loan Party shall be (i) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged, and (ii) increased to the extent to that its Corresponding Debt has increased, and the Corresponding Debt of a Loan Party shall be (i) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (ii) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Loan Party shall never exceed its Corresponding Debt.

(f) This Section 10.22 applies for the purpose of determining the secured obligations under the Security Documents governed by Dutch law.

Section 10.23 Intercompany Indebtedness. On behalf of itself and each of its Subsidiaries, each Loan Party hereby agrees for the benefit of the Secured Parties that:

(a) any intercompany indebtedness among Holdings and its Subsidiaries (or among such Subsidiaries) shall be subordinate and junior in right of payment, to the extent and in the manner set forth in this Section 10.23, to the Obligations, including, without limitation, where applicable, under any such intercompany borrower’s Guaranty (if any) of the Obligations hereunder;

(b) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any intercompany borrower or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such intercompany borrower, whether or not involving insolvency or bankruptcy, then (i) the holders of the Obligations shall be paid in full in cash in respect of all amounts constituting Obligations before any intercompany lender is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of any intercompany indebtedness (excluding demands by the Collateral Agent exercising its rights under any collateral assignment of the rights of such intercompany lenders) and (ii) until the holders of the Obligations are paid in full in cash in respect of all amounts constituting Obligations, any payment or distribution to which such intercompany lender would otherwise be entitled under any intercompany indebtedness shall be made to the Administrative Agent;

(c) if any Event of Default occurs and is continuing, and an intercompany borrower has received written notice from the Administrative Agent, then, except as required by any Requirement of Law, no payment or distribution of any kind or character shall be made by any intercompany borrower that is a Loan Party in respect of any intercompany indebtedness to any Person that is not a Loan Party or that is not the Administrative Agent;

(d) if any payment or distribution of any character, whether in cash, securities or other property, in respect of intercompany indebtedness shall (despite these subordination provisions) be received by any intercompany lender in violation of clause (b) or (c) above before all Obligations shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Administrative Agent in a manner to be determined by the Administrative Agent; and

(e) to the fullest extent permitted by law, the Administrative Agent and the Collateral Agent shall not be prejudiced in their right to enforce the subordination in this Section 10.23 by any act or failure to act on the part of any intercompany borrower, any intercompany lender, the Administrative

Agent, the Collateral Agent or by any act or failure to act on the part of any of the foregoing or any representative, trustee or agent thereof. Each Loan Party, on behalf of itself and its Subsidiaries, agrees that the subordination of intercompany indebtedness contemplated by this Section 10.23 is for the benefit of the Secured Parties and the Administrative Agent or the Collateral Agent may enforce the subordination provisions herein.

Section 10.24 Certain Undertakings with Respect to Securitization Subsidiaries. Each of the Lenders and the Agents agrees that, prior to the date that is one year and one day after the payment in full of all the obligations of the Securitization Subsidiary in connection with and under a Permitted Securitization, (a) the Secured Parties shall not be entitled, whether before or after the occurrence of any Event of Default, to (i) institute against, or join any other Person in instituting against, any Securitization Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof; (ii) transfer and register the Equity Interests of any Securitization Subsidiary or any other instrument evidencing any Seller’s Retained Interest in the name of a Secured Party or any designee or nominee thereof; (iii) foreclose such security interest regardless of the bankruptcy or insolvency of any Borrower or any of its Subsidiaries: (iv) exercise any voting rights granted or appurtenant to such capital stock of any Securitization Subsidiary or any other instrument evidencing any Seller’s Retained Interest; or (v) enforce any right that the holder of any such Equity Interest of any Securitization Subsidiary or any other instrument evidencing any Seller’s Retained Interest might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Securitization Subsidiary; and (b) the Secured Parties hereby waive and release any right to require (i) that any Securitization Subsidiary be in any manner merged, combined, collapsed or consolidated with or into Borrower or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case; or (ii) that the status of any Securitization Subsidiary as a separate entity be in any respect disregarded. Each of the Lenders, the Agents and the Arranger agrees and acknowledges that the agent acting on behalf of the holders of securitization indebtedness of the Securitization Subsidiary is an express third party beneficiary with respect to this Section 10.24 and such agent shall have the right to enforce compliance by the Secured Parties, the Lenders, the Agents, and the Arranger with this Section 10.24.

Section 10.25 Designation of Guarantors. Not withstanding anything to the contrary contained herein, the Administrative Borrower may, so long as a Cash Dominion Period does not exist, at any time and from time to time redesignate any Borrower hereunder as a Guarantor (any such redesignated entity, a “Redesignated Guarantor”) upon delivery of a certificate of a Responsible Officer of the Administrative Borrower to the Administrative Agent (a) attaching an updated Borrowing Base Certificate reflecting the removal of any Accounts or Inventory of such Redesignated Guarantor from the Aggregate Borrowing Base; (b) certifying that after giving effect to the updated Borrowing Base Certificate, (i) the sum of the total Revolving Exposures does not exceed the lesser of (A) the total Revolving Commitments and (B) the Aggregate Borrowing Base then in effect; (ii) a Cash Dominion Period will not commence as a result of such redesignation; and (iii) immediately prior to such redesignation, the Borrower to be redesignated does not own any bank account, deposit account, security account or other investment account subject to, or required to be subject to, a Control Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BORROWERS:

SOUTHWESTERN REFINING COMPANY, INC. TRIPLE S REFINING CORPORATION TRONOX HOLDINGS, INC. TRONOX INCORPORATED TRONOX LLC TRONOX WORLDWIDE LLC

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Vice President and Secretary

TRONOX US HOLDINGS INC.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	President

AUSTRALIAN BORROWERS:

SIGNED by

as attorney for

TRONOX AUSTRALIA HOLDINGS PTY LIMITED (ACN 155 254 274)

TRONOX AUSTRALIA PIGMENTS HOLDINGS PTY LIMITED (ACN 155 120 728)

TRONOX GLOBAL HOLDINGS PTY LIMITED (ACN 154 691 826)

TRONOX LIMITED (ACN 153 348 111)

TRONOX PIGMENTS AUSTRALIA HOLDINGS PTY LIMITED (ACN 155 235 304)

TRONOX PIGMENTS AUSTRALIA PTY LIMITED (ACN 155 254 336)

TRONOX PIGMENTS WESTERN AUSTRALIA PTY LIMITED (ACN 155 319 430)

TRONOX SANDS HOLDINGS PTY LIMITED (ACN 154 709 332) under power of attorney dated

) ) ) ) ) ) ) ) ) ) ) ) )

in the presence of:

/s/ Matthew A. Paque
Signature of witness
/s/ Michael J. Foster
Matthew A. Paque		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
Name of witness (block letters)

SIGNED by as attorney for TRONOX WESTERN AUSTRALIA PTY LTD (ACN 009 331 195) under power of attorney dated in the presence of:	) ) ) ) ) ) ) ) ) )
/s/ Matthew A. Paque	)	/s/ Michael J. Foster
Signature of witness	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
)
Matthew A. Paque
Name of witness (block letters)

GUARANTORS:

TRONOX INTERNATIONAL FINANCE LLP

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Representative Board Member

TRONOX PIGMENTS LTD

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Vice President and Secretary

AGENTS AND LENDERS:

UBS SECURITIES LLC, as Arranger, Syndication Agent and Documentation Agent

By:	/s/ Mary B. Evans
Name:	Mary B. Evans
Title:	Attorney-in-Fact

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

UBS AG, STAMFORD BRANCH, as Issuing Bank, Administrative Agent and Collateral Agent

By:	/s/ Mary B. Evans
Name:	Mary B. Evans
Title:	Attorney-in-Fact

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

UBS LOAN FINANCE LLC, as Lender and Swingline Lender

By:	/s/ Mary B. Evans
Name:	Mary B. Evans
Title:	Attorney-in-Fact

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Annex I

Applicable Margin

Revolving Loans

Average Daily Borrowing Availability	Revolving Loans
	Eurodollar	ABR
Level I: ≥$200.0 million	1.50%	0.50%
Level II: <$200.0 million but ≥$100.0 million	1.75%	0.75%
Level III: <$100.0 million	2.00%	1.00%

Changes in the Applicable Margin will be based on the Average Daily Borrowing Availability for the immediately preceding month and shall be calculated on the first day of each month Each change in the Applicable Margin shall be effective with respect to all Loans and Letters of Credit prospectively on the first day of each month

Notwithstanding the foregoing, the Applicable Margins shall be deemed to be in Level II (i) from the Closing Date until six months after the Closing Date, and (ii) at any time during which the Borrowers have failed to deliver the Borrowing Base Certificate required by Section 5.18(a).

In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected would have led to a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrowers shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period; (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrowers); and (iii) the Borrowers shall immediately pay to the Administrative Agent the additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof This paragraph shall not limit the rights of the Administrative Agent and the Lenders hereunder.

S-1

Schedules and Exhibits

To be mutually agreed.

Schedules to the

REVOLVING SYNDICATED FACILITY AGREEMENT

dated as of June 18, 2012

among

TRONOX INCORPORATED

and certain of its Subsidiaries,

as U.S. Borrowers and Guarantors,

TRONOX LIMITED (ACN 153 348 111) and certain of its Subsidiaries,

as Australian Borrowers and Guarantors,

and

THE OTHER GUARANTORS PARTY THERETO,

as Guarantors,

THE LENDERS PARTY THERETO,

UBS SECURITIES LLC,

as Arranger, Bookmanager, Documentation Agent and Syndication Agent,

UBS AG, STAMFORD BRANCH,

as Issuing Bank, Administrative Agent and Collateral Agent,

UBS LOAN FINANCE LLC,

as Swingline Lender

and

UBS AG, STAMFORD BRANCH,

as Australian Security Trustee

TABLE OF SCHEDULES

Schedule 1.01(b)	Subsidiary Guarantors

Schedule 1.01(c)	Products

Schedule 1.01(e)	Direct Competitors

Schedule 1.01(f)	Freight Forwarders

Schedule 1.01(g)	Transaction Summary

Schedule 1.01(h)	Eligible Multinational Account Debtors

Schedule 2.22(b)	Accounts and Lockboxes

Schedule 2.22(c)	Accounts Covered by Control Agreements

Schedule 3.02	Equity Interests, Ownership and Jurisdiction

Schedule 3.09	Real Estate Assets

Schedule 3.10	Environmental Matters

Schedule 3.12(a)	Material Contracts

Schedule 3.12(b)	Exceptions to Material Contracts Being in Full Force; Material Defaults under Material Contracts

Schedule 3.17	Certain Fees

Schedule 3.24	Deposit Accounts and Securities Accounts

Schedule 3.25	Mortgage Recording Offices

Schedule 3.29	Insurance

Schedule 3.30	Location of Material Inventory

Schedule 4.01(g)	Local Counsel

Schedule 4.01(n)(vi)	Landlord Access Agreements

Schedule 5.14	Post-Closing Matters

Schedule 6.01(i)	Certain Indebtedness

Schedule 6.01(q)	Certain Letters of Credit

Schedule 6.02(l)	Certain Liens

Schedule 6.03	Certain Negative Pledges

i

Schedule 6.05	Certain Restrictions on Subsidiary Distributions

Schedule 6.06(i)	Certain Investments as of the Closing Date

Schedule 6.08	Certain Asset Sales

Schedule 6.11	Certain Affiliate Transactions

Schedule 6.19	Post-Reorganization Loan Parties

ii

Schedule 1.01(b)

Subsidiary Guarantors

1.	Tronox Incorporated

2.	Tronox Worldwide LLC

3.	Triple S Refining Corporation

4.	Southwestern Refining Company, Inc.

5.	Tronox LLC

6.	Tronox Holdings, Inc.

7.	Tronox Pigments Ltd.

8.	Tronox US Holdings Inc.

9.	Tronox Australia Holdings Pty Limited

10.	Tronox Australia Pigments Holdings Pty Limited

11.	Tronox Pigments Australia Holdings Pty Limited

12.	Tronox Pigments Australia Pty Limited

13.	Tronox Pigments Western Australia Pty Limited

14.	Tronox Global Holdings Pty Limited

15.	Tronox Sands Holdings Pty Limited

16.	Tronox International Finance LLP

17.	Tronox Western Australia Pty Ltd

The following will be joined post-Closing in accordance with the terms of the Credit Agreement (the “Exxaro Legacy Entities”):

18.	Tiwest Pty Ltd

19.	Tronox Investments (Australia) Pty Ltd. f/k/a Exxaro Investments (Australia) Pty Ltd

20.	Tronox Holdings (Australia) Pty Ltd f/k/a Exxaro Holdings (Australia) Pty Ltd

21.	Tronox Australia Sands Pty Ltd f/k/a Exxaro Australia Sands Pty Ltd

22.	Ticor Resources Pty Ltd

23.	Ticor Finance (A.C.T.) Pty Ltd

24.	TiO2 Corporation Pty Ltd

25.	Tific Pty. Ltd

26.	Yalgoo Minerals Pty. Ltd

27.	Tiwest Sales Pty Ltd

28.	Senbar Holdings Pty Ltd

29.	Synthetic Rutile Holdings Pty Ltd

30.	Pigment Holdings Pty Ltd

3

Schedule 1.01(c)

Products

Electrolytic Products

Product	Available Languages
Lithium Manganese Oxide	English (U.S.)
Manganese Dioxide	English (U.S.)
Sodium Chlorate	English (U.S.)
Sodium Chlorate Solution	English (U.S.)
TRONA Boron Trichloride	English (U.S.)
TRONA Elemental Boron	English (U.S.)

Non-Pigmentary Products

Product	Available Languages
Cobalt Concentrate	English (U.S.)
Gypsum	English (U.S.)
Hydrochloric Acid	English (U.S.)
Iron Oxide	English (U.S.)
Spent Sulfuric Acid	English (U.S.)
Sulfuric Acid	English (U.S.)

Pigmentary Products

Product	Available Languages
8101	English (U.S.)
820	Chinese, Deutsch, English (U.K.), English (U.S.), Español, Français, Italiano, Portuguesa
8400	Chinese, English (U.S.)
CR-470	Chinese, Deutsch, Deutsch, English (U.K.), English (U.K.), English (U.S.), Español, Español, Français, Français, Italiano, Italiano, Portuguesa

4

CR-800	Chinese, Deutsch, English (U.K.), English (U.S.), Español, Français, Hungarian, Italiano, Portuguesa

CR-800E	Chinese, Deutsch, English (U.K.), English (U.S.), Español, Français, Hungarian, Italiano, Portuguesa

CR-813	Chinese, Deutsch, English (U.K.), English (U.S.), Español, Français, Italiano

CR-813S	English (U.S.)

CR-822	Chinese, Deutsch, English (U.K.), English (U.S.), Español, Français, Hungarian, Italiano, Portuguesa

CR-826	Chinese, Deutsch, English (U.K.), English (U.S.), Español, Français, Hungarian, Italiano, Portuguesa

CR-826S	English (U.S.)

CR-828	Chinese, Deutsch, Deutsch, English (U.K.), English (U.K.), English (U.S.), Español, Español, Français, Français, Hungarian, Italiano, Italiano, Portuguesa, Portuguesa

CR-834	Chinese, Deutsch, Deutsch, English (U.K.), English (U.K.), English (U.S.), Español, Español, Français, Français, Hungarian, Italiano, Italiano, Portuguesa, Portuguesa

CR-880	Chinese, Deutsch, English (U.K.), English (U.S.), Español, Français, Hungarian, Italiano, Portuguesa

Tiwest Products

Carbon RC412
Carbon RC830
Carbon PAC200
Carbon 2050C
Carbon RC40100C
Carbon RCHD
Carbon PAC170
Ilmenite
Leucoxene 85
Leucoxene 92
Rutile Premium
Rutile PT
Staurolite
Synthetic Rutile
Zircon Feedstock
Zircon Sand

5

Schedule 1.01(e)

Direct Competitors

Primary Pigment Producers

1.	Cinkarna Celje, D.D. (dba Cinkarna Metalursko-Kemicna Industrija Celje, D.D. (Headquarters))

2.	Cosmo Chemical Co., Ltd.

3.	Crenox GmbH

4.	Cristal Global

5.	E. I. du Pont de Nemours and Company

6.	Henan Billions Chemical Co., Ltd.

7.	Huntsman International LLC

8.	Ishihara Sangyo Kaisha, Ltd.

9.	Jinzhou Titanium Industry Co., Ltd.

10.	The Kerala Minerals and Metals Ltd.

11.	Kronos Worldwide, Inc.

12.	Schtleben Chemie GmbH (a Rockwood Holdings, Inc. company)

13.	Sakai Chemical Industry Co., Ltd.

14.	Sichuan LOMON Corporation

15.	Tayca Corporation

Primary Mineral Sands Producers

1.	Iluka Resources Limited

2.	Rio Tinto PLC

3.	BHP Billiton (Dual listed Company (DLC) BHP Billiton Ltd and BHP Billiton Plc)

4.	NL Industries, Inc. (holding company with significant interest in Kronos Worldwide, Inc.)

5.	Ostchem Holding, AG

6.	Kenmare Resources PLC

7.	Indian Rare Earths Limited

8.	Cristal Australia Party Limited

9.	V.V. Mineral

10.	Sibelco Australia and New Zealand formerly Unimin (2011 Unimin Australia Ltd.and New Zealand adopt parent company name ‘Sibelco’)

11.	Eramet Group

12.	Panzhihua Iron & Steel (Group) Co., Ltd.

Schedule 1.01(f)

Freight Forwarders

1.	Marisol International
2424 West Kingsley, Suite C
Springfield, Missouri 65807

2.	VAT Logistics
Sonstraat 8
3199 LW Maasvlakte, The Netherlands

3.	MariTeam Shipping Agencies
3081 AB Rotterdam
Harbour No. 1359, The Netherlands

4.	Page & Jones
52 North Jackson Street
Mobile, Alabama 36602

Schedule 1.01(g)

Transaction Summary

Holdings will become the ultimate parent company of each of the Borrowers and each of the other Loan Parties.

a)	Tronox LLC (“Tronox LLC”), a Delaware limited liability company, will distribute shares in Tronox Western Australia Pty Ltd (Western Australia) (“TWA”) to Tronox Worldwide LLC (“Worldwide”), a Delaware limited liability company, resulting in TWA becoming Worldwide’s direct Subsidiary.

b)	Worldwide will transfer its shares in Tronox LLC and its shares in each of its other US Subsidiaries (the “US Subsidiaries”) to US Holdings such that the US Subsidiaries will become directly owned Subsidiaries of US Holdings.

c)	Tronox Incorporated will transfer ownership of Worldwide and its non-US Subsidiaries to Australian Subsidiaries directly and indirectly owned by Tronox Incorporated, resulting in, among other things, Worldwide becoming a direct, wholly-owned Australian Subsidiary of Holdings.

d)	A United Kingdom financing entity will be formed that will be a wholly owned Affiliate of Tronox Incorporated.

e)	As a result of certain transactions, including a merger among Affiliates, Tronox Incorporated becomes a wholly-owned indirect Subsidiary of Holdings.

f)	In connection with the acquisition of the Australian Acquired Companies and in consideration of shares issued by Holdings, certain intercompany loans are created amongst one or more of Holdings’ indirect wholly-owned Subsidiaries (such Subsidiaries to become Loan Parties subject to the requirements of Section 5.10). As a result of the acquisition of the Australian Acquired Companies, one or more of Holdings’ indirect wholly owned Subsidiaries will become the owner of a Netherlands Subsidiary and Australian Subsidiaries which hold a 50% interest in the Tiwest Joint Venture.

g)	In connection with the acquisition of the South African Acquired Companies, certain Subsidiaries of Holdings will be assigned the right of payment under certain intercompany loans payable from the South African Acquired Companies.

h)	Tronox Pigments (Netherlands) B.V. will become a direct wholly-owned Subsidiary of a Netherlands co-op.

Following implementation and completion, and as a result of, the Reorganization and the Exxaro Acquisition:

1.	Holdings will own, directly or indirectly, (i) 100% of the shares of each Subsidiary other than the South African Subsidiaries and (ii) more than 70% of the shares of the South African Subsidiaries;

2.	Tronox Incorporated will own, directly or indirectly, 100% of the shares of each Subsidiary existing under the laws of the US;

3.	Worldwide will own, directly or indirectly, (i) 100% of the shares of the Netherlands co-op, a separate legal entity, that is the direct parent of Tronox Pigments (Netherlands) B.V., (ii) 100% of the shares of the Australian company that owns 50% of the Tiwest Joint Venture (with an indirect wholly-owned Subsidiary of Tronox Incorporated owning the remaining 50%) and (iii) 100% of the shares of Tronox Pigments Limited, the Bahamas company.

4.	Tronox Incorporated and Worldwide will be owned, indirectly, by Tronox Global Holdings Pty Ltd, an Australian holding company and direct, wholly-owned Subsidiary of Holdings.

5.	Holdings’ funding entity, Tronox International Finance LLP, will hold, among other obligations, certain Indebtedness owed by the South African Subsidiaries.

6.	Except to the extent expressly permitted or provided in the Agreement, no Cash Investments will be made in any Subsidiary or Excluded Entity in connection with the Reorganization or Exxaro Acquisition except to the extent that such Person is a Loan Party or will become a Loan Party subject to the provisions of Section 5.10 and the terms of the Agreement.

11

Schedule 1.01(h)

Eligible Multinational Account Debtors

1.	Akzo Nobel

2.	Bang & Bonsomer

3.	BASF

4.	Dulux

5.	Hempel

6.	International Paint

7.	Jotun

8.	Lanco

9.	PPG Industries, Inc.

10.	Sherwin Williams

11.	Sun Chemical Company ltd.

12.	Valspar

Schedule 2.22(b)

Accounts and Lockboxes

	Financial Institution	Financial Institution	Financial Institution
Owner	Financial Institution	Account Number	Currency
Tronox LLC	Wells Fargo	41222150501	U.S. Dollars
	JP Morgan Chase	5907632	U.S. Dollars
	Royal Bank of Canada	1747401	Canadian Dollars
	Wells Fargo (Lockbox 101377)	147704416	U.S. Dollars
	Wells Fargo (Lockbox 774775)	147704416	U.S. Dollars
	Wells Fargo	4122150527	U.S. Dollars

Tronox Pigments Ltd.	JP Morgan Chase	77012201*	euros
	JP Morgan Chase	77012202*	Pounds Sterling
	JP Morgan Chase	77012204*	Yen
	JP Morgan Chase	77012211*	Krone
	JP Morgan Chase	77012205*	Swiss Franc
	JP Morgan Chase	77012212*	New Zealand Dollar
	JP Morgan Chase	5750547*	U.S. Dollars
	Australia and New Zealand Bank	837375437*	Australian Dollars
	Australia and New Zealand Bank	867697*	U.S. Dollars

Tiwest Sales Pty Ltd[1]	Westpac Banking Corporation	034702612445	U.S. Dollars
	Westpac Banking Corporation	034002903436	Australian Dollars

Tronox Western Australia Pty Ltd	Australia and New Zealand Bank	837375453	Australian Dollars
	Citibank	40708724	U.S. Dollars

[1]	Tiwest Sales Pty Ltd is not a Loan Party on the Closing Date. Therefore, the Control Agreement requirement is not required until Tiwest Sales Pty Ltd joins as a Guarantor.
*	These Tronox Pigment Limited accounts will not be pledged or subject to a Control Agreement, but after the Bahamian Effective Date, the accounts into which funds in these accounts are swept will be subject to a perfected security interest and control agreement.

13

Schedule 2.22(c)

Accounts Covered by Control Agreements

Owner	Financial Institution	Account Number	Currency
Tronox LLC	Wells Fargo	41222150501	U.S. Dollars
	JP Morgan Chase	5907632	U.S. Dollars
	Royal Bank of Canada	1747401	Canadian Dollars
	Wells Fargo (Lockbox 101377)	147704416	U.S. Dollars
	Wells Fargo (Lockbox 774775)	147704416	U.S. Dollars
	Wells Fargo	4122150527	U.S. Dollars

Tronox Pigments Ltd.	JP Morgan Chase	77012201*	euros
	JP Morgan Chase	77012202*	Pounds Sterling
	JP Morgan Chase	77012204*	Yen
	JP Morgan Chase	77012211*	Krone
	JP Morgan Chase	77012205*	Swiss Franc
	JP Morgan Chase	77012212*	New Zealand Dollar
	JP Morgan Chase	5750547*	U.S. Dollars
	Australia and New Zealand Bank	837375437*	Australian Dollars
	Australia and New Zealand Bank	867697*	U.S. Dollars

Tiwest Sales Pty Ltd[2]	Westpac Banking Corporation	034702612445	U.S. Dollars
	Westpac Banking Corporation	034002903436	Australian Dollars

Tronox Western Australia Pty Ltd	Australia and New Zealand Bank	837375453	Australian Dollars
	Citibank	40708724	U.S. Dollars

[2]	Tiwest Sales Pty Ltd is not a Loan Party on the Closing Date. Therefore, the Control Agreement requirement is not required until Tiwest Sales Pty Ltd joins as a Guarantor.
*	These Tronox Pigment Limited accounts will not be pledged or subject to a Control Agreement, but after the Bahamian Effective Date, the accounts into which funds in these accounts are swept will be subject to a perfected security interest and control agreement.

12

Schedule 3.02

Equity Interests, Ownership and Jurisdiction

	Company	Jurisdiction of Organization	Owner	Ownership Percentage
1.	Tronox Incorporated	Delaware	Tronox US Holdings Inc.	100%
2.	Tronox Worldwide LLC[3]	Delaware Australia (June 2012)	Tronox Australia Holdings Pty Ltd	100%
3.	Triple S Refining Corporation	Delaware	Tronox Incorporated	100%
4.	Southwestern Refining Company, Inc.	Delaware	Triple S Refining Corporation	100%
5.	Tronox LLC	Delaware	Tronox Incorporated	100%
6.	Tronox Holdings, Inc.	Delaware	Tronox LLC	100%
7.	Tronox Limited	Australia	Class A Shares publically listed (or to be publically listed) on the NYSE Class B Shares held by Exxaro Sellers	100 100	% %
8.	Tronox Holdings Europe C.V.	The Netherlands	Tronox Worldwide LLC Tronox Limited	99.9 0.1	% %
9.	Tronox Pigments (Netherlands) B.V.	The Netherlands	Tronox Holdings Coöperatief U.A.	100%
10.	Tronox Pigments (Holland) B.V.	The Netherlands	Tronox Pigments (Netherlands) B.V.	100%
11.	Tronox GmbH	Germany	Tronox Pigments (Holland) B.V. Tronox Holdings Europe C.V.	93.96 6.04	% %
12.	Tronox Pigments GmbH	Germany	Tronox GmbH	100%
13.	Tronox Pigments Ltd.	Bahamas	Tronox Worldwide LLC	100%
14.	Tronox Pigments Singapore Pte Ltd.	Singapore	Tronox Worldwide LLC	100%
15.	Tronox US Holdings Inc.	Delaware	Tronox Global Holdings Pty Limited	100%

[3]	To be re-domiciled to Australia in June 2012.

13

	Company	Jurisdiction of Organization	Owner	Ownership Percentage
16.	Tronox Australia Holdings Pty Limited	Australia	Tronox Global Holdings Pty Limited	100%
17.	Tronox Australia Pigments Holdings Pty Limited	Australia	Tronox Incorporated	100%
18.	Tronox Pigments Australia Holdings Pty Limited	Australia	Tronox Australia Pigments Holdings Pty Limited	100%
19.	Tronox Pigments Australia Pty Limited	Australia	Tronox Pigments Australia Holdings Pty Limited	100%
20.	Tronox Pigments Western Australia Pty Limited	Australia	Tronox Pigments Australia Pty Limited	100%
21.	Tronox Global Holdings Pty Limited	Australia	Tronox Limited	100%
22.	Tronox Sands Holdings Pty Limited	Australia	Tronox Global Holdings Pty Limited	100%
23.	Tronox (Luxembourg) Holdings S.a.r.l.	Luxembourg	Tronox Holdings Europe CV	100%
24.	Tronox (Switzerland) Holding GmbH	Switzerland	Tronox (Luxembourg) Holdings S.a.r.l.	100%
25.	Tronox Luxembourg S.a.r.l.	Luxembourg	Tronox (Switzerland) Holding GmbH	100%
26.	Tronox Pigments International GmbH	Switzerland	Tronox Luxembourg S.a.r.l.	100%
27.	Tronox Holdings Coöperatief U.A.	The Netherlands	Tronox Holdings Europe C.V. Tronox Worldwide LLC Tronox Holdings, Inc.	60.0 39.996 0.004	% % %
28.	Tronox International Finance LLP	United Kingdom	Tronox Limited Tronox Global Holdings Pty Limited	1 99	% %
29.	Tronox Western Australia Pty Ltd	Australia	Tronox Worldwide LLC	100%
30.	Tiwest Pty Ltd	Australia	Tronox Western Australia Pty Ltd Yalgoo Minerals Pty. Ltd	50 50	% %

14

	Company	Jurisdiction of Organization	Owner	Ownership Percentage
31.	Exxaro Sands Holdings BV4	The Netherlands	Tronox Pigments Western Australia Pty Ltd	100%
32.	Tronox Holdings (Australia) Pty Ltd. f/k/a/ Exxaro Holdings (Australia) Pty Ltd (“EHAPL”)	Australia	Tronox Pigments Australia Pty Limited Exxaro Sands Holdings BV (“ESHBV”) / Tronox Pigments Western Australia Pty Ltd (“TPWA”)[5]	51 49	% %
33.	Tronox Investments (Australia) Pty Ltd f/k/a Exxaro Investments (Australia) Pty Ltd	Australia	Tronox Holdings (Australia) Pty Ltd. f/k/a/ Exxaro Holdings (Australia) Pty Ltd	100%
34.	Tronox Australia Sands Pty Ltd f/k/a Exxaro Australia Sands Pty Ltd	Australia	Tronox Investments (Australia) Pty Ltd f/k/a Exxaro Investments (Australia) Pty Ltd	100%
35.	Ticor Resources Pty Ltd	Australia	Tronox Australia Sands Pty Ltd f/k/a Exxaro Australia Sands Pty Ltd	100%
36.	Ticor Finance (A.C.T.) Pty Ltd	Australia	Tronox Australia Sands Pty Ltd f/k/a Exxaro Australia Sands Pty Ltd	100%
37.	TiO2 Corporation Pty Ltd	Australia	Ticor Resources Pty Ltd	100%
38.	Tific Pty. Ltd	Australia	TiO2 Corporation Pty Ltd	100%
39.	Yalgoo Minerals Pty. Ltd	Australia	TiO2 Corporation Pty Ltd	100%
40.	Tiwest Sales Pty Ltd	Australia	Yalgoo Minerals Pty. Ltd	100%
41.	Senbar Holdings Pty Ltd	Australia	Yalgoo Minerals Pty. Ltd	100%

[4]	To be dissolved on or about June 20, 2012.
[5]	On or about June 20th, ESHBV will distribute its shares in EHAPL to TPWA and subsequently thereafter ESHBV will be liquidated.

15

	Company	Jurisdiction of Organization	Owner	Ownership Percentage
42.	Synthetic Rutile Holdings Pty Ltd	Australia	Yalgoo Minerals Pty. Ltd	100%
43.	Pigment Holdings Pty Ltd	Australia	Yalgoo Minerals Pty. Ltd	100%
44.	Tronox Sands LLP	United Kingdom	Tronox Global Holdings Pty Limited Exxaro Resources Limited	74 26	% %
45.	Tronox Sands Investment Funding Limited	United Kingdom	Tronox Sands LLP	100%
46.	Tronox UK Finance Limited	United Kingdom	Tronox Sands Investment Funding Limited	100%
47.	Tronox KZN Sands Pty Ltd	South Africa	Tronox Sands Holdings Pty Limited Exxaro Resources Limited	74 26	% %
48.	Tronox SA Mineral Sands (Proprietary) Ltd	South Africa	Tronox Sands Holdings Pty Limited Exxaro Resources Limited	74 26	% %

•	Redeemable preferred shares were issued in connection with the Reorganization.

•

Exxaro will retain a 26.0% ownership interest in the South African operations that are part of Exxaro Mineral Sands in order to comply with ownership requirements imposed by current Black Economic Empowerment legislation in South Africa. The ownership interest in the South African operations may be exchanged for Class B Shares under certain circumstances, which could result in Exxaro owning approximately 41.7% of the voting shares of Tronox Limited after such exchange (based on the total number of issued voting shares immediately after completion of the transactions contemplated by the Transaction Agreement and assuming the exchange of all Exchangeable Shares and no subsequent issuances of Tronox Limited shares).

16

Schedule 3.09

Real Estate Assets

(i) Owned Property

Property Location	Owner
Hamilton, Mississippi, 40401 Highway 45 (approximately 2754.09 acre site)	Tronox LLC

Hamilton, Mississippi, 40401 Highway 45 (approximately 2754.09 acre site)	Tronox LLC

3301 N.W. 150th Street Oklahoma City, OK 73134	Tronox LLC

Western Australia, Certificate of Title Volume 1643 Folio 532 in relation to Melbourne Location 3750 (Original) dated May 18, 1983.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Certificate of Title Volume 1980 Folio 817 in relation to portion of Melbourne Location 3906 (Original x 1, Duplicate x 1) dated November 11, 1993.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Certificate of Title Volume 1845 Folio 479 in relation to portion of Swan Location 1352 and being Lot M1261 the subject of Diagram 5326 (Original) dated October 13, 1989.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Certificate of Title Volume 1833 Folio 381 in relation to portion of Melbourne Location 941 and being Lot 102 the subject of Diagram 75608 (Original) dated April 6, 1989.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Certificate of Title Volume 2170 Folio 746 in relation to Dandaragan Lot 48 (Duplicate) dated November 23, 1999.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Crown Grant (Certificate of Title) Volume 1894 Folio 902 in relation to Dandaragan Lot 36 (Original) dated April 30, 1991.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Crown Grant (Certificate of Title) Volume 1891 Folio 091 in relation to Dandaragan Lot 38 (Original) dated April 30, 1991.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Crown Grant (Certificate of Title) Volume 1891 Folio 077 in relation to Dandaragan Lot 44 (Original) dated May 7, 1991.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Crown Grant (Certificate of Title) Volume 1891 Folio 073 in relation to Dandaragan Lot 46 (Original) dated May 7, 1991.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

17

Western Australia, Crown Grant (Certificate of Title) Volume 1891 Folio 072 in relation to Dandaragan Lot 50 (Original) dated April 30, 1991.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Crown Grant (Certificate of Title) Volume 2079 Folio 841 in relation to Dandaragan Lot 58 (Original) dated April 4, 1997.	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

Western Australia, Certificate of Title Volume 2151 Folio 260 in relation to Cockburn Location 244, Lot 22 Mason Road	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd, as tenants in common

(ii) Leased Property

Property Location	Lessee	Landlord
560 West Lake Mead Drive, Henderson, NV 89015	Tronox LLC	LE Petomane XXVII, Inc.[6]

Lot 100 on Plan 22963 being the land compromised on Certificate of Title Volume 2165 Folio 606	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	The State of Western Australia acting through the Minister for Lands, a body corporate under the Land Administration Act 1997 care of Department of Regional Development and Lands (“Western Australia”)

Lot 101 on Plan 22963 being the land compromised on Certificate of Title Volume 2165 Folio 607	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

Lot 11248 on Plan 189272, Chittering, Volume LR3121 Folio 696 dated November 17, 2000	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

Part of Western Australia, Certificate of Title Volume 2151 Folio 260 in relation to Cockburn Location 244, Lot 22 Mason Road	Coogee Chlor Alkali Pty Ltd	Tiwest Pty Ltd

Part Level 2, 24 Outram Street, West Perth, WA, 6005	Exxaro Australia Sands Pty Ltd (f/k/a Ticor Ltd)	Hossean Pourzand and Jenny Maria Pourzand

[6]	Not individually but solely in its representative capacity as the trustee of the Nevada Environmental Response Trust.

18

Special Lease 3116/10319 (Crown Lease No 152/1989) in relation to Dandaragan Lot 48	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

Special Lease 3116/10385 (Crown Lease No 134/1990) in relation to Swan Location 11248	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

Crown Lease No 152/1989	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

Lot 22 the subject of Diagram 88339, Part Volume 2103 Folio 147	Electricity Generation Corporation, trading as Verve	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd

Cockburn Sound Location P13, Part Volume 2054 Folio 502	Tiwest Pty Ltd	Container Handlers Pty Ltd

Cockburn Sound Location P13 and P14, Part Volume 2054 Folio 502 and Part Volume 1929 Folio 11	Tiwest Pty Ltd	Container Handlers Pty Ltd

1 Brodie Hall Drive Technology Park Bently, Western Australia 6102	Tiwest Pty Ltd	Rednall Nominees Pty Ltd

Henderson Warehouse Russell and Rockinghame Roads Henderson, Western Australia 6166	Tiwest Pty Ltd	ISPT Pty Ltd

Bunbury Warehouse Birth 8 Inner Harbor Leschenault Road Bunbury, Western Australia 6983	Tiwest Pty Ltd	Bunbury Port Authority

One Stamford Plaza 263 Tresser Blvd. Stamford, CT 06901 USA	Tronox LLC	Four Stamford Plaza Owner LLC c/o RFR Realty 263 Tresser Blvd. Stamford, CT 06901

19

TENEMENTS

G = General Purpose Lease

Tenement ID	Holders	Encumbrances	Location
Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd
G 70/88	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia
G 70/89	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia
G 70/90	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia
G 70/165	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia
G 70/166	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia

20

Tenement ID	Holders	Encumbrances	Location
G 70/167	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia
G 70/168	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia

21

Schedule 3.10

Environmental Matters

None.

22

Schedule 3.12(a)

Material Contracts

Raw Materials

1.	Sales Contract No. CL-14-148 by and between Olin Corporation and Tronox LLC, dated as of July 25, 2006, as amended by the First Amendment to Sales Contract No. CL-14-148, dated as of June 1, 2008.

2.	Sales Contract No. MA-14-135 by and between Olin Corporation and Tronox LLC, dated as of July 1, 2007, as amended by the First Amendment to Sales Contract No. MA-14-135, dated as of June 1, 2008, Second Amendment dated July 1, 2010 and Third Amendment dated June 30, 2011.

3.	Chlorine Sales Agreement by and between PPG Industries, Inc. and Tronox LLC, dated as of January 1, 2010.

4.	Liquid Caustic Soda Contract No. CA-14-229 by and between Olin Corporation and Tronox LLC, successor to Kerr-McGee Chemical LLC, as amended by the First Amendment to the Liquid Caustic Soda Contract No. CA-14-229, dated as of December 12, 2001, and the Second Amendment to the Liquid Caustic Soda Contract No. CA-14-299, dated as of January 17, 2006.

5.	Supply Agreement by and between Southern Ionics Incorporated and Tronox LLC, dated as of May 5, 2008.

6.	Product Supply Agreement by and between Orica Australia Pty. Ltd. and Tiwest Pty. Ltd., dated as of August 9, 2004.

7.	Sodium Silicate Sales Agreement between PPG Industries, Inc. and Tronox LLC, dated April 22, 2008.

8.	Sale Agreement between Rain CII Carbon LLC and Tronox LLC dated January 1, 2011 for Calcined Petroleum Coke.

9.	Amended and Restated Agreement for the Sale and Purchase of Rutile by and between Kenmare Moma Processing (Mauritius) Limited, Tronox Pigment (Holland) B.V. and Tronox LLC, dated as of July 1, 2011 and related Guarantee made by Tronox Incorporated in favor of Kenmare Moma Processing (Mauritius) Limited, dated as of July 1, 2011.

10.	Sales Agreement by and between Exxaro TSA Sands (Pty) Ltd and Tronox LLC for the supply and purchase of Rutile, dated March 4, 2010.

11.	Richards Bay Chloride Slag Sales Agreement between Richards Bay Iron and Titanium (Proprietary) Limited and Tronox LLC, dated June 1, 2011.

12.	Amended and Restated UGS Sales Agreement by and between QIT-Fer Et Titane, Inc. and Tronox LLC dated as of March 1, 2011, but effective as of January 1, 2011.

23

13.	Logistics and Supply Services Agreement between Kinder Morgan Amory LLC and Tronox LLC, dated July 1, 2005.

14.	Long Term Sales Contract (Synthetic Rutile) between Tiwest Sales Pty Ltd. and Tronox LLC, dated May 29, 2009; Amended November 2, 2009.

15.	Long Term Sales Contract (Rutile) between Tiwest Sales Pty Ltd. and Tronox LLC, dated May 29, 2009; Amended November 19, 2009.

16.	DSA® Coating Lease Agreement between Eltech Systems Corporation and Tronox LLC, formerly Kerr-McGee Chemical LLC, dated October 28 2004.

17.	Tiwest Pty Ltd contract with Air Liquide WA Pty Ltd for supply of oxygen and nitrogen to the Kwinana pigment plant.

18.	Tiwest Pty Ltd contracts with Coogee Chlor Alkali Pty Ltd for the supply of chlorine gas, caustic, and sulphuric acid and sulphur.

19.	Tiwest Pty Ltd contract with Redox Chemicals for supply of AlCl3 to Tiwest Kwinana plant.

20.	Tiwest Pty Ltd contract with ConocoPhillips for the supply of calcined petroleum coke to Tiwest Kwinana plant.

21.	Tiwest Pty Ltd contract with Premier Coal for the supply of coal to the SR plant at Chandala.

Warehouse and Logistics

1.	Amendment 4 to Rail Transportation Contract by and between Tronox LLC (f/k/a Kerr McGee Chemical LLC) and Alabama & Gulf Coast Railway Company LLC, effective as of January 1, 2008.

2.	Revised Rider No. 15 to Car Service Contract No. 7320 between Tronox LLC and GATX Corporation, successor by merger to GATX Financial Corporation, dated as of September 1, 2007.

3.	Rider No. 16 to Car Service Contract No. 7320 between Tronox LLC and GATX Corporation, successor by merger to GATX Financial Corporation, dated as of October 1, 2008

4.	Rider No. 17 to Car Service Contract No. 7320 between Tronox LLC and GATX Corporation, successor by merger to GATX Financial Corporation, dated as of October 1, 2008.

5.	Letter Amendment to Rider No. 1 Renewal No. 1 to the Car Leasing Agreement 4899-97 by and between General Electric Railcar Services Corporation and Tronox LLC (f/k/a Kerr-McGee Chemicals LLC), dated as of April 30, 2007.

24

6.	Tronox LLC f/k/a Kerr-McGee Chemical LLC (successor to Kerr-McGee Chemical Corporation) and General Electric Railcar Services Corporation, as amended by Revised Amendment No. 1 dated August 23, 1995.

7.	Car Leasing Agreement 4899-9 Rider No. 42 Renewal No. 1 by and between General Electric Railcar Services Corporation and Tronox LLC, dated as of June 13, 2007.

8.	Car Leasing Agreement 4899-9 Rider No. 41 Renewal No. 1, by and between General Electric Railcar Services Corporation and Tronox LLC, dated as of May 18, 2007.

9.	Master Service Agreement No. MSC 4-8960 between American Railcar Leasing Inc. and Tronox LLC, dated May 6, 2011.

10.	Tiwest contract with Giacci Bros Pty Ltd for bulk product transport and handling.

11.	Tiwest Pty Ltd contract with BIS Industrial Logistics for the road haulage of bulk raw materials and waste material.

12.	Tiwest Pty Ltd contract with Piacentini and Sons Pty Ltd for mining services at Cooljarloo.

Power and Utilities

1.	Gas Transportation Agreement by and between Tennessee Gas Pipeline Company and Tronox LLC f/k/a Kerr-McGee Chemical LLC (successor to Kerr-McGee Chemical Corporation), dated as of July 1, 1997.

2.	NAESB Base Contract for Sale and Purchase of Natural Gas, General Terms and Conditions Related Thereto and the Special Provisions attached thereto and the Agreement and Gas Portfolio Management Agreement, each dated January 16, 2009 between BP Energy Company and Tronox LLC, as Amended December 2, 2011 and the Asset Management Addendum, effective December 2, 2011.

3.	Contract No. P05-70 between Colorado River Commission and Tronox LLC f/k/a Kerr-McGee Chemical LLC (successor to Kerr-McGee Chemical Corporation) for the Sale of Electric Power from the Parker Davis Project, dated December 15, 1983, as amended by Amendment No. 1 to Contract P-05-70, dated June 8, 1994 and Renewal Contract No. P05-70R between the Colorado River Commission of Nevada and Tronox LLC for the Sale of Electric Power from the Parker-Davis Project effective as of May 1, 2006.

4.	Contract No. P05-50 between the Colorado River Commission of Nevada and Kerr-McGee Chemical Corporation for the Sale of Electric Power from the Boulder Canyon Project effective as of January 1, 1987, as amended by Contract No. P05-50A1 between the Colorado River Commission of Nevada and Tronox LLC for the sale of Electric Power from the Bolder Canyon Project effective as of June 23, 1994;

5.	Contract No. P05-65 between the Colorado River Commission of Nevada and Tronox LLC (f/k/a Kerr-McGee Chemical LLC) for Transmission Service effective as of August 14, 2001.

25

6.	Operational Agreement No. P20-55R3 by and among the Colorado River Commission of Nevada, American Pacific Corporation, Basic Water Company, Chemical Lime Company of America, Southern Nevada Water Authority, Titanium Metals Corporation and Tronox LLC effective as of October 1, 2006.

7.	Agreement to Advance Funds for Parker-Davis Project Generation Facilities, Contract No. P20-77 among the Colorado River Commission and Certain Electric Service Contractors, including Kerr-McGee Chemical, LLC, effective as of October 1, 1998. Agreement to Share Costs of Implementation of Lower Colorado River Multi-Species Conservation Program, Contract No. P20-49 among the Colorado River Commission and Certain Electric Service Contractors, including Tronox LLC (f/k/a Kerr-McGee Chemical LLC), effective as of an unspecified CRC approval date.

8.	Contract No. P05-59 Scheduling Agreement among the Colorado River Commission and Certain Electric Service Contractors including Tronox LLC (f/k/a Kerr-McGee Chemical LLC) effective November 1, 1989.

9.	Contract P05-62 Supplemental Electric Supply Services Agreement among the Colorado River Commission and Certain Electric Service Contractors including Tronox LLC (f/k/a Kerr-McGee Chemical LLC).

10.	Agreement for Delivery of Water to Basic Management, Inc. between U.S. Department of Interior and Basic Management, Inc. dated September 18, 1969, as amended and assigned from time to time.

11.	Master Work Agreement between Basic Management, Inc. and Tronox LLC dated May 17, 1994.

12.	911 System Maintenance Agreement between Basic Management, Inc. and Tronox LLC dated February 1, 2000.

13.	Producing Companies Water Delivery Contract between Basic Management, Inc. and Tronox LLC dated June 4, 2002.

14.	Amended and Restated Common Electric Facilities Agreement between Basic Management, Inc. and Tronox LLC as amended.

15.	Agreement Regarding Permit to Discharge between Basic Management, Inc. and Tronox LLC dated July 14, 1993.

16.	Cooljarloo Mining Joint Venture Agreement, dated as of November 3, 1988, by and among Yalgoo, Tronox Australia and the other parties thereto, as amended by that certain Amending Deed to the Cooljarloo Mining Joint Venture Agreement, dated March 26, 1991, by and among Yalgoo, Tronox Australia and the other parties thereto.

17.

Processing Joint Venture Agreement, dated November 3, 1988, by and among Yalgoo, Tronox Australia and the other parties thereto, as amended by that certain Amending Deed to the Processing Joint Venture Agreement, dated March 26, 1991, by and among Yalgoo,

26

Tronox Australia and the other parties thereto as further amended by the Supplemental Deed to Processing Joint Venture Agreement, dated as of June 30, 2008, by and among Yalgoo, Tronox Australia, Exxaro Sands and the other parties.

18.	Jurien Exploration Joint Venture Agreement, dated March 9, 1989, by and among Exxaro Sands, Tific, Tronox Australia and the other parties thereto.

19.	Co-Operation Deed, dated November 3, 1988, by and among Exxaro Sands, Tronox Australia and the other parties thereto.

20.	Operations Management Agreement, dated as of December 16, 1988, by and among Yalgoo, Tronox Australia and the other parties thereto, as amended by that certain Supplemental Deed to the Operations Management Agreement dated as of July 23, 2008 by and among Yalgoo, Tronox Australia and the other parties thereto.

21.	Development Agreement, dated as of March 25, 2008, by and among Tronox LLC, Tronox Australia, Yalgoo, Exxaro Sands and other parties thereto as amended by that certain Supplemental Deed to the Development Agreement, dated March 24, 2010.

22.	Mineral Sands (Cooljarloo) Mining and Processing Agreement, dated November 8, 1988 by and among the State of Western Australia, Yalgoo, Tronox Australia and other parties thereto

23.	Bunbury Port Authority Lease of Port Facilities Bunbury, dated October 21, 2010 (commencement date of November 1, 2009), by and between Bunbury Port Authority and Tiwest;.

24.	Russell Park, Henderson Warehouse Lease, dated December 11, 1996 and extended by a Deed of Renewal dated August 1, 2007 (effective November 3, 2007), by and between ISPT Pty Ltd and Tiwest.

25.	Tiwest Pty Ltd contracts with Synergy for supply of natural gas for Chandala and Kwinana operations and the Kwinana Cogeneration plant.

26.	Tiwest Pty Ltd contract with Perth Energy for the supply of electricity to Chandala and Cooljarloo operations.

27

Schedule 3.12(b)

Exceptions to Material Contracts Being in Full Force;

Material Defaults under Material Contracts

None.

28

Schedule 3.17

Certain Fees

None.

29

Schedule 3.24

Deposit Accounts and Securities Accounts

Entity	Bank Name	Account Number	Purpose
Tronox LLC	Citibank	40008808	General
	Citibank	38558173	Controlled Disbursing
	Bank of Oklahoma	187554	General
	Bank of Oklahoma	804579201	Payroll
	JP Morgan Chase	5907632	General
	JP Morgan Chase	23850	Lockbox
	Wells Fargo	2000147704416	Lockbox
	Royal Bank of Canada	1747401	CAD Lockbox
	Cadence Bank	0801035	Local fees / Local Payroll
	Wells Fargo	0832402358	Local fees / Local Payroll
	Wells Fargo	4122150527	General
	Wells Fargo	4122150501	Lockbox
	Wells Fargo	9600148753	Controlled Disbursing

Tronox Pigments Ltd.	JP Morgan Chase	5750547	General
	JP Morgan Chase	5758424	Check Disbursement
	JP Morgan Chase	77012201	Collection
	JP Morgan Chase	77012202	Collection
	JP Morgan Chase	77012204	Collection
	JP Morgan Chase	77012205	Collection
	JP Morgan Chase	77012211	Collection
	JP Morgan Chase	77012212	Collection
	Australia and New Zealand Bank	016263-837375437	Collection
	Australia and New Zealand Bank	016263-837375445	Local fees / Local Payroll
	Australia and New Zealand Bank	010505018489600	Local fees / Local Payroll
	Australia and New Zealand Bank	867689USD00001	Local fees / Local Payroll
	Australia and New Zealand Bank	867697USD00001	Collection

Tronox Worldwide LLC	Citibank	38726253	Controlled Disbursing
	Citibank	30815972	General
	Wells Fargo	9600148753	Controlled Disbursing

30

Entity	Bank Name	Account Number	Purpose
Tronox Australia Sands Pty Ltd (Yalgoo)[7]*	Westpac Banking Corporation	WBCA 034002 991560 WBCUS 034702 495904	General

Tiwest Sales Pty Ltd*	Westpac Banking Corporation	WBCA 036037 316521 WBCA 034002 903436 WBCUS 034702 612445	General

Yalgoo Minerals Pty Ltd*	Australia and New Zealand Banking Group	016498-835538458 236315USD00001	General

Yalgoo Minerals Pty Ltd*	Australia and New Zealand Banking Group	8318-03154	General

Tronox Australia Sands Pty Ltd[8]*	National Australia Bank Limited	634494815	General

Tiwest Pty Ltd*	Westpac Banking Corporation	WBCA 034002 903428	General
	Westpac Banking Corporation	WBCA 036106 116866	Imprest
	Westpac Banking Corporation	WBCA 036043 272473	Imprest
	Westpac Banking Corporation	WBCA 036000 907344	Imprest
	Westpac Banking Corporation	WBCUS 034702 616024	General

Tronox Western Australia Pty Ltd	Australia and New Zealand Bank	016263-837375453	General
	Citibank	40708724	General

Tiwest Pty Ltd*	Westpac Banking Corporation	034002 903428	AUD current general
	Westpac Banking Corporation	034702 616024	USD current general
	Westpac Banking Corporation	036106 116866	Mine Local fees / Local Payroll
		036043 272473	Chandala Local fees / Local Payroll
		034702 616024	Kwinana Local fees / Local Payroll

[7]	In the name of Exxaro Australia Sands Pty Ltd.
[8]	In the name of Exxaro Australia Sands Pty Ltd.
*	To be joined post-Closing in accordance with the terms of the Credit Agreement.

31

Schedule 3.25

Mortgage Recording Offices

1.	Oklahoma County Clerk’s Office, Oklahoma County, Oklahoma, with respect to the Oklahoma City, Oklahoma Mortgaged Property.

2.	Monroe County Chancery Clerk’s Office, Monroe County, Mississippi, with respect to the Hamilton, Mississippi Mortgaged Properties.

3.	Landgate Western Australia, with respect to the properties in Western Australia.

32

Schedule 3.29

Insurance

Type of Insurance	Carrier	Policy Number	Policy Term
Property Insurance “All Risk”	Chartis Energy Liberty Mutual Insurance Company Starr Tech (ACE American) XL Insurance America Swiss Re Scor (General Security Indemnity Co of Arizona)	61628337 3D433688007 PGL N0511360A US00009678PR12A 31-3-74894 DP888312	6/1/2012 - 6/1/2013

Property Insurance - Terrorism	Lloyd’s of London	PX046312	6/1/2012 - 6/1/2013

Cargo Insurance	XL Special Insurance Company Indemnity Insurance Company of North America	UM0002339MA12A N10689181-001	6/1/2012 - 6/1/2013

Primary General Liability Front (GL)	National Union Fire Insurance Company (Chartis)	GL 6576466	6/1/2012 - 6/1/2013

Primary Automobile Liability (AL)	National Union Fire Insurance Company (Chartis)	CA 5775826	6/1/2012 - 6/1/2013

International Casualty	AIG Worldsource (includes local general liability and workers compensation/employers liability in Singapore and general liability in the Netherlands and South Africa)	80-0270552 83-55588	6/1/2012 - 6/1/2013

Charterers Liability	STARR Marine	MASILSE00004612	6/1/2012 - 6/1/2013

Workers Compensation and Employers Liability	The Insurance Company of the State of Pennsylvania (Chartis)	WC 25889942	6/1/2012 - 6/1/2013

33

Crime & Fidelity	Federal Insurance Company	8207-8117	1/1/2012 - 1/1/2013

Fiduciary Liability - Primary Layer	Federal Insurance Company (Chubb)	8211-5275	3/30/2012 - 3/30/2013

Fiduciary Liability - Excess Layer	Twin City Fire (Hartford)	00IA023011712	3/30/2012 - 3/30/2013

Directors & Officers Liability - Primary Layer	Chartis Europe	QB084412	6/15/2012 - 6/15/3013

Directors & Officers Liability - 1st Excess Layer	Zurich Insurance plc	QB084612	6/15/2012 - 6/15/3013

Directors & Officers Liability - 2nd Excess Layer	XL Insurance Company Ltd.	QB084712	6/15/2012 - 6/15/3013

Directors & Officers Liability - 3rd Excess Layer	Liberty Mutual Insurance Europe Ltd.	OB	6/15/2012 - 6/15/3013

Directors & Officers Liability - 4th Excess Layer	Navigators Lloyds Syndicate NAV 1221	QB04912	6/15/2012 - 6/15/3013

Directors & Officers Liability - 5th Excess Layer	Axis Specialty Europe plc	QB085012	6/15/2012 - 6/15/3013

Side A DIC	CV Starr - Lloyd’s Consortium, QBE Lloyds Syndicate, Catlin-Lloyds Syndicate, Brit-Lloyds Syndicate	OB084512	6/15/2012 - 6/15/3013

Directors & Officers Liability - Run-Off	Chartis Zurich American ACE American Federal Navigators Allied World National Assurance Hudson New Hampshire	15852242 DOC475580301 G26792034002 82233778 NY12DOL417672IV 3063860 HN03032910021512 16007115	6/15/2012 - 6/15/3018

Environmental Liability (Henderson, NV)	ACE	PPL G24540431002

34

Tiwest Pty Ltd, Tronox Worldwide LLC, Tronox Western Australia Pty Ltd, Tronox Pigments Ltd., Tronox LLC, Tronox Australia Sands Pty Ltd, Ticor Resources Pty Ltd, Yalgoo Minerals Pty Ltd, TiO2 Corporation Pty Ltd, Tific Pty. Ltd, Pigment Holdings Pty Ltd, Synthetic Rutile Holdings Pty Ltd and Senbar Pty Ltd are insured under the following policies:

Type of Insurance	Carrier	Policy Number	Policy Term
Industrial Special Risks	FM Global		1/5/2012 - 1/5/2013

Combined General Liability	QBE Insurance (Australia) Limited		1/5/2012 - 1/5/2013

Umbrella Liability	QBE Insurance (Australia) Limited		1/5/2012 - 1/5/2013

Excess Umbrella Liability	Vero Insurance Ltd		1/5/2012 - 1/5/2013

Directors’ & Officers’ Liability & Company Reimbursement	Chubb Insurance Company of Australia		1/5/2012 - 1/5/2013

Business Practice Protection	Specialist Underwriting Agency on behalf of Axis Specialty Australia		1/5/2012 - 1/5/2013

Motor Vehicle	CGU Insurance Limited		1/5/2012 - 1/5/2013

Corporate Travel	Accident & Health International		1/5/2012 - 1/5/2013

Excess Kidnap & Random	Liberty International Underwriting		1/5/2012 - 1/5/2013

Fidelity	Chubb Insurance Company of Australia Limited		1/5/2012 - 1/5/2013

Workers’ Compensation WA	Allianz Australian Insurance Limited		1/5/2012 - 1/5/2013

35

The Exxaro Legacy Entities are insured under the following policies:

Type of Insurance	Carrier	Policy Number	Policy Term
Assets All Risk	Exxaro Insurance Company Limited		Until 7/1/2012

SASRIA	Exxaro Insurance Company (on behalf of South African Special Risks Insurance Association)		Until 7/1/2012

Riot Wrap Around	Emerald Risk Transfer (on behalf of Santam)		Until 7/1/2012

General Public and Products Liability	Exxaro Insurance Company	S01500	Until 7/1/2012

General Public and Products Liability, 1st Umbrella Policy	Exxaro Insurance Company	B0518N110023	Until 7/1/2012

General Public and Products Liability, 2nd Umbrella Policy	Exxaro Insurance Company	B0518N110024	Until 7/1/2012

Directors & Officers Liability	Stalker Hutchinson Admiral (on behalf of Santam Limited)	F00441	Until 7/1/2012

Motor Liabilities	Stalker Hutchinson Admiral (on behalf of Santam Limited)	A0119	Until 7/1/2012

Blanket Fidelity Guarantee	Etana Insurance Company	FGA0050084	Until 7/1/2012

Aviation Liability/Hull Insurance (Rotor Wing)	Lloyd’s of London		Until 7/1/2012

Special Accident	APJ Asset Protection Jersey		Until 7/1/2012

Rehabilitation Trust	Stalker Hutchinson Admiral (on behalf of Santam)	F00444	Until 7/1/2012

Chairmans & Foundation Trust	Stalker Hutchinson Admiral (on behalf of Santam)	F02439	Until 7/1/2012

Motor Specified	Zurich Insurance Company	SA COM 4615379	Until 7/1/2012

Group Personal Accident & Dread Disease	Praesidio Risk Managers (on behalf of Lloyds)		Until 7/1/2012

36

Schedule 3.30

Location of Material Inventory

Tronox LLC 3301 NW 150th Street Oklahoma City, OK 73134

Tronox LLC 560 West Lake Mead Henderson, NV 89015 United States

Tronox LLC 40036 Tronox Road Hamilton, MS 39746 United States

ANRO WAREHOUSE 4770 Hwy 162 Hollywood, SC 29449 USA

Springs Global U.S., Inc. 205 N. White Street Fort Mill, SC 29715

CSX Transflow Warehouse 1 Exchange Street Extension Albany, NY 12205 USA

Filkins Warehouse 3 Riverview Drive Lenox Dale, MA 01242 USA

Warehouse Specialists, Inc. 2743 Thompson Creek Rd Pomona, CA 91767 USA

Bushnell Warehouse Corp. 2950 N.W. 29th Avenue Portland, OR 97210 USA

Warehouse 130 W. Edgerton Ave. Milwaukee, WI 53207 USA

37

S & J Warehouse 40935 Old Hwy 45 South Lackey, MS 39730 USA 39730

Port City Logistics 600 Expansion Blvd. Savannah, GA 31407

Rock Transfer & Storage, Inc. 130 W. Edgerton Avenue Milwaukee, WI 53207

Company	Foreign Warehouse	Address	Postal Code	City	State	Country
Tronox Pigments Ltd.	Alfons greiwing gmbh	Dubliner str 2	47229	Duisburg		DE

Tronox Pigments Ltd.	Greiwing kwinana	Dubliner str. 2	47229	Duisburg	DE	DE

Tronox Pigments Ltd.	Alfons greiwing gmbh	Dubliner str 2	47229	Duisburg		DE

Tronox Pigments Ltd.	Korea plant warehouse	303-4 sanmak-dong yang san	Na	Kyungnam		KR

Tronox Pigments Ltd.	OOCL Logistics	65 Chulia Street	49513	Singapore		SG

Tronox Pigments Ltd.	Melbourne warehouse	35-37 tullamarine park road	3043	Tullamarine	VIC	AU

Tronox Pigments Ltd.	8ocl warehouse		79906	Singapore	.	SG

Tronox Pigments Ltd.	Singapore plant warehouse	Port road, #06-31/33 jurong	619115	Singapore	.	SG

Tronox Pigments Ltd.	8sng warehouse	31 jurong port road	619115	Singapore		SG

Tronox Pigments Ltd.	Linfox Logistics (NZ) Ltd.	PO Box 36016 Moera		Wellington		NZ

Tiwest Pty Ltd	Cooljarloo Mine	Brand Highway	6507	Cataby	WA	AU

	Chandala Processing Plant	Lot M1261, Brand Highway	6501	Muchea	WA	AU

Tiwest Pty Ltd, Tronox Western Australia Pty Ltd, Yalgoo Minerals Pty Ltd	Kwinana Pigment Plant	Mason Road	6167	Kwinana	WA	AU

Tiwest Pty Lrd, Tronox Western Australia Pty Ltd		1 Brodie Hall Drive Technology Park	6102	Bentley	WA	AU

38

	Lawrenceville	Lawrenceville	Lawrenceville	Lawrenceville
Address	City	State/Prov	Zip Code	Country
400 S 13th Street	Louisville	KY	40203	US
1020 Olympic Drive	Batavia	IL	60510	US
10800 South 13	Oak Creek	WI	53154	US
14800 Emery Avenue	Cleveland	OH	44135	US
3530 Lang Road	Houston	TX	77092	US
500 Pittsburgh Avenue	McCarran	NV	89434	US
760 Pittsburgh Drive	Delaware	OH	43015	US
10 Plum Street	Verona	PA	15147	US
1377 Oak Leigh Drive	East Point	GA	30344	US
1886 Lynnbury Woods Rd	Dover	DE	19904	US
2150 West Sandlake Road	Orlando	FL	32809	US
2802 West Miller Road	Garland	TX	75041	US
6595 South Main Street	Morrow	GA	30260	US
224 Catherine Street	Fort Erie	ON	L2A 5M9	CA
725 Raco Drive	Lawrenceville	GA	30045	US
14 Industrial Park	Flora	IL	62839	US
630 E 13th Street	Andover	KS	67002	US
2325 Hollins Ferry Rd	Baltimore	MD	21230	US
404 E Mallory Avenue	Memphis	TN	38109	US
1025 Howard Street	Greensboro	NC	27403	US
145 Caldwell Drive	Cincinnati	OH	45216	US
2373 Lena Landegger Highway	Perdue Hill	AL	36478	US
1 Buckeye Road	Perry	FL	32348	US
27270 US Highway 80 West	Demopolis	AL	36732	US
Highway 4, Near Rohwer	McGehee	AR	71654	US
3131 E First Street	Maryville	MO	64468	US
2331 Carl Drive	Asheboro	NC	27203	US
Bldg 5, Unit 36 /1449 Middlesex St	Lowell	MA	1851	US
Vitalisstrasse 198-226	Koeln		50827	DE
Divisione Wood /Via Sprangaro 1	Peseggia di Scorze		30030	IT
Tyne & Wear, Felling/Stonegate Lane	Gateshead		NE10 OJY	UK
56 Rue de L’Agriculture	Monbrison		42600	FR
Woodside Dunmow/Bishops Stortford	Hertfordshire		CM23 5RG	UK
Instrie Stelz,Kirchberg/Beschichtungspulver	Wil		9500	CH
Waldhaeuser Strasse 41	Aalen		73432	DE
Ul. Wolkowyska 32	Poznan		61-132	PL

39

	Rubi Barcelona	Rubi Barcelona	Rubi Barcelona	Rubi Barcelona
Address	City	State/Prov	Zip Code	Country
Ctra.Gracia a Manresa KM 19.2	Rubi Barcelona		8191	ES
Usine de Genlis /Zi du Layer Voie Romaine	Genlis		2111110	FR
Strada Stalale 87 KM 16, 460 Stabilmento di Calvano	Calvano		80023	IT
Tweemonstraat 104	Deurne		2100	BE
Camino Romeral, S/N	Castellon		12004	ES
Estrade Nacional No 1	Albergaria-A- Velha		3850	PT
P O Box 5160	Brendale	QLD	4500	AU
9-15 Radford Road	Reservoir	VIC	3073	AU
Philip Highway	Elizabeth	Adelaide	5112	AU
25 King Edward Road	Osborne Park	WA	6017	AU
CNR Johnstone & South Pine Road	Brendale	QLD	4500	AU
35 Alfred Road	Chipping Norton	NSW	2170	AU
15-21 Nukuwatu Street	Lami			Fiji
Aircorps Road	Lae		411	PG
137 Diana Drive	Auckland		622	NZ
25 Euston Street	Rydalmere	NSW	2701	AU
1404 Lowell Street	Elyria	OH	44035	US
4403 A Pasadena Freeway (Highway 225W)	Pasadena	TX	77051	US
3100 North 35th Street	Terra Haute	IN	47803	US
6595 South Main Street	Morrow	GA	30260	US
11700 S. Cottage Grove	Chicago	IL	60628	US
404 East Mallory Ave	Memphis	TN	38109	US
224 Catherine Street	Fort Erie	ON	L2A 5M9	Canada

All locations described on Schedule 3.09 are incorporated herein by reference.

40

Schedule 4.01(g)

Local Counsel

1.	King & Wood Mallesons, Australian counsel to the Administrative Agent.

2.	Skadden, Arps, Slate, Meagher & Flom LLP (London), UK counsel to the Administrative Agent.

3.	Harry B. Sands, Lobosky and Co. (“HBS”), Bahamian counsel to the Administrative Agent.

41

Schedule 4.01(n)(vi)

Landlord Access Agreements

None.

42

Schedule 5.14

Post-Closing Matters

1.	On or before the third Business Day following the Closing Date (or such later date as may be agreed by the Administrative Agent in its discretion), the Administrative Borrower shall have delivered or caused to be delivered to the Administrative Agent a fully executed and assembled certificate of Tronox Pigment Ltd. in compliance with the requirements of Section 4.01(b) of the Credit Agreement (or electronic copies of same).

2.	On or before the third Business Day following the Closing Date (or such later date as may be agreed by the Administrative Agent in its discretion), the Administrative Borrower shall have provided evidence to the Administrative Agent that the Term Loan Agent or its appointed designee is in possession of (1) a stock power, endorsed in blank, with respect to the stock certificate #1 Issued by Tronox Incorporated to Tronox US Holdings Inc. and (2) a stock certificate and accompanying stock power, endorsed in blank, with respect to the equity ownership of Triple S Refining Corporation by Tronox Incorporated.

43

Schedule 6.01(i)

Certain Indebtedness

1.	See Exhibit 6.01A (Sureties).

2.	Guaranty made as of March 21, 2006 by Tronox Incorporated in favor of ARI Fleet LT, in connection with that certain l Lease and Fleet Management Services Agreement dated as of March 21, 2006 between ARI Fleet LT and Automotive Rentals, Inc. and Tronox LLC for the lease of vehicles.

3.	To the extent constituting Indebtedness, the obligations of Tronox Pigments Ltd. (“TPL”) in favor of Yalgoo Minerals Pty Ltd. (“Yalgoo”) pursuant to the Amended and Restated Supply Agreement dated as of December 17, 2008 between TPL and Yalgoo.

4.	Deed of Cross Charge between Yalgoo Minerals Pty Ltd, Senbar Holdings Pty Ltd, KMCC Western Australia Pty. Ltd.*, Cooljarloo Management Services Pty Ltd and KMM Australia International Pty Ltd, dated March 26, 1991.

5.	Deed of Guarantee and Indemnity between Minproc Chemical Company Pty Ltd, Minproc Holdings Limited, TIO2 Corporation N.L., KMCC Western Australia Pty. Ltd.*, Kerr-McGee Chemical Corporation and Yalgoo Minerals Pty. Ltd., dated as of March 17, 1989.

6.	Deed of Guarantee and Indemnity between Kerr-McGee Chemical Corporation, TIO2 Corporation N.L., Yalgoo Minerals Pty Ltd and KMCC Western Australia Pty. Ltd.*, dated as of March 17, 1989.

7.	Cooljarloo Mining Joint Venture Deed of Cross Charge between Yalgoo Minerals Pty Ltd, Senbar Holdings Pty Ltd, KMCC Western Australia Pty. Ltd., Cooljarloo Management Services Pty Ltd and KMM Australia International Pty Ltd, dated November 3, 1988 as amended by Amending Deed to the Cooljarloo Mining Joint Venture Deed of Cross Charge between Yalgoo Minerals Pty Ltd, Senbar Holdings Pty Ltd, KMCC Western Australia Pty. Ltd.*, Cooljarloo Management Services Pty Ltd and Tiwest Pty Ltd, dated March 26, 1991.

8.	Processing Joint Venture Deed of Cross Charge between Yalgoo Minerals Pty Ltd, Synthetic Rutile Holdings Pty Ltd, Pigment Holdings Pty Ltd, KMCC Western Australia Pty. Ltd.*, Cooljarloo Management Services Pty Ltd and KMM Australia International Pty Ltd, dated November 3, 1988, as amended by Amending Deed to the Processing Joint Venture Deed of Cross Charge between Yalgoo Minerals Pty Ltd, Synthetic Rutile Holdings Pty Ltd, Pigment Holdings Pty Ltd, KMCC Western Australia Pty. Ltd., Cooljarloo Management Services Pty Ltd and Tiwest Pty. Ltd., dated March 26, 1991 and Deed of Variation of Cross Charge between Yalgoo Minerals Pty Ltd., Synthetic Rutile Holdings Pty Ltd., Pigment Holdings Pty Ltd., Tronox Western Australia Pty Ltd., and Tiwest Pty Ltd, dated July 23, 2008.

*	KMCC Western Australia Pty. Ltd. is now known as Tronox Western Australia Pty. Ltd.

44

9.	To the extent constituting Indebtedness, the obligations of Foreign Subsidiaries under existing lease agreements.

10.	Indebtedness under the following lease agreements:

a.	DSA Coating Lease Agreement between Eltech Systems Corporation and Tronox LLC (f/k/a Kerr-McGee Chemical LLC), dated as of October 28, 2004.

b.	Equipment Lease executed January 17, 2008 between Pitney Bowes and Tronox LLC.

c.	Leases set forth on Exhibit 6.01(i)(B) (Henderson Leases).

11.	Capital lease obligation to Verve for the purchase of the Kwinana Cogeneration plant with outstanding balance of A$11,550,000 as of May 31, 2012.

12.	Exxaro Holdings (Australia) Pty Ltd – Redeemable Preference Shares – A$226m

13.	Indebtedness in connection with the letters of credit specified on Schedule 6.01(q) which is hereby incorporated by reference.

45

EXHIBIT 6.01A to SCHEDULE 6.01(i)

Bond Number(s)	Principal(s)	Individual Surety Liability Amount (USD unless specified)	Bond Type	Bond Description	State Of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Accumulated Premium for the Term (USD unless specified)	Surety(s)
110705001	TRONOX LLC	$60,000.00	United States Customs		OK, USA	DEPARTMENT OF THE TREASURY UNITED STATES CUSTOMS SERVICES	8/2/2011	8/2/2012	$310.80	Liberty Mutual Insurance Company
2971100-2457	TRONOX LLC (as KERR-MCGEE CHEMICAL LLC)	$220,000.00	Self Insurer Workers Compensation		CA, USA	STATE OF CALIFORNIA	5/1/2011	5/1/2012	$1,276.00	SAFECO Insurance Company of America
2971100-2536	TRONOX WORLDWIDE LLC (as successor to KERR-MCGEE COAL CORPORATION)	$3,425,000.00	Self Insurer Workers Compensation		IL, USA	INDUSTRIAL COMMISSION OF ILLINOIS	10/1/2011	10/1/2012	$19,865.00	SAFECO Insurance Company of America
2971100-2602	TRONOX LLC (as KERR-MCGEE CHEMICAL LLC)	$577,886.00	Self Insurer Workers Compensation		NM, USA	DIRECTOR OF THE NEW MEXICO WORKERS’ COMPENSATION ADMINISTRATION	3/10/2011	3/10/2012	$3,352.00	SAFECO Insurance Company of America
2971100-2676	TRONOX LLC (as KERR-MCGEE CHEMICAL LLC)	$38,250.00	Mine Closure/ Post Closure	RECLAMATION	MS, USA	MISSISSIPPI DEPARTMENT OF ENVIRONMENTAL QUALITY	3/30/2011	3/30/2012	$198.00	SAFECO Insurance Company of America
2971100-2677	TRONOX LLC (as KERR-MCGEE CHEMICAL LLC)	$50,000.00	Oil and Gas Lease	CRUDUP NO. 1, MCKINLEY FIELD, MONROE COUNTY; API ID 23-095-20306	MS, USA	MISSISSIPPI STATE OIL AND GAS BOARD	4/14/2011	4/14/2012	$259.00	SAFECO Insurance Company of America

46

Bond Number(s)	Principal(s)	Individual Surety Liability Amount (USD unless specified)	Bond Type	Bond Description	State Of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Accumulated Premium for the Term (USD unless specified)	Surety(s)
2971100- 2685	TRONOX PIGMENTS (SAVANNAH), INC. (as KERR-MCGEE PIGMENTS (SAVANNAH), INC.)	$270,000.00	Self Insurer Workers Compensation	BOND REQUIRED OF EMPLOYER TO OPERATE AS SELF- INSURER	GA, USA	GA STATE BOARD OF WORKERS’ COMP, SELF INSUR GUARANTY TRUST FUND	3/20/2011	3/20/2012	$1,566.00	SAFECO Insurance Company of America
6375666	TRONOX LLC	$406,214.94	Utility Payment		NV, USA	COLORADO RIVER COMMISSION - NEVADA	12/16/2010	12/16/2011	$2,104	SAFECO Insurance Company of America
6393361	TRONOX, LLC.	$500.00	Sales Tax		NV, USA	NEVADA DEPARTMENT OF TAXATION	1/13/2011	1/13/2012	$100.00	SAFECO Insurance Company of America
6393410	TRONOX LLC	$110,000.00	Self Insurer Workers Compensation		NV, USA	STATE OF NEVADA LABOR COMMISSIONER	2/16/2011	2/16/2012	$858.00	SAFECO Insurance Company of America
6393416-0000	TRONOX INCORPORATED	$1,050,000.00	Self Insurer Workers Compensation		OK, USA	STATE OF OKLAHOMA, WORKERS COMPENSATION COURT	3/2/2011	3/2/2012	$6,090.00	SAFECO Insurance Company of America
6411385-0000	TRONOX LLC	$31,183.64	Utility Payment	ELECTRIC POWER AND / OR STEAM HEAT	AL, USA	ALABAMA POWER COMPANY	9/16/2011	9/16/2012	$162.00	SAFECO Insurance Company of America
6411407	TRONOX LLC	$15,000.00	Utility Payment		OK, USA	CITY OF OKLAHOMA, UTILITIES DIVISION	11/8/2011	11/8/2012	$100.00	SAFECO Insurance Company of America

47

Bond Number(s)	Principal(s)	Individual Surety Liability Amount (USD unless specified)	Bond Type	Bond Description	State Of Obligation	Obligee(s)	Bond Effective Date	Bond Expiration Date	Accumulated Premium for the Term (USD unless specified)	Surety(s)
022005428	TRONOX LLC (CANADA)	CAD 5,000.00	Non-Resident Goods & Services Tax Bond (Canadian)		CN, CAN	HER MAJESTY THE QUEEN IN RIGHT OF CANADA, MINISTER OF NATIONAL REVENUE OF CANADA	4/19/2011	4/19/2012	CAD 120.00	The Guarantee Company of North America
13	Total:	$5,852,819.64						Total:	$34,256.80

48

Exhibit 6.01(B)

Henderson Leases

HENDERSON PLANT LEASE COMMITMENTS

Location	Unit Type	Lease Company	Manufacturer	Model Number	Serial Number	Lease Period	Monthly Lease	Annual Costs	Total Commitment
Administration	Copier	Lease Direct	Ricoh	5500MP	L8075500102	36 months	$420.91	$5,050.92	$15,152.76
Purchasing	Copier	Lease Direct	Ricoh	3025	K8565201818	36 months	$213.64	$2,563.63	$7,690.89
Engineering	Copier	Lease Direct	Ricoh	3260C	5960400069	36 months	$739.57	$8,874.89	$26,624.68
ER	Mailing Mach.	Pitney Bowes	Pitney Bowes	SFXF	2172272	51 months	$128.67	$1,544.00	$6,562.00
	Mailing Mach.	Pitney Bowes	Pitney Bowes	F95A	—

Total Henderson Plant							$1,502.79	$18,033.44	$6,562.00

49

Schedule 6.01(q)

Certain Letters of Credit

Entity	Issuing Bank	Beneficiary	Maturity Date	Country	Purpose	USD Equivalent
Tronox Worldwide LLC	JPMorgan	Citibank NY support German Workers Union Guaranty (€ 424,600)	1-May-13	US	Uerdingen Severance		$526,673.84
Tiwest Pty Ltd	Westpac	Minister for Mining Act of 1978	N/A	AU	Performance		$14,186.00
Tiwest Pty Ltd	Westpac	Minister for Mining Act of 1978	N/A	AU	Performance	A$	93,000
Tiwest Pty Ltd	Westpac	Independent Market Operator (IMO)	N/A	AU	Performance	A$	150,897
Tiwest Pty Ltd	Westpac	Synergy	31 Mar 15		Supplier payment security	A$	1,600,000
Tiwest Pty Ltd	Westpac	Synergy	31 Mar 15		Supplier payment security	A$	1,000,000
Tronox Worldwide LLC	JPMorgan	Republic Insurance Company	3-Jul-12	US	Workers Comp		$150,000.00
Tronox Incorporated	Wells Fargo	Liberty Mutual Insurance Company	6-Jun-13	US	Collateral for surety		$5,945,659.80
Tronox Incorporated	Wells Fargo	ACE American Insurance Company	6-Jun-13	US	Workers Comp		$2,785,052.00
Tronox LLC	Wells Fargo	US Bank	17-Jun-13	US	Performance - freight		$2,500,000.00
Tronox LLC	Wells Fargo	Tennessee Gas Pipeline Company	16-Jun-13	US	Performance - NG		$378,000.00
Tronox Incorporated	Wells Fargo	AIU Insurance Co.	6-Jul-12	US	GL / AL / WC		$4,800,500.00
Tronox LLC	Wells Fargo	Colorado River Commission	28-Dec-12	US	Performance - Elec		$440,232.49
Tronox LLC	Wells Fargo	Tennessee Valley Authority	2-Feb-13	US	Performance - Elec		$8,700,000.00
Tronox LLC	Wells Fargo	One Stamford Plaza Owner LLC	2-Apr-13	US	Lease Security Deposit		$624,335.00
Tronox Worldwide LLC	Wells Fargo	The Royal Bank of Scotland (€2,500,000)	26-Mar-13	US	Collateral for Portugal LC		$3,139,750.00

50

Schedule 6.02(l)

Certain Liens

None.

51

Schedule 6.03

Certain Negative Pledges

None.

52

Schedule 6.05

Certain Restrictions on Subsidiary Distributions

None.

53

Schedule 6.06(i)

Certain Investments as of the Closing Date

1.	To the extent constituting Investments, the Investments specified on Schedule 6.01(i), which are incorporated herein by reference.

2.	Tronox Western Australia Pty Ltd.’s 50% interest in the Jurien (Exploration) Joint Venture.

3.	Loan from Exxaro Australia Sands Pty Ltd to Exxaro Resources Ltd (South Africa) of AUD 2,546,139.

54

Schedule 6.08

Certain Asset Sales

None.

55

Schedule 6.11

Certain Affiliate Transactions

1.	Administrative, corporate and marketing costs for the operation of offices and maintenance of business activities incurred by one entity which benefit all entities and are allocated and billed based upon a transfer pricing methodology created by Ernst & Young. Such selling, generating and administrative costs (SG&A) are incurred and allocated from Tronox LLC and Tronox Incorporated to all the other Subsidiaries, primarily Tronox Pigments Ltd., Tronox Western Australia Pty Ltd., Botlek and Tronox Pigments (Singapore) Pte Ltd. based upon such transfer pricing methodology. SG&A costs are also allocated from Tronox Western Australia Pty Ltd. to Tronox Pigments Ltd. and from Tronox Pigments (Singapore) Pte Ltd. to Tronox Pigments Ltd.

2.	Trademark License Agreement between Tronox Worldwide LLC and Tronox Pigments (Holland) B.V.

3.	Technology License Agreement dated as of January 1, 2009 between Tronox LLC and Tronox Pigments (Holland) B.V.

4.	Supply Agreement between Tronox Pigments (Holland) B.V. and Tronox Pigments Ltd., dated April 1, 2008.

5.	Supply Agreement between Tronox Pigments (Holland) B.V. and Tronox LLC, dated April 1, 2008.

6.	Supply Agreement between Tronox Western Australia Pty Ltd. and Tronox Pigments Ltd., dated April 1, 2003.

7.	Research and development costs with the Tiwest joint venture and reimbursed to Tronox LLC by the Tiwest joint venture.

8.	Interest on intercompany indebtedness and cash advances permitted pursuant to Sections 6.01 and 6.06.

56

Schedule 6.19

Post-Acquisition Loan Parties

1.	Tronox Incorporated

2.	Tronox Worldwide LLC

3.	Triple S Refining Corporation

4.	Southwestern Refining Company, Inc.

5.	Tronox LLC

6.	Tronox Holdings, Inc.

7.	Tronox Limited.

8.	Tronox Pigments Ltd

9.	Tronox US Holdings Inc.

10.	Tronox Australia Holdings Pty Limited

11.	Tronox Australia Pigments Holdings Pty Limited

12.	Tronox Pigments Australia Holdings Pty Limited

13.	Tronox Pigments Australia Pty Limited

14.	Tronox Pigments Western Australia Pty Limited

15.	Tronox Global Holdings Pty Limited

16.	Tronox Sands Holdings Pty Limited

17.	Tronox International Finance LLP

18.	Tronox Western Australia Pty Ltd

19.	Tiwest Pty Ltd

20.	Tronox Investments (Australia) Pty Ltd. f/k/a Exxaro Investments (Australia) Pty Ltd

21.	Tronox Holdings (Australia) Pty Ltd Exxaro Holdings (Australia) Pty Ltd

22.	Tronox Australia Sands Pty Ltd Exxaro Australia Sands Pty Ltd

23.	Ticor Resources Pty Ltd

24.	Ticor Finance (A.C.T.) Pty Ltd

25.	TiO2 Corporation Pty Ltd

26.	Tific Pty. Ltd

27.	Yalgoo Minerals Pty. Ltd

28.	Tiwest Sales Pty Ltd

29.	Senbar Holdings Pty Ltd

30.	Synthetic Rutile Holdings Pty Ltd

31.	Pigment Holdings Pty Ltd

57

EXHIBIT A

[Form of]

ADMINISTRATIVE QUESTIONNAIRE

[BORROWER]

Agent Address:	UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901	Return form to: [Daniel Goldenberg] Telephone: [(203) 719-3000] Facsimile: [(203) 719-4176] E-mail: [daniel.goldenberg@ubs.com]

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

•	Signing Credit Agreement	☐	Yes	☐	No

•	Coming in via Assignment	☐	Yes	☐	No

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Domestic Address	Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

	Primary Credit Contact	Secondary Credit Contact

Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

	Bid Contact	L/C Contact

Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Lender’s Foreign Wire Instructions

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:
Agent’s Wire Instructions
[The Agent’s wire instructions will be disclosed at the time of closing.]
Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non- U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a Lender under the Credit Agreement. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT B

[Form of]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participations in any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]
[and is a professional market company][2]

3.	Borrower(s):

[1]	Select as applicable.

[2]	Select as applicable.

4.	Administrative Agent: UBS AG, Stamford Branch, as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Revolving Syndicated Facility Agreement, dated as of [ ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”).

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
Revolving Loans	$	$	%

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

[ADMINISTRATIVE BORROWER]5

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as Administrative Agent and Issuing Bank

By:
Name:
Title:

By:
Name:
Title:

[4]	This date may not be fewer than 5 Business Days after the date of assignment unless the Administrative Agent otherwise agrees.

[5]	To be completed to the extent consent is required under Section 10.04(b).

UBS LOAN FINANCE LLC, as Swingline Lender

By:
Name:
Title:

By:
Name:
Title:

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 4.01(e) or 5.01 thereof, as applicable, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement, (viii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (ix) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (including by facsimile and other electronic transmission), which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

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EXHIBIT C

[Form of]

BORROWING REQUEST

UBS AG, Stamford Branch,

as Administrative Agent for

the Lenders referred to below,

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: [            ]

Re: [Borrower]

[Date]

Ladies and Gentlemen:

Reference is made to the Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The Administrative Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Class of Borrowing	[U.S. Revolving Borrowing] [Australian Revolving Borrowing] [Dutch Revolving Borrowing] [Swingline Loan]
(B) Principal amount of Borrowing[6]

(C) Date of Borrowing (which is a Business Day)

(D) Type of Borrowing	[ABR] [7] [Eurodollar]

(E) Interest Period and the last day thereof[8]

(F) Funds are requested to be disbursed to the applicable Borrower’s account with UBS AG, Stamford Branch.	Applicable Borrower ________________________________ Account No. ______________________________________

(G) Approved Currency	[dollars] [euros]

The Administrative Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b) and (c) of the Credit Agreement will be satisfied as of proposed date of the borrowing.

[Signature Page Follows]

[6]	ABR and Eurodollar Loans must be in an amount that is at least $5,000,000 and an integral multiple of $1,000,000 or equal to the remaining available balance of the applicable Commitments.

[7]	Only available for Dollar Denominated Loans and which shall be ABR for Swingline Loans and for all Loans on the Closing Date.

[8]	Shall be subject to the definition of “Interest Period” in the Credit Agreement and applicable only for Eurodollar Revolving Loans.

[ ], as
the Administrative Borrower

By:
Name: Title: [Responsible Officer]

EXHIBIT D

[Form of]

COMPLIANCE CERTIFICATE

Reference is made to that certain Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

I, [                    ], the [Financial Officer] of [                            ] (in such capacity and not in my individual capacity), hereby certify that:

A. no Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate;9

B. attached hereto as Schedule 1 are detailed calculations10 setting forth computations in reasonable detail satisfactory to the Administrative Agent calculating the Consolidated Fixed Charge Coverage Ratio (whether or not a Covenant Testing Period exists) [.Holdings is in compliance Section 6.07 of the Credit Agreement as of the date hereof]11;

[9]

If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the correction action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

[10]

Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components and calculations.

[11]	To be included during a Covenant Testing Period.

C. attached hereto as Schedule 2 is a reconciliation of Consolidated EBITDA to the net income set forth on the statement of income; and

[D. Attached hereto as Schedule 3 is the report of [Grant Thornton LLP.]] 12

[12]	To accompany annual financial statements only beginning with the Fiscal Year ending December 31, 2012.

[            ] has caused this Compliance Certificate to be executed and delivered by its [Financial Officer] as of the date first written above.

[ ]

By:
Name: Title: [Financial Officer]

SCHEDULE 1

Financial Covenant

Consolidated Fixed Charge Coverage Ratio: the ratio of (a) the sum of (i) Consolidated Adjusted EBITDA minus (ii) the aggregate amount of Consolidated Capital Expenditures (other than financed with the incurrence of Indebtedness (other than Loans or loans under the Term Loan Agreement)) to (b) Consolidated Fixed Charges

(a) Consolidated Adjusted EBITDA for the four quarter period ended [ ], 20[ ], less

Consolidated Capital Expenditures for such period (other than financed with the incurrence of Indebtedness (other than Loans or loans under the Term Loan Agreement)

(b) Consolidated Fixed Charges:

consolidated interest expense for such period of Holdings and its Subsidiaries (calculated in accordance with GAAP) paid or payable in cash, minus, the total consolidated interest income of the Companies for such period, minus, any one-time financing fees to the extent included in consolidated interest expense for such period (provided the foregoing shall be calculated after giving effect to net payments, if any, made and received pursuant to interest rate Hedging Agreements with to respect to Indebtedness);

all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period);

the principal amount of all scheduled amortization payments on all Indebtedness paid or payable in cash (including the principal component of all Capital Lease Obligations, but excluding (i) such amortization payments on Indebtedness incurred to finance Capital Expenditures included in clause (a) of the definition of “Consolidated Fixed Charge Coverage Ratio” in such period or any prior period) of Holdings and its Subsidiaries for such period (as determined on the first day of the respective period and after giving effect to any reduction thereof due to mandatory or permitted prepayments on such Indebtedness) and (ii) for the avoidance of doubt, any principal payments at final maturity made with identifiable proceeds of Indebtedness or equity to the extent such Indebtedness or equity was incurred to refinance, replace or refund the entire outstanding principal amount of such Indebtedness;

the product of (i) all cash dividend payments on any series of Disqualified Capital Stock of Holdings or any of its Subsidiaries (other than dividend payments to any Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal;

the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Holdings or any of its Subsidiaries (other than dividend payments to any Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal; and

the aggregate amount of Restricted Junior Payments made in cash pursuant to Section 6.04(b) and (c) of the Credit Agreement during such period (but excluding Restricted Junior Payments to the extent funded by an issuance by the Borrowers of Indebtedness permitted under Section 6.01 of the Credit Agreement, the issuance of Equity Interests or capital contributions to the Borrowers).

Consolidated Adjusted EBITDA to Consolidated Fixed Charges	[ ]:1.00

Covenant Requirement	Greater than or equal to 1.00:1.00

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EXHIBIT E

[Form of]

INTEREST ELECTION REQUEST

UBS AG, Stamford Branch,

as Administrative Agent

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: [            ]

[Date]

Re: [Borrower]

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.08(b) of the Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Administrative Borrower hereby requests that on [            ]13 (the “Interest Election Date”),

[1][3]

Shall be a Business Day that is (a) the date hereof in the case of a conversion into ABR Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 9:00 a.m., New York City time on the date hereof, otherwise the Business Day following the date of delivery hereof, and (b) three Business Days following the date hereof in the case of a conversion into/continuation of Eurodollar Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 11:00 a.m. New York City time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof, in each case.

1.	$[ ] of the presently outstanding principal amount of the Loans originally made on [ ],

2.	and all presently being maintained as [ABR Loans] [Eurodollar Loans],

3.	be [converted into] [continued as],

4.	[Eurodollar Loans having an Interest Period of [one/two/three/six[/nine/twelve][1][4] months] [ABR Loans].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement);

(b) no Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

[Signature Page Follows]

[1][4]	If agreed to by all Lenders.

The Administrative Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

[ ], as the Administrative Borrower

By:
Name: Title:

EXHIBIT F

[Form of]

JOINDER AGREEMENT

Reference is made to the Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit to or for the benefit of Borrower;

WHEREAS, pursuant to Section 5.10 of the Credit Agreement, (i) each Subsidiary (other than an Exempt Entity) that was not in existence on the date of the Credit Agreement and (ii) each Exempt Entity that has ceased to be an Exempt Entity is required to become a Guarantor under the Credit Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement in order to induce the Lenders to make additional Revolving Loans and the Issuing Bank to issue Letters of Credit and as consideration for the Loans previously made and Letters of Credit previously issued.

NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:

1. Guarantee. In accordance with Section 5.10 of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor.

2. Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to [each of] the schedules to the Credit Agreement applicable to it.

3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 10.01 of the Credit Agreement.

7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Note: Schedules to be attached.]

EXHIBIT G

[Form of]

LANDLORD ACCESS AGREEMENT

[Provided under separate cover.]

G-1

EXHIBIT G

LANDLORD ACCESS AGREEMENT

THIS LANDLORD ACCESS AGREEMENT (this “Agreement”) is made and entered into as of [            ], by and between [                    ], having an office at [                            ] (the “Landlord”) and UBS AG, Stamford Branch, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties under the Credit Agreement (as hereinafter defined).

R E C I T A L S :

A. The Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the “Real Property”).

B. The Landlord has leased all or a portion of the Real Property (the “Leased Premises”) to [            ] (the “Lessee”) pursuant to a certain lease agreement or agreements described in Schedule B attached hereto (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”).

C. The Lessee and the Collateral Agent, among others, are entering into a Credit Agreement, dated as of [                    ], 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement;” capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), by and among the Lessee, the other Borrowers and Guarantors party thereto, the several lenders and financial institutions from time to time parties thereto (the “Lenders”), the Collateral Agent, UBS AG, Stamford Branch, as Administrative Agent, and [            ] as Co-Collateral Agent pursuant to which the Lenders have agreed to make certain loans to the Borrowers (collectively, the “Loans”).

D. Pursuant to the Security Agreement (the “Security Agreement,” and together with the Credit Agreement and the other documents evidencing and securing the Loans, collectively, the “Loan Documents”), dated as of [                    ], 2012, by the Borrowers, the Lessee and the other Grantors (as defined in the Security Agreement) party thereto in favor of the Collateral Agent, the Collateral Agent (for its benefit and the benefit of the Secured Parties) has a security interest in and lien upon all of the Lessee’s personal property, inventory, accounts, goods, machinery, equipment, furniture and fixtures (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the “Personal Property”).

E. Pursuant to the Credit Agreement and the Security Agreement, the Administrative Agent and the Collateral Agent have requested that the Landlord execute this Agreement.

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A G R E E M E N T :

NOW, THEREFORE, for and in consideration of the Leased Premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord hereby represents, warrants, covenants and agrees with and in favor of the Collateral Agent, as follows:

1. The Landlord certifies that (i) the Landlord is the landlord under the Lease described in Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto and (iii) the Landlord is not aware of any existing default under the Lease.

2. The Landlord agrees that the Personal Property is and will remain personal property and not fixtures even though it may be affixed to or placed on the Leased Premises. The Landlord acknowledges the validity of the Collateral Agent’s lien on the Personal Property and waives any interest in the Personal Property and agrees not to levy or distrain upon any Personal Property or to claim or assert any lien, right or other claim against any Personal Property for any reason. The Landlord further agrees that the Collateral Agent has the right to remove the Personal Property from the Leased Premises at any time in accordance with the terms of the Loan Documents; provided that the Collateral Agent shall repair, or reimburse the Landlord for, any physical damage actually caused by such removal (ordinary wear and tear excluded). The Landlord further agrees that it will not hinder the Collateral Agent’s actions in removing Personal Property from the Leased Premises or the Collateral Agent’s actions in otherwise enforcing its security interest in the Personal Property. The Collateral Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal or for any other matter except as specifically set forth herein. The Landlord acknowledges that the Collateral Agent shall have no obligation to remove or dispose of any of the Personal Property or other property of Lessee from the Leased Premises. The Landlord agrees that the Personal Property may be inspected and evaluated by the Collateral Agent or its designee, without necessity of court order, at any time without payment of any fee.

3. The Landlord acknowledges and agrees that Lessee’s granting of a security interest in the Personal Property in favor of the Collateral Agent (for the benefit of the Secured Parties) shall not constitute a default under the Lease nor permit the Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by the Landlord and the Landlord hereby expressly consents to the granting of such security interest and agrees that such security interest shall be superior to any lien of the Landlord (statutory or otherwise) in the Personal Property.

4. The Landlord agrees to give notice to the Collateral Agent of the occurrence of any default by the Lessee under the Lease resulting in termination of the Lease (a “Default Notice”) and agrees to permit the Collateral Agent to cure any such default within 15 days of the Collateral Agent’s receipt of such Default Notice, but neither the Collateral Agent nor any Lender shall be under any obligation to cure any default by the Lessee under the Lease. No action by the Collateral Agent or any Lender pursuant to this Agreement shall be deemed to

2

be an assumption by the Collateral Agent or the Lenders of any obligation under the Lease, and except as expressly provided in paragraphs 2 and 5 herein, the Collateral Agent shall not have any obligation to the Landlord.

5. In the event of default by the Lessee in the payment or performance of the Obligations under the Loan Documents or if the Landlord takes possession of the Leased Premises for any reason, including because of termination of the Lease (each a “Disposition Event”), the Landlord agrees that, at the Collateral Agent’s option, the Personal Property may remain upon the Leased Premises for a period not to exceed 180 days (the “Disposition Period”) after (a) the Collateral Agent takes possession of the Leased Premises or (b) receipt by the Collateral Agent of a Default Notice; provided that the Collateral Agent pays rent on a per diem basis for the period of time the Collateral Agent remains on the Leased Premises, based upon the amount of rent set forth in the Lease. If any injunction or stay is issued (including an automatic stay due to a bankruptcy proceeding) that prohibits the Collateral Agent from removing the Personal Property, commencement of the Disposition Period shall be deferred until such injunction or stay is lifted or removed.

6. During any Disposition Period, the Collateral Agent, or its designee may, without necessity of court order, (a) enter upon the Leased Premises at any time to inspect or remove all or any Personal Property from the Leased Premises without interference by the Landlord, and the Collateral Agent or its designee may sell, transfer, or otherwise dispose of that Personal Property free of all liens, claims, demands, rights and interests that the Landlord may have in that Personal Property by law or agreement, including, without limitation, by public auction or private sale (and the Collateral Agent may advertise and conduct such auction or sale at the Leased Premises, and shall use reasonable efforts to notify the Landlord of its intention to hold any such auction or sale), in each case, without interference by the Landlord and (b) shall make the Leased Premises available for inspection by the Landlord and prospective tenants and shall cooperate in the Landlord’s reasonable efforts to re-lease the Leased Premises.

7. If any order or injunction is issued or stay granted which prohibits the Collateral Agent from exercising any of its rights hereunder, then, at the option of the Collateral Agent, the Disposition Period shall be stayed during the period of such prohibition and shall continue thereafter for the greater of (a) the number of days remaining in the Disposition Period or (b) ninety (90) days.

8. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Landlord (including, without limitation, any successor owner of the Real Property) and the Collateral Agent. The Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to the Landlord’s interest in the Leased Premises. The person signing this Agreement on behalf of the Landlord represents to the Agent that he/she has the authority to do so on behalf of the Landlord.

9. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party) complying as to delivery with the terms of this Section 9 by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

3

10. Without affecting the validity of this Agreement, any of the Obligations may be extended, amended, or otherwise modified without the consent of the Landlord and without giving notice thereof to the Landlord. The provisions of this Agreement shall continue in effect until the Landlord shall have received Collateral Agent’s written certification that the Loans have been paid in full and all of the Borrowers’ other Obligations under the Credit Agreement and the other Loan Documents have been satisfied.

11. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA (INCLUDING THE BANKRUPTCY CODE).

12. The Landlord agrees to execute, acknowledge and deliver such further instruments as the Collateral Agent may reasonably request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord access agreement in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.

13. WAIVER OF SPECIAL DAMAGES. THE LANDLORD WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE LANDLORD MAY HAVE TO CLAIM OR RECOVER FROM THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

14. JURY WAIVER. THE LANDLORD AND THE COLLATERAL AGENT HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THE LANDLORD AND THE COLLATERAL AGENT IN ANY WAY RELATED TO THIS AGREEMENT.

4

IN WITNESS WHEREOF, the Landlord and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

,
as Landlord
By:
Name:
Title:
,
as Collateral Agent
By:
Name:
Title:

Schedule A

Description of Real Property

Schedule B

Description of Lease

Lessor	Lessee	Dated	Modification	Location/ Property Address

EXHIBIT H

[Form of]

LC REQUEST [AMENDMENT]

Dated (1 5)

UBS AG, Stamford Branch, as Administrative Agent under the Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”).

Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Daniel Goldenberg

F: 203-719-4176

daniel.goldenberg@ubs.com

Ladies and Gentlemen:

We hereby request that [name of proposed Issuing Bank], as Issuing Bank under the Credit Agreement, [issue] [amend] [renew] [extend] [a] [an existing] [Standby] [Commercial]

[1][5]	Date of LC Request.

Letter of Credit for the account of the undersigned(16) on (17) (the “Date of [Issuance] [Amendment] [Renewal] [Extension]”) in the aggregate stated amount of (18). [Such Letter of Credit was originally issued on [date].] The requested Letter of Credit [shall be] [is] denominated in [dollars] [euros].

For purposes of this LC Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit [will be] [is] (19), and such Letter of Credit [will be] [is] in support of (20) and [will have] [has] a stated expiration date of (21). [Describe the nature of the amendment, renewal or extension.]

We hereby certify that:

(1) Each of Borrower and each other Loan Party is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, as of today and at the time of and immediately after giving effect to the [issuance] [amendment] [renewal] [extension] of the Letter of Credit requested herein, no Default has or will have occurred and be continuing.

(2) Each of the representations and warranties made by any Loan Party set forth in any Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of today’s date and with the same effect as though made on and as of today’s date, except to the extent such representations and warranties expressly relate to an earlier date.

[1][6]

Note that if the LC Request is for the account of a Subsidiary of a Borrower, such Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account or in favor of any Subsidiary.

[17]

Date of Issuance [Amendment] [Renewal] [Extension] which shall be at least three Business Days after the date of this LC Request, if this LC Request is delivered to the Issuing Bank by 1:00 p.m., New York City time (or such shorter period as is acceptable to the Issuing Bank).

[18]	Aggregate initial stated amount of Letter of Credit.

[19]	Insert name and address of beneficiary.

[20]

Insert description of the obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Commercial Letters of Credit.

[21]

Insert last date upon which drafts may be presented which shall be at or prior to the close of business on the earlier of (A) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date, (B) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date and (C) in the case of an Auto-Renewal Letter of Credit, the Letter of Credit Expiration Date.

(3) After giving effect to the request herein, (i) the LC Exposure will not exceed the LC Commitment and (ii) the total Revolving Exposures will not exceed the the total Revolving Commitments.

Copies of (i) the documents to be presented by the beneficiary in connection with any drawing, (ii) the full text of any certificate to be presented by such beneficiary in connection with any drawing and (iii) all other documentation as the Issuing Bank may reasonably require with respect to the supported transaction are attached hereto.

[ ], as
the Administrative Borrower

By:
Name:
Title:

EXHIBIT I

[Form of]

LENDER ADDENDUM

Reference is made to the Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.15 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this day of [            ], 20[    ].

,[22]
as a Lender [Please type legal name of Lender above]

By:
Name:
Title:

[If second signature is necessary:]

By:
Name:
Title:

[22]	Use this form of signature page if there is a syndicate of lenders to avoid having to keep track of correct legal names.

Accepted and agreed:

[BORROWERS]

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

COMMITMENTS AND NOTICE ADDRESS

1. Name of Lender:
Notice Address:

Attention:
Telephone:
Facsimile:

Facsimile:

2. Commitment:

EXHIBIT J

[Intentionally omitted]

J-1

EXHIBIT K-1

[Form of]

REVOLVING NOTE

$

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrowers”) hereby, jointly and severally, promise to pay to [                    ] (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)             DOLLARS ($            ) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. The Borrowers further agree, jointly and severally, to pay interest in like money at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”).

K-1-1

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

K-1-2

TRONOX INCORPORATED
TRONOX WORLDWIDE LLC
TRIPLE S REFINING CORPORATION
SOUTHWESTERN REFINING COMPANY, INC.
TRONOX LLC
TRONOX HOLDINGS, INC.
TRONOX US HOLDINGS INC.,

as U.S. Borrowers

By:
Name:
Title:

K-1-3

SIGNED, SEALED AND DELIVERED by

as attorney for

TRONOX AUSTRALIA PIGMENTS

HOLDINGS PTY LTD

TRONOX PIGMENTS AUSTRALIA

HOLDINGS PTY LTD

TRONOX PIGMENTS AUSTRALIA

PTY LTD

TRONOX PIGMENTS WESTERN

AUSTRALIA PTY LIMITED

TRONOX LIMITED

TRONOX GLOBAL HOLDINGS

PTY LIMITED

TRONOX SANDS HOLDINGS PTY

LIMITED

TRONOX AUSTRALIA HOLDINGS

PTY LIMITED

TRONOX WESTERN AUSTRALIA

PTY LTD

under power of attorney dated

in the presence of:

Signature of witness

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney

K-1-4

EXHIBIT K-2

[Form of]

SWINGLINE NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned (the “Borrowers”) hereby, jointly and severally, promise to pay to [                    ] (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)                      ($            ) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below. The Borrowers further agree, jointly and severally, to pay interest on the unpaid principal amount hereof in like money at such office specified in Section 2.17(c) of the Credit Agreement from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

5.	This Note is one of the Notes referred to in the Revolving Syndicated Facility Agreement, dated as of [ ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”).

K-2-1

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

K-2-2

TRONOX INCORPORATED
TRONOX WORLDWIDE LLC
TRIPLE S REFINING CORPORATION
SOUTHWESTERN REFINING COMPANY, INC.
TRONOX LLC
TRONOX HOLDINGS, INC.
TRONOX US HOLDINGS INC.,

as U.S. Borrowers

By:
Name:
Title:

K-2-3

SIGNED, SEALED AND	)
DELIVERED by	)
)
as attorney for	)
TRONOX AUSTRALIA	)
PIGMENTS HOLDINGS PTY LTD	)
TRONOX PIGMENTS	)
AUSTRALIA HOLDINGS PTY LTD	)
TRONOX PIGMENTS	)
AUSTRALIA PTY LTD	)
TRONOX PIGMENTS	)
WESTERN AUSTRALIA PTY	)
LIMITED	)
TRONOX LIMITED	)
TRONOX GLOBAL HOLDINGS	)
PTY LIMITED	)
TRONOX SANDS HOLDINGS	)
PTY LIMITED	)
TRONOX AUSTRALIA	)
HOLDINGS PTY LIMITED	)
TRONOX WESTERN	)
AUSTRALIA PTY LTD	)
under power of attorney dated	)
)
in the presence of:	)
)
)
)
)
)
Signature of witness	)
	)	By executing this deed the attorney
states that the attorney has received
Name of witness (block letters)		no notice of revocation of the power
of attorney

K-2-4

EXHIBIT L-1

[Form of]

PERFECTION CERTIFICATE

[Provided under separate cover]

L-1-1

EXECUTION VERSION

PERFECTION CERTIFICATE

Reference is hereby made to that certain REVOLVING SYNDICATED FACILITY AGREEMENT (the “Credit Agreement”) dated as of June     , 2012, among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

We confirm your authority to file any and all financing statements or other records naming each of the Tronox Legacy Companies and identifying all of its assets as collateral as you deem necessary or advisable in connection with the pursuit of the proposed financing.

The undersigned hereby certify to the Administrative Agent as follows, in each case on the Closing Date:

1.	THE COMPANIES

a.	The full and correct name of each Borrower and each Guarantor (exactly as it appears in its respective articles of incorporation or other organizational document) as of the Closing Date is:

1. Tronox Incorporated

2. Tronox Worldwide LLC

3. Triple S Refining Corporation

4. Southwestern Refining Company, Inc.

5. Tronox LLC

6. Tronox Holdings, Inc.

7. Tronox Limited

8. Tronox Pigments Ltd.

9. Tronox US Holdings Inc.

10. Tronox Australia Holdings Pty Limited

11. Tronox Australia Pigments Holdings Pty Limited

12. Tronox Pigments Australia Holdings Pty Limited

13. Tronox Pigments Australia Pty Limited

14. Tronox Pigments Western Australia Pty Limited

15. Tronox Global Holdings Pty Limited

16. Tronox Sands Holdings Pty Limited

17. Tronox International Finance LLP

18. Tronox Western Australia Pty Ltd

The following will be joined post-Closing in accordance with the terms of the Credit Agreement:

19. Tiwest Pty Ltd

20. Tronox Investments (Australia) Pty Ltd f/k/a Exxaro Investments (Australia) Pty Ltd

21. Tronox Holdings (Australia) Pty Ltd f/k/a Exxaro Holdings (Australia) Pty Ltd

22. Tronox Australia Sands Pty Ltd f/k/a Exxaro Australia Sands Pty Ltd

23. Ticor Resources Pty Ltd

24. Ticor Finance (A.C.T.) Pty Ltd

25. TiO2 Corporation Pty Ltd

26. Tific Pty. Ltd

27. Yalgoo Minerals Pty. Ltd

28. Tiwest Sales Pty Ltd

29. Senbar Holdings Pty Ltd

30. Synthetic Rutile Holdings Pty Ltd

31. Pigment Holdings Pty Ltd

;hereinafter, each individually, a “Company”, collectively, the “Companies”, Companies 1-18 (the “Tronox Legacy Companies”) and Companies 19-31 (the “Exxaro Legacy Companies”);

b.	Since November 30, 2010, each Company has had the following corporate names:

Company	Other Corporate Name
Tronox Incorporated	Concordia Acquisition Corp. Concordia Merger Corp.
Tronox Worldwide LLC	N/A
Triple S Refining Corporation	N/A
Southwestern Refining Company, Inc.	N/A
Tronox LLC	Tronox Oklahoma LLC – OK
Tronox Holdings, Inc.	N/A
Tronox Limited	N/A
Tronox Pigments Ltd.	N/A
Tronox US Holdings Inc.	N/A
Tronox Australia Holdings Pty Limited	N/A

2

Company	Other Corporate Name
Tronox Australia Pigments Holdings Pty Limited	N/A
Tronox Pigments Australia Holdings Pty Limited	N/A
Tronox Pigments Australia Pty Limited	N/A
Tronox Pigments Western Australia Pty Limited	N/A
Tronox Global Holdings Pty Limited	N/A
Tronox Sands Holdings Pty Limited	N/A
Tronox International Finance LLP	N/A
Tronox Western Australia Pty Ltd	N/A
Tiwest Pty Ltd	N/A
Tronox Investments (Australia) Pty Ltd	Exxaro Investments (Australia) Pty Ltd
Tronox Holdings (Australia) Pty Ltd	Exxaro Holdings (Australia) Pty Ltd
Tronox Australia Sands Pty Ltd	Exxaro Australia Sands Pty Ltd
Ticor Resources Pty Ltd	N/A
Ticor Finance (A.C.T.) Pty Ltd	N/A
TiO2 Corporation Pty Ltd	N/A
Tific Pty. Ltd	N/A
Yalgoo Minerals Pty. Ltd	N/A
Tiwest Sales Pty Ltd	N/A
Senbar Holdings Pty Ltd	N/A
Synthetic Rutile Holdings Pty Ltd	N/A
Pigment Holdings Pty Ltd	N/A

c.	During the past 5 years, each Company has used the following trade name(s) and/or trade style(s):

Company	Trade Name	Date Used
Tronox Incorporated	N/A	N/A
Tronox Worldwide LLC	Tronox, TRONA	9/12/2005 to Present
Triple S Refining Corporation	N/A	N/A
Southwestern Refining Company, Inc.	N/A	N/A
Tronox LLC	N/A	N/A
Tronox Holdings, Inc.	N/A	N/A
Tronox Limited	N/A	N/A
Tronox Pigments Ltd.	N/A	N/A
Tronox US Holdings Inc.	N/A	N/A
Tronox Australia Holdings Pty Limited	N/A	N/A
Tronox Australia Pigments Holdings Pty Limited	N/A	N/A
Tronox Pigments Australia Holdings Pty Limited	N/A	N/A
Tronox Pigments Australia Pty Limited	N/A	N/A

3

Company	Trade Name	Date Used
Tronox Pigments Western Australia Pty Limited	N/A	N/A
Tronox Global Holdings Pty Limited	N/A	N/A
Tronox Sands Holdings Pty Limited	N/A	N/A
Tronox International Finance LLP	N/A	N/A
Tronox Western Australia Pty Ltd	N/A	N/A
Tiwest Pty Ltd	N/A	N/A
Tronox Investments (Australia) Pty Ltd	N/A	N/A
Tronox Holdings (Australia) Pty Ltd	N/A	N/A
Tronox Australia Sands Pty Ltd	N/A	N/A
Ticor Resources Pty Ltd	N/A	N/A
Ticor Finance (A.C.T.) Pty Ltd	N/A	N/A
TiO2 Corporation Pty Ltd	N/A	N/A
Tific Pty. Ltd	N/A	N/A
Yalgoo Minerals Pty. Ltd	N/A	N/A
Tiwest Sales Pty Ltd	N/A	N/A
Senbar Holdings Pty Ltd	N/A	N/A
Synthetic Rutile Holdings Pty Ltd	N/A	N/A
Pigment Holdings Pty Ltd	N/A	N/A

d.	Each Company was incorporated or organized on the date listed below and in the jurisdiction listed below. Each Company is in good standing (or, to the extent formed in a jurisdiction outside of the U.S., to the extent applicable) under the laws of the state or other jurisdiction of its incorporation or organization. Each Company has qualified to do business in the following states or other jurisdiction. Except as set forth below, no Company has changed its jurisdiction of incorporation or organization at any time during the past year.

Company	Type of Organization	Jurisdiction of Organization	Date of Organization	Jurisdictions of Qualification
Tronox Incorporated	Corporation	Delaware	May 17, 2005	Oklahoma

Tronox Worldwide[1] LLC	Limited Liability Company	Delaware	October 1, 2002	Louisiana Oklahoma

	Proprietary Limited Company	Australia	June, 2012	N/A

[1]	To be re-domiciled to Australia in June 2012.

4

Company	Type of Organization	Jursidiction of Organization	Date of Organization	Jursidictions of Qualification
Triple S Refining Corporation	Corporation	Delaware	February 14, 1975	Alabama Arkansas Florida Illinois Indiana Iowa Kansas Kentucky Louisiana Minnesota Mississippi Missouri Nebraska New Mexico North Dakota Oklahoma South Dakota Tennessee Texas Virginia Wisconsin

Southwestern Refining Company, Inc.	Corporation	Delaware	January 14, 1974	Texas

5

Company	Type of Organization	Jursidiction of Organization	Date of Organization	Jursidictions of Qualification
Tronox LLC	Limited Liability Company	Delaware	November 17, 1997

Alabama

Arkansas

California

Colorado

Florida

Georgia

Idaho

Illinois

Indiana

Kentucky

Louisiana

Mississippi

Missouri

Nevada

New Jersey

New York

N. Carolina

Ohio

Oklahoma

Oregon

Pennsylvania

Tennessee

Texas

W. Virginia

Wisconsin

Tronox Holdings, Inc.	Corporation	Delaware	May 6, 1985	N/A

Tronox Limited	Corporation	Australia	September 21,2011	N/A

Tronox Pigments Ltd.	International Business Company	Bahamas	May 16, 1991	Western Australia

Tronox US Holdings Inc.	Corporation	Delaware	December 28, 2011	N/A

Tronox Australia Holdings Pty Limited	Proprietary Limited Company	Australia	January 20, 2012	N/A

Tronox Australia Pigments Holdings Pty Limited	Proprietary Limited Company	Australia	January 20 2012	N/A

Tronox Pigments Australia Holdings Pty Limited	Proprietary Limited Company	Australia	January 12, 2012	N/A

Tronox Pigments Australia Pty Limited	Proprietary Limited Company	Australia	January 19, 2012	N/A

6

Company	Type of Organization	Jurisdiction of Organization	Date of Organization	Jurisdictions of Qualification
Tronox Pigments Western Australia Pty Limited	Proprietary Limited Company	Australia	January 19, 2012	N/A

Tronox Global Holdings Pty Limited	Proprietary Limited Company	Australia	December 8, 2011	N/A

Tronox Sands Holdings Pty Limited	Proprietary Limited Company	Australia	December 9, 2011	N/A

Tronox International Finance LLP	Limited Liability Partnership	United Kingdom	May 10, 2012	N/A

Tronox Western Australia Pty Ltd	Proprietary Limited Company	Australia		N/A

Tiwest Pty Ltd	Proprietary Limited Company	Australia	September 27, 1998	N/A

Tronox Investments (Australia) Pty Ltd	Proprietary Limited Company	Australia	September 8, 1995	N/A

Tronox Holdings (Australia) Pty Ltd	Proprietary Limited Company	Australia	September 8, 1995	N/A

Tronox Australia Sands Pty Ltd	Proprietary Limited Company	Australia	January 31, 1984	N/A

Ticor Resources Pty Ltd	Proprietary Limited Company	Australia	March 1, 1982	N/A

Ticor Finance (A.C.T.) Pty Ltd	Proprietary Limited Company	Australia	January 24, 1990	N/A

TiO2 Corporation Pty Ltd	Proprietary Limited Company	Australia	March 6, 1985	N/A

Tific Pty. Ltd	Proprietary Limited Company	Australia	February 26, 1985	N/A

Yalgoo Minerals Pty. Ltd	Proprietary Limited Company	Australia	December 22, 1980	N/A

Tiwest Sales Pty Ltd	Proprietary Limited Company	Australia	September 30, 1988	N/A

Senbar Holdings Pty Ltd	Proprietary Limited Company	Australia	May 19, 1988	N/A

7

Company	Type of Organization	Jurisdiction of Organization	Date of Organization	Jurisdictions of Qualification
Synthetic Rutile Holdings Pty Ltd	Proprietary Limited Company	Australia	May 13, 1988	N/A

Pigment Holdings Pty Ltd	Proprietary Limited Company	Australia	May 19, 1988	N/A

e.	The federal taxpayer identification number of each Company is:

Company	Federal Taxpayer Identification Number
Tronox Incorporated	20-2868245
Tronox Worldwide LLC	11-3663540[2]
Triple S Refining Corporation	73-0974954
Southwestern Refining Company, Inc.	73-0960164
Tronox LLC	41-2070700
Tronox Holdings, Inc.	51-0284593
Tronox Limited	98-1026700
Tronox Pigments Ltd.	47-0934867
Tronox US Holdings Inc.	45-4154060
Tronox Australia Holdings Pty Limited	68-0682438
Tronox Australia Pigments Holdings Pty Limited	72-1621945
Tronox Pigments Australia Holdings Pty Limited	98-1034342
Tronox Pigments Australia Pty Limited	None.
Tronox Pigments Western Australia Pty Limited	98-1034346
Tronox Global Holdings Pty Limited	98-1034351
Tronox Sands Holdings Pty Limited	98-1034353
Tronox International Finance LLP	N/A
Tronox Western Australia Pty Ltd	85 326 844
Tiwest Pty Ltd	879 828 74
Tronox Investments (Australia) Pty Ltd	80 635 780
Tronox Holdings (Australia) Pty Ltd	092 127 184
Tronox Australia Sands Pty Ltd	82 639 862
Ticor Resources Pty Ltd	83 105 046
Ticor Finance (A.C.T.) Pty Ltd	86 629 414
TiO2 Corporation Pty Ltd	82 995 246
Tific Pty. Ltd	82 659 891

[2]	To receive a new number in June, 2012 due to re-domiciliation.

8

Company	Federal Taxpayer Identification Number
Yalgoo Minerals Pty. Ltd	93 477 805
Tiwest Sales Pty Ltd	87 982 709
Senbar Holdings Pty Ltd	87 671 111
Synthetic Rutile Holdings Pty Ltd	87 671 014
Pigment Holdings Pty Ltd	87 648 820

f.	The organizational number of each Company is:

Company	Organizational Number
Tronox Incorporated	3970787
Tronox Worldwide LLC	3575442
Triple S Refining Corporation	0809676
Southwestern Refining Company, Inc.	0797861
Tronox LLC	2822045
Tronox Holdings, Inc.	2061208
Tronox Limited	153 348 111
Tronox Pigments Ltd.	5182
Tronox US Holdings Inc.	5087251
Tronox Australia Holdings Pty Limited	155 254 274
Tronox Australia Pigments Holdings Pty Limited	155 120 728
Tronox Pigments Australia Holdings Pty Limited	155 235 304
Tronox Pigments Australia Pty Limited	155 254 336
Tronox Pigments Western Australia Pty Limited	155 319 430
Tronox Global Holdings Pty Limited	154 691 826
Tronox Sands Holdings Pty Limited	154 709 332
Tronox International Finance LLP	OC375032
Tronox Western Australia Pty Ltd	56 009 331 195
Tiwest Pty Ltd.	59 009 343 364
Tronox Investments (Australia) Pty Ltd	53 071 040 152
Tronox Holdings (Australia) Pty Ltd	90 071 040 750
Tronox Australia Sands Pty Ltd	28 009 084 851
Ticor Resources Pty Ltd	27 002 376 847
Ticor Finance (A.C.T.) Pty Ltd	58 008 659 363
TiO2 Corporation Pty Ltd	50 009 124 181
Tific Pty. Ltd	69 009 123 451
Yalgoo Minerals Pty. Ltd	21 008 948 383
Tiwest Sales Pty Ltd	40 009 344 094
Senbar Holdings Pty Ltd	86 009 313 062
Synthetic Rutile Holdings Pty Ltd	38 009 312 047
Pigment Holdings Pty Ltd	53 009 312 994

g.	Reserved.

9

h.	Except with respect to the Transaction Agreement or the Reorganization, during the preceding 5 year period, no Company has been a party to any merger, consolidation, stock acquisition or purchase of a substantial portion of the assets of any person or entity, except as follows (if none, so state):

Tronox Worldwide LLC purchased 6.04% of the shares in Tronox GmbH 12/10/2007

Tronox Worldwide LLC acquired 99.9% of Tronox Holdings Europe C.V. on 10/20/2010

Tronox Limited contributed 100% of its shares in Concordia Acquisition Corporation to Tronox US Holdings Inc. on 01/17/2012

Tronox Worldwide LLC sold its 6.04% ownership interest in Tronox GmbH and 100% of its shares in Tronox Luxembourg Holdings S.a.r.l. to Tronox Holdings Europe C.V. on January 17, 2012

Yalgoo Minerals Pty Ltd had temporary 96.1% ownership of the Kwinana Pigment Plant Expansion from 1 July 2010 to 30 June 2011

2.	LOCATIONS OF COMPANIES

a.	The chief executive office of each Company is currently located at, and additional locations at which the Company maintains any books or records are at the following addresses (including county and ZIP code, to the extent applicable):

Company	Chief Executive Office	Additional Locations of Books and Records
Tronox Incorporated	One Stamford Plaza 263 Tresser Boulevard Stamford, CT 06901, USA	3301 N.W. 150th Street Oklahoma City, OK 73134 USA

Tronox Worldwide LLC	One Stamford Plaza 263 Tresser Boulevard Stamford, CT 06901, USA	3301 N.W. 150th Street Oklahoma City, OK 73134 USA

Triple S Refining Corporation	One Stamford Plaza 263 Tresser Boulevard Stamford, CT 06901, USA	3301 N.W. 150th Street Oklahoma City, OK 73134 USA

Southwestern Refining Company, Inc.	One Stamford Plaza 263 Tresser Boulevard Stamford, CT 06901, USA	3301 N.W. 150th Street Oklahoma City, OK 73134 USA

Tronox LLC	One Stamford Plaza 263 Tresser Boulevard Stamford, CT 06901, USA	3301 N.W. 150th Street Oklahoma City, OK 73134 USA 560 West Lake Mead Drive, Henderson, NV 89015 USA 40036 Tronox Road Hamilton, MS 39746 USA

Tronox Holdings, Inc.	One Stamford Plaza 263 Tresser Boulevard Stamford, CT 06901, USA	3301 N.W. 150th Street Oklahoma City, OK 73134 USA

10

Company	Chief Executive Office	Additional Locations of Books and Records
Tronox Limited	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	3301 N.W. 150th Street Oklahoma City, OK 73134 USA

Tronox Pigments Ltd.	One Stamford Plaza 263 Tresser Boulevard Stamford, CT 06901, USA	3301 N.W. 150th Street Oklahoma City, OK 73134 USA

Tronox US Holdings Inc.	One Stamford Plaza 263 Tresser Boulevard Stamford, CT 06901, USA	3301 N.W. 150th Street Oklahoma City, OK 73134 USA

Tronox Australia Holdings Pty Limited	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tronox Australia Pigments Holdings Pty Limited	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tronox Pigments Australia Holdings Pty Limited	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tronox Pigments Australia Pty Limited	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tronox Pigments Western Australia Pty Limited	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tronox Global Holdings Pty Limited	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tronox Sands Holdings Pty Limited	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tronox International Finance LLP	7 Albemarle Street London W1S 4HQ United Kingdom	None

Tronox Western Australia Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tiwest Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tronox Investments (Australia) Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

11

Company	Chief Executive Office	Additional Locations of Books and Records
Tronox Holdings (Australia) Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tronox Australia Sands Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Ticor Resources Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Ticor Finance (A.C.T.) Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

TiO2 Corporation Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tific Pty. Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Yalgoo Minerals Pty. Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Tiwest Sales Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Senbar Holdings Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Synthetic Rutile Holdings Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

Pigment Holdings Pty Ltd	1 Brodie Hall Drive Technology Park Bentley, Western Australia 6102	None

b.	During the past 5 years, the chief executive office of each Company has been located at the following additional addresses (including county and ZIP code):

All Tronox Legacy Companies:

One Leadership Square

211 N. Robinson, Suite 300

Oklahoma City, (Oklahoma County) OK 73102, USA

All Exxaro Legacy Companies

Level 2, 24 Outram Street, West Perth, Western Australia, 6005

12

c.	The following are all of the locations where each Company maintains (or within the past four months has maintained) any equipment, inventory or other tangible personal property in excess of $100,000 (including county and ZIP code):

See attached Schedule 2(c)

d.	The following are the names and addresses of all warehousemen, bailees, or consignees who have possession of any of the inventory in excess of $250,000 of each Company:

See attached Schedule 2(d)

e.	The following are all the locations where each Company owns, leases or occupies any real property:

See attached Schedule 2(e)

3.	SPECIAL TYPES OF COLLATERAL

a.	The following are all of the registrations of and applications for patents, trademarks, servicemarks, and copyrights, owned by each Company or their subsidiaries:

See attached Schedule 3(a)

b.	Any Company owns the following kinds of assets:

Stocks, bonds, or other securities (other than Cash Equivalents or its direct and indirect wholly owned subsidiaries):

Yes  ☐    No   ☒

Promissory notes, or other instruments or evidence of indebtedness (other than Intercompany Notes) in excess of $2,000,000 (or $5,000,000 in the aggregate) or Intercompany Notes in favor of such person:

Yes   ☒    No  ☐

•	Master intercompany note in connection with Term Loan Agreement

•	Promissory Note, between Tronox Worldwide LLC and Tronox LLC as promisee in the amount of $67,326.16 maturing on Dec 31, 2013

•	Between Tronox Luxembourg, S.a r.l. and Tronox LLC as promisee in the amount of $293,787.37 maturing on Dec 31, 2013

•	Between Tronox Luxembourg S.a r.l. and Tronox LLC as promisee in the amount of $60,300,423.45 maturing on Dec 31, 2013

13

Leases of equipment, security agreements naming such person as secured party, or other chattel paper in excess of $2,000,000 (or $5,000,000 in the aggregate):

Yes  ☐    No   ☒

If the answer is yes to any of the above, please provide a detailed description of such assets as well as copies of any recent certificates, agreements or other documents relating thereto.

c.	The following are all banks, savings institutions, or other institutions at which each Company maintains deposit accounts or securities accounts:

See attached Schedule 3(c)

d.	The following are all of the providers of credit card clearinghouse or credit card payment processing services to each Company.

None.

e.	The following is a true and correct list of all Commercial Tort Claims (as defined in the U.S. Security Agreement) held by each Company, including a brief description thereof:

f.	The following is a true and correct list of all Letters of Credit in favor of each Company, as beneficiary thereunder.

•	Irrevocable Standby Letter Of Credit Number IS00010420, for $400,000 issued March 7, 2012 to Ozark Materials, LLC for the benefit of Tronox, LLC

•

Tiwest Sales Pty Ltd operates a Letters of Credit arrangement for settlement of mineral sands debtors on an ‘as required’ basis. Tiwest Sales Pty Ltd is a beneficiary under LCs issued by third party customers to secure revenues arising from mineral sands product sales.

g.	The following is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $250,000 individually and owned by each Company, and the owner and approximate value of such motor vehicles.

4.	OWNERSHIP OF THE COMPANIES

a.	Reserved.

14

b.	Subject to the Transaction Summary, the following collectively own 100% of the equity interests of each Company:

Company	Owner	Ownership Percentage
Tronox Limited	Class A Shares publivally listed (or to be publically listed) on the NYSE Class B Shares held by Exxaro Sellers	100% 100%

Tronox Incorporated	Tronox US Holdings Inc.	100%

Tronox Worldwide LLC	Tronox Australia Holdings Pty Ltd	100%

Triple S Refining Corporation	Tronox Incorporated	100%

Southwestern Refining Company, Inc.	Triple S Refining Corporation	100%

Tronox LLC	Tronox Incorporated	100%

Tronox Holdings, Inc.	Tronox LLC	100%

Tronox Pigments Ltd.	Tronox Worldwide LLC	100%

Tronox US Holdings Inc.	Tronox Global Holdings Pty Limited	100%

Tronox Australia Holdings Pty Limited	Tronox Global Holdings Pty Limited	100%

Tronox Australia Pigments Holdings Pty Limited	Tronox Incorporated	100%

Tronox Pigments Australia Holdings Pty Limited	Tronox Australia Pigments Holdings Pty Limited	100%

Tronox Pigments Australia Pty Limited	Tronox Pigments Australia Holdings Pty Limited	100%

Tronox Pigments Western Australia Pty Limited	Tronox Pigments Australia Pty Limited	100%

Tronox Global Holdings Pty Limited	Tronox Limited	100%

Tronox Sands Holdings Pty Limited	Tronox Global Holdings Pty Limited	100%

Tronox International Finance LLP	Tronox Limited Tronox Global Holdings Pty Limited	1% 99%

Tronox Western Australia Pty Ltd	Tronox Worldwide LLC	100%

Tiwest Pty Ltd	Tronox Western Australia Pty Ltd Yalgoo Minerals Pty. Ltd	50% 50%

15

Company	Owner	Ownership Percentage
Tronox Holdings (Australia) Pty Ltd (“THAPL”)	Tronox Pigments Australia Pty Limited Exxaro Sands Holdings BV (“ESHBV”) / Tronox Pigments Western Australia Pty Ltd (“TPWA”)[3]	51% 49%

Tronox Investments (Australia) Pty Ltd	Tronox Holdings (Australia) Pty Ltd.	100%

Tronox Australia Sands Pty Ltd	Tronox Investments (Australia) Pty Ltd	100%

Ticor Resources Pty Ltd	Tronox Australia Sands Pty Ltd	100%

Ticor Finance (A.C.T.) Pty Ltd	Tronox Australia Sands Pty Ltd	100%

TiO2 Corporation Pty Ltd	Ticor Resources Pty Ltd	100%

Tific Pty. Ltd	TiO2 Corporation Pty Ltd	100%

Yalgoo Minerals Pty. Ltd	TiO2 Corporation Pty Ltd	100%

Tiwest Sales Pty Ltd	Yalgoo Minerals Pty. Ltd	100%

Senbar Holdings Pty Ltd	Yalgoo Minerals Pty. Ltd	100%

Synthetic Rutile Holdings Pty Ltd	Yalgoo Minerals Pty. Ltd	100%

Pigment Holdings Pty Ltd	Yalgoo Minerals Pty. Ltd	100%

[3]	On or about June 20, 2012, ESHBV will distribute its shares in THAPL to TPWA and subsequently thereafter ESHBV will be liquidated.

16

5.	OFFICERS OF THE COMPANIES

a.	The officers of each Company are as follows:

Company	Name and Title of Corporate Officers	Board of Directors / Managers
Tronox Incorporated

Chief Executive Officer: Thomas Casey

Executive Vice President: John D. Romano

Vice President, General Counsel & Secretary: Michael J. Foster

Chief Financial Officer: Daniel Greenwell

Vice President, Administration & Materials Procurement: Robert C. Gibney

Controller & Chief Accounting Officer: Edward G. Ritter

Michael J. Foster Daniel Greenwell John D. Romano

Tronox Worldwide LLC	President: Robert C. Gibney Vice President & Secretary: Michael J. Foster Vice President: John D. Romano Treasurer: Michael A. Smith Asst. Secretary: Matthew A. Paque	Michael J. Foster Robert C. Gibney John D. Romano

Triple S Refining Corporation	President: Robert C. Gibney Vice President & Secretary: Michael J. Foster Treasurer: Michael A. Smith Asst. Secretary: Matthew A. Paque	Michael J. Foster Robert C. Gibney Michael A. Smith

17

Company	Name and Title of Corporate Officers	Board of Directors / Managers
Southwestern Refining Company, Inc.	President: Robert C. Gibney Vice President & Secretary: Michael J. Foster Treasurer: Michael A. Smith Asst. Secretary: Matthew A. Paque	Michael J. Foster Robert C. Gibney John Hatmaker John D. Romano Michael A. Smith

Tronox LLC	President: Robert C. Gibney Vice President & Secretary: Michael J. Foster Vice President: John D. Romano Treasurer: Michael A. Smith Asst. Secretary: Matthew A. Paque	Michael J. Foster Robert C. Gibney John D. Romano

Tronox Holdings, Inc.	President: Robert C. Gibney Vice President & Secretary: Michael J. Foster Treasurer: Michael A. Smith Asst. Secretary: Matthew A. Paque	Michael J. Foster Robert C. Gibney John D. Romano

Tronox Limited

Chief Executive Officer: Thomas Casey

Senior Vice President & Chief Financial Officer: Daniel Greenwell

Senior Vice President & President Pigment and Electrolytic Operations: John D. Romano

Senior Vice President, General Counsel & Company Secretary: Michael J. Foster

Senior Vice President Global Supply Chain & Chief Administrative Officer: Robert C. Gibney

Controller & Chief Accounting Officer: Edward G. Ritter

Senior Vice President & President

Mineral Sands: Trevor Arran

Senior Vice President & President Strategic Planning and Business Development: Willem van Niekerk

Tronox directors: Thomas Casey Andrew P. Hines Wayne A. Hinman Ilan Kaufthal Jeffry N. Quinn Logan Armstrong Exxaro directors: Daniel Blue Wim de Klerk Sipho Nkosi

18

Company	Name and Title of Corporate Officers	Board of Directors / Managers
Tronox Pigments Ltd.	President: Robert C. Gibney Vice President & Secretary: Michael J. Foster Vice President: John D. Romano Asst. Secretary: Matthew A. Paque Treasurer: Michael A. Smith	Robert Kirton Anthony M. Orrell John D. Romano

Tronox US Holdings Inc.	President: Michael J. Foster Vice President: John D. Romano Secretary: Matthew A. Paque	Michael J. Foster

Tronox Australia Holdings Pty Limited	Secretary: Charles Baird Secretary: Michael J. Foster Public Officer: Anthony M. Orrell Secretary: Matthew Paque	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Tronox Australia Pigments Holdings Pty Limited	Secretary: Michael J. Foster Public Officer: Anthony M. Orrell Secretary: Charles Baird Secretary: Matthew Paque	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Tronox Pigments Australia Holdings Pty Limited	Secretary: Michael J. Foster Public Officer: Anthony M. Orrell Secretary: Charles Baird Secretary: Matthew Paque	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Tronox Pigments Australia Pty Limited	Secretary: Charles Baird Secretary: Michael J. Foster Public Officer: Anthony M. Orrell Secretary: Matthew Paque	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Tronox Pigments Western Australia Pty Limited	Secretary: Charles Baird Secretary: Michael J. Foster Public Officer: Anthony M. Orrell Secretary: Matthew Paque	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Tronox Global Holdings Pty	Secretary: Michael J. Foster	Michael J. Foster
Limited	Public Officer: Anthony M. Orrell Secretary: Charles Baird Secretary: Matthew Paque	Anthony M. Orrell Daniel Davis Greenwell

19

Company	Name and Title of Corporate Officers	Board of Directors / Managers

Tronox Sands Holdings Pty Limited	Secretary: Michael J. Foster Public Officer: Anthony M. Orrell Secretary: Charles Baird Secretary: Matthew Paque	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Tronox International Finance LLP	Designated Member: Tronox Global Holdings Pty Ltd	Michael J. Foster Representative of Tronox Global Holdings Pty Ltd

	Designated Member: Tronox Limited	Daniel D. Greenwell Representative of Tronox Limited

Tronox Western Australia Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell Robert Kirton John David Romano Robert Charles Gibney

Tiwest Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Robert Kirton Anthony M. Orrell

Tronox Investments (Australia) Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Tronox Holdings (Australia) Pty Ltd.	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Tronox Australia Sands Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Ticor Resources Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Ticor Finance (A.C.T.) Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

TiO2 Corporation Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Tific Pty. Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Yalgoo Minerals Pty. Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

20

Company	Name and Title of Corporate Officers	Board of Directors / Managers
Tiwest Sales Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Senbar Holdings Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Synthetic Rutile Holdings Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

Pigment Holdings Pty Ltd	Secretary: Matthew A. Paque Secretary: Kym Abbott	Michael J. Foster Anthony M. Orrell Daniel Davis Greenwell

b.	The members of the Board of Directors and/or the Managers of each Company are:

See (a) above.

c.	The individuals identified on incumbency certificates delivered to you at closing will have signatory powers as to all your transactions with each respective Company.

6.	ADDITIONAL INFORMATION

a.	The Companies maintain or contribute to the listed benefit plans:

The Tronox Incorporated Retirement Plan;

Tronox Incorporated Defined Contribution Restoration Plan;

Tronox Incorporated Health and Protection Plan, which includes various medical, dental and vision plans, disability plans and life and accidental death and dismemberment insurance plans;

Employee Assistance Plan;

Vacation, sick, holiday pay and approved leaves of absence;

Tronox Incorporated Retiree Health and Protection Plan, which includes medical and life insurance coverage;

Tronox Incorporated Flexible Benefit Plan;

Business Travel Accident Insurance;

Tuition Assistance (suspended);

Adoption Assistance (suspended);

2005 Long Term Incentive Plan which provides stock options, restricted stock, restricted stock units, stock appreciated rights and performance awards;

2011 Tronox Incorporated My Share Incentive Award Program; and

2010 Management Equity Plan

b.	Reserved.

21

c.	Reserved.

d.	The Companies will be represented by the law firm of:

U.S. Counsel

Name of Firm:	Kirkland & Ellis LLP
Address:	601 Lexington Avenue
Phone Number:	212-446-4800
Partner Handling Relationship:	Leonard Klingbaum

e.	The Certified Public Accountants for the Companies is/are the firm of:

Name of Firm:	Grant Thornton LLP
Address:	211 N. Robinson Avenue, Suite 1200 Oklahoma City, OK 73102
Phone Number:	405-415-3550

f.	The following firm(s) provides insurance services for the Companies:

Name of Firm:	Marsh USA Risk & Insurance Services Inc.
Address:	15 West South Temple, Suite 700 Salt Lake City, UT 84101
Phone Number:	801-533-3643

g.	The Companies fiscal year end is: December 31

h.	Schedule 6(h) provides the following information for any current indebtedness of any Company that is to be paid off at the closing of the proposed financing: each creditor’s name and the approximate amount of such indebtedness to be paid off. To the extent available, copies of all applicable documents related to such indebtedness are provided herewith.

i.	Reserved.

j.	Reserved.

22

By the execution and delivery hereof, we hereby represent and warrant to you that all of the foregoing information is true, correct, and complete in all material respects as of the date hereof.

Very truly yours,

SOUTHWESTERN REFINING COMPANY
TRIPLE S REFINING CORPORATION
TRONOX HOLDINGS, INC.
TRONOX INCORPORATED
TRONOX LLC
TRONOX WORLDWIDE LLC
TRONOX US HOLDINGS INC.

By:
Name:
Title:

[Signature page to Perfection Certificate]

SIGNED by	)
)
as attorney for	)
TRONOX AUSTRALIA HOLDINGS	)
PTY LIMITED (ACN 155 254 274))
TRONOX AUSTRALIA PIGMENTS	)
HOLDINGS PTY LIMITED (ACN 155)
120 728))
TRONOX GLOBAL HOLDINGS PTY	)
LIMITED (ACN 154 691 826))
TRONOX LIMITED (ACN 153 348)
111))
TRONOX PIGMENTS AUSTRALIA	)
HOLDINGS PTY LIMITED (ACN 155
235 304)
TRONOX PIGMENTS AUSTRALIA
PTY LIMITED (ACN 155 254 336)
TRONOX PIGMENTS WESTERN
AUSTRALIA PTY LIMITED (ACN
155 319 430)
TRONOX SANDS HOLDINGS PTY
LIMITED (ACN 154 709 332)
TRONOX WESTERN AUSTRALIA
PTY LTD (ACN 009 331 195) under
power of attorney dated

in the presence of:

By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
Signature of witness
Name of witness (block letters)

[Signature page to Perfection Certificate]

TRONOX INTERNATIONAL FINANCE LLP

By:
Name:
Title:

[Signature page to Perfection Certificate]

TRONOX PIGMENTS LTD

By:
Name:
Title:

[Signature page to Perfection Certificate]

SCHEDULE 2(c)

Locations of equipment, inventory and tangible property

Location	Grantor
Tronox LLC 3301 NW 150th Street Oklahoma City, OK 73134	Tronox LLC

Tronox LLC 560 West Lake Mead Henderson, NV 89015 United States	Tronox LLC

Tronox LLC 40036 Tronox Road Hamilton, MS 39746 United States	Tronox LLC

ANRO WAREHOUSE 4770 Hwy 162 Hollywood, SC 29449 USA	Tronox LLC

Springs Global U.S., Inc. 205 N. White Street Fort Mill, SC 29715	Tronox LLC

CSX Transflow Warehouse 1 Exchange Street Extension Albany, NY 12205 USA	Tronox LLC

Filkins Warehouse 3 Riverview Drive Lenox Dale, MA 01242 USA	Tronox LLC

Warehouse Specialists, Inc. 2743 Thompson Creek Rd Pomona, CA 91767 USA	Tronox LLC

Bushnell Warehouse Corp. 2950 N.W. 29th Avenue Portland, OR 97210 USA	Tronox LLC

Warehouse 130 W. Edgerton Ave. Milwaukee, WI 53207 USA	Tronox LLC

S & J Warehouse 40935 Old Hwy 45 South Lackey, MS 39730 USA 39730	Tronox LLC

27

Location	Grantor
Port City Logistics 600 Expansion Blvd. Savannah, GA 31407	Tronox LLC

Rock Transfer & Storage, Inc. 130 W. Edgerton Avenue Milwaukee, WI 53207	Tronox LLC

All locations described in Sections 2(a), (d) and (e) are incorporated herein by reference.

Foreign

Grantor	Foreign Warehouse	Address	Postal Code	City	State	Country
Tronox Pigments Ltd.	Alfons greiwing gmbh	Dubliner str 2	47229	Duisburg		DE

Tronox Pigments Ltd.	Greiwing kwinana	Dubliner str. 2	47229	Duisburg	DE	DE

Tronox Pigments Ltd.	Alfons greiwing gmbh	Dubliner str 2	47229	Duisburg		DE

Tronox Pigments Ltd.	Korea plant warehouse	303-4 sanmak-dong yang san	Na	Kyungnam		KR

Tronox Pigments Ltd.	OOCL Logistics	65 Chulia Street	49513	Singapore		SG

Tronox Pigments Ltd.	Melbourne warehouse	35-37 tullamarine park road	3043	Tullamarine	VIC	AU

Tronox Pigments Ltd.	8ocl warehouse		79906	Singapore		SG

Tronox Pigments Ltd.	Singapore plant warehouse	Port road, #06-31/33 jurong	619115	Singapore		SG

Tronox Pigments Ltd.	8sng warehouse	31 jurong port road	619115	Singapore		SG

Tronox Pigments Ltd.	Linfox Logistics (NZ) Ltd.	PO Box 36016 Moera		Wellington		NZ

Tiwest Pty Ltd	Cooljarloo Mine	Brand Highway	6507	Cataby	WA	AU

	Chandala Processing Plant	Lot M1261, Brand Highway	6501	Muchea	WA	AU

Tiwest Pty Ltd, Tronox Western Australia Pty Ltd, Yalgoo Minerals Pty Ltd	Kwinana Pigment Plant	Mason Road	6167	Kwinana	WA	AU

Tiwest Pty Ltd	Henderson Warehouse	Russell and Rockingham Roads	6166	Henderson	WA	AU

	Bunbury Warehouse, Birth 8 Inner Harbor	Leschenault Road	6983	Bunbury	WA	AU

Tiwest Pty Ltd, Tronox Western Australia Pty Ltd		1 Brodie Hall Drive Technology Park	6102	Bentley	WA	AU

28

Schedule 2(d)

Locations of Inventory on Consignment

Company	Address	City	State/Prov	Zip Code	Country
Tronox LLC	400 S 13th Street	Louisville	KY	40203	US
Tronox LLC	1020 Olympic Drive	Batavia	IL	60510	US
Tronox LLC	10800 South 13	Oak Creek	WI	53154	US
Tronox LLC	14800 Emery Avenue	Cleveland	OH	44135	US
Tronox LLC	3530 Lang Road	Houston	TX	77092	US
Tronox LLC	500 Pittsburgh Avenue	McCarran	NV	89434	US
Tronox LLC	760 Pittsburgh Drive	Delaware	OH	43015	US
Tronox LLC	10 Plum Street	Verona	PA	15147	US
Tronox LLC	1377 Oak Leigh Drive	East Point	GA	30344	US
Tronox LLC	1886 Lynnbury Woods Rd	Dover	DE	19904	US
Tronox LLC	2150 West Sandlake Road	Orlando	FL	32809	US
Tronox LLC	2802 West Miller Road	Garland	TX	75041	US
Tronox LLC	6595 South Main Street	Morrow	GA	30260	US
Tronox LLC	224 Catherine Street	Fort Erie	ON	L2A 5M9	CA
Tronox LLC	725 Raco Drive	Lawrenceville	GA	30045	US
Tronox LLC	14 Industrial Park	Flora	IL	62839	US
Tronox LLC	630 E 13th Street	Andover	KS	67002	US
Tronox LLC	2325 Hollins Ferry Rd	Baltimore	MD	21230	US
Tronox LLC	404 E Mallory Avenue	Memphis	TN	38109	US
Tronox LLC	1025 Howard Street	Greensboro	NC	27403	US
Tronox LLC	145 Caldwell Drive	Cincinnati	OH	45216	US
Tronox LLC	2373 Lena Landegger Highway	Perdue Hill	AL	36478	US
Tronox LLC	1 Buckeye Road	Perry	FL	32348	US

29

Company	Address	City	State/Prov	Zip Code	Country
Tronox LLC	27270 US Highway 80 West	Demopolis	AL	36732	US
Tronox LLC	Highway 4, Near Rohwer	McGehee	AR	71654	US
Tronox LLC	3131 E First Street	Maryville	MO	64468	US
Tronox LLC	2331 Carl Drive	Asheboro	NC	27203	US
Tronox LLC	Bldg 5, Unit 36 /1449 Middlesex St	Lowell	MA	1851	US
Tronox Pigments Ltd.	Vitalisstrasse 198-226	Koeln		50827	DE
Tronox Pigments Ltd.	Divisione Wood /Via Sprangaro 1	Peseggia di Scorze		30030	IT
Tronox Pigments Ltd.	Tyne & Wear, Felling/Stonegate Lane	Gateshead		NE10 OJY	UK
Tronox Pigments Ltd.	56 Rue de L’Agriculture	Monbrison		42600	FR
Tronox Pigments Ltd.	Woodside Dunmow/Bishops Stortford	Hertfordshire		CM23 5RG	UK
Tronox Pigments Ltd.	Instrie Stelz,Kirchberg/Beschichtungspulver	Wil		9500	CH
Tronox Pigments Ltd.	Waldhaeuser Strasse 41	Aalen		73432	DE
Tronox Pigments Ltd.	Ul. Wolkowyska 32	Poznan		61-132	PL
Tronox Pigments Ltd.	Ctra.Gracia a Manresa KM 19.2	Rubi Barcelona		8191	ES
Tronox Pigments Ltd.	Usine de Genlis /Zi du Layer Voie Romaine	Genlis		2111110	FR
Tronox Pigments Ltd.	Strada Stalale 87 KM 16, 460 Stabilmento di Calvano	Calvano		80023	IT
Tronox Pigments Ltd.	Tweemonstraat 104	Deurne		2100	BE
Tronox Pigments Ltd.	Camino Romeral, S/N	Castellon		12004	ES
Tronox Pigments Ltd.	Estrade Nacional No 1	Albergaria-A-Velha		3850	PT
Tronox Pigments Ltd.	P O Box 5160	Brendale	QLD	4500	AU
Tronox Pigments Ltd.	9-15 Radford Road	Reservoir	VIC	3073	AU
Tronox Pigments Ltd.	Philip Highway	Elizabeth	Adelaide	5112	AU
Tronox Pigments Ltd.	25 King Edward Road	Osborne Park	WA	6017	AU
Tronox Pigments Ltd.	CNR Johnstone & South Pine Road	Brendale	QLD	4500	AU
Tronox Pigments Ltd.	35 Alfred Road	Chipping Norton	NSW	2170	AU

30

Company	Address	City	State/Prov	Zip Code	Country
Tronox Pigments Ltd.	15-21 Nukuwatu Street	Lami			Fiji
Tronox Pigments Ltd.	Aircorps Road	Lae		411	PG
Tronox Pigments Ltd.	137 Diana Drive	Auckland		622	NZ
Tronox Pigments Ltd.	25 Euston Street	Rydalmere	NSW	2701	AU
Tronox LLC	1404 Lowell Street	Elyria	OH	44035	US
Tronox LLC	4403 A Pasadena Freeway (Highway 225W)	Pasadena	TX	77051	US
Tronox LLC	3100 North 35th Street	Terra Haute	IN	47803	US
Tronox LLC	6595 South Main Street	Morrow	GA	30260	US
Tronox LLC	11700 S. Cottage Grove	Chicago	IL	60628	US
Tronox LLC	404 East Mallory Ave	Memphis	TN	38109	US
Tronox LLC	224 Catherine Street	Fort Erie	ON	L2A 5M9	Canada

All warehouse names and addresses on Schedule 2(c) are incorporated herein by reference. No consignee holds inventory in excess of $10M of each Company.

31

Schedule 2(e)

Owned Real Property

1.	Oklahoma City Oklahoma, 3301 NW 150th Street, approximately 83 acre site used for a Technical Centre and owned by Tronox LLC.*

2.	Hamilton, Mississippi, 40401 Highway 45, also described as 40036 Tronox Road, approximately 2754.09 acre site used for a Pigment Plant, owned by Tronox LLC.*

3.	Hamilton, Mississippi, 40401 Highway 45, also described as 40036 Tronox Road, approximately 47.91 acre site used for an Electrolytic Plant, owned by Tronox LLC.*

4.	Western Australia, Certificate of Title Volume 1643 Folio 532 in relation to Melbourne Location 3750 (Original) dated May, 18 1983.

5.	Western Australia, Certificate of Title Volume 1980 Folio 817 in relation to portion of Melbourne Location 3906 (Original x 1, Duplicate x 1) dated November 11, 1993.

6.	Western Australia, Certificate of Title Volume 1845 Folio 479 in relation to portion of Swan Location 1352 and being Lot M1261 the subject of Diagram 5326 (Original) dated October 13, 1989.

7.	Western Australia, Certificate of Title Volume 1833 Folio 381 in relation to portion of Melbourne Location 941 and being Lot 102 the subject of Diagram 75608 (Original) dated April 6, 1989.

8.	Western Australia, Certificate of Title Volume 2170 Folio 746 in relation to Dandaragan Lot 48 (Duplicate) dated November 23, 1999.

9.	Western Australia, Crown Grant (Certificate of Title) Volume 1894 Folio 902 in relation to Dandaragan Lot 36 (Original) dated April 30, 1991.

10.	Western Australia, Crown Grant (Certificate of Title) Volume 1891 Folio 091 in relation to Dandaragan Lot 38 (Original) dated dated April 30, 1991.

11.	Western Australia, Crown Grant (Certificate of Title) Volume 1891 Folio 077 in relation to Dandaragan Lot 44 (Original) dated May 7, 1991.

12.	Western Australia, Crown Grant (Certificate of Title) Volume 1891 Folio 073 in relation to Dandaragan Lot 46 (Original) dated May 7, 1991.

13.	Western Australia, Crown Grant (Certificate of Title) Volume 1891 Folio 072 in relation to Dandaragan Lot 50 (Original) dated April 30, 1991.

32

14.	Western Australia, Crown Grant (Certificate of Title) Volume 2079 Folio 841 in relation to Dandaragan Lot 58 (Original) dated April 4, 1997.

15.	Western Australia, Certificate of TItle Volume 2151 Folio 260 in relation to Cockburn Location 244, Lot 22 Mason Road.

*	These locations to be covered by Mortgages pursuant to Section 5.14(a) of the Credit Agreement.

Leased Real Property

Property Location	Lessee	Landlord
560 West Lake Mead Drive, Henderson, NV 89015	Tronox LLC	LE Petomane XXVII, Inc.[4]

Lot 100 on Plan 22963 being the land compromised on Certificate of Title Volume 2165 Folio 606	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	The State of Western Australia acting through the Minister for Lands, a body corporate under the Land Administration Act 1997 care of Department of Regional Development and Lands (“Western Australia”)

Lot 101 on Plan 22963 being the land compromised on Certificate of Title Volume 2165 Folio 607	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

Lot 11248 on Plan 189272, Chittering, Volume LR3121 Folio 696 dated November 17, 2000	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

Part of Western Australia, Certificate of Title Volume 2151 Folio 260 in relation to Cockburn Location 244, Lot 22 Mason Road	Coogee Chlor Alkali Pty Ltd	Tiwest Pty Ltd

Part Level 2, 24 Outram Street, West Perth, WA, 6005	Exxaro Australia Sands Pty Ltd (f/k/a Ticor Ltd)	Hossean Pourzand and Jenny Maria Pourzand

Special Lease 3116/10319 (Crown Lease No 152/1989) in relation to Dandaragan Lot 48	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

[4]	Not individually but solely in its representative capacity as the trustee of the Nevada Environmental Response Trust.

33

Special Lease 3116/10385 (Crown Lease No 134/1990) in relation to Swan Location 11248	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

Crown Lease No 152/1989	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd	Western Australia

Lot 22 the subject of Diagram 88339, Part Volume 2103 Folio 147	Electricity Generation Corporation, trading as Verve	Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd

Cockburn Sound Location P13, Part Volume 2054 Folio 502	Tiwest Pty Ltd	Container Handlers Pty Ltd

Cockburn Sound Location P13 and P14, Part Volume 2054 Folio 502 and Part Volume 1929 Folio 11	Tiwest Pty Ltd	Container Handlers Pty Ltd

1 Brodie Hall Drive Technology Park Bently, Western Australia 6102	Tiwest Pty Ltd	Rednall Nominees Pty Ltd

Henderson Warehouse Russell and Rockinghame Roads Henderson, Western Australia 6166	Tiwest Pty Ltd	ISPT Pty Ltd

Bunbury Warehouse Birth 8 Inner Harbor Leschenault Road Bunbury, Western Australia 6983	Tiwest Pty Ltd	Bunbury Port Authority

One Stamford Plaza 263 Tresser Blvd. Stamford, CT 06901 USA	Tronox LLC	Four Stamford Plaza Owner LLC c/o RFR Realty 263 Tresser Blvd. Stamford, CT 06901

34

TENEMENTS

G = General Purpose Lease

Tenement ID	Holders	Encumbrances	Location
Yalgoo Minerals Pty Ltd and Tronox Western Australia Pty Ltd

G 70/88	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia

G 70/89	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia

G 70/90	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia

G 70/165	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia

G 70/166	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia

G 70/167	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia

G 70/168	YALGOO MINERALS PTY LTD (48/96) TRONOX WESTERN AUSTRALIA PTY LTD (48/96)	Mortgage 370376 (over Tronox shares) – mortgagees: Yalgoo Minerals Pty Ltd; Tiwest Pty Ltd Mortgage 370382 (over Yalgoo shares) – mortgagees: Tronox Western Australia Pty Ltd; Tiwest Pty Ltd	Lot M1261 Brand Highway Muchea WA 6501 Australia

35

Schedule 3(a)

Patents owned by each Company or their subsidiaries

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
0989-B	US	08/452226	METHOD AND APPARATUS FOR ENHANCING PRODUCTION OF TIO2	5/26/1995	5556600	9/17/1996	Issued	TRONOX LLC

940	US	07/866705	DURABLE PIGMENT	4/10/1992	5203916	4/20/1993	Issued	TRONOX LLC

955	US	08/905706	GRAFT POLYMERIZED METAL OXIDE COMPOSITIONS AND METHODS	8/4/1997	5777001	7/7/1998	Issued	TRONOX LLC

964	US	08/156743	TITANIUM DIOXIDE DISPERSIBILITY	11/24/1993	5332433	7/26/1994	Issued	TRONOX LLC

985	CN	95190048.X	ZIRCONIUM SILICATE GRINDING MEDIUM	1/24/1995	ZL95190048.X	1/9/1999	Issued	TRONOX LLC

989	AU	78955/94	METHODS AND APPARATUS FOR ENHANCING PRODUCTION OF TiO2	11/22/1994	678301	11/22/1994	Issued	TRONOX LLC

989	EP	94308631.4	METHODS AND APPARATUS FOR ENHANCING PRODUCTION OF TiO2	11/23/1994	654446	3/24/1999	Issued	TRONOX LLC

1026	US	08/540116	METHOD OF PREPARING Li1+xMn2-x04 FOR USE AS SECONDARY BATTERY ELECTRODE	10/6/1995	5702679	12/30/1997	Issued	TRONOX LLC

1041	AU	37269/97	METHOD AND APPARATUS FOR PRODUCING TITANIUM DIOXIDE	7/24/1997	716808	6/22/2000	Issued	TRONOX LLC

1041	DE	97934143-5	METHOD AND APPARATUS FOR PRODUCING TITANIUM DIOXIDE	7/24/1997	852568	6/7/2000	Filed	TRONOX LLC

1041	EP	97934143.5	METHOD AND APPARATUS FOR PRODUCING TITANIUM DIOXIDE	7/24/1997	852568	6/7/2000	Issued	TRONOX LLC

1041	GB	9734143-5	METHOD AND APPARATUS FOR PRODUCING TITANIUM DIOXIDE	7/24/1997	852568	6/7/2000	Filed	TRONOX LLC

36

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
1041	NL	9734143-5	METHOD AND APPARATUS FOR PRODUCING TITANIUM DIOXIDE	7/24/1997	852568	6/7/2000	Filed	TRONOX LLC

1041	TW	86110624	METHOD AND APPARATUS FOR PRODUCING TITANIUM DIOXIDE	7/25/1997	NI-112040	2/18/2002	Issued	TRONOX LLC

1041	US	08/687280	METHOD AND APPARATUS FOR PRODUCING TITANIUM DIOXIDE	7/25/1996	5840112	11/24/1998	Issued	TRONOX LLC

1047	US	09/640598	METHODS OF EXTRACTING LIQUID HYDROCARBON CONTAMINANTS FROM UNDERGROUND	8/17/2000	6413016	7/2/2002	Issued	TRONOX LLC

1057	US	10/261617	REACTOR AND PROCESS FOR REDUCING EMISSIONS OF CO AND NOx	9/30/2002	7175821	2/13/2007	Issued	TRONOX LLC

1060	AU	765967	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/20/1999	765967	1/21/2010	Issued	TRONOX LLC

1060	BR	P9917004-3	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/20/1999			Filed	TRONOX LLC

1060	EP	99966482.4	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/20/1999			Filed	TRONOX LLC

1060	GE	2001004437	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/20/1999	3412	12/20/1999	Issued	TRONOX LLC

1060	JP	2000-589762	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/20/1999			Filed	TRONOX LLC

37

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
1060	KR	10-2001-7007776	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/20/1999	610596	8/2/2006	Issued	TRONOX LLC

1060	TW	88122117	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/16/1999	NI-153784	4/21/2002	Issued	TRONOX LLC

1060	US	09/217168	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/21/1998	6214198	4/10/2001	Issued	TRONOX LLC

1060	VE	2517-99	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/20/1999			Filed	TRONOX LLC

1060	ZA	2001/3667	METHOD OF PRODUCING HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE	12/20/1999	2001/3667	12/20/1999	Issued	TRONOX LLC

1062	AU	66088/00	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/26/2000	756041	4/17/2003	Issued	TRONOX LLC

1062	BE	953679.8	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/26/2000	7/26/2000	7/26/2000	Issued	TRONOX LLC

1062	CN	810857.9	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/26/2000	810857.9	3/15/2006	Issued	TRONOX LLC

1062	DE	953679.8	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/26/2000	60045599-8	2/2/2011	Issued	TRONOX LLC

38

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
1062	EP	953679.8	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/26/2000			Filed	TRONOX LLC

1062	GB	953679.8	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/26/2000	1228002	2/2/2011	Issued	TRONOX LLC

1062	MX	PA/a/2002/000904	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/26/2000	251655	11/21/2007	Issued	TRONOX LLC

1062	NL	953679.8	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/26/2000	1228002	2/2/2011	Issued	TRONOX LLC

1062	TW	89114920	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/26/2000	NI156462	6/1/2002	Issued	TRONOX LLC

1062	US	09/361003	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	7/27/1999	6350427	2/26/2002	Issued	TRONOX LLC

1062-B	US	09/822565	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID PARTICLES	3/30/2001	6835361	12/28/2004	Issued	TRONOX LLC

1064	US	09/408043	ATHODE INTERCALATION COMPOSITIONS PRODUCTION METHODS AND RECHARGEABLE LITHIUM BATTERIES CONTAININ	9/29/1999	6248477	6/19/2001	Issued	TRONOX LLC

1067	AU	2001295046	PROCESS FOR PRODUCING AND COOLING TITANIUM DIOXIDE	9/17/2001	2001295046	2/24/2006	Issued	TRONOX LLC

1067	BE	1975754.1	PROCESS FOR PRODUCING AND COOLING TITANIUM DIOXIDE	9/17/2001	1326804	1/19/2011	Issued	TRONOX LLC

39

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
1067	CN	18157734	PROCESS FOR PRODUCING AND COOLING TITANIUM DIOXIDE	9/17/2001	ZL01815773.4	4/20/2005	Issued	TRONOX LLC

1067	DE	1975754.1	PROCESS FOR PRODUCING AND COOLING TITANIUM DIOXIDE	9/17/2001	60143902-3	1/19/2011	Issued	TRONOX LLC

1067	EP	1975754.1	PROCESS FOR PRODUCING AND COOLING TITANIUM DIOXIDE	9/17/2001			Filed	TRONOX LLC

1067	GB	1975754.1	PROCESS FOR PRODUCING AND COOLING TITANIUM DIOXIDE	9/17/2001	1326804	1/19/2011	Issued	TRONOX LLC

1067	NL	1975754.1	PROCESS FOR PRODUCING AND COOLING TITANIUM DIOXIDE	9/27/2001	1326804	1/19/2011	Issued	TRONOX LLC

1067	TW	90122995	PROCESS FOR PRODUCING AND COOLING TITANIUM DIOXIDE	9/19/2001	NI203768	6/21/2004	Issued	TRONOX LLC

1067	US	09/664334	PROCESS FOR PRODUCING AND COOLING TITANIUM DIOXIDE	9/18/2000	6419893	7/16/2002	Issued	TRONOX LLC

1069	US	09/519538	PROCESS FOR REMOVING DISSOLVED URANIUM FROM WATER	3/6/2000	6419832	7/16/2002	Issued	TRONOX LLC

1076	US	09/774441	STABILIZED SPINEL BATTERY CATHODE MATERIAL	1/31/2001	6558844	5/6/2003	Issued	TRONOX LLC

1081	AU	2003297555	DENSIFICATION OF AERATED POWDERS USING POSITIVE PRESSURE	11/21/2003	2003297555	9/16/2010	Issued	TRONOX LLC

1081 Div	AU	2010201780	DENSIFICATION OF AERATED POWDERS USING POSITIVE PRESSURE	5/5/2010			Issued	TRONOX LLC

1081	CN	200380105826.4	DENSIFICATION OF AERATED POWDERS USING POSITIVE PRESSURE	11/21/2003	200380105826.4	9/12/2007	Issued	TRONOX LLC

1081	EP	3814633.8	DENSIFICATION OF AERATED POWDERS USING POSITIVE PRESSURE	11/21/2003			Filed	TRONOX LLC

40

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
1081	PC	PCT/US03/037448	DENSIFICATION OF AERATED POWDERS USING POSITIVE PRESSURE	11/21/2003			Filed	TRONOX LLC

1081	TW	92132931	DENSIFICATION OF AERATED POWDERS USING POSITIVE PRESSURE	11/24/2003	I271356	1/21/2007	Issued	TRONOX LLC

1082	AU	2004215401	IMPROVED PROCESS FOR MAKING TITANIUM DIOXIDE	2/23/2004	2004215401	4/8/2010	Issued	TRONOX LLC

1082	CN	200480003812.6.5	IMPROVED PROCESS FOR MAKING TITANIUM DIOXIDE	2/23/2004	200480003812-6	5/28/2008	Issued	TRONOX LLC

1082	EP	4713732.8	IMPROVED PROCESS FOR MAKING TITANIUM DIOXIDE	2/23/2004			Filed	TRONOX LLC

1082-A	EP	10013090.5	IMPROVED PROCESS FOR MAKING TITANIUM DIOXIDE	2/23/2004			Filed	TRONOX LLC

1082-B	EP	10013091.3	IMPROVED PROCESS FOR MAKING TITANIUM DIOXIDE	2/23/2004			Filed	TRONOX LLC

1082	TW	93103923	IMPROVED PROCESS FOR MAKING TITANIUM DIOXIDE	2/18/2004	NI255295	5/21/2006	Issued	TRONOX LLC

1082	US	10/374266	IMPROVED PROCESS FOR MAKING TITANIUM DIOXIDE	2/25/2003	7182931	2/27/2007	Issued	TRONOX LLC

1088	AU	2003294476	CIRCUMFERENTIAL AIR KNIFE AND APPLICATIONS	11/21/2003	2003294476	1/8/2009	Filed	TRONOX LLC

1088	BE	3789961.4	CIRCUMFERENTIAL AIR KNIFE AND APPLICATIONS	11/21/2003	1569736	2/9/2011	Filed	TRONOX LLC

1088	CN	200380105444-1	CIRCUMFERENTIAL AIR KNIFE AND APPLICATIONS	11/21/2003	200380105444-1	11/21/2003	Issued	TRONOX LLC

1088	DE	3789961.4	CIRCUMFERENTIAL AIR KNIFE AND APPLICATIONS	11/21/2003	60336007-6	2/9/2011	Issued	TRONOX LLC

1088	EP	3789961.4	CIRCUMFERENTIAL AIR KNIFE AND APPLICATIONS	11/21/2003	1569736	2/9/2011	Issued	TRONOX LLC

1088	GB	3789961.4	CIRCUMFERENTIAL AIR KNIFE AND APPLICATIONS	11/21/2003	1569736	2/9/2011	Issued	TRONOX LLC

1088	NL	3789961.4	CIRCUMFERENTIAL AIR KNIFE AND APPLICATIONS	11/21/2003	1569736	2/9/2011	Issued	TRONOX LLC

1088	TW	92132910	CIRCUMFERENTIAL AIR KNIFE AND APPLICATIONS	11/24/2003	I268803	12/21/2006	Issued	TRONOX LLC

1088	US	10/318796	CIRCUMFERENTIAL AIR KNIFE AND APPLICATIONS	12/13/2002	6752858	6/22/2004	Issued	TRONOX LLC

41

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
1089	CN	200380110124-5	PRODUCTION OF SLURRY PRODUCT FROM MICRONIZER TAILS	11/21/2003	200380110124-5	8/13/2008	Filed	TRONOX LLC

1089	US	10/400376	PRODUCTION OF SLURRY PRODUCT FROM MICRONIZER TAILS	3/27/2003	6699317	3/2/2004	Issued	TRONOX LLC

1090	AU	2005236428	LIQUID FUEL INJECTION	3/23/2005	2005236428	10/21/2010	Issued	TRONOX LLC

1090	CN	200580012219-2	LIQUID FUEL INJECTION	3/23/2005	200580012219-2	12/2/2009	Issued	TRONOX LLC

1090	DE	05731479-1	LIQUID FUEL INJECTION	3/23/2005	1733170	6/18/2008	Issued	TRONOX LLC

1090	EP	5731479.1	LIQUID FUEL INJECTION	3/23/2005	1733170	6/18/2008	Issued	TRONOX LLC

1090	GB	05731479-1	LIQUID FUEL INJECTION	3/23/2005	1733170	6/18/2008	Issued	TRONOX LLC

1090	NL	05731479-1	LIQUID FUEL INJECTION	3/23/2005	1733170	6/18/2008	Issued	TRONOX LLC

1090	TW	94109849	LIQUID FUEL INJECTION	3/29/2005			Filed	TRONOX LLC

1090	US	10/821641	LIQUID FUEL INJECTION	4/9/2004	7150416	12/19/2006	Issued	TRONOX LLC

1094	US	10/666625	FLUID BARRIERS	9/18/2003	6851896	2/8/2005	Issued	TRONOX LLC

1095	AU	2008246295	INJECTOR ASSEMBLY	3/20/2008			Filed	TRONOX LLC

1095	CN	200880014665-0	INJECTOR ASSEMBLY	3/20/2008			Filed	TRONOX LLC

1095	EP	8727020.3	INJECTOR ASSEMBLY	3/20/2008			Filed	TRONOX LLC

1095	JP	2010-506190	INJECTOR ASSEMBLY	3/20/2008			Filed	TRONOX LLC

1095	MY	PI20094596	INJECTOR ASSEMBLY	3/20/2008			Filed	TRONOX LLC

1095	SG	200906878-4	INJECTOR ASSEMBLY	3/20/2008			Filed	TRONOX LLC

1095	TW	97112890	INJECTOR ASSEMBLY	4/9/2008			Filed	TRONOX LLC

1095	US	11/799875	INJECTOR ASSEMBLY	3/20/2008			Filed	TRONOX LLC

1097	AU	2004280455	CHANGING FLUID FLOW DIRECTION	8/30/2004			Filed	TRONOX LLC

1097	CN	200480027695-7	CHANGING FLUID FLOW DIRECTION	8/30/2004	200480027695-7	6/10/2009	Issued	TRONOX LLC

1097	DE	4782590.6	CHANGING FLUID FLOW DIRECTION	8/30/2004	602004014515-7	6/18/2008	Issued	TRONOX LLC

1097	EP	4782590.6	CHANGING FLUID FLOW DIRECTION	8/30/2004	1668258	6/18/2008	Issued	TRONOX LLC

1097	GB	4782590.6	CHANGING FLUID FLOW DIRECTION	8/30/2004	1668258	6/18/2008	Issued	TRONOX LLC

1097	NL	4782590.6	CHANGING FLUID FLOW DIRECTION	8/30/2004	1668258	6/18/2008	Issued	TRONOX LLC

1097	RU	2006113368	CHANGING FLUID FLOW DIRECTION	8/30/2004			Filed	TRONOX LLC

42

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
1097	TW	93127048	CHANGING FLUID FLOW DIRECTION	9/7/2004			Filed	TRONOX LLC

1097	US	10/670981	CHANGING FLUID FLOW DIRECTION	9/25/2003			Filed	TRONOX LLC

1098	US	10/789212	GAS SEPARATION APPARATUS AND METHODS	2/27/2004	7115157	10/3/2006	Issued	TRONOX LLC

2002	AU	2004242111	METHOD FOR THE ANALYSIS OF GAS PRODUCED BY A TITANIUM TETRACHLORIDE FLUIDIZED BED REACTOR	5/12/2004	2004242111	1/7/2010	Issued	TRONOX LLC

2002	CN	200480013506-0	METHOD FOR THE ANALYSIS OF GAS PRODUCED BY A TITANIUM TETRACHLORIDE FLUIDIZED BED REACTOR	5/12/2004	200480013506-0	2/13/2008	Filed	TRONOX LLC

2002	DE	04752003-6	METHOD FOR THE ANALYSIS OF GAS PRODUCED BY A TITANIUM TETRACHLORIDE FLUIDIZED BED REACTOR	5/12/2004	602004004651-5	2/7/2007	Filed	TRONOX LLC

2002	EP	4752003.6	METHOD FOR THE ANALYSIS OF GAS PRODUCED BY A TITANIUM TETRACHLORIDE FLUIDIZED BED REACTOR	5/12/2004	1625351	2/7/2007	Issued	TRONOX LLC

2002	FR	04752003-6	METHOD FOR THE ANALYSIS OF GAS PRODUCED BY A TITANIUM TETRACHLORIDE FLUIDIZED BED REACTOR	5/12/2004	1625351	2/7/2007	Filed	TRONOX LLC

2002	GB	04752003-6	METHOD FOR THE ANALYSIS OF GAS PRODUCED BY A TITANIUM TETRACHLORIDE FLUIDIZED BED REACTOR	5/12/2004	1625351	2/7/2007	Filed	TRONOX LLC

2002	NL	04752003-6	METHOD FOR THE ANALYSIS OF GAS PRODUCED BY A TITANIUM TETRACHLORIDE FLUIDIZED BED REACTOR	5/12/2004	1625351	2/7/2007	Filed	TRONOX LLC

2002	TW	93111367	METHOD FOR THE ANALYSIS OF GAS PRODUCED BY A TITANIUM TETRACHLORIDE FLUIDIZED BED REACTOR	4/23/2004	NI241403	10/11/2005	Issued	TRONOX LLC

43

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2002	US	10/440702	METHOD FOR THE ANALYSIS OF GAS PRODUCED BY A TITANIUM TETRACHLORIDE FLUIDIZED BED REACTOR	5/19/2003	7183114	2/27/2007	Issued	TRONOX LLC

2003	US	10/743077	HIGH VOLTAGE LAMINAR CATHODE MATERIALS FOR LITHIUM RECHARGEABLE BATTERIES	12/23/2003	7238450	7/3/2007	Issued	TRONOX LLC

2007	AU	2004280456	LINER WEAR DETECTION	8/31/2004	2004280456	7/9/2010	Issued	TRONOX LLC

2007	CN	200480027247-7	LINER WEAR DETECTION	8/31/2004	200480027247	5/14/2008	Issued	TRONOX LLC

2007	DE	4782636.7	LINER WEAR DETECTION	8/31/2004	602004014396-0	6/11/2008	Issued	TRONOX LLC

2007	EP	4782636.7	LINER WEAR DETECTION	8/31/2004	1676073	6/11/2008	Filed	TRONOX LLC

2007	GB	4782636.7	LINER WEAR DETECTION	8/31/2004	1676073	6/11/2008	Issued	TRONOX LLC

2007	NL	4782636.7	LINER WEAR DETECTION	8/31/2004	1676073	6/11/2008	Issued	TRONOX LLC

2007	TW	93127046	LINER WEAR DETECTION	9/7/2004			Filed	TRONOX LLC

2007	US	10/670586	LINER WEAR DETECTION	9/25/2003	6962434	11/8/2005	Issued	TRONOX LLC

2010	AU	2004280457	PIPING ELBOW LINERS	8/31/2004	2004280457	7/9/2010	Issued	TRONOX LLC

2010	CN	200480027921-1	PIPING ELBOW LINERS	8/31/2004	200480027921-1	5/7/2008	Issued	TRONOX LLC

2010	EP	4782688.8	PIPING ELBOW LINERS	8/31/2004			Filed	TRONOX LLC

2010	TW	93127044	PIPING ELBOW LINERS	9/7/2004	NI-1328662	8/11/2010	Issued	TRONOX LLC

2010	US	10/670653	PIPING ELBOW LINERS	9/25/2003	6994117	2/7/2006	Issued	TRONOX LLC

2021	AU	2005245362	SCOUR MEDIA FOR TITANIUM DIOXIDE PRODUCTION	4/29/2005			Filed	TRONOX LLC

2021	CN	200580014014-8	SCOUR MEDIA FOR TITANIUM DIOXIDE PRODUCTION	4/29/2005	200580014014-8	9/2/2009	Issued	TRONOX LLC

2021	EP	5779225.1	SCOUR MEDIA FOR TITANIUM DIOXIDE PRODUCTION	4/29/2005			Filed	TRONOX LLC

2021	TW	94114322	SCOUR MEDIA FOR TITANIUM DIOXIDE PRODUCTION	5/3/2005			Filed	TRONOX LLC

2022	AU	2004324174	IMPROVED METHOD AND APPARATUS FOR CONCENTRATING A SLURRY	10/15/2004	2004324174	7/9/2010	Issued	TRONOX LLC

2022	CN	200480044605-5	IMPROVED METHOD AND APPARATUS FOR CONCENTRATING A SLURRY	10/15/2004			Filed	TRONOX LLC

44

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2022	EP	4795306.2	IMPROVED METHOD AND APPARATUS FOR CONCENTRATING A SLURRY	10/15/2004			Filed	TRONOX LLC

2022	US	10/590090	IMPROVED METHOD AND APPARATUS FOR CONCENTRATING A SLURRY	10/15/2004	7285225	10/23/2007	Issued	TRONOX LLC

2043	AU	2005332085	FLUID MIXING APPARATUS AND METHOD	5/20/2005			Filed	TRONOX LLC

2043	CN	200580049785-0	FLUID MIXING APPARATUS AND METHOD	5/20/2005			Filed	TRONOX LLC

2043	EP	5783931.8	FLUID MIXING APPARATUS AND METHOD	5/20/2005			Filed	TRONOX LLC

2043	US	11/915010	FLUID MIXING APPARATUS AND METHOD	5/20/2005			Filed	TRONOX LLC

2046	US	11/126941	PERCHLORATE REMOVAL FROM SODIUM CHLORATE PROCESS (Electrolytic/Hamilton)	5/11/2005	7250144	7/31/2007	Issued	TRONOX LLC

2048	AU	2006241051	PRODUCTION OF TIITANIUM TETRACHLORIDE USING A FLUIDIZED BEST REACTOR	4/26/2006			Filed	TRONOX WORLDWIDE LLC

2059	AU	2005336980	METHODS OF CONTROLLING THE PARTICLE SIZE OF TITANIUM DIOXIDE PRODUCED BY THE CHLORIDE PROCESS	9/16/2005	2005336980	6/2/2011	Issued	TRONOX LLC

2059	CN	200580052053-7	METHODS OF CONTROLLING THE PARTICLE SIZE OF TITANIUM DIOXIDE PRODUCED BY THE CHLORIDE PROCESS	9/16/2005			Filed	TRONOX LLC

2059	BE	5796757.2	METHODS OF CONTROLLING THE PARTICLE SIZE OF TITANIUM DIOXIDE PRODUCED BY THE CHLORIDE PROCESS	9/16/2005	1943190	11/9/2010	Issued	TRONOX LLC

45

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2059	DE	5796757.2	METHODS OF CONTROLLING THE PARTICLE SIZE OF TITANIUM DIOXIDE PRODUCED BY THE CHLORIDE PROCESS	9/16/2005	602005024723-8	11/9/2010	Issued	TRONOX LLC

2059	EP	5796757.2	METHODS OF CONTROLLING THE PARTICLE SIZE OF TITANIUM DIOXIDE PRODUCED BY THE CHLORIDE PROCESS	9/16/2005	1943190	11/9/2010	Issued	TRONOX LLC

2059	HK	91202838.3	METHODS OF CONTROLLING THE PARTICLE SIZE OF TITANIUM DIOXIDE PRODUCED BY THE CHLORIDE PROCESS	9/16/2005			Filed	TRONOX LLC

2059	JP	2008-531067	METHODS OF CONTROLLING THE PARTICLE SIZE OF TITANIUM DIOXIDE PRODUCED BY THE CHLORIDE PROCESS	9/16/2005			Filed	TRONOX LLC

2059	NL	5796757.2	METHODS OF CONTROLLING THE PARTICLE SIZE OF TITANIUM DIOXIDE PRODUCED BY THE CHLORIDE PROCESS	9/16/2005	1943190	11/9/2010	Issued	TRONOX LLC

2059	US	12/067091	METHODS OF CONTROLLING THE PARTICLE SIZE OF TITANIUM DIOXIDE PRODUCED BY THE CHLORIDE PROCESS	3/17/2008	7854917	12/21/2010	Issued	TRONOX LLC

2075	AU	2007243591	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/4/2007			Filed	TRONOX LLC

2075	BE	7754900.4	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/26/2007	2010684	9/28/2011	Issued	TRONOX LLC

46

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2075	CN	2009-80015020.4	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/26/2006			Filed	TRONOX LLC

2075	DE	7754900.4	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/26/2007	602007017534	9/28/2011	Issued	TRONOX LLC

2075	EP	7754900.4	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/26/2007	2010684	9/28/2011	Issued	TRONOX LLC

2075	NL	7754900.4	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/26/2007	2010684	9/28/2011	Issued	TRONOX LLC

2075	HK	9106112.1	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/4/2007			Filed	TRONOX LLC

2075	JP	2009-507695	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/4/2007			Filed	TRONOX LLC

2075	PC	PCT/US07/008461	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/4/2007			Filed	TRONOX LLC

2075	GB	7754900.4	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/26/2007	2010684	9/28/2011	Issued	TRONOX LLC

2075	TW	96110816	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	3/28/2007			Filed	TRONOX LLC

47

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2075	US	11/412816	IMPROVED HANDLING OF WASTE SOLIDS FROM THE CHLORINATION OF TITANIUM-BEARING ORES	4/27/2006			Filed	TRONOX LLC

2089	AU	2006295235	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/25/2006			Filed	TRONOX LLC

2089	CN	200680034316-6	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/25/2006			Filed	TRONOX LLC

2089	DE	06802364-7	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/25/2006	190743	4/8/2009	Issued	TRONOX LLC

2089	EP	6802364.7	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/25/2006	194073	4/8/2009	Filed	TRONOX LLC

2089	FR	06802364-7	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/25/2006	190743	4/8/2009	Issued	TRONOX LLC

2089	GB	06802364-7	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/25/2006	190743	4/8/2009	Issued	TRONOX LLC

2089	HK	914583.6	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/25/2006			Filed	TRONOX LLC

2089	JP	2008-5322238	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/5/2006			Filed	TRONOX LLC

2089	NL	06802364-7	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/25/2006	190743	4/8/2009	Issued	TRONOX LLC

2089	PC	PCT/US06/033319	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/25/2006			Filed	TRONOX LLC

2089	TW	95131903	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	8/30/2006			Filed	TRONOX LLC

48

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2089	US	11/234996	SCOUR MEDIUM FOR TITANIUM DIOXIDE PRODUCTION	9/26/2005			Filed	TRONOX LLC

2095	AU	2006351884	AN IMPROVED JET FOR USE IN A JET MILL MICRONIZER	12/14/2006			Filed	TRONOX LLC

2095	CN	200680056641-2	AN IMPROVED JET FOR USE IN A JET MILL MICRONIZER	12/14/2006			Filed	TRONOX LLC

2095	EP	6845418	AN IMPROVED JET FOR USE IN A JET MILL MICRONIZER	12/14/2006			Filed	TRONOX LLC

2095	JP	2009-541277	AN IMPROVED JET FOR USE IN A JET MILL MICRONIZER	12/14/2006			Filed	TRONOX LLC

2095	MY	PI20092366	AN IMPROVED JET FOR USE IN A JET MILL MICRONIZER	12/14/2006			Filed	TRONOX LLC

2095	PC	PCT/US06/047707	AN IMPROVED JET FOR USE IN A JET MILL MICRONIZER	12/14/2006			Filed	TRONOX LLC

2095	SG	200903961-1	AN IMPROVED JET FOR USE IN A JET MILL MICRONIZER	12/14/2006			Filed	TRONOX LLC

2095	TW	96145433	AN IMPROVED JET FOR USE IN A JET MILL MICRONIZER	11/29/2007			Filed	TRONOX LLC

2095	US	12/518867	AN IMPROVED JET FOR USE IN A JET MILL MICRONIZER	6/11/2009			Filed	TRONOX LLC

2099	AU	2007277440	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007	2007277440	8/25/2011	Issued	TRONOX LLC

2099	BE	7796548.1	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007	2052036	4/13/2011	Issued	TRONOX LLC

2099	CN	200780031490.X	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007			Filed	TRONOX LLC

2099	DE	7796548.1	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007	20110622	4/13/2011	Issued	TRONOX LLC

2099	EP	7796548.1	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007			Filed	TRONOX LLC

2099	GB	7796548.1	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007	2052036	4/13/2011	Issued	TRONOX LLC

49

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2099	NL	7796548.1	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007	2052036	4/13/2011	Issued	TRONOX LLC

2099	JP	2009-521749	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007			Filed	TRONOX LLC

2099	PC	PCT/US07/15041	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007			Filed	TRONOX LLC

2099	SG	200900526-5	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	6/28/2007	149558	11/15/2011	Issued	TRONOX LLC

2099	TW	96124907	IMPROVED PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENTS	7/9/2007			Filed	TRONOX LLC

2106	TW	96130745	IMPROVED PROCESS FOR MANUFACTURE OF ORGANOSILICON COMPOUND-TREATED PIGMENTS	8/20/2007			Filed	TRONOX LLC

2106	US	11/516157	IMPROVED PROCESS FOR MANUFACTURE OF ORGANOSILICON COMPOUNDTREATED PIGMENTS	9/6/2006	7250080	7/31/2007	Issued	TRONOX LLC

2110	AU	2007320043	SURFACE TREATED PIGMENT	10/18/2007			Filed	TRONOX LLC

2110	CN	200780042056-1	SURFACE TREATED PIGMENT	10/18/2007			Filed	TRONOX LLC

2110	EP	7839675.1	SURFACE TREATED PIGMENT	10/18/2007			Filed	TRONOX LLC

2110	BE	7839675.1	SURFACE TREATED PIGMENT	10/18/2007	2092024	5/25/2011	Issued	TRONOX LLC

2110	DE	7839675.1	SURFACE TREATED PIGMENT	10/18/2007	602007014893.6	5/25/2011	Issued	TRONOX LLC

2110	GB	7839675.1	SURFACE TREATED PIGMENT	10/18/2007	2092024	5/25/2011	Issued	TRONOX LLC

2110	NL	7839675.1	SURFACE TREATED PIGMENT	10/18/2007	2092024	5/25/2011	Issued	TRONOX LLC

2110	IT	7839675.1	SURFACE TREATED PIGMENT	10/18/2007	2092024	5/25/2011	Issued	TRONOX LLC

2110	FI	7839675.1	SURFACE TREATED PIGMENT	10/18/2007	2092024	5/25/2011	Issued	TRONOX LLC

2110	ES	7839675.1	SURFACE TREATED PIGMENT	10/18/2007	2092024	5/25/2011	Issued	TRONOX LLC

2110	JP	2009-536233	SURFACE TREATED PIGMENT	10/18/2007			Filed	TRONOX LLC

2110	MY	PI 20091918	SURFACE TREATED PIGMENT	10/18/2007			Filed	TRONOX LLC

2110	PC	PCT/US2007/22255	SURFACE TREATED PIGMENT	10/18/2007			Filed	TRONOX LLC

50

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2110	SG	200903240-0	SURFACE TREATED PIGMENT	10/18/2007			Filed	TRONOX LLC

2110	TW	96141482	SURFACE TREATED PIGMENT	11/2/2007			Filed	TRONOX LLC

2110	US	11/598309	SURFACE TREATED PIGMENT	11/13/2006	7935753	5/3/2011	Issued	TRONOX LLC

2112	AU	2007297813	PROCESS FOR MAKING PIGMENTARY TITANIUM DIOXIDE	8/20/2007			Filed	TRONOX LLC

2112	CN	200780034626-2	PROCESS FOR MAKING PIGMENTARY TITANIUM DIOXIDE	8/20/2007			Filed	TRONOX LLC

2112	EP	7837049.1	PROCESS FOR MAKING PIGMENTARY TITANIUM DIOXIDE	8/20/2007			Filed	TRONOX LLC

2112	JP	2009-528229	PROCESS FOR MAKING PIGMENTARY TITANIUM DIOXIDE	8/20/2007			Filed	TRONOX LLC

2112	PC	PCT/US07/18369	PROCESS FOR MAKING PIGMENTARY TITANIUM DIOXIDE	8/20/2007			Filed	TRONOX LLC

2112	SG	200901781-5	PROCESS FOR MAKING PIGMENTARY TITANIUM DIOXIDE	8/20/2007			Filed	TRONOX LLC

2112	TW	96130890	PROCESS FOR MAKING PIGMENTARY TITANIUM DIOXIDE	8/21/2007			Filed	TRONOX LLC

2112	US	11/522702	PROCESS FOR MAKING PIGMENTARY TITANIUM DIOXIDE	9/18/2006			Filed	TRONOX LLC

2113	AU	2007322294	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007			Filed	TRONOX LLC

2113	BE	7839595.1	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007	2094791	1/19/2011	Issued	TRONOX LLC

51

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2113	CN	200780042447-3	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007			Filed	TRONOX LLC

2113	DE	7839595.1	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007	602007012143-4	1/19/2011	Issued	TRONOX LLC

2113	EP	7839595.1	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007			Filed	TRONOX LLC

2113	ES	7839595.1	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007	2094791	1/19/2011	Issued	TRONOX LLC

2113	FI	7839595.1	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007	2094791	1/19/2011	Issued	TRONOX LLC

2113	GB	7839595.1	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007	2094791	1/19/2011	Issued	TRONOX LLC

2113	IT	7839595.1	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007	2094791	1/19/2011	Issued	TRONOX LLC

2113	JP	2009-537146	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007			Filed	TRONOX LLC

52

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2113	MY	PI20092000	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007			Filed	TRONOX LLC

2113	NL	7839595.1	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007	2094791	1/19/2011	Issued	TRONOX LLC

2113	PC	PCT/US07/22059	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	11/16/2006			Filed	TRONOX LLC

2113	SG	200903242-6	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	10/15/2007			Filed	TRONOX LLC

2113	TW	96141871	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	11/6/2007			Filed	TRONOX LLC

2113	US	11/600643	PROCESS FOR MANUFACTURING ZIRCONIA-TREATED TITANIUM DIOXIDE PIGMENTS	11/16/2006	7238231	7/3/2007	Issued	TRONOX LLC

2118	AU	2008248294	IMPROVED PROCESS FOR MANUFACTURING CO-PRECIPITATED MIXED OXIDE-TREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008			Filed	TRONOX LLC

2118	CN	200880014618.6	IMPROVED PROCESS FOR MANUFACTURING CO-PRECIPITATED MIXED OXIDE-TREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008			Filed	TRONOX LLC

53

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2118	EP	8743324.9	IMPROVED PROCESS FOR MANUFACTURING CO-PRECIPITATED MIXED OXIDE-TREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008	2142605	7/20/2011	Issued	TRONOX LLC

2118	DE	8743324.9	IMPROVED PROCESS FOR MANUFACTURING COPRECIPITATED MIXED OXIDETREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008	602008008384.5	7/20/2011	Issued	TRONOX LLC

2118	NL	8743324.9	IMPROVED PROCESS FOR MANUFACTURING COPRECIPITATED MIXED OXIDETREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008	2142605	7/20/2011	Issued	TRONOX LLC

2118	GB	8743324.9	IMPROVED PROCESS FOR MANUFACTURING COPRECIPITATED MIXED OXIDETREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008	2142605	7/20/2011	Issued	TRONOX LLC

2118	FI	8743324.9	IMPROVED PROCESS FOR MANUFACTURING COPRECIPITATED MIXED OXIDETREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008	2142605	7/20/2011	Issued	TRONOX LLC

2118	ES	8743324.9	IMPROVED PROCESS FOR MANUFACTURING COPRECIPITATED MIXED OXIDETREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008	2142605	7/20/2011	Issued	TRONOX LLC

2118	IT	8743324.9	IMPROVED PROCESS FOR MANUFACTURING COPRECIPITATED MIXED OXIDETREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008	2142605	7/20/2011	Issued	TRONOX LLC

54

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
2118	JP	2010-506281	IMPROVED PROCESS FOR MANUFACTURING CO-PRECIPITATED MIXED OXIDE-TREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008			Filed	TRONOX LLC

2118	MY	PI20094359	IMPROVED PROCESS FOR MANUFACTURING CO-PRECIPITATED MIXED OXIDE-TREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008			Filed	TRONOX LLC

2118	PC	8743324.9	IMPROVED PROCESS FOR MANUFACTURING CO-PRECIPITATED MIXED OXIDE-TREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008			Filed	TRONOX LLC

2118	SG	200906865-1	IMPROVED PROCESS FOR MANUFACTURING CO-PRECIPITATED MIXED OXIDE-TREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008			Filed	TRONOX LLC

2118	TW	97116402	IMPROVED PROCESS FOR MANUFACTURING CO-PRECIPITATED MIXED OXIDE-TREATED TITANIUM DIOXIDE PIGMENTS	4/25/2008			Filed	TRONOX LLC

2118	US	11/799876	IMPROVED PROCESS FOR MANUFACTURING CO-PRECIPITATED MIXED OXIDE-TREATED TITANIUM DIOXIDE PIGMENTS	5/3/2007			Filed	TRONOX LLC

0941D	US	08/451896	ATTENUTATION OF POLYMER SUBSTRATE DEGRADATION DUE TO ULTRA	5/26/1995	5571855	11/5/1996	Issued	TRONOX LLC

0985-A	CN	95191549.5	ZIRCONIUM SILICATE GRINDING METHOD AND MEDIUM	12/8/1995	ZL 95191549.5	1/8/2003	Issued	TRONOX LLC

0985-A	US	08/359219	ZIRCONIUM SILICATE GRINDING METHOD AND MEDIUM	12/19/1994	5544817	8/13/1996	Issued	TRONOX LLC

55

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
0989-A	US	08/390190	METHOD FOR ENHANCING PRODUCTION OF TITANIUM DIOXIDE	2/17/1995	5573744	11/12/1996	Issued	TRONOX LLC

1011-A	US	08/807732	PIGMENT PROCESS FOR DURABLE PIGMENTS	2/27/1997	5976237	11/2/1999	Issued	TRONOX LLC

1024A	US	08/926167	TITANIUM DIOXIDE PIGMENTS	9/9/1997	6139617	10/31/2000	Issued	TRONOX LLC

1026-A	US	08/815558	METHOD OF PREPARING Li1+xMn2-x04 FOR USE AS SECONDARY BATTERY ELECTRODE	3/12/1997	5874058	2/23/1999	Issued	TRONOX LLC

1040-B	US	09/131259	PROCESS FOR SEPARATING RADIOACTIVE AND HAZARDOUS METAL CONTAMINANTS FROM	8/7/1998	6102053	8/15/2000	Issued	TRONOX LLC

1041-A	US	08/887649	METHOD AND APPARATUS FOR PRODUCING TITANIUM DIOXIDE	7/3/1997	6207131	3/27/2001	Issued	TRONOX LLC

1041-A RE	US	10/389636	METHOD AND APPARATUS FOR PRODUCING TITANIUM DIOXIDE	3/14/2003	RE39068	4/18/2006	Issued	TRONOX LLC

1060-A	US	09/610821	HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE AND METHODS OF	7/6/2000	6638401	10/28/2003	Issued	TRONOX LLC

1060-C	US	09/745519	HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE AND METHODS OF	12/22/2000	6527941	3/4/2003	Issued	TRONOX LLC

1060-C	TW	90126180	HIGH DISCHARGE CAPACITY ELECTROLYTIC MANGANESE DIOXIDE AND METHODS OF	10/23/2001	NI-172943	3/1/2003	Issued	TRONOX LLC

1062-B	US	09/822565	PROCESSES AND APPARATUS FOR REACTING GASEOUS REACTANTS CONTAINING SOLID	3/30/2001	6835361	12/28/2004	Issued	TRONOX LLC

1081-A	US	10/802244	DENSIFICATION OF AERATED POWDERS USING POSITIVE PRESSURE	3/17/2004	6843282	1/18/2005	Issued	TRONOX LLC

56

Co #	C/J	App No	Title	Filing Date	Patent Number	Issue Date	Case Status	Owner
1081-B	US	10/949691	DENSIFICATION OF AERATED POWDERS USING POSITIVE PRESSURE	9/23/2004	7114533	10/3/2006	Issued	TRONOX LLC

1089-A	US	10/614424	TITANIUM DIOXIDE SLURRIES	7/7/2003	6981666	1/3/2006	Issued	TRONOX LLC

2021-A	US	11/187470	SCOUR MEDIA FOR TITANIUM DIOXIDE PRODUCTION	5/4/2004			Filed	TRONOX LLC

2026-A	US	10/935003	SURFACE-TREATED PIGMENTS	9/7/2004	6958091	10/25/2005	Issued	TRONOX LLC

2027-AA	US	11/166472	SURFACE-TREATED PIGMENTS	8/30/2004	7011703	3/14/2006	Issued	TRONOX LLC

2030-A	US	10/935001	SURFACE TREATED PIGMENTS	9/7/2004	7138011	11/21/2006	Issued	TRONOX LLC

2031-A	US	10/934983	SURFACE-TREATED PIGMENTS	9/7/2004	6946028	9/20/2005	Issued	TRONOX LLC

2099-A	US	11/983345	PROCESS FOR MANUFACTURING TITANIUM DIOXIDE PIGMENT	11/8/2007			Filed	TRONOX LLC

2120	US						Preliminary

2129	US	13/044297	[NOT PUBLISHED]	3/9/2011			Pending

2130	US						Preliminary

2131	US	13/337839	[NOT PUBLISHED]	11/27/2011			Pending

	AU	2000072404	SEPARATION OF ZIRCON FROM ALUMINOSILICATES	12/19/2000	776607	1/6/2005	Issued	K.M.C.C. Western Australia Pty Ltd; Yalgoo Minerals Pty Ltd

	AU	1997042830	SEPARATION OF ZIRCON FROM ALUMINOSILICATES	10/24/1997	725713	2/1/2001	Issued	K.M.C.C. Western Australia Pty Ltd; Yalgoo Minerals Pty Ltd

57

Trademarks Owned by Each Company or their subsidiaries

Jurisdiction	Mark	Appln. No./Date	Registration No./Date	Registered Owner
US	TRONA	72024025 2/8/1957	651632 9/16/1957	Tronox LLC

US	TRONOX	72156853 11/8/1962	769354 5/12/1964	Tronox LLC

South Korea	KERR-MCGEE PIGMENTS	40-2001-0049155 11/8/2001	40054436500000 4/3/2003	Tronox LLC

South Korea	KM	40-2001-0049158 11/8/2001	4005532920000 7/9/2003	Tronox LLC

South Korea	KMP	40-2001-0049157 11/8/2001	4005443660000 4/3/2003	Tronox LLC

South Korea	TRONOX	40-2001-0049154 11/8/2001	4005443640000 4/3/2003	Tronox LLC

US	TRONA		651,632 9/17/1957	Tronox LLC

US	TRONOX		769,354 5/12/1964	Tronox LLC

58

Jurisdiction	Mark	Appln. No./Date	Registration No./Date	Registered Owner
Australia	HIPO2L Design	999133 4/22/2004	999133 4/22/2004	Tronox Worldwide LLC

Australia	TRONOX	894021 11/2/2001	894021 11/2/2001	Tronox Worldwide LLC

Brazil	TRONOX	825510651 5/19/2003	825510651 8/25/2009	Tronox Worldwide LLC

Brazil	TRONOX	825510643 5/19/2003	825510643 1/26/2010	Tronox Worldwide LLC

Canada	TRONOX	112696700 1/2/2002	TMA595603 11/24/2003	Tronox Worldwide LLC

China	CR-828	3594918 6/16/2003	3594918 9/14/2005	Tronox Worldwide LLC

China	CR-828	3594919 6/16/2003	3594919 4/21/2005	Tronox Worldwide LLC

China	TENUO	3594920 6/16/2003	3594920 3/28/2005	Tronox Worldwide LLC

59

Jursidiction	Mark	Appln. No./Date	Registration No./Date	Registered Owner

China	TENUO	3594921 6/16/2003	3594921 4/21/2005	Tronox Worldwide LLC

China	TRONOX	3594922 6/16/2003	3594922 3/28/2005	Tronox Worldwide LLC

China	TRONOX	3594923 6/16/2003	3594923 4/21/2005	Tronox Worldwide LLC

CTM	HIPO2L Design	3803211 4/22/2004	3803211 8/12/2005	Tronox Worldwide LLC

CTM	TRONOX	256677 5/23/1996	256677 3/2/1999	Tronox Worldwide LLC

France	TRONOX	INPI 937076 6/27/1988	N 1473382	Tronox Worldwide LLC

Japan	TRONOX	2002-006321 1/30/200	4629619 12/13/2002	Tronox Worldwide LLC

Japan	TRONOX	2001-098486 11/2/2001	4607924 9/27/2002	Tronox Worldwide LLC

Mexico	HIPO2L	653009 4/22/2004	847129 8/17/2004	Tronox Worldwide LLC

Mexico	TRONOX	527274 1/11/2002	751652 6/26/2002	Tronox Worldwide LLC

New Zealand		711353 4/22/2004	711353 12/9/2004	Tronox Worldwide LLC

60

Jursidiction	Mark	Appln. No./Date	Registration No./Date	Registered Owner
New Zealand	TRONOX	648046 11/5/2001	648046 6/10/2002	Tronox Worldwide LLC

Poland	HIPO2L Design	279622 4/21/2004	279622	Tronox Worldwide LLC

South Korea	HIPO2L Design	40-2004-0017810 4/21/2004	4006158140000 4/26/2005	Tronox Worldwide LLC

Switzerland	HIPO2L	1590/2004 4/30/2004	524714	Tronox Worldwide LLC

Switzerland	TRONOX	12/2002 1/3/2002	P-497911 4/17/2002	Tronox Worldwide LLC

Copyrights Owned by Each Company or their subsidiaries

Title	Registration No.	Registration Date	Registered Owner
GENIE2K/NUTRANL COMPUTER PROGRAM	TX5474632	3/19/01	Tronox Worldwide LLC

GENIE2K/NUTRANL OPERATION MANUAL	TX5361537	3/19/01	Tronox Worldwide LLC

61

Schedule 3(c)

Deposit and Securities Accounts

Grantor	Bank Name	Account Number	Purpose
Tronox LLC	Citibank	40008808	General
	Citibank	38558173	Controlled Disbursing
	Bank of Oklahoma	187554	General
	Bank of Oklahoma	804579201	Payroll
	JP Morgan Chase	5907632	General
	JP Morgan Chase	23850	Lockbox
	Wells Fargo	2000147704416	Lockbox
	Royal Bank of Canada	1747401	CAD Lockbox
	Cadence Bank	0801035	local fees / local payroll
	Wells Fargo	0832402358	local fees / local payroll
	Wells Fargo	4122150527	General
	Wells Fargo	4122150501	Lockbox
	Wells Fargo	9600148753	Controlled Disbursing
Tronox Pigments Ltd.	JP Morgan Chase	5750547	General
	JP Morgan Chase	5758424	Check Disbursement
	JP Morgan Chase	77012201	Collection
	JP Morgan Chase	77012202	Collection
	JP Morgan Chase	77012204	Collection
	JP Morgan Chase	77012205	Collection
	JP Morgan Chase	77012211	Collection
	JP Morgan Chase	77012212	Collection
	Australia and New Zealand Bank	016263-837375437	Collection

62

Grantor	Bank Name	Account Number	Purpose
	Australia and New Zealand Bank	016263-837375445	local fees / local payroll

	Australia and New Zealand Bank	010505018489600	local fees / local payroll

	Australia and New Zealand Bank	867689USD00001	local fees / local payroll

	Australia and New Zealand Bank	867697USD00001	Collection

Tronox Worldwide LLC	Citibank	38726253	Controlled Disbursing

	Citibank	30815972	General

	Wells Fargo	9600148753	Controlled Disbursing

Tronox Australia Sands Pty Ltd (Yalgoo)[5]*	Westpac Banking Corporation	WBCA 034002 991560 WBCUS 034702 495904	General

Tiwest Sales Pty Ltd*	Westpac Banking Corporation	WBCA 036037 316521 WBCA 034002 903436 WBCUS 034702 612445	General

Yalgoo Minerals Pty Ltd*	Australia and New Zealand Banking Group	016498-835538458 236315USD00001	General

Yalgoo Minerals Pty Ltd*	Australia and New Zealand Banking Group	8318-03154	General

Tronox Australia Sands Pty Ltd[6]*	National Australia Bank Limited	634494815	General

Tiwest Pty Ltd*	Westpac Banking Corporation	WBCA 034002 903428	General

	Westpac Banking Corporation	WBCA 036106 116866	local fees / local payroll

	Westpac Banking Corporation	WBCA 036043 272473	local fees / local payroll

	Westpac Banking Corporation	WBCA 036000 907344	local fees / local payroll

	Westpac Banking Corporation	WBCUS 034702 616024	General

Tronox Western Australia Pty Ltd	Australia and New Zealand Bank	016263-837375453	General

	Citibank	40708724	General

[5]	In the name of Exxaro Australia Sands Pty Ltd.
[6]	In the name of Exxaro Australia Sands Pty Ltd.

63

Grantor	Bank Name	Account Number	Purpose
Tiwest Pty Ltd*	Westpac Banking Corporation	034002 903428	AUD current general

	Westpac Banking Corporation	034702 616024	USD current general

		036106 116866	Mine local fees / local payroll

	Westpac Banking Corporation	036043 272473	Chandala local fees / local payroll

		034702 616024	Kwinana local fees / local payroll

*	To be joined post-Closing in accordance with the terms of the Credit Agreement.

64

Schedule 6(h)

Indebtedness to be Paid Off

Credit Agreement dated February 14, 2011 between, inter alia, Wells Fargo Capital Finance, LLC as lender and Tronox LLC as borrower

EXHIBIT L-2

[Form of]

PERFECTION CERTIFICATE SUPPLEMENT

[Provided under separate cover]

L-2-1

EXHIBIT L-2

TO CREDIT AGREEMENT

Form of

PERFECTION CERTIFICATE SUPPLEMENT

This Perfection Certificate Supplement, dated as of                     , 20    , is delivered pursuant to that certain Revolving Syndicated Facility Agreement dated as of June [    ], 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (“Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party hereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers;” and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who became party thereto, collectively, the “Borrowers” and each a “Borrower”), the Subsidiary Guarantors (together with the Borrowers, in such capacities and together with any successors in such capacities, the “Companies,” and each, a “Company”), the Lenders, UBS Securities LLC, as Arranger, as Documentation Agent and as Syndication Agent, UBS Loan Finance LLC, as Swingline Lender, UBS AG, Stamford Branch, as Issuing Bank, as Administrative Agent for the Lenders and as Collateral Agent for the Secured Parties and UBS AG, Stamford Branch, as Australian Security Trustee.

The undersigned hereby certifies, on behalf of itself and the other Companies, to the Administrative Agents that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date [as supplemented on                     ,     20    ] (the “Prior Perfection Certificate”) [other than as follows].

1.	THE COMPANIES. Except as listed on Schedule 1(a) through 1(h) attached hereto and made a part hereof:

a.	The full and correct name of each Company (exactly as it appears in its respective articles of incorporation or other organizational document) is set forth in Schedule 1(a) to the Prior Perfection Certificate.

b.	Set forth in Schedule 1(b) to the Prior Perfection Certificate are any other corporate or organizational names each Company has had since November 30, 2010.

c.	Set forth in Schedule 1(c) to the Prior Perfection Certificate is a list of trade name(s) and or trade style(s) used by each Company during the past five years.

d.	Each Company is the type of entity disclosed next to its name in Schedule 1(d) to the Prior Perfection Certificate, was incorporated, formed or organized on the date listed thereon and under the laws of the jurisdiction disclosed next to its name in Schedule 1(d) to the Prior Perfection Certificate and is in good standing (to the extent formed in a jurisdiction outside the U.S., to the extent applicable) in such jurisdiction except to the extent disclosed in Schedule 1(d) to the Prior Perfection Certificate.

e.	Set forth in Schedule 1(e) to the Prior Perfection Certificate is the federal taxpayer identification number of each Company.

f.	Set forth in Schedule 1(f) to the Prior Perfection Certificate is the organizational identification number of each Company.

g.	[Reserved]

h.	Set forth in Schedule 1(h) to the Prior Perfection Certificate is any Company that has been a party to any merger, consolidation, stock acquisition or purchase of a substantial portion of the assets of any person or entity.

2.	CURRENT LOCATIONS. Except as listed on Schedule 2(a) through 2(e), attached hereto and made a part hereof:

a.	Set forth in Schedule 2(a) to the Prior Perfection Certificate is the current address of the chief executive office of each Company, and additional locations at which the Company maintains any books or records (including county and ZIP code, to the extent applicable).

b.	Set forth in Schedule 2(b) to the Prior Perfection Certificate are the additional addresses at which the chief executive office of each Company has been located in the past 5 years.

c.	Set forth in Schedule 2(c) to the Prior Perfection Certificate are all of the locations where each Company maintains (or within the past four months has maintained) any equipment, inventory or other tangible personal property in excess of $500,000 (including county and Zip code).

d.	Set forth in Schedule 2(d) to the Prior Perfection Certificate are the names and addresses of all warehousemen, bailees, or consignees who have possession of any of the inventory in excess of $500,000 of each Company.

e.	Set forth in Schedule 2(e) to the Prior Perfection Certificate are all of the locations where each Company owns, leases or occupies any real property.

3.	SPECIAL TYPES OF COLLATERAL. Except as listed on Schedule 3(a) through 3(g) attached hereto and made a part hereof:

a.	Set forth in Schedule 3(a) to the Prior Perfection Certificate are all of the registrations of and applications for patents, trademarks, servicemarks, and copyrights, owned by each Company or their subsidiaries.

b.	Set forth in Schedule 3(b) to the Prior Perfection Certificate are any stocks, bonds, or other securities owned by any company (other than Cash Equivalents or of its direct and indirect wholly owned subsidiaries). Set forth in Schedule 3(b) to the Prior Perfection Certificate promissory notes, or other instruments or evidence of indebtedness (other than Intercompany Notes) in excess of $2,000,000 (or $5,000,000 in aggregate) or Intercompany Notes owned by any Company in favor of such Company. Set forth in Schedule 3(b) to the Prior Perfection Certificate are any leases of equipment, security agreements naming such persons as secured party or, any other chattel paper in excess of $2,000,000 (or $5,000,000 in the aggregate) owned by any Company.

c.	Set forth in Schedule 3(c) to the Prior Perfection Certification are all banks, savings institutions, or other institutions at which each Company maintains deposit accounts or securities accounts.

d.	Set forth in Schedule 3(d) to the Prior Perfection Certification are all of the providers of credit card clearinghouse or credit card payment processing services to each Company.

e.	Set forth in Schedule 3(e) to the Prior Perfection Certification is a true and correct list of all Commercial Tort Claims (as defined in the U.S. Security Agreement) held by each Company, including a brief description thereof.

f.	Set forth in Schedule 3(f) to the Prior Perfection Certification is a true and correct list of all Letters of Credit in favor of each Company, as beneficiary thereunder.

g.	Set forth in Schedule 3(g) to the Prior Perfection Certification is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $250,000 individually and owned by each Company, and the owner and approximate value of such motor vehicles.

4.	OWNERSHIP OF THE COMPANIES. Except as listed on Schedule 4(a) through 4(b), attached hereto and made a part hereof:

a.	[Reserved]

b.	Set forth in Schedule 4(b) to the Prior Perfection Certification are the persons or companies who collectively own 100% of the equity interests of each Company.

5.	OFFICERS OF THE COMPANIES. Except as listed on Schedule 5(a) through 5(b) attached hereto and made a part hereof:

a.	Set forth in Schedule 5(a) to the Prior Perfection Certification are all of the officers of each Company.

b.	Set forth in Schedule 5(b) to the Prior Perfection Certification are all of the members of the Board of Directors and/or the Managers of each Company.

c.	[Reserved]

6.	ADDITIONAL INFORMATION. Except as listed on Schedule 6(a) through 6(j) attached hereto and made a part hereof:

a.	Set forth in Schedule 6(a) to the Prior Perfection Certification are all of the pension plans that the Companies maintains or contributes to.

b.	[Reserved]

c.	[Reserved]

d.	Set forth in Schedule 6(d) is the law firm that represents the Companies in connection with the Credit Agreement.

e.	Set forth in Schedule 6(e) to the Prior Perfection Certification are the Certified Public Accountants for the Companies.

f.	Set forth in Schedule 6(f) to the Prior Perfection Certification are the firms that provide insurance services for the Companies.

g.	Set forth in Schedule 6(g) to the Prior Perfection Certification is the fiscal year end of the Companies.

h.	[Reserved]

i.	[Reserved]

j.	[Reserved]

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate Supplement as of the date of delivery set forth above.

[ ]

By:
Name: Title: [Financial Officer]

[Attach Relevant Schedules]

EXHIBIT M-1

[Form of]

U.S. SECURITY AGREEMENT

[Provided under separate cover]

M-1-1

EXHIBIT M-2

[Form of]

AUSTRALIAN GENERAL SECURITY DEED

[Provided under separate cover]

M-2-1

EXHIBIT M-3

[Form of]

AUSTRALIAN SPECIFIC SECURITY DEED

[Provided under separate cover]

M-3-1

EXHIBIT M-4

[Form of]

U.K. DEBENTURE

[Provided under separate cover]

M-4-1

EXHIBIT N

[Intentionally omitted]

N-1

EXHIBIT O

[Form of]

SOLVENCY CERTIFICATE

[DATE]

I, the undersigned, [financial officer] of Tronox Limited (ACN 153 348 111), an Australian public limited liability company incorporated in the Commonwealth of Australia (“Holdings”), DO HEREBY CERTIFY on the date hereof on behalf of Holdings and its Subsidiaries that:

1. This Certificate is furnished pursuant to Section 4.01(h) of the Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”). Capitalized terms not otherwise defined herein shall be as defined in the Credit Agreement.

2. Each of the Borrowers and each other Australian Subsidiary that is a Material Entity (after giving effect to rights of contribution) is, and Holdings and its Subsidiaries, taken as a whole, are, and immediately following the consummation of the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan on the date hereof, will be, Solvent.

[Signature Page Follows]

O-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

TRONOX LIMITED

By:
Name:
Title: [Financial Officer]

O-2

EXHIBIT P

[Form of]

INTERCOMPANY NOTE

mm/dd/yyyy	New York, New York

FOR VALUE RECEIVED, each of the undersigned entities listed on the signature page23 hereto as a Payor and any entity becoming a party hereto by executing a counterpart signature hereto, in each case to the extent a borrower from time to time (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of each of the undersigned entities listed on the signature page hereto as a Payee and each entity becoming a party hereto by executing a counterpart signature hereto, in each case to the extent a lender to any Payor from time to time (each, in such capacity, a “Payee”), as the case may be, in lawful money of the United States of America, or such other currency as may be agreed between the applicable Payor and Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all indebtedness for borrowed money incurred by such Payor to such Payee. Each Payor promises also to pay interest on the unpaid principal amount of all such indebtedness for borrowed money in like money at said location from the date of incurrence of such indebtedness until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an Intercompany Note referred to in the Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

[23]	Signature pages to be updated if necessary

P-6

Each Payee hereby acknowledges and agrees that the Collateral Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness for borrowed money evidenced by this Note among Holdings and its Subsidiaries or among Holdings’ Subsidiaries shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor that is a Credit Party, if any, under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee (if any) of the Obligations under the Credit Agreement (such Obligations under the Credit Agreement, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”) until the repayment in full of all Senior Indebtedness and the termination of any commitments to lend thereunder:

(i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note (excluding demands by the Collateral Agent exercising its rights under any collateral assignment of the rights of such Payees) and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled under this Note shall be made to the holders of Senior Indebtedness;

(ii) if any Event of Default occurs and is continuing with respect to any Senior Indebtedness and the Payor has received written notice from the Administrative Agent, then, except as required by applicable law, no payment or distribution of any kind or character shall be made by the Payor that is a Credit Party with respect to this Note to any Person that is not a Credit Party or that is not the Administrative Agent; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property, in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives) in a manner to be determined by the holders of Senior Indebtedness.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note (if applicable to such Payee and Payor) is for the benefit of the holders of Senior Indebtedness and the Collateral Agent may proceed to enforce the subordination provisions herein.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

IN THE EVENT OF A CONFLICT BETWEEN THIS NOTE AND THE CREDIT AGREEMENT, THE PROVISIONS OF THE CREDIT AGREEMENT WILL GOVERN.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Each Payee is hereby authorized to record all indebtedness for borrowed money evidenced hereby and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Additional Payors and Payees may become parties to this Note by executing a counterpart signature page to this Note. Upon delivery of such counterpart signature page, notice of which is waived by all parties hereto, such Payor or Payee, as the case may be, shall become a party hereto as fully as if it were an original signatory hereto. Each Payor agrees that its obligations under or evidenced by this Note shall not be diminished or impaired by the addition of an additional Payor. Any party executing a counterpart signature page to this Note will become both a Payor and a Payee hereunder.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

As Payors

TRONOX PIGMENTS (NETHERLANDS) B.V.
TRONOX INCORPORATED
TRONOX WORLDWIDE LLC
TRIPLE S REFINING CORPORATION
SOUTHWESTERN REFINING COMPANY, INC.
TRONOX LLC
TRONOX HOLDINGS, INC.
TRONOX HOLDINGS EUROPE C.V.
TRONOX PIGMENTS LTD.
CONCORDIA ACQUISITION CORPORATION
CONCORDIA MERGER CORPORATION
TRONOX US HOLDINGS INC.

By:
Name:
Title:

As Payors:

SIGNED, SEALED AND	)
DELIVERED by	)
)
as attorney for	)
TRONOX AUSTRALIA	)
PIGMENTS HOLDINGS PTY	)
LTD	)
TRONOX PIGMENTS	)
AUSTRALIA HOLDINGS PTY	)
LTD	)
TRONOX PIGMENTS	)
AUSTRALIA PTY LTD	)
TRONOX PIGMENTS	)
WESTERN AUSTRALIA PTY	)
LIMITED	)
TRONOX LIMITED	)
TRONOX GLOBAL HOLDINGS	)
PTY LIMITED	)
TRONOX SANDS HOLDINGS	)
PTY LIMITED	)
TRONOX AUSTRALIA	)
HOLDINGS PTY LIMITED	)
TRONOX WESTERN	)
AUSTRALIA PTY LTD	)
under power of attorney dated	)
)
in the presence of:	)
)
)
)
Signature of witness	)
	)	By executing this deed the attorney
states that the attorney has received
Name of witness (block letters)		no notice of revocation of the power
of attorney

EXECUTED BY TRONOX INTERNATIONAL FINANCE LLP:

Signature of Director	Signature of Director/Secretary

Name	Name

EXECUTED BY TRONOX PIGMENTS LIMITED:

Signature of Director	Signature of Director/Secretary

Name	Name

As Payor:

Tronox Pigments Singapore Pte Ltd.

By:
Name:
Title:

As Payees:

TRONOX PIGMENTS (NETHERLANDS) B.V.

TRONOX INCORPORATED

TRONOX WORLDWIDE LLC

TRIPLE S REFINING CORPORATION

SOUTHWESTERN REFINING COMPANY, INC.

TRONOX LLC

TRONOX HOLDINGS, INC.

TRONOX HOLDINGS EUROPE C.V.

TRONOX PIGMENTS LTD.

CONCORDIA ACQUISITION CORPORATION

CONCORDIA MERGER CORPORATION

TRONOX US HOLDINGS INC.

By:
Name:
Title:

As Payees:

SIGNED, SEALED AND	)
DELIVERED by	)
)
as attorney for	)
TRONOX AUSTRALIA	)
PIGMENTS HOLDINGS PTY LTD	)
TRONOX PIGMENTS	)
AUSTRALIA HOLDINGS PTY LTD	)
TRONOX PIGMENTS	)
AUSTRALIA PTY LTD	)
TRONOX PIGMENTS	)
WESTERN AUSTRALIA PTY	)
LIMITED	)
TRONOX LIMITED	)
TRONOX GLOBAL HOLDINGS	)
PTY LIMITED	)
TRONOX SANDS HOLDINGS	)
PTY LIMITED	)
TRONOX AUSTRALIA	)
HOLDINGS PTY LIMITED	)
TRONOX WESTERN	)
AUSTRALIA PTY LTD	)
under power of attorney dated	)
)
in the presence of:	)
)
)
)
)
)
Signature of witness	)
	)	By executing this deed the attorney
states that the attorney has received
Name of witness (block letters)		no notice of revocation of the power
of attorney

EXECUTED BY TRONOX INTERNATIONAL FINANCE LLP:

Signature of Director	Signature of Director/Secretary

Name	Name

EXECUTED BY TRONOX PIGMENTS LIMITED:

Signature of Director	Signature of Director/Secretary

Name	Name

As Payee:

Tronox Pigments Singapore Pte Ltd.

By:
Name:
Title:

EXHIBIT Q

[Form of]

NON-BANK CERTIFICATE

[Date]

Reference is made to the Revolving Syndicated Facility Agreement, dated as of [            ], 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among TRONOX INCORPORATED, a Delaware corporation and certain of its Subsidiaries party thereto, as U.S. Borrowers and Guarantors (collectively, the “Initial U.S. Borrowers”), TRONOX LIMITED (ACN 153 348 111), an Australian public limited company incorporated in the Commonwealth of Australia (“Holdings”) and certain of its Subsidiaries party thereto, as Australian Borrowers and Guarantors (collectively, the “Initial Australian Borrowers”; and together with the Initial U.S. Borrowers and any Additional Co-Borrowers who become party thereto, collectively, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, “Arranger”), as documentation agent (in such capacity, the “Documentation Agent”) and as syndication agent (in such capacity, the “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, the “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties and the Issuing Bank and UBS AG, STAMFORD BRANCH, as Australian security trustee (in such capacity, the “Australian Security Trustee”).

The undersigned is not (i) a “bank” (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), (ii) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

[signature page follows]

Q-1

[NAME OF LENDER]

By:
Name:
Title:

[ADDRESS]

Q-2

EXHIBIT R

[Form of]

INTERCREDITOR AGREEMENT

[Provided under separate cover]

R-1

EXHIBIT S

[Form of]

BORROWING BASE CERTIFICATE

[Provided under separate cover]

S-1

EXHIBIT T

UK BORROWER TERMS AND CONDITIONS

At the request of the Administrative Borrower, the Administrative Agent and the Loan Parties shall amend the Revolving Syndicated Facility Agreement to add one or more Borrowers organized under the laws of the UK and incorporate the following terms:

1.	UK Borrower: a Subsidiary of Holdings organized under the laws of the UK (the “Proposed UK Borrower”).

2.	Availability Currencies: dollars and euros.

3.	Aggregate Borrowing Base: the sum of (a) the lesser of (i) the sum of the Australian Borrowing Base plus the UK Borrowing Base; and (ii) the lesser of (x) $125.0 million and (y) 50% of the aggregate Revolving Commitments in effect at such time; plus (b) the Dutch Borrowing Base; plus (c) the U.S. Borrowing Base.

4.	UK Borrowing Base: subject to adjustment as provided in Section 2.21, an amount equal to the sum (expressed in dollars, based on the Dollar Equivalent thereof) of, without duplication, the lesser of:

(a)	(i) the book value of the UK Eligible Accounts multiplied by the advance rate of 85%; minus

(ii)	any UK Reserves then in effect established from time to time by the Administrative Agent, in the exercise of its Permitted Discretion; and

(b)	the lesser of, (i) $125.0 million and (ii) 50% of the aggregate Revolving Commitments in effect at such time.

The UK Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deems appropriate, in its Permitted Discretion to correct errors, to implement Reserves or to adjust for fluctuations in the currency exchange rate relating to assets comprising the UK Borrowing Base.

5.	UK Eligible Accounts: the eligibility criteria for the Accounts owned by the Proposed UK Borrower shall be substantially similar to the criteria for the US Eligible Accounts, Australian Eligible Accounts and the Dutch Eligible Accounts with such modifications as are necessary to reflect UK law.

6.

UK Priority Payable Reserves: on any date of determination, a reserve in such amount as the Administrative Agent may determine in its Permitted Discretion (but not exceeding any statutory limit on any such amounts) which reflects the full amount of any liabilities or amounts which (by virtue of any Liens, choate or inchoate, or any statutory provision) rank or are capable of ranking in priority to the Collateral Agent’s, the Security Trustee’s

1

and/or the Secured Parties’ Liens and/or for amounts which may represent costs relating to the enforcement of the Collateral Agent’s Liens including, without limitation, but only to the extent prescribed pursuant to UK law and statute then in force, (a) amounts due to employees in respect of unpaid wages and holiday pay; (b) an amount equal to the maximum prescribed part of the proceeds from realising any assets covered by a floating charge which must be set aside and made available to satisfy unsecured debts (being £600,000 at the date of this Agreement); (c) the expenses of any liquidation or administration including any expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer); and (d) the amount of any unpaid contributions to occupational pension schemes and state scheme premiums.

7.	UK Reserves: the sum (without duplication) of the UK Priority Payables Reserve and such additional reserves, in such amounts and with respect to such matters, as the Administrative Agent may establish from time to time in its Permitted Discretion.

8.	UK Tax Gross-Up: Customary UK tax provisions (including provisions relating to gross-up, tax indemnity, VAT and documentary and registration taxes) will be added to the Agreement.

9.	Additional Conditions. The addition of any Proposed UK Borrower shall be subject solely to satisfaction of the following conditions:

(a)	all of the conditions set forth in the definition of “Additional Co-Borrower” shall be satisfied;

(b)	if the Proposed UK Borrower is not already a Guarantor:

(i)	the Proposed UK Borrower shall have entered into a fully perfected UK Security Agreement, substantially in the form of the UK Security Agreement delivered on the Closing Date with such changes as reasonably necessary to reflect the fact that assets owned by a UK Borrower will be included in the UK Borrowing Base, pursuant to which it shall grant security over all of its assets (the “UK Security Agreement”) including a fixed charge over receivables;

(ii)	the UK Security Agreement shall require the Proposed UK Borrower to pay all Accounts into a bank account in the sole name of the Proposed UK Borrower (which shall be located in the UK, Australia or the United States) over which a fixed charge has been created pursuant to the terms of the UK Security Agreement, a U.S. Security Agreement or an Australian Security Agreement, as applicable and subject to a Control Agreement to the extent required[1] (the “Receivables Account”);

[1]	Any such Control Agreement shall contain provisions comparable to clauses (iii)(1) through (4) below.

2

(iii)	with respect to Receivables Accounts located in the UK or Australia, the UK Security Agreement or the Australian Security Agreement, as applicable, shall require the Proposed UK Borrower to serve notice of charge on any account bank who holds the Receivables Account pursuant to which the Account Bank shall by way of acknowledgment of the notice of charge (the “Acknowledgment of Charge”):

(1)	agree not to permit any withdrawals by, or take any furthers instructions from, the Proposed UK Borrower in relation to the Receivables Account;

(2)	agree not to claim or exercise any right of set-off, counter-claim or other right relating to the Receivables Account;

(3)	confirm it has not received notice that the Proposed UK Borrower has assigned its rights to the Receivables Account to a third party or created any other interest (whether by way of security or otherwise) over the Receivables Account in favour of a third party;

(4)	agree, at the end of each Business Day, to transfer all monies standing to the credit of the Receivables Account to an account designated by the Collateral Agent; and

(iv)	the Administrative Agent and the Security Trustee or the Australian Security Trustee, as applicable, shall have received a signed copy of the Acknowledgment of Charge in relation to the Receivables Account; and

(v)	counsel to the Administrative Agent shall have provided the Administrative Agent with a legal opinion (addressing the subject matters described by the legal opinions of UK counsel to the Administrative Agent delivered on the Closing Date).

(c)	if the Proposed UK Borrower is a already a Guarantor:

(i)	the existing Collateral that the Proposed UK Borrower has provided pursuant to a UK Security Agreement shall have been amended and/or supplemented in such manner and to the extent that counsel to the Administrative Agent deems necessary (acting reasonably) in order to ensure that the Security Trustee has a fixed charge over both the receivables and any Receivables Account;

(ii)	the terms of any amended and/or supplemented UK Security Agreement shall comply with the requirements set out in clauses (b)(iii) and (b)(iv) above; and

(iii)	counsel to the Administrative Agent shall have provided the Administrative Agent with a legal opinion (addressing the subject matters described by the legal opinions of UK counsel to the Administrative Agent delivered on the Closing Date).

3

(d)	no Default or Event of Default shall have occurred and be continuing on the date of such amendment; and

(e)	each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

(f)	the Administrative Agent shall have received a certificate from a Responsible Officer of the Administrative Borrower confirming compliance with the conditions set forth in clauses (d) and (e) above.

4